Registration No. 333-[—]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

R.R. DONNELLEY & SONS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2750	36-10004130
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

111 South Wacker Drive

Chicago, Illinois 60606-4301

(312) 326-8000

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Suzanne S. Bettman

R.R. Donnelley & Sons Company

111 South Wacker Drive

Chicago, Illinois 60606-4301

(312) 326-8000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With a copy to:

Scott R. Williams Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 (312) 853-7783	James F. Conway III Chairman, President and Chief Executive Officer Courier Corporation 15 Wellman Avenue North Chelmsford, MA 01863 (978) 251-6000	Robert P. Whalen, Jr., Esq. James A. Matarese, Esq. Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 (617) 570-1000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐ Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $1.25 per share	8,000,000 shares(1)	N/A	$151,746,451(2)	$17,633(3)

(1)	Represents the number of shares of common stock, par value $1.25 per share, of the registrant (“R.R. Donnelley common stock”) to be issued upon completion of the merger (the “merger”) of Raven Solutions, Inc., a wholly owned subsidiary of R.R. Donnelley & Sons Company (“R.R. Donnelley”), with and into Courier Corporation (“Courier”).
(2)	Pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is (i) the product of (x) $23.97 (the average of the high and low prices of Courier common stock as reported on the NASDAQ Global Select Market on March 17, 2015) times (y) 12,045,512 (the estimated maximum number of shares of Courier common stock that may be exchanged or cancelled in connection with the merger, based on the number of shares of Courier common stock and shares of Courier common stock subject to options outstanding as of March 17, 2015) minus (ii) $136,984,471 (the estimated amount of cash to be paid by R.R. Donnelley to Courier shareholders and holders of options to purchase shares of Courier common stock in the merger).
(3)	Computed based on a rate of $116.20 per $1,000,000 of the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. R.R. Donnelley & Sons Company may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and R.R. Donnelley & Sons Company is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION, DATED MARCH 24, 2015

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

[—], 2015

Dear Shareholder:

We cordially invite you to attend a special meeting of shareholders of Courier Corporation, a Massachusetts corporation, to be held on [—], 2015, at [—] Eastern time at [—]. As previously announced, on February 5, 2015, Courier entered into a merger agreement providing for the acquisition of Courier by R.R. Donnelley & Sons Company, a Delaware corporation. At the special meeting, you will be asked to consider and vote upon a proposal to approve the merger agreement.

If the merger contemplated by the merger agreement is completed, you will be entitled to receive for each share of Courier common stock, at your election, (i) an amount in cash equal to $23.00, without interest or (ii) 1.3756 shares of R.R. Donnelley common stock, subject to proration so that a total of 8,000,000 shares of R.R. Donnelley common stock will be issued in the merger. Shares of R.R. Donnelly common stock are listed on the NASDAQ Global Select Market under the ticker symbol “RRD.” Following the merger, Courier will no longer be a publicly held corporation, so its common stock will be delisted from The NASDAQ Global Select Market and it will stop filing periodic reports with the SEC.

The merger cannot be completed unless Courier shareholders holding at least two-thirds of the shares of Courier common stock outstanding as of the close of business on [—], the record date for the special meeting, vote in favor of the proposal to approve the merger agreement at the special meeting. Courier directors and executive officers James F. Conway III, Paul Braverman, Kathleen Foley Curley, Edward J. Hoff, John J. Kilcullen, Peter K. Markell, Ronald L. Skates, W. Nicholas Thorndike, Susan L. Wagner, Rajeev Balakrishna and Peter M. Folger, who collectively control [—]% of the voting power of the outstanding shares of Courier common stock entitled to be cast at the special meeting, have each entered into voting agreements with R.R. Donnelley that obligate them to vote in favor of the proposal to approve the merger agreement.

Your vote is very important, regardless of the number of shares you own. The merger cannot be completed unless the proposal to approve the merger agreement is approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Courier common stock entitled to vote thereon. A failure to vote or an abstention will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

Even if you plan to attend the special meeting in person, Courier requests that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or over the Internet prior to the special meeting to ensure that your shares of Courier common stock will be represented at the special meeting if you are unable to attend. If you hold your shares in “street name” through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee to vote your shares.

YOUR PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF COURIER. AFTER CAREFUL CONSIDERATION, OUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, ARE IN THE BEST INTERESTS OF COURIER AND ITS SHAREHOLDERS AND RECOMMENDED THAT COURIER SHAREHOLDERS APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND “FOR” THE OTHER PROPOSALS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. THE BOARD OF DIRECTORS MADE ITS DETERMINATION AFTER CONSULTATION WITH ITS LEGAL AND FINANCIAL ADVISORS AND AFTER CONSIDERING A NUMBER OF FACTORS. IN CONSIDERING THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF COURIER, YOU SHOULD BE AWARE THAT CERTAIN DIRECTORS AND EXECUTIVE OFFICERS OF COURIER MAY HAVE INTERESTS IN THE MERGER THAT MAY BE DIFFERENT FROM, IN ADDITION TO OR IN CONFLICT WITH, THE INTERESTS OF COURIER SHAREHOLDERS GENERALLY. SEE THE SECTION ENTITLED “INTERESTS OF COURIER’S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER” BEGINNING ON PAGE [—] OF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

In particular, we urge you to read carefully the section entitled “Risk Factors” beginning on page 30 of the attached proxy statement/prospectus. If you have any questions regarding the accompanying proxy statement/prospectus, you may call MacKenzie Partners, Inc., Courier’s proxy solicitor, by calling toll-free at (800) 322-2885 or by calling collect at (212) 929-5500.

We urge you to read the accompanying proxy statement/prospectus, including the Annexes and the documents incorporated by reference, carefully and in their entirety.

On behalf of the board of directors of Courier, thank you for your consideration and continued support.

Sincerely,

James F. Conway III

Chairman, President and Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER OR OTHER TRANSACTIONS DESCRIBED IN THE ATTACHED PROXY STATEMENT/PROSPECTUS OR THE SECURITIES TO BE ISSUED PURSUANT TO THE MERGER UNDER THE ATTACHED PROXY STATEMENT/ PROSPECTUS NOR HAVE THEY DETERMINED IF THE ATTACHED PROXY STATEMENT/ PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The accompanying proxy statement/prospectus is dated [—] and is first being mailed to Courier shareholders on or about [—].

COURIER CORPORATION

15 Wellman Avenue

North Chelmsford, Massachusetts 01863

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF COURIER CORPORATION [—], 2015

To the Shareholders of Courier Corporation:

A special meeting of the shareholders of Courier Corporation (“Courier”), will be held on [—], 2015, at [—] Eastern time at [—] (the “special meeting”) to consider and vote upon the following matters:

1.	to approve the Agreement and Plan of Merger, dated as of February 5, 2015 (as amended from time to time, the “merger agreement”), by and among Courier, R.R. Donnelley & Sons Company (“RRD”), Raven Solutions, Inc. (“Merger Sub”) and Raven Ventures LLC (“Merger LLC”), pursuant to which Merger Sub will merge with and into Courier, with Courier being the surviving company (the “merger”), immediately followed by a merger of Courier with and into Merger LLC, with Merger LLC being the surviving company, surviving as a wholly-owned subsidiary of RRD;

2.	to consider and cast an advisory (non-binding) vote upon a proposal to approve compensation payable to certain executive officers of Courier in connection with the merger;

3.	to approve the adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement; and

4.	to transact any other business that may properly come before the special meeting or any adjournment or postponement thereof.

THE COURIER BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT COURIER SHAREHOLDERS VOTE “FOR” EACH PROPOSAL.

The above matters are more fully described in this document, which also includes, as Annex A, a copy of the merger agreement. The record date for the determination of the shareholders entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement of the special meeting, was the close of business on [—], 2015. At least 10 days prior to the special meeting, a complete list of shareholders of record as of [—], 2015 will be available for inspection at Courier’s executive offices located at the address set forth above.

As a shareholder of record, you are cordially invited to attend the special meeting in person. Regardless of whether you expect to be present at the special meeting, please either complete, sign and date the enclosed proxy card and mail it promptly in the enclosed envelope or vote electronically via the Internet or telephone as described in greater detail in the proxy statement/prospectus and on the enclosed proxy card. Returning the enclosed proxy card, or voting electronically or telephonically, will not affect your right to vote in person if you attend the special meeting. You should NOT send certificates representing Courier common stock with the proxy card.

By Order of the Board of Directors,

James F. Conway III

Chairman, President and Chief Executive Officer

[—], 2015

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING. YOU CAN FIND INSTRUCTIONS FOR VOTING ON THE ENCLOSED PROXY CARD. IF YOU HAVE QUESTIONS ABOUT THE MERGER OR THE SPECIAL MEETING, PLEASE CONTACT COURIER CORPORATION, ATTENTION: INVESTOR RELATIONS, 15 WELLMAN AVENUE, NORTH CHELMSFORD, MASSACHUSETTS 01863 (978) 251-6136. IF YOU HAVE QUESTIONS ABOUT VOTING YOUR SHARES, PLEASE FOLLOW THE CONTACT INSTRUCTIONS ON YOUR PROXY CARD.

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Courier Corporation, which we refer to as Courier, and R.R. Donnelley & Sons Company, which we refer to as R.R. Donnelley, from other documents that Courier and R.R. Donnelley have filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC, and that are contained in or incorporated by reference into this proxy statement/prospectus. For a listing of documents incorporated by reference into this proxy statement/prospectus, please see the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus. This information is available for you to review at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC’s website at www.sec.gov.

Any person may request copies of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning Courier, without charge, by written or telephonic request directed to Courier Corporation, Attention: Corporate Secretary and Clerk, 15 Wellman Avenue, North Chelmsford, Massachusetts 01863, Telephone (978) 251-6136; or MacKenzie Partners, Inc., which we refer to as MacKenzie, Courier’s proxy solicitor, by mail at 105 Madison Avenue, New York, New York 10016, by telephone at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or by e-mail at proxy@mackenziepartners.com.

You may also request a copy of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning R.R. Donnelley, without charge, by written or telephonic request directed to R.R. Donnelley & Sons Company, Attention: Investor Relations, 111 South Wacker Drive, Chicago, Illinois 60606 until mid-May of 2015 and 35 West Wacker Drive, Chicago, Illinois 60601 thereafter, Telephone (800) 742-4455; or from the SEC through the SEC website at the address provided above.

In order for you to receive timely delivery of the documents in advance of the special meeting of Courier shareholders to be held on [—], which we refer to as the special meeting, you must request the information by [—].

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the SEC by R.R. Donnelley (File No. 333-[—]), constitutes a prospectus of R.R. Donnelley under Section 5 of the Securities Act of 1933, as amended, which we refer to as the Securities Act, with respect to the shares of common stock of R.R. Donnelley, which we refer to as R.R. Donnelley common stock, to be issued to Courier shareholders pursuant to the Agreement and Plan of Merger, dated as of February 5, 2015, by and among Courier Corporation, R.R. Donnelley & Sons Company, Raven Solutions, Inc. and Raven Ventures LLC, as it may be amended from time to time, which we refer to as the merger agreement. This document also constitutes a proxy statement of Courier under Section 14(a) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. It also constitutes a notice of meeting with respect to the special meeting, at which Courier shareholders will be asked to consider and vote upon the proposal to approve the merger agreement.

R.R. Donnelley has supplied all information contained or incorporated by reference into this proxy statement/prospectus relating to R.R. Donnelley, and Courier has supplied all such information relating to Courier.

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. R.R. Donnelley and Courier have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this proxy statement/prospectus. This proxy statement/prospectus is dated [—], and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date. Further, you should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this proxy statement/prospectus to Courier shareholders nor the issuance by R.R. Donnelley of shares of its common stock pursuant to the merger agreement will create any implication to the contrary.

-i-

-ii-

-iii-

Annex A	Agreement and Plan of Merger, dated as of February 5, 2015, among Courier Corporation, R.R. Donnelley & Sons Company, Raven Solutions, Inc. and Raven Ventures LLC	A-1

Annex B	Form of Voting Agreement, dated as of February 5, 2015, by and between R.R. Donnelley and the directors and executive officers of Courier	B-1

Annex C	Opinion of Blackstone Advisory Partners L.P.	C-1

Annex D	Massachusetts Business Corporation Act, Part 13	D-1

-iv-

QUESTIONS AND ANSWERS ABOUT THE MERGERS AND THE SPECIAL MEETING

The following questions and answers are intended to briefly address some commonly asked questions regarding the mergers (as defined below), the merger agreement, the voting agreements, dated as of February 5, 2015, between each of the directors and executive officers of Courier and R.R. Donnelley, which we refer to as the voting agreements, and the special meeting. These questions and answers may not address all questions that may be important to you as a Courier shareholder. Please refer to the section entitled “Summary” beginning on page [—] of this proxy statement/prospectus and the more detailed information contained elsewhere in this proxy statement/prospectus, the annexes to this proxy statement/prospectus and the documents referred to in this proxy statement/prospectus, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus.

Q:	Why am I receiving this proxy statement/prospectus and proxy card?

A:	R.R. Donnelley has agreed to acquire Courier under the terms of the merger agreement that are described in this proxy statement/prospectus. If the proposal to approve the merger agreement is approved by Courier shareholders and the other conditions to closing under the merger agreement are satisfied or waived, Raven Solutions, Inc., a Massachusetts corporation and a wholly owned subsidiary of R.R. Donnelley, which we refer to as Merger Sub, will merge with and into Courier, which we refer to as the merger, with Courier surviving the merger as a wholly owned subsidiary of R.R. Donnelley, which merger will immediately be followed by a merger of Courier with and into Raven Ventures LLC, a Massachusetts limited liability company and a wholly owned subsidiary of R.R. Donnelley, which we refer to as Merger LLC, with Merger LLC surviving as a wholly owned subsidiary of R.R. Donnelley, which we refer to as the surviving company. We refer to the merger and the subsequent merger as the mergers. As a result of the merger, Courier will no longer be a publicly held corporation. Following the merger, Courier common stock will be delisted from The NASDAQ Global Select Market, which we refer to as NASDAQ, and deregistered under the Exchange Act, and Courier will no longer file periodic reports with the SEC.

Courier is holding the special meeting to ask its shareholders to consider and approve the merger agreement, a proposal to approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of Courier in connection with the merger and to approve the adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement.

This proxy statement/prospectus includes important information about the mergers, the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus, the form of voting agreement, a copy of which is attached as Annex B to this proxy statement/prospectus, and the special meeting. Courier shareholders should read this information carefully and in its entirety. The enclosed voting materials allow shareholders to vote their shares without attending the special meeting in person.

Q:	How does the Courier board recommend that I vote at the special meeting?

A:	The board of directors of Courier, which we refer to as the Courier board, unanimously recommends that Courier shareholders vote “FOR” the proposal to approve the merger agreement, “FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of Courier in connection with the merger and “FOR” the proposal to approve the adjournment or postponement of the special meeting if it is necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement. See the section entitled “The Mergers—Recommendation of the Courier Board; Courier’s Reasons for the Merger” beginning on page [—] of this proxy statement/prospectus.

Q:	What will I receive if the merger is completed?

A:	Upon completion of the merger, each share of Courier common stock issued and outstanding immediately prior to the completion of the merger will be converted into the right to receive, at your election, (i) an amount in cash equal to $23.00, without interest or (ii) 1.3756 shares of R.R. Donnelley common stock, which we refer to, collectively, as the per share merger consideration, subject to proration so that a total of 8,000,000 shares of R.R. Donnelley common stock will be issued in the merger. For example, if Courier shareholders elect to receive, in the aggregate, stock consideration with respect to 8,723,466 shares of Courier common stock (convertible into 12,000,000 shares of R.R. Donnelley common stock) in connection with the merger, then (x) all holders of Courier shares electing to receive cash and all holders of Courier shares not making an election will be converted into the right to receive cash consideration and (y) a Courier shareholder making a stock election with respect to 728 shares of Courier common stock would receive the stock consideration with respect to 485 of such shares of Courier common stock (728 x 8,000,000/12,000,000) and the cash consideration with respect to the remaining portion of such shares of Courier common stock.

Q:	How do I calculate the value of the per share merger consideration?

A:	Because R.R. Donnelley will pay a fixed amount of cash and issue a fixed number of shares of R.R. Donnelley common stock as part of the per share merger consideration, the value of the per share merger consideration will depend in part on the price per share on NASDAQ of R.R. Donnelley common stock at the time the merger is completed. That price will not be known at the time of the special meeting and may be greater or less than the current price of R.R. Donnelley common stock or the price of R.R. Donnelley common stock at the time of the special meeting.

Based on the closing price of $16.72 of R.R. Donnelley common stock on NASDAQ on February 4, 2015, the date prior to the date of the execution of the merger agreement and the last trading day before the public announcement of the merger agreement, the stock component of the per share merger consideration represented approximately $23.00 per share of Courier common stock. Based on the closing price of $18.62 of R.R. Donnelley common stock on NASDAQ on March 17, 2015, the latest practicable date before the filing of this registration statement, the stock component of the per share merger consideration represented approximately $25.61 per share of Courier common stock.

Q:	What happens if I am eligible to receive a fraction of a share of R.R. Donnelley common stock as part of the per share merger consideration?

A:	A: If the aggregate number of shares of R.R. Donnelley common stock that you are entitled to receive as part of the per share merger consideration includes a fraction of a share of R.R. Donnelley common stock, you will receive cash in lieu of that fractional share. See the section entitled “The Merger Agreement—Fractional Shares” beginning on page [—] of this proxy statement/prospectus.

Q:	When do you expect the merger to be completed?

A:	Subject to the satisfaction or waiver of the closing conditions described under the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page [—] of this proxy statement/prospectus, including the approval of the proposal to approve the merger agreement by Courier shareholders at the special meeting, Courier and R.R. Donnelley expect that the merger will be completed during the second quarter of 2015. However, it is possible that factors outside the control of both companies could result in the merger being completed at a different time or not at all.

Q:	What are the material United States federal income tax consequences of the merger to Courier shareholders?

A:

It is the intention of R.R. Donnelley and Courier that the mergers, taken together, will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Assuming that such treatment is proper, if you are a holder of Courier common stock you generally will not recognize any gain or loss upon receipt of R.R. Donnelley common stock in exchange for Courier common stock in the merger, but may recognize gain with respect to the cash consideration and cash received in lieu of a fractional share of R.R. Donnelley common stock. However, tax matters are complicated, and the tax consequences of the mergers to you will depend on your particular facts and circumstances. You should consult your own tax advisor for a full understanding of how the merger will affect your taxes. See the section entitled “Material United States Federal Income Tax Consequences” beginning on page [—] of this proxy statement/prospectus.

Q:	Who can vote at the special meeting?

A:	Only holders of record of Courier common stock as of the close of business on the record date of [—], which we refer to as the record date, are entitled to receive notice of, and to vote at, the special meeting. Each outstanding share of Courier common stock entitles its holder to cast one vote.

Q:	When and where is the special meeting?

A:	The special meeting will be held on [—], at [—] Eastern time, at [—]. Courier shareholders as of the record date, or their duly appointed proxies, may attend the special meeting. If you hold shares of Courier common stock in your name as a shareholder of record and you wish to attend the special meeting, you must present evidence of your stock ownership, such as your most recent account statement, at the special meeting. You should also bring valid picture identification. If your shares of Courier common stock are held in “street name” in a stock brokerage account or by a broker, bank or other nominee and you wish to attend the special meeting, you need to bring a copy of a bank or brokerage statement to the special meeting reflecting your stock ownership as of the record date. You should also bring valid picture identification. Please note that if you plan to attend the special meeting in person and would like to vote at the special meeting, you will need to bring a legal proxy from your broker, bank or other holder of record as explained above. For additional information about the special meeting, see the section entitled “Information About the Special Meeting” beginning on page [—] of this proxy statement/prospectus.

Q:	What am I being asked to vote on at the special meeting?

A:	You are being asked to consider and vote upon (i) a proposal to approve the merger agreement, (ii) a proposal to approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of Courier in connection with the merger and (iii) a proposal to approve the adjournment or postponement of the special meeting if it is necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement.

Q:	Why am I being asked to consider and vote on a proposal to approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of Courier in connection with the merger?

A:	Under SEC rules, Courier is required to seek an advisory (non-binding) vote with respect to the compensation that may be paid or become payable to its named executive officers that is based on, or otherwise relates to, the merger.

Q:	What will happen if Courier shareholders do not approve this merger-related compensation?

A:

Approval of the compensation that may be paid or become payable to Courier’s named executive officers that is based on, or otherwise relates to, the merger is not a condition to completion of the merger. The vote is an advisory vote and will not be binding on Courier or the surviving corporation in the merger. If the merger is completed, the merger-related compensation may be paid to Courier’s named executive officers to the extent payable in accordance with the terms of their compensation agreements and arrangements even if Courier shareholders do not approve, by advisory (non-binding) vote, the merger-related compensation.

Q:	What is the vote required to approve each proposal at the Courier special meeting?

A:	Approval of the merger agreement requires the affirmative vote of holders of two-thirds of the shares of Courier common stock outstanding and entitled to vote on this proposal, which we refer to as the Courier shareholder approval. Accordingly, your failure to submit a proxy card or to vote in person at the special meeting, your abstention from voting or your failure to give voting instructions to your bank, broker or other nominee if you hold your shares in “street name” through a bank, broker or other nominee, will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

Approval, on an advisory (non-binding) basis, of the compensation payable to certain executive officers of Courier in connection with the merger will require the affirmative vote of the holders of a majority of the Courier common stock present, in person or represented by proxy, at the special meeting and entitled to vote on this proposal. Your abstention from voting on this proposal will have no effect on the outcome of this proposal and if your shares are not in attendance at the special meeting they will have no effect on the outcome of this proposal.

Approving the adjournment or postponement of the special meeting (if it is necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement) requires the affirmative vote of holders of a majority of the shares of Courier common stock present, in person or represented by proxy, at the special meeting and entitled to vote on the adjournment proposal. Accordingly, your abstention will have no effect on the outcome of an adjournment proposal and if your shares are not in attendance at the special meeting they will have no effect on the outcome of any vote to adjourn or postpone the special meeting.

See the sections entitled, “Information About the Special Meeting—Record Date; Shares Entitled to Vote” beginning on page [—] of this proxy statement/prospectus and “Information About the Special Meeting—Quorum; Abstentions and Broker Non-Votes” beginning on page [—] of this proxy statement/prospectus.

Q:	What is the effect of the voting agreements on the proposal to approve the merger agreement?

A:	Each of Courier’s directors and executive officers has entered into a voting agreement with R.R. Donnelley, pursuant to which each such director and executive officer has agreed to vote his, her or its shares in favor of the approval of the merger agreement. The voting agreements do not change the amount of votes required to approve the proposal to approve the merger agreement. The approval of the proposal to approve the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Courier common stock entitled to vote on the matter at the special meeting, including the shares held by Courier’s directors and executive officers.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	If your shares of Courier common stock are registered directly in your name with the transfer agent of Courier, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to those shares. As the shareholder of record, you have the right to vote or to grant a proxy for your vote directly to Courier or to a third party to vote at the special meeting.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, brokerage firm or other nominee is considered the shareholder of record with respect to those shares. Your bank, brokerage firm or other nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares. You should follow the instructions provided by them to vote your shares. You are invited to attend the special meeting; however, you may not vote these shares in person at the special meeting unless you obtain a “legal proxy” from your bank, brokerage firm or other nominee that holds your shares, giving you the right to vote the shares at the special meeting.

Q:	If my shares of Courier common stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee automatically vote those shares for me?

A:	Your bank, brokerage firm or other nominee will only be permitted to vote your shares of Courier common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of Courier common stock. Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. The approval of the merger agreement is not considered a routine matter. Accordingly, brokers will not have discretionary voting authority to vote on that matter at the special meeting. A broker non-vote occurs when brokers do not have discretionary voting authority and have not received instructions from the beneficial owners of the shares on a particular non-routine matter. A broker will not be permitted to vote on the proposal to approve the merger agreement without instruction from the beneficial owner of the shares of Courier common stock held by that broker. Accordingly, shares of Courier common stock beneficially owned that have been designated on proxy cards by the broker, bank or nominee as not voted on the proposal to approve the merger agreement, which we refer to as a broker non-vote, will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement but will have no effect on the proposal to approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of Courier in connection with the merger or the proposal to approve one or more adjournments of the special meeting.

Q:	How many votes do I have?

A:	Each outstanding share of Courier common stock entitles its holder to cast one vote. As of the record date, there were [—] shares of Courier common stock, par value $1 per share, outstanding and entitled to vote at the special meeting.

Q:	What constitutes a quorum for the special meeting?

A:	The presence, in person or represented by proxy, of a majority of all issued and outstanding shares of common stock entitled to vote at the special meeting will constitute a quorum at the meeting. Holders of shares of Courier common stock present in person at the special meeting but not voting, and shares of Courier common stock for which Courier has received proxies indicating that their holders have abstained, will be counted as present at the special meeting for purposes of determining whether a quorum is established.

Q:	How do I vote?

A:	Shareholder of Record. If you are a shareholder of record, you may vote using any of the following methods:

•	by telephone or on the Internet, by calling the toll-free telephone number or visiting the Internet website specified on the enclosed proxy card. Please have your proxy card handy to verify your identity using the control number provided on your proxy card. When voting over the telephone or online you can confirm that your instructions have been properly recorded. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible;

•	by completing, signing, dating and returning the enclosed proxy card or voting instruction card in the accompanying prepaid reply envelope; or

•	by attending the special meeting in person and casting your vote there. You may also be represented by another person at the special meeting if you execute a proper proxy designating that person.

Beneficial Owner. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting you must obtain a legal proxy from your bank, broker or other holder of record and present it to the inspectors of election with your ballot.

Q:	How can I change or revoke my vote?

A:	You have the right to revoke a proxy, whether delivered by telephone, over the Internet or by mail, at any time before it is voted at the special meeting, by voting again at a later date through any of the methods available to you, by attending the special meeting and voting in person, or by giving written notice of revocation to Courier prior to the time the special meeting begins. Written notice of revocation should be mailed to: Courier Corporation, Attention: Corporate Secretary and Clerk, 15 Wellman Avenue, North Chelmsford, Massachusetts 01863. If your shares are held in “street name,” you must contact your broker, bank or nominee to revoke and vote your proxy. If you have questions about how to vote or revoke your proxy, you should contact Courier’s proxy solicitor, MacKenzie toll-free at (800) 322-2885.

Q:	If a shareholder gives a proxy, how are the shares of Courier common stock voted?

A:	Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of Courier common stock in the way that you indicate. When completing the telephone or Internet processes or the proxy card, you may specify whether your shares of Courier common stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you are a Courier shareholder of record and you sign, date and return your proxy card but do not indicate how you want to vote or do not indicate that you wish to abstain, your shares will be voted “FOR” the proposal to approve the merger agreement, “FOR” the proposal to approve compensation payable to certain executive officers of Courier in connection with the merger and “FOR” the proposal to adjourn or postpone the special meeting if it is necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement, and in the discretion of the proxyholders on any other matter that may properly come before the special meeting at the discretion of the Courier board.

Q:	What should I do if I receive more than one set of voting materials?

A:	If you hold shares of Courier common stock in “street name” and also directly as a record holder or otherwise or if you hold shares of Courier common stock in more than one brokerage account, you may receive more than one set of voting materials relating to the special meeting. Please complete, sign, date and return each proxy card (or cast your vote by telephone or Internet as provided on your proxy card) or otherwise follow the voting instructions provided in this proxy statement/prospectus in order to ensure that all of your shares of Courier common stock are voted. If you hold your shares in “street name” through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee to vote your shares.

Q:	What happens if I sell my shares of Courier common stock before the special meeting?

A:	The record date is earlier than both the date of the special meeting and the effective time of the merger. If you transfer your shares of Courier common stock after the record date but before the special meeting, you will, unless the transferee requests a proxy from you, retain your right to vote at the special meeting but will transfer the right to receive the per share merger consideration to the person to whom you transfer your shares. In order to receive the per share merger consideration, you must hold your shares through the effective time of the merger.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:

Courier is soliciting proxies for the special meeting from Courier shareholders. Courier has also retained MacKenzie to solicit proxies for the special meeting from Courier shareholders for a fee of approximately $25,000, plus reasonable out-of-pocket expenses. Courier will bear the entire cost of soliciting proxies from

Courier shareholders, and Courier will pay all expenses incurred in connection with the printing and mailing of this proxy statement/prospectus. In addition to this mailing, Courier’s directors, officers and employees (who will not receive any additional compensation for such services) may solicit proxies. Solicitation of proxies may be undertaken through the mail, in person, by telephone, the Internet or other means. Courier may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses for forwarding proxy materials to the beneficial owners of Courier common stock and in obtaining voting instructions from such beneficial owners.

Q:	What do I need to do now?

A:	Even if you plan to attend the special meeting in person, after carefully reading and considering the information contained in this proxy statement/prospectus, please vote promptly to ensure that your shares are represented at the special meeting. If you are a shareholder of record, you may vote using any of the following methods:

•	by telephone or on the Internet, by calling the toll-free telephone number or visiting the Internet website specified on the enclosed proxy card. Please have your proxy card handy to verify your identity using the control number provided on your proxy card. When voting over the telephone or online you can confirm that your instructions have been properly recorded. Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible;

•	by completing, signing, dating and returning the enclosed proxy card or voting instruction card in the accompanying prepaid reply envelope; or

•	by attending the special meeting in person and casting your vote there. You may also be represented by another person at the special meeting if you execute a proper proxy designating that person.

If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, must obtain a legal proxy from your bank, broker or other holder of record and present it to the inspectors of election with your ballot.

Q:	How do I elect to receive the per share merger consideration in cash or shares of R.R. Donnelley common stock?

A:	R.R. Donnelley will mail you a form of election as soon as reasonably practicable following the date of the mailing of the proxy statement/prospectus. The form of election will allow you to elect to receive the per share merger consideration in cash or shares of R.R. Donnelley common stock, or make no such election, subject to proration so that 8,000,000 shares of R.R. Donnelley common stock are issued in the merger. You can make your election by delivering a properly completed form of election to Computershare Trust Company, N.A., which we refer to as ComputerShare, R.R. Donnelley’s exchange agent, prior to the date that is three business days prior to the closing of the merger, which we refer to as the election deadline. If your shares of Courier common stock are held in “street name” through a bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to make an election with respect to the per share merger consideration.

Q:	How do I elect to receive the per share merger consideration in cash or shares of R.R. Donnelley common stock for shares held in the Courier Profit Sharing and Savings Plan?

A:

Participants in the Courier Profit Sharing and Savings Plan who hold shares of Courier common stock in their plan accounts will receive a form of election from the agent of Fidelity Management Trust Company, the trustee of the Profit Sharing and Savings Plan. The form of election will allow participants to elect to receive the per share merger consideration in cash or shares of R.R. Donnelley common stock, or make no such election, subject to proration so that 8,000,000 shares of R.R. Donnelley common stock are issued in the merger. Participants can make their election by delivering the properly completed form of election to the address indicated on the form by the date indicated on the form. The trustee will make an election for Courier stock credited to a participant’s account in the Profit Sharing and Savings Plan for which it has received no election in the same proportion as it elects those shares credited to participants’ account for which it received election direction from participants.

Q:	Should I send in my share certificates now?

A:	No, please do NOT return your share certificate(s) with your proxy. If the proposal to approve the merger agreement is approved by Courier shareholders and the merger is completed, you will be sent a letter of transmittal as soon as reasonably practicable after the election deadline describing how you may exchange your shares of Courier common stock for the per share merger consideration. If your shares of Courier common stock are held in “street name” through a bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Courier common stock in exchange for the per share merger consideration.

Q:	Am I entitled to exercise appraisal rights instead of receiving the per share merger consideration for my shares of Courier common stock?

A:	Yes. Under Part 13 of the Massachusetts Business Corporation Act, which we refer to as the MBCA, Courier shareholders who object in writing to the merger prior to the special meeting, vote against the merger at the special meeting in person or by proxy, and submit a written demand for appraisal after the special meeting will be entitled to appraisal rights in connection with the merger, and if the merger is completed, obtain payment equal to the fair value of their shares of Courier common stock instead of the per share merger consideration. These procedures are summarized in the section entitled “Appraisal Rights of Courier Shareholders” beginning on page [—] of this proxy statement/prospectus. In addition, the text of Part 13 of the MBCA is reproduced in its entirety as Annex D to this proxy statement/prospectus. Failure to strictly comply with these provisions will result in the loss of appraisal rights.

Q:	Are there any risks that I should consider in deciding whether to vote for the proposal to approve the merger agreement?

A:	Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page [—] of this proxy statement/prospectus. You also should read and carefully consider the risk factors of R.R. Donnelley and Courier contained in the documents that are incorporated by reference into this proxy statement/prospectus.

Q:	Who can help answer any other questions I have?

A:	If you need assistance in voting or completing your proxy card or have questions regarding the special meeting, please contact MacKenzie, the proxy solicitor for Courier, by mail at 105 Madison Avenue, New York, New York 10016, by telephone at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or by e-mail at proxy@mackenziepartners.com.

Q:	What happens if the merger is not completed?

A:	If the merger agreement and the transactions contemplated thereby are not approved by Courier shareholders or if the merger is not completed for any other reason, Courier shareholders will not receive any consideration for their shares of Courier common stock. Instead, Courier will remain an independent public company, Courier common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and Courier will continue to file periodic reports with the SEC. Under specified circumstances, Courier may be required to pay R.R. Donnelley a termination fee of $7.5 million and, under certain circumstances, R.R. Donnelley may be required to pay Courier a reverse termination fee of $12.0 million. See the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination Fee” beginning on page [—] of this proxy statement/prospectus.

SUMMARY

The following summary highlights selected information in this proxy statement/prospectus and may not contain all the information that may be important to you as a Courier shareholder. Accordingly, we encourage you to read carefully this entire proxy statement/prospectus, its annexes and the documents referred to in this proxy statement/prospectus. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus.

Parties to the Merger (Page [—])

Courier Corporation

15 Wellman Avenue

North Chelmsford, Massachusetts 01863

(978) 251-6000

Courier Corporation, a Massachusetts corporation, is one of America’s major book manufacturers and a leader in content management and customization in new and traditional media. Courier also publishes books under two brands offering award-winning content and thousands of titles. Courier, founded in 1824, was incorporated under the laws of Massachusetts on June 30, 1972.

Courier common stock is listed on NASDAQ under the symbol “CRRC.”

R.R. Donnelley & Sons Company

Address until mid-May of 2015:

111 South Wacker Drive,

Chicago, Illinois 60606

(312) 326-8000

Address after mid-May of 2015:

35 West Wacker Drive,

Chicago, Illinois 60601

(312) 326-8000

R.R. Donnelley & Sons Company, a Delaware corporation, is a global provider of integrated communications. R.R. Donnelley works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, drive top-line growth, enhance return on investment and increase compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, R.R. Donnelley employs a suite of leading Internet-based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing services to clients in virtually every private and public sector.

R.R. Donnelley common stock is listed on NASDAQ under the symbol “RRD.”

Raven Solutions, Inc.

Address until mid-May of 2015:

c/o R.R. Donnelley & Sons Company

111 South Wacker Drive,

Chicago, Illinois 60606

(312) 326-8000

Address after mid-May of 2015:

c/o R.R. Donnelley & Sons Company

35 West Wacker Drive,

Chicago, Illinois 60601

(312) 326-8000

Raven Solutions, Inc., a Massachusetts corporation and a wholly owned subsidiary of R.R. Donnelley, was formed solely for the purpose of facilitating the mergers. Merger Sub has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the merger agreement. By operation of the merger, Merger Sub will be merged with and into Courier, Merger Sub’s separate existence will cease and Courier will become a wholly owned subsidiary of R.R. Donnelley.

Raven Ventures LLC

Address until mid-May of 2015:

c/o R.R. Donnelley & Sons Company

111 South Wacker Drive,

Chicago, Illinois 60606

(312) 326-8000

Address after mid-May of 2015:

c/o R.R. Donnelley & Sons Company

35 West Wacker Drive,

Chicago, Illinois 60601

(312) 326-8000

Raven Ventures LLC, a Massachusetts limited liability company and a wholly owned subsidiary of R.R. Donnelley, was formed solely for the purpose of facilitating the mergers. Merger LLC has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the merger agreement. By operation of the mergers, Courier will be merged with and into Merger LLC and Courier’s separate existence will cease.

The Mergers and the Merger Agreement

The terms and conditions of the mergers are contained in the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document that governs the mergers.

Pursuant to the merger agreement, Merger Sub will merge with and into Courier. Following the merger, Courier will be the surviving corporation and a wholly owned subsidiary of R.R. Donnelley and its common stock will be delisted from NASDAQ and deregistered under the Exchange Act. Courier will then merge with and into Merger LLC. Following the subsequent merger, Courier’s separate existence will cease and Merger LLC will survive as a wholly owned subsidiary of R.R. Donnelley.

Per Share Merger Consideration (Page [—])

At the effective time of the merger, each share of Courier common stock issued and outstanding immediately prior to the completion of the merger will be converted into the right to receive, at the election of each Courier shareholder, (i) an amount in cash equal to $23.00, without interest, or (ii) 1.3756 shares of R.R. Donnelley common stock, subject to proration so that a total of 8,000,000 shares of R.R. Donnelley common stock will be issued in the merger.

Recommendation of the Courier Board; Courier’s Reasons for the Merger (Page [—])

After careful consideration of various factors described in the section entitled “The Mergers—Recommendation of the Courier Board; Courier’s Reasons for the Merger” beginning on page [—] of this proxy statement/prospectus, at a meeting held on February 5, 2015, the Courier board (i) determined that the merger agreement and the merger are in the best interests of Courier and its shareholders, (ii) adopted, approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, (iii) recommended that the Courier shareholders approve the merger agreement, and (iv) directed that the merger agreement be submitted for consideration by the Courier shareholders at the special meeting.

Opinion of Courier’s Financial Advisor (Page [—])

In connection with the merger, Blackstone Advisory Partners L.P., which we refer to as Blackstone, which is serving as financial advisor to Courier, delivered an opinion, dated February 5, 2015, to the Courier board as to the fairness, from a financial point of view and as of the date of such opinion, of the per share merger consideration to be received by Courier shareholders. The full text of Blackstone’s written opinion, dated February 5, 2015, is attached to this proxy statement/prospectus as Annex C and sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Blackstone in connection with such opinion. The description of Blackstone’s opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of Blackstone’s opinion attached to this proxy statement/prospectus as Annex C. Blackstone’s opinion was provided to the Courier board (in its capacity as such) for its information in connection with its evaluation of the per share merger consideration from a financial point of view and did not address any other aspect of the merger, including the relative merits of the merger as compared to any other business plan, opportunity or alternative transaction that might be available to Courier or the underlying decision of Courier to engage in the merger, and does not constitute a recommendation to any Courier shareholder as to how such shareholder should vote or act with respect to the merger or any other matter. See the section entitled “The Mergers—Opinion of Courier’s Financial Advisor” beginning on page [—] of this proxy statement/prospectus.

Information About the Special Meeting (Page [—])

Date, Time, Place and Purpose of the Special Meeting (Page [—])

The special meeting will be held on [—], [—], 2015, at [—] Eastern time at [—], unless the special meeting is adjourned or postponed.

At the special meeting, Courier shareholders will be asked to consider and vote upon (i) a proposal to approve the merger agreement, (ii) a proposal to approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of Courier in connection with the merger and (iii) a proposal to approve the adjournment or postponement of the special meeting if it is necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement.

Record Date and Quorum (Page [—])

Only holders of record of shares of Courier common stock at the close of business on the record date of [—], 2015, will be entitled to vote at the special meeting. Each outstanding share of Courier common stock entitles its holder to cast one vote. As of the record date, there were [—] shares of Courier common stock, par value $1 per share, outstanding and entitled to vote at the special meeting.

The presence, in person or represented by proxy, of a majority of all issued and outstanding shares of common stock entitled to vote at the special meeting will constitute a quorum at the meeting. In the absence of a quorum, the chairperson of the special meeting or the holders of Courier common stock entitled to vote at the special meeting, present in person or represented by proxy, will have the power to adjourn the special meeting. As of the record date for the special meeting, [—] shares of Courier common stock will be required to achieve a quorum. Holders of shares of Courier common stock present in person at the special meeting but not voting, and shares of Courier common stock for which Courier has received proxies indicating that their holders have abstained, will be counted as present at the special meeting for purposes of determining whether a quorum is established.

Vote Required (Page [—])

Approval of the merger agreement requires the affirmative vote of holders of two-thirds of the shares of Courier common stock outstanding and entitled to vote on this proposal. Accordingly, a Courier shareholder’s failure to submit a proxy card or to vote in person at the special meeting, an abstention from voting, or the failure of a Courier shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee, will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

Approval, on an advisory (non-binding) basis, of the compensation payable to certain executive officers of Courier in connection with the merger will require the affirmative vote of the holders of a majority of the Courier common stock present, in person or represented by proxy, at the special meeting and entitled to vote on this proposal. An abstention from voting on this proposal will have no effect on the outcome of this proposal and shares not in attendance at the special meeting will have no effect on the outcome of this proposal.

Approving the adjournment or postponement of the special meeting (if it is necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement) requires the affirmative vote of holders of a majority of the shares of Courier common stock present, in person or represented by proxy, at the special meeting and entitled to vote on the adjournment proposal. Accordingly, abstentions will have no effect on the outcome of an adjournment proposal and shares not in attendance at the special meeting will have no effect on the outcome of any vote to adjourn or postpone the special meeting.

Voting by Courier’s Directors and Executive Officers (Page [—])

As of the record date, Courier’s directors and executive officers and certain of their affiliates beneficially owned [—] shares of Courier common stock entitled to vote at the special meeting. This represents approximately [—]% in voting power of the outstanding shares of Courier common stock entitled to be cast at the special meeting. Courier directors and executive officers James F. Conway III, Paul Braverman, Kathleen Foley Curley, Edward J. Hoff, John J. Kilcullen, Peter K. Markell, Ronald L. Skates, W. Nicholas Thorndike, Susan L. Wagner, Rajeev Balakrishna and Peter M. Folger have each entered into voting agreements that obligate them to vote “FOR” the Courier proposal to approve the merger agreement. Additionally, Courier currently expects that the Courier directors and executive officers will vote their shares of Courier common stock in favor of the other proposals to be considered at the special meeting, although none of them is obligated to do so.

Proxies and Revocations (Page [—])

Any shareholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card or voting instruction card in the accompanying prepaid reply envelope or may vote in person by attending the special meeting. If your shares of Courier common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Courier common stock using the instructions provided by your bank, brokerage firm or other nominee. Your failure to submit a proxy card or to vote in person at the special meeting, your abstention from voting or your failure to give voting instructions to your bank, broker or other nominee if you hold your shares in “street name” through a bank, broker or other nominee, will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement but will have no effect on the proposal to approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of Courier in connection with the merger or the proposal to approve one or more adjournments of the special meeting. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, must obtain a legal proxy from your bank, broker or other holder of record and present it to the inspectors of election with your ballot.

You have the right to revoke a proxy, whether delivered by telephone, over the Internet or by mail, at any time before it is voted at the special meeting, by voting again at a later date through any of the methods available to you, by attending the special meeting and voting in person, or by giving written notice of revocation to Courier prior to the time the special meeting begins. Written notice of revocation should be mailed to: Courier Corporation, Attention: Corporate Secretary and Clerk, 15 Wellman Avenue, North Chelmsford, Massachusetts 01863. If your shares are held in “street name,” you must contact your broker, bank or nominee to revoke and vote your proxy. If you have questions about how to vote or revoke your proxy, you should contact Courier’s proxy solicitor, MacKenzie toll-free at (800) 322-2885.

Interests of Courier’s Directors and Executive Officers in the Merger (Page [—])

Certain of Courier’s executive officers and non-employee directors have interests in the merger that are different from, or in addition to, those of the Courier shareholders generally. These interests may create potential conflicts of interest. These interests include the continued employment of certain executive officers of Courier, the treatment in the merger of options to acquire shares of Courier common stock granted under any agreement, which we refer to as Courier stock options, equity acceleration, incentive awards, executive severance plans and other rights held by Courier’s directors and executive officers, and the indemnification of former Courier directors and officers by R.R. Donnelley. The Courier board was aware of and considered these interests, among other matters, in reaching its decision to approve, and declare advisable, the merger agreement, the merger and other transactions contemplated by the merger agreement and making its recommendation that the Courier shareholders vote “FOR” the proposals set forth in this joint proxy statement/prospectus. See the sections entitled “Interests of Courier’s Directors and Executive Officers in the Merger” beginning on page [—] of this proxy statement/prospectus and “Proposals Submitted to Courier Shareholders—Advisory Vote on Executive Compensation” beginning on page [—] of this proxy statement/prospectus.

Treatment of Courier Stock Options in the Merger (Page [—])

At the effective time of the merger, each Courier stock option will be automatically cancelled and converted into the right to receive the per share stock option consideration (as defined in the section entitled “The Merger Agreement—Treatment of Courier Stock Options in the Merger” beginning on page [—] of this proxy statement/prospectus).

If the exercise price per share of any such Courier stock option is equal to or greater than the per share merger consideration, the Courier stock option will be cancelled without any cash payment.

Treatment of Courier Restricted Stock in the Merger (Page [—])

At the effective time of the merger, each share of Courier restricted stock that has not yet vested will be automatically cancelled and converted into the right to receive an amount in cash equal to $23.00.

Regulatory Approvals (Page [—])

The completion of the merger is subject to the receipt of antitrust clearance in the United States. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, and the rules promulgated thereunder, the merger may not be completed until notification and report forms have been filed with the Federal Trade Commission, which we refer to as the FTC, and the Department of Justice, which we refer to as the DOJ, and the applicable waiting period has expired or been terminated.

On February 20, 2015, Courier and R.R. Donnelley filed with the FTC and the DOJ notification and report forms under the HSR Act with respect to the proposed mergers. On March 23, 2015, at 11:59 p.m. Eastern Daylight Time, the waiting period under the HSR Act expired.

Appraisal Rights of Courier Shareholders (Page [—])

Courier shareholders are entitled to appraisal rights under Part 13 of the MBCA. This means that, if the merger is completed, you are entitled to obtain payment equal to the fair value of your shares of Courier common stock instead of the per share merger consideration. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement. To exercise your appraisal rights, you must submit a written objection to the merger to Courier before the vote is taken on the merger agreement, vote “AGAINST” the proposal to approve the merger agreement, and submit a written demand for appraisal after the vote is taken on the merger agreement. Your failure to follow exactly the procedures specified under the MBCA may result in the loss of your appraisal rights. If you hold your shares of Courier common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or nominee. In light of the complexity of the MBCA, shareholders who may wish to pursue appraisal rights should consult their legal and financial advisors. See the section entitled “Appraisal Rights of Courier Shareholders” beginning on page [—] of this proxy statement/prospectus and the text of Part 13 of the MBCA reproduced in its entirety as Annex D to this proxy statement/prospectus.

Conditions to Completion of the Mergers (Page [—])

Each party’s obligation to consummate the mergers is subject to the satisfaction or waiver, to the extent applicable, of the following conditions:

•	the Courier shareholder approval must have been obtained;

•	the expiration or termination of the waiting period applicable to the merger under the HSR Act and any other applicable antitrust laws;

•	the absence of any law, regulation, order, judgment, injunction or other requirement that precludes, restrains, enjoins or prohibits consummation of the transactions contemplated by the merger agreement;

•	no governmental body or arbitrator shall have enacted, adopted or promulgated an order, injunction, judgment, decree, ruling or other similar requirement that precludes, restrains, enjoins or prohibits the consummation of the mergers;

•	the declaration by the SEC of the effectiveness of the registration statement on Form S-4 filed by R.R. Donnelley in respect of the shares of R.R. Donnelley common stock to be issued in the merger, of which this proxy statement/prospectus forms a part; and

•	the approval of the listing on NASDAQ of the shares of R.R. Donnelley common stock to be issued in the merger.

R.R. Donnelley, Merger Sub and Merger LLC will not be obligated to effect the mergers unless the following additional conditions are satisfied or waived:

•	the accuracy of the representations and warranties of Courier to the extent required under the merger agreement as described in the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page [—] of this proxy statement/prospectus;

•	the performance, in all material respects, by Courier of its obligations under the merger agreement required to be performed at or prior to the closing date of the merger;

•	the absence of a material adverse effect with respect to Courier since February 5, 2015; and

•	the delivery to R.R. Donnelley of a certificate signed by the chief executive officer of Courier certifying that the above conditions with respect to the accuracy of representations and warranties of Courier, performance of the obligations of Courier and absence of a material adverse effect with respect to Courier have been satisfied.

Courier will not be obligated to effect the merger unless the following additional conditions are satisfied or waived:

•	the accuracy of the representations and warranties of R.R. Donnelley, Merger Sub and Merger LLC to the extent required under the merger agreement as described in the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page [—] of this proxy statement/prospectus;

•	the performance, in all material respects, by R.R. Donnelley, Merger Sub and Merger LLC of their respective obligations under the merger agreement required to be performed at or prior to the closing date of the merger;

•	the absence of a material adverse effect with respect to R.R. Donnelley since February 5, 2015; and

•	the delivery to Courier of a certificate signed by the chief executive officer of R.R. Donnelley certifying that the above conditions with respect to the accuracy of representations and warranties and performance of the obligations of R.R. Donnelley, Merger Sub and Merger LLC have been satisfied.

For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page [—] of this proxy statement/prospectus.

No Solicitation or Negotiation of Acquisition Proposals (Page [—])

Under the terms of the merger agreement, Courier has agreed not to, nor publicly propose to, directly or indirectly:

•	solicit, initiate, make, knowingly facilitate or knowingly encourage any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, any acquisition proposal (as defined in the section entitled “The Merger Agreement—Acquisition Proposals” beginning on page [—] of this proxy statement/prospectus);

•	engage in, continue or otherwise participate in any discussions or negotiations regarding, furnish any information or afford access to the business, properties, assets or personnel of Courier or its subsidiaries with respect to, or otherwise cooperate in any way with any third party relating to, in connection with or for the purpose of encouraging or facilitating any acquisition proposal; or

•	enter into any letter of intent, agreement or other commitment with respect to an acquisition proposal.

Notwithstanding these restrictions, prior to the approval of the merger agreement by Courier shareholders, Courier may:

•	furnish information and data with respect to Courier and its subsidiaries and afford access to the business, properties, assets and personnel of Courier in response to a request therefor by a third party who has made an unsolicited bona fide written acquisition proposal, if Courier furnishes such information and data pursuant to an acceptable confidentiality agreement and provides to R.R. Donnelley any such information or access (to the extent not previously provided to R.R. Donnelley); or

•	enter into, maintain and participate in discussions or negotiations with such third party who has made an unsolicited bona fide written acquisition proposal or otherwise cooperate with or assist with or participate in, or facilitate, any such discussions or negotiations.

In each case if the Courier board reasonably determines in good faith after consultation with its financial advisor and outside legal counsel that:

•	such acquisition proposal either constitutes a superior proposal (as defined in the section entitled “The Merger Agreement—Acquisition Proposals” beginning on page [—] of this proxy statement/prospectus) or is reasonably likely to result in a superior proposal; and

•	failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law.

Courier agreed in the merger agreement to, and to cause its subsidiaries and their respective officers, directors, employees, attorneys, accountants, investment bankers, consultants, agents, advisors and other representatives to, immediately cease and terminate any existing solicitation, negotiation or communication with any third parties with respect to an acquisition proposal and use commercially reasonable efforts to cause any such third party in possession of confidential information to return or destroy such information.

Adverse Change Recommendation (Page [—])

Prior to the approval of the proposal to approve the merger agreement by Courier shareholders, the Courier board may effect an adverse change recommendation (as defined in the section entitled “The Merger Agreement—Acquisition Proposals—Adverse Change Recommendation” beginning on page [—] of this proxy statement/prospectus), if the Courier board determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would reasonably likely violate the directors’ fiduciary duties under applicable law, and

•	if the adverse change recommendation is made in the absence of a superior proposal, a material fact, event, change, development or circumstances not known, or not reasonably capable of being known, by the Courier board as of the date of the merger agreement has become known to it prior to the special meeting and Courier provides at least three business days’ notice to R.R. Donnelley of the Courier board’s intention to take such action and the basis therefor; or

•	if the adverse change recommendation is made with respect to a superior proposal, Courier notifies R.R. Donnelley that it intends to take such action, providing the most current version of any agreement with respect to a superior proposal, if any, and the material terms and conditions of the superior proposal, and, at the end of the notice period (as defined in the section entitled “The Merger Agreement—Acquisition Proposals—Adverse Change Recommendation” beginning on page [—] of this proxy statement/prospectus), the Courier board determines in good faith after consultation with its financial advisor and outside legal counsel, after taking into account the results of negotiations with R.R. Donnelley during the notice period, that such superior proposal remains a superior proposal.

Prior to effecting any adverse change recommendation, Courier will be required to negotiate with R.R. Donnelley in good faith during the notice period with respect to any modifications to the terms of the merger agreement and the transactions contemplated by the merger agreement that would obviate the need to make an adverse change recommendation.

Termination (Page [—])

The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the shareholder approval is obtained:

•	by mutual written consent of Courier and R.R. Donnelley;

•	by either R.R. Donnelley or Courier if:

•	a law has been enacted or a governmental body has issued an order, injunction, judgment, decree or ruling permanently restraining, enjoining or otherwise prohibiting the merger or any of the other transactions contemplated by the merger agreement;

•	an end date termination event occurs (as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination” beginning on page [—] of this proxy statement/prospectus); or

•	a shareholder approval termination event occurs (as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination” beginning on page [—] of this proxy statement/prospectus); or

•	by Courier if:

•	it enters into an agreement with respect to a superior proposal after having complied in all material respects with the applicable provisions described under the section entitled “The Merger Agreement—Acquisition Proposals” beginning on page [—] of this proxy statement/prospectus and simultaneously with such termination, Courier pays R.R. Donnelley the termination fee (as described below); or

•	an R.R. Donnelley breach termination event occurs (as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination” beginning on page [—] of this proxy statement/prospectus); or

•	by R.R. Donnelley if:

•	a Courier breach termination event occurs (as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination” beginning on page [—] of this proxy statement/prospectus); or

•	an adverse change recommendation termination event occurs (as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination” beginning on page [—] of this proxy statement/prospectus).

Termination Fee (Page [—])

Courier will pay R.R. Donnelley the amount of $7.5 million in cash, which we refer to as the termination fee, if:

•	R.R. Donnelley terminates the merger agreement pursuant to an adverse change recommendation termination event or a Courier breach termination event;

•	Courier terminates the merger agreement to enter into an agreement with respect to a superior proposal; or

•	each of the following occurs:

•	either R.R. Donnelley or Courier terminates the merger agreement pursuant to a shareholder approval termination event or R.R. Donnelley terminates the merger agreement pursuant to a Courier breach termination event;

•	an acquisition proposal is made, commenced or submitted, or any person has publicly announced an intention to make, commence or submit an acquisition proposal; and

•	within 12 months of any such termination, Courier or any of its subsidiaries enters into a definitive agreement with respect to an acquisition proposal (substituting “50%” for “20%” in the definition of acquisition proposal).

R.R. Donnelley will pay Courier the amount of $12 million in cash, which we refer to as the reverse termination fee, if:

•	either R.R. Donnelley or Courier terminates the merger agreement as a result of any final, nonappealable order or injunction with respect to the HSR Act or other antitrust laws;

•	either R.R. Donnelley or Courier terminates the merger agreement pursuant to an end date termination event and, at the time of termination, any of the conditions relating to the HSR Act or other antitrust laws were not satisfied; or

•	Courier terminates the agreement pursuant to an R.R. Donnelley termination event due to R.R. Donnelley’s failure to take a divestiture action required by any applicable antitrust authority, subject to the terms of the merger agreement.

Litigation Relating to the Quad/Graphics, Inc. Merger Agreement (Page [—])

On or about January 22, 2015, a purported shareholder of Courier, Jack Wilkinson, filed a putative class action lawsuit in the Superior Court of Massachusetts for Suffolk County against Courier, the Courier board, Quad/Graphics, Inc., which we refer to as Quad, and certain merger subsidiaries of Quad, captioned Wilkinson v. Courier Corporation, et al. The case was accepted into the Business Litigation Session of Suffolk Superior Court. The lawsuit alleges that the Courier board breached their fiduciary duties to Courier’s shareholders, and that Courier and the Quad defendants aided and abetted those breaches, by agreeing to “inadequate consideration” and by agreeing to “unreasonable deal protection devices” in connection with the sale of Courier to Quad. The lawsuit seeks, among other things, equitable relief enjoining the Courier/Quad transaction. As of the date of this disclosure, none of the defendants have been served with the complaint.

The Voting Agreements (Page [—])

On February 5, 2015, R.R. Donnelley and each of Courier’s directors and executive officers entered into voting agreements. As of the record date, Courier’s directors and executive officers owned in the aggregate [—] shares of Courier common stock, comprising [—] shares of Courier common stock and [—] shares subject to Courier stock options (of which [—] are vested and exercisable), representing approximately [—]% of the shares of Courier common stock outstanding as of the close of business on the record date. Each of Courier’s directors and executive officers has agreed to vote his or her shares of Courier common stock in favor of the merger and any other matter that must be approved by Courier shareholders in order to facilitate the merger, and to vote against, among other things, any proposal opposing or competing with the merger. Each voting agreement will terminate on the earliest to occur of the effective time of the merger, the termination of the merger agreement, and any material amendment to the merger agreement made without the written consent of such Courier director or executive officer to decrease the amount of the per share merger consideration or change the mix of cash and stock that constitutes the per share merger consideration. Notwithstanding the foregoing, each Courier director and executive officer has entered into a voting agreement solely in his or her capacity as a shareholder and not in his or her capacity as a director or executive officer of Courier or any of its subsidiaries. Accordingly, the voting agreements do not restrict or limit any of Courier’s directors or executive officers from taking or omitting to take any action in his or her capacity as a director or executive officer of Courier in order to fulfill his or her fiduciary obligations under applicable law or acting in such capacity or voting in such capacity in the good faith exercise of his or her fiduciary duties under applicable law. A copy of the form of voting agreement is attached to this proxy statement as Annex B.

Accounting Treatment (Page [—])

R.R. Donnelley prepares its financial statements in accordance with accounting principles generally accepted in the United States of America, which we refer to as GAAP. The merger will be accounted for using the acquisition method of accounting. R.R. Donnelley will be treated as the acquiror for accounting purposes.

Material United States Federal Income Tax Consequences (Page [—])

It is the intention of R.R. Donnelley and Courier that the mergers, taken together, will constitute a reorganization within the meaning of Section 368(a) of the Code. Assuming that such treatment is proper, a holder of Courier common stock generally will not recognize any gain or loss upon receipt of R.R. Donnelley common stock in exchange for Courier common stock in the merger, but may recognize gain with respect to the cash consideration and cash received in lieu of a fractional share of R.R. Donnelley common stock.

Tax matters are complicated, and the tax consequences of the merger to each holder of Courier common stock will depend on such shareholder’s particular facts and circumstances.

Courier shareholders should consult their tax advisors with respect to the federal, state, local, foreign and other tax consequences to them of the mergers.

Comparison of Shareholders’ Rights (Page [—])

The rights of Courier shareholders are governed by its articles of organization, as amended, and amended and restated by-laws, as amended, and Massachusetts corporate law. Your rights as a shareholder of R.R. Donnelley will be governed by R.R. Donnelley’s restated certificate of incorporation, as corrected, and amended and restated by-laws, as amended, and Delaware corporate law. Your rights under R.R. Donnelley’s restated certificate of incorporation, as corrected, and amended and restated by-laws, as amended, and under Delaware corporate law will differ in some respects from your rights under Courier’s restated articles of incorporation, as amended, and amended and restated by-laws, as amended, and Massachusetts corporate law. For more detailed information regarding a comparison of your rights as a shareholder of Courier and R.R. Donnelley, see the section entitled “Comparison of Shareholders’ Rights” beginning on page [—] of this proxy statement/prospectus.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF COURIER

The following table presents selected historical consolidated financial data for Courier as of and for the fiscal years ended September 27, 2014, September 28, 2013, September 29, 2012, September 24, 2011 and September 25, 2010 and as of and for the three months ended December 27, 2014 and December 28, 2013. The financial data as of September 27, 2014 and September 28, 2013 and for the fiscal years ended September 27, 2014, September 28, 2013 and, September 29, 2012 have been derived from Courier’s audited consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended September 27, 2014, which is incorporated by reference into this proxy statement/prospectus. Courier’s fiscal year ends on the last Saturday of September. Fiscal years 2014, 2013, 2011 and 2010 were 52-week periods compared with fiscal year 2012, which was a 53-week period.

The financial data as of September 29, 2012, September 24, 2011 and September 25, 2010 and for the fiscal years ended September 24, 2011 and September 25, 2010 have been derived from Courier’s audited consolidated financial statements included in its Annual Report on Form 10-K for the fiscal years ended September 29, 2012 and September 24, 2011. Courier sold one of its subsidiaries in September 2014 which was classified as a discontinued operation and as such restated its consolidated statements of operations for fiscal years 2011 and 2010 to conform to the presentation of results from continuing operations for fiscal years 2014, 2013 and 2012.

The financial data as of December 27, 2014 and for the three months ended December 27, 2014 and December 28, 2013 have been derived from Courier’s unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the three months ended December 27, 2014, which is incorporated by reference into this proxy statement/prospectus. The financial data as of December 28, 2013 has been derived from Courier’s unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the three months ended December 28, 2013.

The information set forth below is not necessarily indicative of future results and should be read together with the other information contained in Courier’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014 and Courier’s Quarterly Report on Form 10-Q for the three months ended December 27, 2014, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes therein. See the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus.

	For the Three Months Ended		For the Years Ended
	(Dollars in thousands except per share amounts)
	December 27, 2014	December 28, 2013	September 27, 2014	September 28, 2013	September 29, 2012	September 24, 2011	September 25, 2010
Net sales	$66,494	$72,260	$283,293	$270,950	$256,945	$252,695	$249,486
Cost of sales	49,006	54,513	217,353	204,611	195,412	197,950	186,517

Gross profit	17,488	17,747	65,940	66,339	61,533	54,745	62,969
Selling and administrative expenses	14,187	13,115	49,325	47,413	44,740	44,359	43,352
Impairment charges	—	—	1,870	—	—	8,608	—

Operating income from continuing operations	3,301	4,632	14,745	18,926	16,793	1,778	19,617
Interest expense, net	137	175	552	803	895	921	611
Other income	—	—	—	—	(587)	—	—

Pretax income from continuing operations	3,164	4,457	14,193	18,123	16,485	857	19,006
Income tax provision (benefit)	1,368	1,635	5,465	6,651	6,034	(524)	7,013

Net income from continuing operations	$1,796	$2,822	$8,728	$11,472	$10,451	$1,381	$11,993
Loss from discontinued operation, net of tax	—	(175)	(944)	(250)	(1,284)	(1,247)	(4,879)

Net income	$1,796	$2,647	$7,784	$11,222	$9,167	$134	$7,114

Net income per share -
Basic:
Net income from continuing operations	$0.16	$0.25	$0.77	$1.02	$0.88	$0.12	$1.01
Net loss from discontinued operation	0.00	(0.02)	(0.08)	(0.02)	(0.11)	(0.11)	(0.41)

Net income	$0.16	$0.23	$0.69	$1.00	$0.77	$0.01	$0.60
Diluted:
Net income from continuing operations	$0.16	$0.25	$0.76	$1.00	$0.88	$0.11	$1.00
Net loss from discontinued operation	0.00	(0.02)	(0.08)	(0.02)	(0.11)	(0.10)	(0.40)

Net income	$0.16	$0.23	$0.68	$0.98	$0.77	$0.01	$0.60
Cash dividends declared per share	$0.21	$0.21	$0.84	$0.84	$0.84	$0.84	$0.84

Fiscal year 2012 was a 53-week period.

Balance Sheet Data	December 27, 2014	December 28, 2013	September 27, 2014	September 28, 2013	September 29, 2012	September 24, 2011	September 25, 2010
Working capital	$65,858	$48,915	$67,681	$50,551	$44,698	$50,309	$50,582
Property, plant and equipment, net	84,250	93,933	83,145	93,051	89,952	100,523	103,009
Goodwill	25,765	21,808	16,880	21,723	15,988	16,025	24,697
Total assets	228,720	216,470	216,516	216,994	197,360	213,026	222,194
Long-term debt, net of current portion	31,210	26,334	30,347	24,583	13,696	19,718	21,904
Total Courier stockholders’ equity	144,000	146,629	144,416	146,044	144,511	154,323	162,949

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF R.R. DONNELLEY

The following table presents selected historical consolidated financial data for R.R. Donnelley as of and for the fiscal years ended December 31, 2014, 2013, 2012, 2011 and 2010. The financial data for the fiscal years ended December 31, 2014, 2013 and 2012 have been derived from R.R. Donnelley’s audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference into this proxy statement/prospectus. The financial data as of and for the fiscal years ended December 31, 2011 and 2010 have been derived from R.R. Donnelley’s audited consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The information set forth below is not necessarily indicative of future results and should be read together with the other information contained in R.R. Donnelley’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes therein. See the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus.

(in millions, except per share data)(1)	Years ended December 31,
	2014(2)	2013(3)	2012(4)	2011(5)	2010(6)
Net sales	$11,603.4	$10,480.3	$10,221.9	$10,611.0	$10,018.9
Net earnings (loss) attributable to R.R. Donnelley common shareholders	117.4	211.2	(651.4)	(122.6)	221.7
Net earnings (loss) attributable to R.R. Donnelley common shareholders per diluted share	0.59	1.15	(3.61)	(0.63)	1.06
Total assets	7,639.3	7,238.2	7,262.7	8,281.7	9,083.2
Long-term debt	3,429.1	3,587.0	3,420.2	3,416.8	3,398.6
Cash dividends per common share	1.04	1.04	1.04	1.04	1.04

(1)	Reflects results of acquired businesses from the relevant acquisition dates.
(2)	Includes pre-tax restructuring, impairment and other charges of $133.7 million; $95.7 million pre-tax settlement charges on lump-sum pension settlement payments; a $77.1 million pre-tax loss on the repurchases of $361.1 million of senior notes; an $18.4 million pre-tax loss on the currency remeasurement in Venezuela; a pre-tax loss of $16.4 million as a result of the bankruptcy liquidation of R.R. Donnelley Argentina S.A., a subsidiary of R.R. Donnelley; pre-tax charges of $14.3 million for inventory purchase accounting adjustments for Consolidated Graphics, Inc. and the North American operations of Esselte Corporation, which we refer to as Esselte; a $10.4 million net pre-tax gain on the sale of Journalism Online, LLC and Office Tiger Real Estate Service Inc.; a pre-tax gain of $9.5 million related to the acquisition of Esselte; a $15.2 million tax benefit related to the decline in value of an entity within the Strategic Services segment; pre-tax charges of $8.6 million for acquisition-related expenses; a pre-tax gain of $3.0 million from the sale of the R.R. Donnelley’s shares of a previously impaired equity investment and a pre-tax loss of $1.3 million from the impairment of an equity investment.
(3)	Includes pre-tax restructuring, impairment and other charges of $133.5 million; an $81.9 million pre-tax loss on the repurchases of $753.7 million of senior notes; a $58.5 million income tax benefit related to the decline in value and reorganization of certain entities within the Publishing and Retail Services segment and a $7.2 million benefit for previously unrecognized tax benefits related to the expected resolution of certain federal tax matters; a pre-tax loss of $17.9 million on the disposal of the R.R. Donnelley SAS direct mail business in the International segment; pre-tax charges of $5.9 million for acquisition-related expenses; a pre-tax impairment loss on equity investments of $5.5 million and a $3.2 million pre-tax loss on the currency devaluation in Venezuela.
(4)

Includes pre-tax restructuring, impairment and other charges of $1,118.5 million; a $4.8 million net benefit from income tax adjustments including the recognition of $26.1 million of previously unrecognized tax benefits due to the resolution of certain U.S. federal uncertain tax positions and a $22.4 million benefit related to the decline in value and reorganization of certain entities within the International segment, partially offset by a valuation allowance provision of $32.7 million on certain deferred tax assets in Latin America and an $11.0 million provision related to certain foreign earnings no longer considered to be permanently reinvested; a $16.1 million pre-tax loss on the repurchases of $441.8 million of senior notes and termination of R.R. Donnelley’s previous $1.75 billion unsecured revolving credit agreement which was due to expire on December 17, 2013; a $4.1 million pre-tax impairment loss on an equity investment; $3.7 million pre-tax gain on pension curtailment and pre-tax charges of $2.5 million for acquisition-related expenses.
(5)	Includes pre-tax restructuring, impairment and other charges of $667.8 million; a $74.8 million income tax benefit due to the expiration of U.S. federal statutes of limitations for certain years; a $69.9 million pre-tax loss on the repurchases of $427.8 million of senior notes; a $38.7 million pre-tax gain on pension curtailment; $15.3 million of pre-tax expense for contingent compensation earned by the prior owners of an acquired business; a $9.8 million pre-tax gain on the investment in Helium, Inc. and pre-tax charges of $2.2 million for acquisition-related expenses.
(6)	Includes pre-tax restructuring, impairment and other charges of $157.9 million; pre-tax charges of $13.5 million for acquisition-related expenses; an $8.9 million pre-tax loss on the currency devaluation in Venezuela and a pre-tax $1.1 million write-down of affordable housing investments.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

The following selected unaudited pro forma per share information for the year ended December 31, 2014 reflects the mergers as if they had occurred on January 1, 2014. The book value per share amounts in the table below reflects the mergers as if they had occurred on December 31, 2014. The information in the table is based on, and should be read together with, the historical financial information that R.R. Donnelley and Courier have presented in their respective filings with the SEC. See the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus.

The unaudited pro forma combined per share data is presented for illustrative purposes only and is not necessarily indicative of actual or future financial position or results of operations that would have been realized if the proposed merger had been completed as of the dates indicated or will be realized upon the completion of the proposed merger. The summary pro forma information is preliminary, based on initial estimates of the fair value of assets acquired (including intangible assets) and liabilities assumed, and is subject to change as more information regarding the fair values are obtained, which changes could be materially different than the initial estimates.

	Historical			Unaudited Pro Forma Combined(1)		Equivalent Basis Unaudited Pro Forma Combined(1)(5)
	R.R. Donnelley (Unaudited)		Courier (Unaudited)(1)
Earnings (Loss) per Share Attributable to Common Shareholders
Basic - Net earnings from continuing operations	$0.59		$0.68	$0.57	(6)	$0.79	(6)
Basic - Net earnings from discontinued operations	—		$(0.07)	—	(6)	$(0.01	)(6)
Basic - Net earnings	$0.59		$0.61	$0.57	(6)	$0.78	(6)
Diluted - Net earnings from continuing operations	$0.59		$0.68	$0.57	(6)	$0.78	(6)
Diluted - Net earnings from discontinued operations	—		$(0.07)	—	(6)	$(0.01	)(6)
Diluted - Net earnings	$0.59		$0.61	$0.57	(6)	$0.77	(6)
Cash Dividends Per Share	$1.04		$0.84	$1.04	(2)	$1.43
Book Value Per Share	$2.97	(3)	$12.56 (3)	$3.58	(4)(6)	$4.93	(4)(6)

(1)	Courier’s fiscal year end was September 27, 2014. In order to conform to R.R. Donnelley’s fiscal year end of December 31, 2014 Courier’s financial information included above has been calculated for the year ended December 31, 2014.
(2)	Amount is the same as R.R. Donnelley’s historical cash dividends per share since no change in dividend policy is expected as a result of the transaction.
(3)	Book value per share represents the total shareholders’ equity, less non-controlling interests, as of December 31, 2014 (R.R. Donnelley) and December 27, 2014 (Courier) divided by the number of shares outstanding.
(4)	Book value per share represents R.R. Donnelley’s total shareholders’ equity, less non-controlling interests, as of December 31, 2014 plus the equity portion of the estimated purchase price, based on the closing price of $18.80 of R.R. Donnelley common stock on March 18, 2015 and Courier’s outstanding shares as of December 27, 2014, divided by the pro forma shares outstanding.
(5)	The equivalent basis unaudited pro forma earnings per share, cash dividends per share and book value per share amounts are calculated by multiplying the unaudited pro forma combined per share amounts by the exchange ratio of 1.3756.
(6)	The unaudited pro forma and equivalent basis per share amounts for the twelve months ended December 31, 2014 include adjustments to remove acquisition-related expenses, to increase depreciation and amortization expense for expected fair value adjustments to property, plant and equipment and intangible assets and to increase financing costs for borrowings associated with the transaction. The pro forma amounts also reflect the issuance of 8.0 million incremental shares as part of the transaction.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Comparative Per Share Market Price Information

Courier common stock trades on NASDAQ under the symbol “CRRC” and R.R. Donnelley common stock trades on NASDAQ under the symbol “RRD.” The following table presents the closing prices of Courier common stock and R.R. Donnelley common stock on February 4, 2015, the last trading day before the public announcement of the merger agreement, and [—], the last practicable trading day prior to the mailing of this proxy statement/prospectus. The table also represents the equivalent value of the stock portion of the per share merger consideration on those dates, calculated by multiplying the closing price of R.R. Donnelley common stock on those dates by the exchange ratio of 1.3756.

Date	Courier Closing Price	R.R. Donnelley Closing Price	Exchange Ratio	Equivalent Per Share Value
February 4, 2015	$23.53	$16.72	1.3756	$23.00
[—]	[—]	[—]	1.3756	[—]

The above table shows only historical comparisons. These comparisons may not provide meaningful information to Courier shareholders in determining whether to approve the merger agreement. Courier shareholders are urged to obtain current market quotations for R.R. Donnelley common stock and Courier common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus in considering whether to approve the merger agreement. See the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus.

Comparative Stock Prices and Dividends

The following tables set forth, for the periods indicated, the high and low sale prices per share of Courier common stock as reported by NASDAQ and the high and low sale prices per share of R.R. Donnelley common stock as reported by NASDAQ. The table also provides information as to dividends paid per share of Courier common stock and R.R. Donnelley common stock. As of [—], the last practicable trading day prior to the mailing of this proxy statement/prospectus. there were [—] shares of Courier common stock issued and outstanding and approximately [—] shareholders of record and [—] shares of R.R. Donnelley common stock issued and outstanding and approximately [—] shareholders of record.

R.R. Donnelley

	Common Stock Price		Dividend per Share
Quarterly Data	High	Low
Fourth Quarter 2014 Fiscal Year	$17.76	$14.32	$0.26
Third Quarter 2014 Fiscal Year	$18.02	$15.73	$0.26
Second Quarter 2014 Fiscal Year	$18.44	$14.66	$0.26
First Quarter 2014 Fiscal Year	$21.20	$16.62	$0.26
Fourth Quarter 2013 Fiscal Year	$20.89	$15.63	$0.26
Third Quarter 2013 Fiscal Year	$19.41	$14.00	$0.26
Second Quarter 2013 Fiscal Year	$14.35	$10.93	$0.26
First Quarter 2013 Fiscal Year	$12.08	$8.65	$0.26

Courier

	Common Stock Price		Dividend per Share
Quarterly Data	High	Low
First Quarter 2015 Fiscal Year	$14.73	$11.41	$0.21
Fourth Quarter 2014 Fiscal Year	$14.92	$12.86	$0.21
Third Quarter 2014 Fiscal Year	$15.85	$12.48	$0.21
Second Quarter 2014 Fiscal Year	$18.27	$15.01	$0.21
First Quarter 2014 Fiscal Year	$18.72	$15.24	$0.21
Fourth Quarter 2013 Fiscal Year	$16.35	$13.94	$0.21
Third Quarter 2013 Fiscal Year	$14.83	$13.12	$0.21
Second Quarter 2013 Fiscal Year	$14.61	$10.66	$0.21
First Quarter 2013 Fiscal Year	$12.45	$10.62	$0.21

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This registration statement on Form S-4, of which this proxy statement/prospectus forms a part, and the documents to which Courier and R.R. Donnelley refer you to in this registration statement, of which this proxy statement/prospectus forms a part, as well as oral statements made or to be made by Courier and R.R. Donnelley, include certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Exchange Act with respect to the businesses, strategies and plans of Courier and R.R. Donnelley, their expectations relating to the merger and their future financial condition and performance. Statements included in or incorporated by reference into this registration statement, of which this proxy statement/prospectus forms a part, that are not historical facts, including statements about the beliefs and expectations of the managements of Courier and R.R. Donnelley, are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While Courier and R.R. Donnelley believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of R.R. Donnelley and Courier. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the current expectations of Courier and R.R. Donnelley depending upon a number of factors affecting their businesses and risks associated with the successful execution of the merger and the integration and performance of their businesses following the merger. These factors include, but are not limited to, risks and uncertainties detailed in Courier’s and R.R. Donnelley’s respective periodic public filings with the SEC, including those discussed in the sections entitled “Risk Factors” in R.R. Donnelley’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in Courier’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014 and Courier’s Quarterly Report on Form 10-Q for the period ended December 27, 2014, factors contained or incorporated by reference into such documents and in subsequent filings by R.R. Donnelley and Courier with the SEC and in other investor communications of R.R. Donnelley and Courier from time to time, and the following factors:

•	the occurrence of any change, effect, event, occurrence, development, matter, state of facts, series of events or circumstances that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require Courier to pay a termination fee to R.R. Donnelley or termination of the merger agreement under circumstances that could require R.R. Donnelley to pay a termination fee to Courier;

•	uncertainties related to the timing of the receipt of required regulatory approvals for the merger (including the approval of antitrust authorities necessary to complete the merger);

•	the ability to implement integration plans for the merger, including with respect to sales forces, cost containment, asset rationalization, systems integration and other key strategies, and achieve enhanced earnings or effect cost savings;

•	the inability to complete the merger due to the failure to obtain the Courier shareholder approval, the failure to satisfy other conditions to the closing of the merger or for any other reason;

•	risks that the merger and the other transactions contemplated by the merger agreement disrupt current plans and operations and the potential difficulties in retention of any members of senior management of Courier and any other key employees that R.R. Donnelley is interested in retaining after the closing of the merger;

•	the outcome of any legal proceedings that have been or may be instituted against Courier and/or others relating to the merger agreement;

•	diversion of the attention of Courier and R.R. Donnelley management from ongoing business concerns;

•	limitations placed on the ability of Courier and R.R. Donnelley to operate their respective businesses by the merger agreement;

•	the effect of the announcement of the merger on Courier’s and R.R. Donnelley’s business relationships, employees, customers, suppliers, vendors, other partners, standing with regulators, operating results and businesses generally;

•	the amount of any costs, fees, expenses, impairments and charges related to the merger;

•	the volatility and disruption of the capital and credit markets and adverse changes in the global economy;

•	factors that affect customer demand, including changes in postal rates, postal regulations and service levels, changes in the capital markets, changes in advertising markets, changes in technology, including electronic substitution and migration of paper based documents to digital data formats, changes in customers’ budgetary constraints and changes in customers’ short-range and long-range plans;

•	uncertainty in predicting future results due to the lack of long-term contracts with customers being the norm in the commercial printing industry;

•	customer expectations and financial strength;

•	changes in availability or costs of key materials (such as ink, paper and fuel) or in prices received for the sale of by-products;

•	the effect of changes in laws and regulations, including changes in accounting standards, trade, tax, environmental compliance (including the emission of greenhouse gases and other air pollution controls), health and welfare benefits (including the Patient Protection and Affordable Care Act, as modified by the Health Care and Education Reconciliation Act, and further healthcare reform initiatives), price controls and other regulatory matters and the cost, which could be substantial, of complying with these laws and regulations; and

•	competitive pressures in all markets in which Courier and R.R. Donnelley operate.

Consequently, all of the forward-looking statements Courier or R.R. Donnelley make in this document are qualified by the information contained or incorporated by reference into this proxy statement/prospectus, including, but not limited to (i) the information contained under this heading and (ii) the information discussed in the sections entitled “Risk Factors” in R.R. Donnelley’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in Courier’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014 and Courier’s Quarterly Report on Form 10-Q for the period ended December 27, 2014. See the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus.

R.R. Donnelley and Courier do not undertake to and specifically disclaim any obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

RISK FACTORS

By voting in favor of the proposal to approve the merger agreement, Courier shareholders will be choosing to invest in R.R. Donnelley common stock. An investment in R.R. Donnelley common stock involves a high degree of risk. Before you vote, you should carefully consider the risks described below, those described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [—] of this proxy statement/prospectus and the other information contained in this proxy statement/prospectus or in the documents of Courier and R.R. Donnelley incorporated by reference into this proxy statement/prospectus, particularly the risk factors set forth in the documents of Courier and R.R. Donnelley incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus. In addition to the risks set forth below, new risks may emerge from time to time and it is not possible to predict all risk factors, nor can Courier or R.R. Donnelley assess the impact of all factors on the merger and the combined company following the merger or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in or implied by any forward-looking statements.

Risks Relating to the Merger

Because the market price of shares of R.R. Donnelley common stock will fluctuate, you cannot be sure of the market value of the shares of R.R. Donnelley common stock you will receive in the merger.

Upon completion of the merger, each share of Courier common stock that you hold will be converted into the right to receive the per share merger consideration, which will consist of either (i) an amount in cash equal to $23.00, without interest, or (ii) 1.3756 validly issued, fully paid and non-assessable shares of R.R. Donnelley common stock, subject to proration so that a total of 8,000,000 shares of R.R. Donnelley common stock will be issued in the merger. There will be no adjustment to the per share merger consideration due to changes in the market price of either shares of Courier common stock or R.R. Donnelley common stock and the merger agreement does not provide for any price-based termination right. Accordingly, the market value of the shares of R.R. Donnelley common stock that you will be entitled to receive upon completion of the merger with respect to the per share merger consideration, if you elect to receive the per share merger consideration in shares of R.R. Donnelley common stock, will depend on the market value of the shares of R.R. Donnelley common stock at the time of the completion of the merger and could vary significantly from the market value on the date of this proxy statement/prospectus or the date of the special meeting. In addition, the market value of the shares of R.R. Donnelley common stock that you will be entitled to receive in the merger with respect to the per share merger consideration, if you elect to receive the per share merger consideration in shares of R.R. Donnelley common stock, also will continue to fluctuate after the completion of the merger and you could lose the value of your investment in R.R. Donnelley common stock. See the section entitled “Comparative Per Share Market Price and Dividend Information” beginning on page [—] of this proxy statement/prospectus.

Such variations could be the result of changes in the business, operations or products of Courier or R.R. Donnelley prior to the merger and R.R. Donnelley following the merger, market assessments of the likelihood that the merger will be completed or the timing of the completion of the merger, regulatory considerations, general market and economic conditions and other factors both within and beyond the control of R.R. Donnelley or Courier. Because the date that the merger will be completed will be later than the date of the special meeting, at the time of the special meeting you will not know the value of the R.R. Donnelley common stock that you will receive upon completion of the merger with respect to the per share merger consideration, if you elect to receive the per share merger consideration in shares of R.R. Donnelley common stock.

The market price for R.R. Donnelley common stock may be affected by factors different from those that historically have affected Courier common stock.

Upon completion of the merger, Courier shareholders will become R.R. Donnelley shareholders. R.R. Donnelley’s business differs from that of Courier, and accordingly the results of operations of R.R. Donnelley will be affected by some factors that are different from those currently affecting the results of operations of Courier. For a discussion of the businesses of R.R. Donnelley and Courier and of some important factors to consider in connection with those businesses, see the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.

Regulatory approval could prevent, or substantially delay, consummation of the merger.

Under the provisions of the HSR Act, the merger may not be completed until notification and report forms have been filed with the FTC and the DOJ and the expiration of a statutory waiting period, or the early termination of that waiting period, following the parties’ filing of their respective notification and report forms. On February 20, 2015, Courier and R.R. Donnelley filed with the FTC and the DOJ their respective notification and report forms under the HSR Act. On March 23, 2015, at 11:59 p.m. Eastern Daylight Time, the waiting period under the HSR Act expired. At any time before or after completion of the merger, the FTC or the DOJ could act under the antitrust laws to prevent a substantial lessening of competition or the creation of a monopoly, including by seeking to enjoin completion of the transaction or seeking a divestiture of assets, businesses or product lines of Courier or R.R. Donnelley.

If the FTC or DOJ acts under the antitrust laws, it could take an extended period of time to complete the merger. An extended period of time would increase the chance that an event occurs that constitutes a material adverse effect with respect to Courier and thereby may offer R.R. Donnelley an opportunity not to close the merger. Such extended period of time also may increase the chance that other adverse effects with respect to Courier could occur, such as the loss of key personnel. Similarly, an extended period of time would increase the chance that an event occurs that constitutes a material adverse effect with respect to R.R. Donnelley and thereby may offer Courier an opportunity not to close the merger. Such extended period of time also may increase the chance that other adverse effects with respect to R.R. Donnelley could occur that have an adverse impact on the value of the R.R. Donnelley common stock, and thus have a negative impact on the per share merger consideration.

The closing of the merger is subject to many conditions and if these conditions are not satisfied or waived, the merger will not be completed.

The closing of the merger is subject to a number of conditions as set forth in the merger agreement that must be satisfied or waived, including the Courier shareholder approval, the absence of any law or order prohibiting the closing of the merger, the declaration by the SEC of the effectiveness of the registration statement on Form S-4 filed by R.R. Donnelley in respect of the shares of R.R. Donnelley common stock to be issued in the merger, of which this proxy statement/prospectus forms a part, and the approval of the listing on NASDAQ of the shares of R.R. Donnelley common stock to be issued in the merger.

The closing of the merger is also dependent on the accuracy of representations and warranties made by the parties to the merger agreement (subject to customary materiality qualifiers and other customary exceptions) and the performance in all material respects by the parties of obligations imposed under the merger agreement.

For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page [—] of this proxy statement/prospectus.

There can be no assurance whether or when the conditions to closing of the merger will be satisfied or waived or the merger will be consummated.

The opinion of Courier’s financial advisor will not reflect changes in circumstances between the signing of the merger agreement and the completion of the merger.

Courier has not obtained an updated opinion from its financial advisor, Blackstone, as of the date of this proxy statement/prospectus and does not expect to receive an updated opinion prior to the completion of the merger. Changes in the operations and prospects of Courier, general market and economic conditions and other factors that may be beyond the control of Courier, and on which the opinion of Blackstone was based, may significantly alter the value of Courier or the price of Courier common stock by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of the opinion. Because Blackstone will not be updating its opinion, which was issued in connection with the execution of the merger agreement on February 5, 2015, the opinion will not address the fairness of the per share merger consideration from a financial point of view at the time the merger is completed. The recommendation of the Courier board that Courier shareholders vote “FOR” the proposal to approve the merger agreement, “FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of Courier in connection with the merger and “FOR” the proposal to approve the adjournment or postponement of the special meeting if it is necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement, however, are made as of the date of this proxy statement/prospectus. For a description of the opinion that Courier received from Blackstone, see the section entitled “The Mergers—Opinion of Courier’s Financial Advisor” beginning on page [—] of this proxy statement/prospectus.

Courier will be subject to business uncertainties and certain operating restrictions until consummation of the merger.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Courier and consequently on the combined company following the merger. These uncertainties could disrupt the business of Courier and cause customers, suppliers, vendors, partners and others that deal with Courier to defer entering into contracts with Courier or making other decisions concerning Courier or seek to change or cancel existing business relationships with Courier. The uncertainty and difficulty of integration could also cause key employees of Courier to lose motivation or to leave their employment. In addition, the merger agreement restricts Courier from making certain acquisitions and taking other specified actions until the merger occurs without the consent of R.R. Donnelley. These restrictions may prevent Courier from pursuing attractive business opportunities that may arise prior to the completion of the merger. See the section entitled “The Merger Agreement—Conduct of Businesses of Courier and its Subsidiaries Prior to Completion of the Merger” beginning on page [—] of this proxy statement/prospectus for a description of the restrictive covenants to which Courier is subject.

The merger agreement may be terminated in accordance with its terms and the merger may not be consummated.

Either Courier or R.R. Donnelley may terminate the merger agreement under certain circumstances, including, among other reasons, if the merger is not completed by the end date (as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination” beginning on page [—] of this proxy statement/prospectus). In addition, if the merger agreement is terminated under certain circumstances specified in the merger agreement, Courier may be required to pay R.R. Donnelley a termination fee of $7.5 million, including in the event that Courier terminates the merger agreement to enter into an agreement with respect to a superior proposal. If the merger agreement is terminated under specified circumstances relating to the HSR Act or other applicable antitrust laws, R.R. Donnelley will be required to pay Courier a reverse termination fee of $12 million. See the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination Fee” beginning on page [—] of this proxy statement/prospectus for a more complete discussion of the circumstances under which the merger agreement could be terminated and when the termination fee may be payable by Courier or the reverse termination fee may be payable by R.R. Donnelley.

The merger agreement contains restrictions on the ability of Courier to pursue other alternatives to the merger.

The merger agreement contains non-solicitation provisions that, subject to limited exceptions, restrict the ability of Courier to solicit, initiate, make, knowingly facilitate or knowingly encourage any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, an acquisition proposal. Further, subject to limited exceptions, consistent with applicable law, the merger agreement provides that the Courier board will not withhold, fail to include in (or remove from) the proxy statement/prospectus, withdraw, adversely qualify or modify its recommendation that Courier shareholders approve the merger agreement, and in specified circumstances R.R. Donnelley has a right to negotiate with Courier in order to match any competing acquisition proposals that may be made. Although the Courier board is permitted to take certain actions in response to a superior proposal or an acquisition proposal that is reasonably likely to result in a superior proposal if it determines that the failure to do so would reasonably likely violate its fiduciary duties, doing so in specified situations could require Courier to pay to R.R. Donnelley a termination fee of $7.5 million. See the sections entitled “The Merger Agreement—Acquisition Proposals” beginning on page [—] of this proxy statement/prospectus and “The Merger Agreement—Termination of the Merger Agreement—Termination Fee” beginning on page [—] of this proxy statement/prospectus for a more complete discussion of these restrictions and consequences.

Such provisions could discourage a potential acquiror that might have an interest in making a proposal from considering or proposing any such acquisition, even if it were prepared to pay consideration with a higher value than that to be paid in the merger. There also is a risk that the requirement to pay the termination fee to R.R. Donnelley in certain circumstances may result in a potential acquiror proposing to pay a lower per share price to acquire Courier than it might otherwise have proposed to pay.

The termination of the merger agreement could negatively impact Courier.

Courier’s business may be adversely impacted by the failure to pursue other beneficial opportunities due to the focus of Courier management on the merger, without realizing any of the anticipated benefits of completing the merger, and the market price of Courier common stock might decline to the extent that the current market price reflects a market assumption that the merger will be completed. If the merger agreement is terminated and the Courier board seeks another merger or business combination, Courier shareholders cannot be certain that Courier will be able to find a party willing to offer equivalent or more attractive consideration than the per share merger consideration R.R. Donnelley has agreed to provide in the merger. If the merger agreement is terminated under certain circumstances, Courier may be required to pay a termination fee of $7.5 million. See the section entitled “The Merger Agreement—Termination of the Merger Agreement—Termination Fee” beginning on page [—] of this proxy statement/prospectus.

Directors and executive officers of Courier may have interests in the merger that are different from those of Courier shareholders generally.

The directors and executive officers of Courier may have interests in the merger that are different from, in addition to or in conflict with, those of Courier shareholders generally. These interests may create potential conflicts of interest. These interests include the continued employment of certain executive officers of Courier, the treatment in the merger of unvested restricted stock and Courier stock options, equity acceleration, incentive awards, severance plans and other rights held by Courier’s directors and executive officers, and the indemnification of former Courier directors and officers by R.R. Donnelley. Courier shareholders should be aware of these interests when they consider the recommendation of the Courier board that they vote in favor of the proposal to approve the merger agreement and the other merger-related proposals. The Courier board was aware of and considered these interests when it declared advisable the merger agreement, and the consummation of the transactions contemplated thereby, determined that the terms of the merger agreement, and the transactions contemplated by the merger agreement, were in the best interests of Courier and its shareholders, and recommended that Courier shareholders approve the merger agreement and the transactions contemplated thereby, including the merger. See the sections entitled “Interests of Courier’s Directors and Executive Officers in the Merger” beginning on page [—] of this proxy statement/prospectus and “Proposals Submitted to Courier Shareholders—Advisory Vote on Executive Compensation” beginning on page [—] of this proxy statement/prospectus.

The rights of former Courier shareholders who become shareholders of R.R. Donnelley will be governed by the restated certificate of incorporation, as corrected, and amended and restated by-laws, as amended, of R.R. Donnelley and the DGCL.

Upon consummation of the merger, the rights of Courier shareholders who will become R.R. Donnelley shareholders will be governed by the restated certificate of incorporation, as corrected, and amended and restated by-laws, as amended, of R.R. Donnelley and the Delaware General Corporation Law, which we refer to as the DGCL. As a result, there will be material differences between the current rights of Courier shareholders, which are governed by the articles of organization, as amended, and amended and restated by-laws, as amended, of Courier and the MBCA, and the rights they will have as holders of R.R. Donnelley common stock. See the section entitled “Comparison of Shareholders’ Rights” beginning on page [—] of this proxy statement/prospectus for a discussion of these rights.

Courier shareholders will have significantly less influence, as a group, as shareholders of R.R. Donnelley than as shareholders of Courier.

Immediately after completion of the merger, former Courier shareholders, who collectively own 100% of Courier, will own approximately [—]% of outstanding R.R. Donnelley common stock, based on [—] shares of Courier common stock and [—] shares of R.R. Donnelley common stock outstanding as of [—], the last practicable trading day prior to the mailing of this proxy statement/prospectus. Consequently, Courier shareholders, as a group, will exercise significantly less influence over the management and policies of R.R. Donnelley than they currently may have over the management and policies of Courier.

Risks Relating to the Business of R.R. Donnelley Upon Completion of the Merger

R.R. Donnelley may fail to realize the anticipated benefits of the merger.

The success of the merger will depend on, among other things, R.R. Donnelley’s ability to combine its business with that of Courier in a manner that facilitates growth opportunities and realizes anticipated growth and cost savings. On a combined basis, R.R. Donnelley expects to realize strategic, operational and financial benefits from an expanded platform, exposure to higher growth market segments and a larger customer base and growth and cost savings through reductions in fixed costs, better combined purchasing opportunities for materials and opportunities for cost savings based on redundancies.

However, R.R. Donnelley must successfully combine the businesses of R.R. Donnelley and Courier in a manner that permits these benefits to be realized. In addition, R.R. Donnelley must achieve the anticipated growth and cost savings without adversely affecting current revenues and investments in future growth. If R.R. Donnelley is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully, or at all, or may take longer to realize than expected.

The failure to integrate successfully the business and operations of Courier in the expected time frame may adversely affect R.R. Donnelley’s future results.

Historically, R.R. Donnelley and Courier have operated as independent companies, and they will continue to do so until the completion of the merger. R.R. Donnelley management may face significant challenges in consolidating the businesses and functions of R.R. Donnelley and Courier, integrating their technologies, organizations, procedures, policies and operations, addressing differences in the business cultures of the two companies and retaining key personnel. The integration may also be complex and time consuming, and require substantial resources and effort. The integration process and other disruptions resulting from the merger may also disrupt each company’s ongoing business or cause inconsistencies in standards, controls, procedures and policies that adversely affect R.R. Donnelley’s relationships with commercial counterparties, employees, regulators and others with whom R.R. Donnelley and Courier have business or other dealings or limit R.R. Donnelley’s ability to achieve the anticipated benefits of the merger. In addition, difficulties in integrating R.R. Donnelley and Courier could harm R.R. Donnelley’s reputation.

Combining the businesses of R.R. Donnelley and Courier may be more difficult, costly or time-consuming than expected, which may adversely affect R.R. Donnelley’s results and negatively affect the value of R.R. Donnelley common stock following the merger.

R.R. Donnelley and Courier have entered into the merger agreement because each believes that the merger will be beneficial to its respective company and shareholders and that combining the businesses of R.R. Donnelley and Courier will produce benefits and cost savings. If R.R. Donnelley is not able to successfully combine the businesses of R.R. Donnelley and Courier in an efficient and effective manner, the anticipated benefits and cost savings of the merger may not be realized fully, or at all, or may take longer to realize than expected, and the value of R.R. Donnelley common stock may be affected adversely.

An inability to realize the full extent of the anticipated benefits of the merger and the other transactions contemplated by the merger agreement, as well as any delays encountered in the integration process, could have an adverse effect upon the revenues, level of expenses and operating results of R.R. Donnelley, which may adversely affect the value of R.R. Donnelley common stock after the completion of the merger.

In addition, the actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized. Actual growth and cost savings, if achieved, may be lower than what R.R. Donnelley expects and may take longer to achieve than anticipated. If R.R. Donnelley is not able to adequately address integration challenges, R.R. Donnelley may be unable to successfully integrate R.R. Donnelley’s and Courier’s operations or to realize the anticipated benefits of the integration of the two companies.

The merger may not be accretive and may cause dilution to R.R. Donnelley’s earnings per share, which may negatively affect the market price of R.R. Donnelley’s common stock.

R.R. Donnelley currently anticipates that the merger will be accretive to non-GAAP earnings per diluted share within 12 months following the completion of the merger. This expectation is based on preliminary estimates which may materially change. The combined company could also encounter additional transaction and merger-related costs or other factors such as the failure to realize all of the benefits anticipated in the merger. All of these factors could cause dilution to the combined company’s earnings per share or decrease or delay the expected accretive effect of the merger and cause a decrease in the price of the R.R. Donnelley’s common stock.

R.R. Donnelley and Courier will incur significant transaction and merger-related costs in connection with the merger.

R.R. Donnelley and Courier have incurred and expect to incur a number of non-recurring costs associated with the merger. These costs and expenses include fees paid to financial, legal and accounting advisors, facilities and systems consolidation costs, severance and other potential employment-related costs, including payments that may be made to certain Courier executives, filing fees, printing expenses and other related charges. Some of these costs are payable by R.R. Donnelley and Courier regardless of whether the merger is completed. R.R. Donnelley currently estimates the aggregate amount of these expenses to equal $71.9 million, and Courier currently estimates the aggregate amount of these expenses to equal $5.9 million. There are also a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the merger and the integration of the two companies’ businesses. While both R.R. Donnelley and Courier have assumed that a certain level of expenses would be incurred in connection with the merger and the other transactions contemplated by the merger agreement, there are many factors beyond their control that could affect the total amount or the timing of the integration and implementation expenses.

There may also be additional unanticipated significant costs in connection with the merger that R.R. Donnelley may not recoup. These costs and expenses could reduce the realization of efficiencies, strategic benefits and additional income R.R. Donnelley expects to achieve from the merger. Although R.R. Donnelley expects that these benefits will offset the transaction expenses and implementation costs over time, this net benefit may not be achieved in the near term or at all.

Third parties may terminate or alter existing contracts or relationships with Courier or R.R. Donnelley.

Courier has contracts with customers, suppliers, vendors, landlords, licensors, joint venture partners and other business partners which may require Courier to obtain consent from these other parties in connection with the merger. If these consents cannot be obtained, Courier may suffer a loss of potential future revenue and may lose rights that are material to its business and the business of the combined company. In addition, third parties with whom Courier or R.R. Donnelley currently have relationships may terminate or otherwise reduce the scope of their relationship with either party in anticipation of the merger. Any such disruptions could limit R.R. Donnelley’s ability to achieve the anticipated benefits of the merger. The adverse effect of such disruptions could also be exacerbated by a delay in the completion of the merger or the termination of the merger agreement.

R.R. Donnelley may be unable to retain Courier personnel successfully after the merger is completed.

The success of the merger will depend in part on R.R. Donnelley’s ability to retain the talents and dedication of the professionals currently employed by Courier. It is possible that these employees might decide not to remain with Courier while the merger is pending or with the combined company after the merger is consummated. If key employees terminate their employment, or insufficient numbers of employees are retained to maintain effective operations, the combined company’s business activities might be adversely affected, management’s attention might be diverted from successfully integrating the operations of Courier to hiring suitable replacements, and the combined company’s business might suffer. In addition, R.R. Donnelley and Courier might not be able to locate suitable replacements for any key employees that leave either company or offer employment to potential replacements on reasonable terms.

Risks Relating to R.R. Donnelley’s Business

You should read and consider risk factors specific to R.R. Donnelley’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in R.R. Donnelley’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in other documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.

Risks Relating to Courier’s Business

You should read and consider risk factors specific to Courier’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in Courier’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014, Courier’s Quarterly Report on Form 10-Q for the period ended December 27, 2014 and in other documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.

INFORMATION ABOUT THE SPECIAL MEETING

This section contains information about the special meeting of Courier shareholders that has been called to consider and approve the merger agreement, a proposal to approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of Courier in connection with the merger, and to approve the adjournment or postponement of the special meeting if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement.

This proxy statement/prospectus is being furnished to the shareholders of Courier in connection with the solicitation of proxies by the Courier board for use at the special meeting. Courier is first mailing this proxy statement/prospectus and accompanying proxy card to its shareholders on or about [—], 2015.

Date, Time and Place

The special meeting will be held on [—], [—], 2015, at [—] Eastern time at [—], unless the special meeting is adjourned or postponed.

Purpose

At the special meeting, Courier shareholders will be asked to consider and vote upon the following matters:

•	a proposal to approve the merger agreement;

•	a proposal to approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of Courier in connection with the merger; and

•	a proposal to approve the adjournment or postponement of the special meeting if it is necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement.

Recommendation of the Courier Board

The Courier board has (i) determined that the merger agreement and the merger are in the best interests of Courier and its shareholders, (ii) adopted, approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, (iii) recommended that the Courier shareholders approve the merger agreement, and (iv) directed that the merger agreement be submitted for consideration by the Courier shareholders at the special meeting.

The Courier board unanimously recommends that Courier shareholders vote:

•	“FOR” the proposal to approve the merger agreement;

•	“FOR the proposal to approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of Courier in connection with the merger; and

•	“FOR” the proposal to approve the adjournment or postponement of the special meeting if it is necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement.

See the section entitled “The Mergers—Recommendation of the Courier Board; Courier’s Reasons for the Merger” beginning on page [—].

Courier shareholders should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the merger agreement, the merger and the proposed transactions contemplated by the merger agreement. In addition, Courier shareholders are directed to the merger agreement, which is attached as Annex A to this proxy statement/prospectus.

Approval of the merger agreement pursuant to the plan of merger is subject to a vote by Courier’s shareholders separate from the vote on approval, on an advisory (non-binding) basis, of the compensation payable to certain executive officers of Courier in connection with the merger. Approval of the compensation arrangements is not a condition to completion of the merger.

Record Date; Shares Entitled to Vote

Only holders of record of shares of Courier common stock at the close of business on the record date of [—], 2015, will be entitled to vote at the special meeting. Each outstanding share of Courier common stock entitles its holder to cast one vote. As of the record date, there were [—] shares of Courier common stock, par value $1 per share, outstanding and entitled to vote at the special meeting.

Quorum; Abstentions and Broker Non-Votes

A quorum is the minimum number of shares required to be present at the special meeting for the meeting to be properly held under Courier’s bylaws and Massachusetts law. The presence, in person or represented by proxy, of a majority of all issued and outstanding shares of common stock entitled to vote at the special meeting will constitute a quorum at the meeting. In the absence of a quorum, the chairperson of the special meeting or the holders of Courier common stock entitled to vote at the special meeting, present in person or represented by proxy, will have the power to adjourn the special meeting. As of the record date for the special meeting, [—] shares of Courier common stock will be required to achieve a quorum.

Holders of shares of Courier common stock present in person at the special meeting but not voting, and shares of Courier common stock for which Courier has received proxies indicating that their holders have abstained, will be counted as present at the special meeting for purposes of determining whether a quorum is established.

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. The approval of the merger agreement is not considered a routine matter. Accordingly, brokers will not have discretionary voting authority to vote on that matter at the special meeting. A broker non-vote occurs when brokers do not have discretionary voting authority and have not received instructions from the beneficial owners of the shares on a particular non-routine matter. A broker will not be permitted to vote on the proposal to approve the merger agreement without instruction from the beneficial owner of the shares of Courier common stock held by that broker. Accordingly, a broker non-vote will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement but will have no effect on the proposal to approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of Courier in connection with the merger or the proposal to approve one or more adjournments of the special meeting. If you hold shares of Courier stock through a broker, bank or other organization with custody of your shares, follow the voting instructions you receive from that organization.

Vote Required

Approval of the merger agreement requires the affirmative vote of holders of two-thirds of the shares of Courier common stock outstanding and entitled to vote on this proposal. Accordingly, a Courier shareholder’s failure to submit a proxy card or to vote in person at the special meeting, an abstention from voting, or the failure of a Courier shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee, will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

Approval, on an advisory (non-binding) basis, of the compensation payable to certain executive officers of Courier in connection with the merger will require the affirmative vote of the holders of a majority of the Courier common stock present, in person or represented by proxy, at the special meeting and entitled to vote on this proposal. An abstention from voting on this proposal will have no effect on the outcome of this proposal and shares not in attendance at the special meeting will have no effect on the outcome of this proposal.

Approving the adjournment or postponement of the special meeting (if it is necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement) requires the affirmative vote of holders of a majority of the shares of Courier common stock present, in person or represented by proxy, at the special meeting and entitled to vote on the adjournment proposal. Accordingly, abstentions will have no effect on the outcome of an adjournment proposal and shares not in attendance at the special meeting will have no effect on the outcome of any vote to adjourn or postpone the special meeting.

Voting by Courier’s Directors and Executive Officers

As of the record date, Courier’s directors and executive officers and certain of their affiliates beneficially owned [—] shares of Courier common stock entitled to vote at the special meeting. This represents approximately [—]% in voting power of the outstanding shares of Courier common stock entitled to be cast at the special meeting. Courier directors and executive officers James F. Conway III, Paul Braverman, Kathleen Foley Curley, Edward J. Hoff, John J. Kilcullen, Peter K. Markell, Ronald L. Skates, W. Nicholas Thorndike, Susan L. Wagner, Rajeev Balakrishna and Peter M. Folger have each entered into voting agreements that obligate them to vote “FOR” the Courier proposal to approve the merger agreement. Additionally, Courier currently expects that the Courier directors and executive officers will vote their shares of Courier common stock in favor of the other proposals to be considered at the special meeting, although none of them is obligated to do so.

How to Vote

Courier shareholders may vote using any of the following methods:

By Telephone or on the Internet

Courier shareholders can vote by calling the toll-free telephone number on their proxy card. Please have your proxy card handy when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

The website for Internet voting is www.proxyvote.com. Please have your proxy card handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded.

Telephone and Internet voting facilities for Courier shareholders of record will be available 24 hours a day beginning on or about [—], 2015, and will close at 11:59 p.m. Eastern time on [—], 2015. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your bank, broker or other holder of record. Therefore, Courier recommends that you follow the voting instructions in the materials you receive.

By Mail

Courier shareholders may complete, sign and date the proxy card or voting instruction card mailed to them and return it in the prepaid envelope.

In Person at the Special Meeting

Courier shareholders as of the record date may vote in person at the special meeting. You may also be represented by another person at the special meeting if you execute a proper proxy designating that person. If you are a beneficial owner of Courier shares, you must obtain a legal proxy from your bank, broker or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the special meeting.

Voting of Proxies

Shares will be voted in accordance with the instructions provided by a Courier shareholder who has voted by Internet, by telephone or by completing, signing, dating and mailing a proxy card or voting instruction card. If you are a Courier shareholder of record and you sign, date and return your proxy card but do not indicate how you want to vote or do not indicate that you wish to abstain, your shares will be voted “FOR” the proposal to approve the merger agreement, “FOR” the proposal to approve compensation payable to certain executive officers of Courier in connection with the merger and “FOR” the proposal to adjourn or postpone the special meeting if it is necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the merger agreement, and in the discretion of the proxyholders on any other matter that may properly come before the meeting at the discretion of the Courier board.

Revoking Your Proxy

Courier shareholders may revoke a proxy at any time before it is voted at the special meeting. To do this, you must:

•	enter a new vote by telephone or over the Internet by the date and time indicated on the applicable proxy card or voter instruction form;

•	deliver another duly executed proxy card or voter instruction form bearing a later date to the addressee named in the proxy card or voter instruction form;

•	provide written notice of the revocation to Courier’s Corporate Secretary and Clerk at 15 Wellman Avenue, North Chelmsford, Massachusetts 01863; or

•	attend the special meeting and vote in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting).

If your shares are held in “street name,” you must contact your broker, bank or nominee to revoke and vote your proxy. If you have questions about how to vote or revoke your proxy, you should contact Courier’s proxy solicitor, MacKenzie toll-free at (800)  322-2885.

Attending the Special Meeting

Courier shareholders as of the record date, or their duly appointed proxies, may attend the special meeting. If you hold shares of Courier common stock in your name as a shareholder of record and you wish to attend the special meeting, you must present evidence of your stock ownership, such as your most recent account statement, at the special meeting. You should also bring valid picture identification.

If your shares of Courier common stock are held in “street name” in a stock brokerage account or by a broker, bank or other nominee and you wish to attend the special meeting, you need to bring a copy of a bank or brokerage statement to the special meeting reflecting your stock ownership as of the record date. You should also bring valid picture identification. Please note that if you plan to attend the special meeting in person and would like to vote at the special meeting, you will need to bring a legal proxy from your broker, bank or other holder of record as explained above.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of, among other things, soliciting additional proxies. Courier may adjourn the special meeting without notice if announced at the special meeting at which the adjournment is taken and if the adjournment is to a date that is not greater than 30 days after the original date fixed for the special meeting and no new record date is fixed for the adjourned meeting. Any signed proxies received by Courier prior to the special meeting in which no voting instructions are provided on such matter will be voted “FOR” an adjournment or postponement of the special meeting, if necessary or appropriate. Any adjournment or postponement of the special meeting will allow Courier shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

If, at the special meeting, the number of shares of Courier common stock present in person or represented by proxy and voting in favor of the proposal to approve the merger agreement is not sufficient to approve that proposal, Courier may move to adjourn the special meeting in order to enable the Courier board to solicit additional proxies for the approval of the merger agreement. In that event, Courier will ask its shareholders to vote only upon the adjournment proposal, and not the merger agreement proposal. The adjournment proposal relates only to an adjournment or postponement of the special meeting occurring for purposes of soliciting additional proxies for approval of the merger agreement proposal in the event that there are insufficient votes to approve that proposal. Courier retains full authority to the extent set forth in its bylaws and Massachusetts law to adjourn the special meeting for any other purpose, or to postpone the special meeting before it is convened, without the consent of any Courier shareholders.

Householding of Shareholder Materials

Courier has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, Courier will deliver a single copy of proxy materials to multiple shareholders who share the same address unless Courier receives contrary instructions from one or more of the shareholders. This procedure reduces printing costs, mailing costs, and fees. Courier shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, Courier will deliver promptly a separate copy of the proxy statement/prospectus and related proxy materials to any shareholder at a shared address to which Courier delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that Courier only send a single copy of proxy materials, shareholders may contact Courier as follows: Courier Corporation, Attention: Investor Relations, 15 Wellman Avenue, North Chelmsford, Massachusetts 01863 or by calling (978) 251-6136. Courier shareholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Solicitation of Proxies

Courier is soliciting proxies for the special meeting from Courier shareholders. Courier has also retained MacKenzie to solicit proxies for the special meeting from Courier shareholders for a fee of approximately $25,000, plus reasonable out-of-pocket expenses. Courier will bear the entire cost of soliciting proxies from Courier shareholders, and Courier will pay all expenses incurred in connection with the printing and mailing of this proxy statement/prospectus. In addition to this mailing, Courier’s directors, officers and employees (who will not receive any additional compensation for such services) may solicit proxies. Solicitation of proxies may be undertaken through the mail, in person, by telephone, the Internet or other means.

Courier may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses for forwarding proxy materials to the beneficial owners of Courier common stock and in obtaining voting instructions from such beneficial owners.

Shareholder List

A list of Courier shareholders entitled to vote at the special meeting will be available for inspection at Courier’s executive offices (which are located at 15 Wellman Avenue, North Chelmsford, Massachusetts 01863) at least 10 days prior to the date of the special meeting and continuing through the special meeting for any purpose germane to the meeting. The list also will be available at the special meeting for inspection by any Courier shareholder present at the meeting.

Other Business

There are no other matters that the Courier board intends to present at the special meeting. If you have returned your signed and completed proxy card and other matters are properly presented for voting at the special meeting, the proxies appointed by the Courier board (the persons named in your proxy card if you are a shareholder of record) will have the discretion to vote on those matters for you.

Assistance

If you need assistance in voting or completing your proxy card or have questions regarding the special meeting, please contact MacKenzie, the proxy solicitor for Courier, by mail at 105 Madison Avenue, New York, New York 10016, by telephone at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or by e-mail at proxy@mackenziepartners.com.

PROPOSALS SUBMITTED TO COURIER SHAREHOLDERS

Merger Agreement Proposal

(Proposal 1 on the Courier Proxy Card)

Courier shareholders are asked to approve the merger agreement. For a summary and detailed information regarding the merger agreement, see the information about the merger agreement and the mergers throughout this proxy statement/prospectus, including the information set forth in sections entitled “The Mergers” beginning on page [—] and “The Merger Agreement” beginning on page [—]. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus and is incorporated by reference herein.

Pursuant to the merger agreement, approval of this proposal is a condition to the closing of the mergers. If the proposal is not approved, the mergers will not be completed even if the other proposals considered at the special meeting are approved.

Courier is requesting that Courier shareholders approve the merger agreement. If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your Courier common stock represented by such proxy card will be voted “FOR” the approval of the merger agreement.

Approval of the proposal to approve the merger agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding Courier common stock entitled to vote on such proposal.

Recommendation of the Courier Board

The Courier board unanimously recommends that Courier shareholders vote FOR the proposal to approve the merger agreement.

Advisory Vote on Executive Compensation

(Proposal 2 on the Courier Proxy Card)

As required by Section 14A of the Exchange Act and the SEC’s rules thereunder, Courier is asking its shareholders to cast an advisory (non-binding) vote on the compensation that may be payable to its named executive officers in connection with the merger, as described in this proxy statement/prospectus under “Interests of Courier’s Directors and Executive Officers in the Merger—Courier Golden Parachute Compensation,” including in the associated narrative discussion. In accordance with these requirements, Courier is asking its shareholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be payable to Courier’s named executive officers in connection with the merger, as disclosed in the table captioned “Courier Golden Parachute Compensation” on page [—], including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be payable, are hereby APPROVED.”

The vote on the executive compensation payable in connection with the merger is a vote separate and apart from the vote to approve the merger agreement. You may vote to approve this proposal and vote not to approve the Courier merger proposal, or you may vote against this proposal and vote to approve the merger agreement. Because the vote on this proposal is advisory in nature only, it will not be binding on Courier. Accordingly, because Courier is contractually obligated to pay the compensation covered by this proposal, such compensation will be payable, subject only to certain applicable conditions, if the mergers are approved and regardless of the outcome of the advisory vote.

The affirmative vote of the holders of a majority of Courier common stock present in person or represented by proxy at the special meeting and entitled to vote on this proposal will be required to approve the proposal. If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your shares of common stock represented by such proxy card will be voted “FOR” this proposal. Abstentions from voting on this proposal will have no effect on the outcome of this proposal. Failures to submit a proxy (if you do not attend the special meeting in person) and any broker non-votes will not affect the outcome of the vote on this proposal.

Recommendation of the Courier Board

The Courier board unanimously recommends that Courier shareholders vote FOR the proposal to approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of Courier in connection with the merger.

Courier Adjournment Proposal

(Proposal 3 on the Courier Proxy Card)

Courier is asking its shareholders to consider and vote upon a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of approval of the merger agreement.

If the number of Courier common stock present in person or represented by proxy at the special meeting voting in favor of proposal 1 to approve the merger agreement is insufficient to approve proposal 1 at the time of the special meeting, then Courier may move to adjourn the special meeting in order to enable the Courier board to solicit additional proxies in respect of such proposal. In that event, Courier shareholders will be asked to vote only upon the adjournment proposal, and not on any other proposal, including proposal 1.

In this proposal, you are being asked to authorize the holder of any proxy solicited by the Courier board to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the special meeting one or more times for the purpose of soliciting additional proxies. If Courier shareholders approve the adjournment proposal, Courier could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Courier shareholders that have previously returned properly executed proxies or authorized a proxy by using the Internet or telephone. Among other things, approval of the adjournment proposal could mean that, even if Courier has received proxies representing a sufficient number of votes against the approval of proposal 1 such that the proposal would be defeated, Courier could adjourn the special meeting without a vote on proposal 1 and seek to obtain sufficient votes in favor of approval of proposal 1 to obtain approval of that proposal.

Whether a quorum is present, the affirmative vote of the holders of a majority of Courier common stock present in person or represented by proxy at the special meeting and entitled to vote on this proposal will be required to approve the proposal. If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your Courier common stock represented by such proxy card will be voted “FOR” this proposal. Abstentions from voting on this proposal will have no effect on the outcome of this proposal. Failures to submit a proxy (if you do not attend the special meeting in person) and any broker non-votes will not affect the outcome of the vote on this proposal.

Recommendation of the Courier Board

The Courier board unanimously recommends that Courier shareholders vote FOR the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of approval of the merger agreement.

Other Business

At this time, Courier does not intend to bring any other matters before the special meeting, and Courier does not know of any matters to be brought before the special meeting by others. If, however, any other matters properly come before the special meeting, the persons named in the enclosed proxy, or their duly constituted substitutes, acting at the special meeting or any adjournment or postponement thereof will be deemed authorized to vote the Courier common stock represented thereby in accordance with the judgment of management on any such matter.

THE PARTIES TO THE MERGER

Courier Corporation

15 Wellman Avenue

North Chelmsford, Massachusetts 01863

(978) 251-6000

Courier Corporation, a Massachusetts corporation, is one of America’s major book manufacturers and a leader in content management and customization in new and traditional media. Courier also publishes books under two brands offering award-winning content and thousands of titles. Courier, founded in 1824, was incorporated under the laws of Massachusetts on June 30, 1972.

Courier common stock is listed on NASDAQ under the symbol “CRRC.”

For more information about Courier, please visit the Internet website of Courier at www.courier.com. The Internet website address of Courier is provided as an inactive textual reference only. The information contained on the Internet website of Courier is not incorporated into, and does not form a part of, this proxy statement/prospectus or any other report or document on file with or furnished to the SEC. Additional information about Courier is included in the documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus.

R.R. Donnelley & Sons Company

Address until mid-May of 2015:

111 South Wacker Drive,

Chicago, Illinois 60606

(312) 326-8000

Address after mid-May of 2015:

35 West Wacker Drive,

Chicago, Illinois 60601

(312) 326-8000

R.R. Donnelley & Sons Company, a Delaware corporation, is a global provider of integrated communications. R.R. Donnelley works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, drive top-line growth, enhance return on investment and increase compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, R.R. Donnelley employs a suite of leading Internet-based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing services to clients in virtually every private and public sector.

R.R. Donnelley common stock is listed on NASDAQ under the symbol “RRD.”

For more information about R.R. Donnelley, please visit R.R. Donnelley’s Internet website at www.rrd.com. R.R. Donnelley’s Internet website address is provided as an inactive textual reference only. The information contained on R.R. Donnelley’s Internet website is not incorporated into, and does not form a part of, this proxy statement/prospectus or any other report or document on file with or furnished to the SEC. Additional information about R.R. Donnelley is included in the documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus.

Raven Solutions, Inc.

Address until mid-May of 2015:

c/o R.R. Donnelley & Sons Company

111 South Wacker Drive,

Chicago, Illinois 60606

(312) 326-8000

Address after mid-May of 2015:

c/o R.R. Donnelley & Sons Company

35 West Wacker Drive,

Chicago, Illinois 60601

(312) 326-8000

Raven Solutions, Inc., a Massachusetts corporation and a wholly owned subsidiary of R.R. Donnelley, was formed solely for the purpose of facilitating the mergers. Merger Sub has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the merger agreement. By operation of the merger, Merger Sub will be merged with and into Courier, Merger Sub’s separate existence will cease and Courier will become a wholly owned subsidiary of R.R. Donnelley.

Raven Ventures LLC

Address until mid-May of 2015:

c/o R.R. Donnelley & Sons Company

111 South Wacker Drive,

Chicago, Illinois 60606

(312) 326-8000

Address after mid-May of 2015:

c/o R.R. Donnelley & Sons Company

35 West Wacker Drive,

Chicago, Illinois 60601

(312) 326-8000

Raven Ventures LLC, a Massachusetts limited liability company and a wholly owned subsidiary of R.R. Donnelley, was formed solely for the purpose of facilitating the mergers. Merger LLC has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the transactions contemplated by the merger agreement. By operation of the mergers, Courier will be merged with and into Merger LLC and Courier’s separate existence will cease.

THE MERGERS

This section describes the mergers. The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are encouraged to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about Courier or R.R. Donnelley. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings Courier and R.R. Donnelley make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus.

Per Share Merger Consideration

At the completion of the merger, each share of Courier common stock issued and outstanding immediately prior to the completion of the merger, other than shares owned by R.R. Donnelley, Merger Sub, any other subsidiary of R.R. Donnelley, Courier or any of its subsidiaries and shares held by Courier shareholders who have properly exercised appraisal rights with respect to such shares in accordance with Part 13 of the MBCA, which we collectively refer to as excluded shares, will be converted into the right to receive either (i) an amount in cash equal to $23.00, without interest, or (ii) 1.3756 validly issued, fully paid and non-assessable shares of R.R. Donnelley common stock, which we refer to as the exchange ratio, subject to proration so that a total of 8,000,000 shares of R.R. Donnelley common stock will be issued in the merger.

Background of the Mergers

The Courier board, whom we sometimes to refer to as the Board, and Courier’s management have continually engaged in a review of Courier’s business plans and other strategic alternatives as part of their ongoing activities. This process has included evaluating prospects and options pertaining to its business, the markets in which it competes, organic initiatives, and possible strategic transactions, such as mergers, acquisitions and dispositions, in each case with a view towards enhancing value for Courier shareholders.

In 2010 and 2011, the Board undertook a comprehensive review of strategic alternatives to determine whether a sale of the company would maximize shareholder value, which we refer to as the 2011 process. As a result of this review, the Board determined to conduct a process for a potential sale of Courier. On October 22, 2010, the Board engaged Blackstone as its exclusive financial advisor based upon Blackstone’s substantial knowledge and expertise in mergers and acquisitions investment banking. With Blackstone’s assistance, the Board evaluated strategic alternatives, including growth through re-investment in the business or bolt-on acquisitions, increasing the dividend amount or implementing a large stock buyback, a breakup of the business and a sale of the company. The Board concluded that of the various alternatives considered, a sale of the company would best minimize future execution risk. Accordingly, at the direction of the Board, Blackstone contacted approximately 13 parties regarding a potential business combination. Of those contacted, R.R. Donnelley and Quad entered into customary confidentiality agreements and conducted due diligence on Courier. Although Courier received proposals to acquire certain of its business units and a proposal for a joint venture, no proposals to acquire all of Courier were submitted. The Board concluded the 2011 process by determining that, at that time, it was in the best interests of Courier and its shareholders to continue executing Courier’s standalone business plan.

On September 4, 2014, James F. Conway III, Courier’s Chief Executive Officer, President and Chairman of the Board, received a call from Thomas J. Quinlan III, President and Chief Executive Officer of R.R. Donnelley. During this call, Mr. Quinlan requested an in-person meeting with representatives of Courier. No mention was made of a strategic transaction and no agenda was set for the meeting.

On September 22, 2014, Mr. Conway, Peter M. Folger, Senior Vice President and Chief Financial Officer of Courier, Mr. Quinlan and Daniel L. Knotts, Chief Operating Officer of R.R. Donnelley, met in Boston, Massachusetts. At this meeting, Mr. Quinlan indicated R.R. Donnelley’s desire to explore a potential strategic transaction involving Courier. Neither price nor valuation of Courier was discussed at the meeting. Messrs. Conway and Folger indicated that they would discuss the matters raised by Messrs. Quinlan and Knotts with the Courier board.

On September 23, 2014, the Board held a meeting at which Mr. Conway updated the Board with regard to his conversation with Mr. Quinlan. The Board expressed a willingness to consider a proposal by R.R. Donnelley to acquire Courier should such a proposal be forthcoming, and authorized Courier’s management to negotiate and enter into a customary non-disclosure agreement containing a customary “standstill” provision with R.R. Donnelley. The Board also expressed its desire to re-engage Blackstone as its exclusive financial advisor should R.R. Donnelley present a proposal to Courier for a strategic transaction. For administrative convenience, the Board appointed a special committee consisting of Kathleen Foley Curley, Edward J. Hoff and Ronald L. Skates to assist senior management with, among other things, negotiating an engagement letter with Blackstone, which would be presented to the Courier board for its consideration and approval.

On September 24, 2014, Courier and R.R. Donnelley entered into a non-disclosure agreement containing a customary “standstill” provision.

On September 25, 2014, Mr. Conway received a request from Mr. Quinlan for a meeting of representatives from both companies to be held on October 2, 2014 to discuss matters relating to a potential strategic transaction, including an overview of Courier’s book manufacturing and publishing businesses. Mr. Quinlan also proposed that the parties discuss the synergy opportunities that could result from a combination of the two companies. Following receipt of this request, Courier’s senior management provided the Board with an update of R.R. Donnelley’s request for a meeting and entry into the non-disclosure agreement.

On October 2, 2014, Mr. Conway, Mr. Folger, and Rajeev Balakrishna, Senior Vice President and General Counsel of Courier (we sometimes refer to Messrs. Conway, Folger and Balakrishna as the senior management of Courier), met with representatives of R.R. Donnelley, including Mr. Quinlan, Mr. Knotts and Daniel N. Leib, Chief Financial Officer of R.R. Donnelley, to discuss Courier’s book manufacturing and publishing businesses and the synergy opportunities that could result from a combination of the two companies. The parties did not discuss price or valuation of Courier, but at the conclusion of the meeting Mr. Quinlan indicated that he expected that R.R. Donnelley would make a proposal the following week.

On October 3, 2014, Mr. Quinlan informed Mr. Conway that R.R. Donnelley would provide Courier with an expression of interest no later than October 8, 2014.

On October 8, 2014, in a telephone conversation Mr. Quinlan informed Mr. Conway that R.R. Donnelley would submit a written indication of interest that day, and later that day Courier received a written indication of interest from R.R. Donnelley for the acquisition of Courier at a price of $16.00 per share, which we refer to as the RRD October 8 proposal. The RRD October 8 proposal was subject to due diligence and contemplated consideration consisting of a mix of 49% cash and 51% R.R. Donnelley common stock, with the stock component having a fixed exchange ratio. The proposal also indicated that the cash portion of the purchase price would be funded from cash on R.R. Donnelley’s balance sheet or other available resources and that the $16.00 price assumed no adverse changes in Courier’s relationships with its top customers.

In the afternoon on October 8, following receipt of the RRD October 8 proposal, the Board held a meeting to receive an update from management concerning the proposal. The members of Courier’s senior management team and representatives of Blackstone and Courier’s outside legal counsel, Goodwin Procter LLP, which we refer to as Goodwin Procter, participated in this meeting. At the meeting, Courier’s senior management and a representative from Blackstone summarized the RRD October 8 proposal, and the Board agreed to meet again on October 10, 2014 to consider and discuss the proposal in greater detail.

Between October 8 and October 10, 2014, management of Courier provided Blackstone with certain initial projections that were prepared by Courier senior management in the normal course of its financial planning.

On October 9, 2014, Goodwin Procter advised the board on the board’s fiduciary duties to the shareholders in connection with a potential sale of the company.

On October 10, 2014, the Board held a meeting to consider and discuss the RRD October 8 proposal in greater detail. The members of Courier’s senior management team and representatives of Blackstone and Goodwin Procter participated in this meeting. Blackstone reviewed the terms and conditions of the RRD October 8 proposal from a financial point of view, including financial considerations relevant to the proposal and to R.R. Donnelley in view of the stock component of the consideration being offered. Blackstone also discussed certain aspects of Courier’s strategic and financial positioning, including Courier’s revenue, margins and stock price over the last several years. The Board considered strengths in Courier’s business, including Courier’s growing sales in education, religious and specialty trade, its stable cash flow driven by long-term customer relationships and its investment in digital press capacity. The Board also considered weaknesses in Courier’s business, including a competitive pricing environment, Courier’s high customer concentration and its smaller scale relative to its peers. The Board expressed particular concern over the competitive bid process being conducted at that time by one of Courier’s largest customers, which we refer to as the customer RFP process, and the potential implications to Courier’s business depending upon the outcome of that process. With assistance from Blackstone, the Board reviewed its prior evaluation of strategic alternatives and again concluded that the two most compelling alternatives at this time were to either remain as an independent company and continue to execute Courier’s long-term business plan or create value for shareholders through a sale of the company. Regarding the RRD October 8 proposal, the Board considered the fact that the stock portion should qualify for deferred tax treatment, the advantages and disadvantages of receiving R.R. Donnelley stock as consideration with a fixed exchange ratio (where Courier shareholders would benefit from appreciation of the R.R. Donnelley common stock but would bear the risk of any decreases in the value of such stock), the uncertainty as to how much credit, if any, the $16.00 per share price gave to expected synergies resulting from the transaction, and the closing risks associated with the proposal, including obtaining antitrust approval, obtaining Courier shareholder approval and the allocation of risk between the parties regarding potential adverse changes in Courier’s relationships with its top customers between signing and closing of any transaction. The Board concluded that the RRD October 8 proposal significantly undervalued Courier and, thus, rejected the RRD October 8 Proposal. The Board authorized Courier’s senior management to convey this conclusion to R.R. Donnelley but to also indicate that Courier remained open to having an ongoing dialogue by providing R.R. Donnelley with insight into the Board’s and management’s perspectives on drivers of value in Courier’s business.

Following the Board meeting on October 10, Mr. Conway conveyed the Board’s conclusions to Mr. Quinlan in a telephone conversation.

On October 15, 2014, the Courier senior management team participated in a telephone conference with Mr. Quinlan and other representatives of R.R. Donnelley, in which the Courier representatives reiterated that the Board had rejected the RRD October 8 proposal as being financially inadequate. The Courier senior management team indicated, among other things, that the Board’s focus was on an EBITDA multiple valuation for Courier, that included credit for synergies, such as redundant cost savings and filling unused press capacity at Courier.

On October 15, 2014, Courier’s senior management provided the Board with an update of the telephone conference with R.R. Donnelley held earlier that day.

On October 20, 2014, Mr. Quinlan telephoned Mr. Conway and informed him that R.R. Donnelley was prepared to increase its purchase price to a range between $17.00 and $18.00 per share with terms that were otherwise identical in all material respects to the RRD October 8 proposal, which we refer to as the RRD October 20 proposal.

On October 22, 2014, the Board held a meeting to consider and discuss the RRD October 20 proposal. The members of Courier’s senior management team and representatives of Blackstone and Goodwin Procter participated in this meeting. Blackstone reviewed the terms and conditions of the RRD October 20 proposal from a financial point of view, including financial considerations relevant to the proposal and to R.R. Donnelley in view of the stock component of the consideration being offered. Goodwin Procter reviewed the Board’s fiduciary duties in connection with the receipt of an unsolicited acquisition proposal. The Board determined that the RRD October 20 proposal provided no credit for expected transaction synergies. With the assistance of Goodwin Procter, the Board also discussed the closing risks associated with a transaction with R.R. Donnelley, including antitrust approval, as well as the customer RFP process and the potential implications to Courier’s business of an increase or decrease in the volume of work awarded by such customer to Courier and/or to R.R. Donnelley. In addition, the Board considered risks associated with Courier’s customer concentration and the fact that an increase in business because of the customer RFP process would increase Courier’s customer concentration. The Board also discussed the lack of liquidity in the trading of Courier’s stock and the Board’s belief that the market did not appropriately reflect Courier’s consistent EBITDA and cash flow performance. Finally, the Board deliberated about the advantages and disadvantages of fixed exchange ratio pricing versus fixed value pricing, noting that fixed value pricing could result in substantial dilution to the acquiror and also would deprive Courier shareholders of the benefit from any appreciation in the acquiror’s stock between the announcement of a transaction and the closing. The Board noted, however, that while fixed exchange ratio pricing would allow Courier shareholders to benefit from any appreciation in the acquiror’s stock between the announcement of a transaction and the closing, it also would subject Courier shareholders to the risk of depreciation in the acquiror’s stock during that time period. The Board ultimately concluded that fixed exchange ratio pricing was a customary and appropriate balance of risks for Courier shareholders and for an acquiror. Following this discussion, the Board concluded that the RRD October 20 proposal continued to undervalue Courier and rejected the proposal. The Board authorized Courier’s senior management to convey this conclusion to R.R. Donnelley but to also indicate that Courier remained open to having an ongoing dialogue. The Board further authorized management to advise R.R. Donnelley that Courier’s perspective on valuation, particularly when accounting for anticipated synergies, is that any further proposal should offer at least $20.00 per share to Courier shareholders.

On October 23, 2014, Mr. Conway conveyed the Board’s conclusions to Mr. Quinlan in a telephone conversation. On that call, Mr. Quinlan stated R.R. Donnelley’s disagreement with Courier’s perspectives on sharing potential combination synergies and further noted that any synergies must be earned by the combined company and as such could not be presumed and paid for in advance. Mr. Quinlan also articulated R.R. Donnelley’s position that Courier shareholders would participate in synergies through their ownership of R.R. Donnelley stock. Mr. Conway noted that the proposed purchase price was less than the Company’s 52-week high closing price. The parties agreed to speak again the following day.

On October 24, 2014, Mr. Conway and Mr. Quinlan spoke again by telephone. On this call, Mr. Quinlan indicated that R.R. Donnelley was prepared to value Courier at the high end of the range set forth in the RRD October 20 proposal, or $18.00 per share. Mr. Quinlan also stated that R.R. Donnelley would like to receive a response from Courier no later than October 29, 2014, in view of an upcoming meeting of the board of directors of R.R. Donnelley that same week.

In the afternoon of October 24, 2014, R.R. Donnelley delivered to Courier a written non-binding indication of interest to acquire Courier for $18.00 per share that was otherwise identical in all material respects to the RRD October 20 proposal, which we refer to as the RRD October 24 proposal.

On October 24, 2014 and subsequent to receipt of the RRD October 24 proposal, the Board held a meeting to consider and discuss the RRD October 24 proposal. The members of Courier’s senior management team and representatives of Blackstone and Goodwin Procter participated in this meeting. Blackstone reviewed the terms and conditions of the RRD October 24 proposal from a financial point of view, including financial considerations relevant to the proposal and to R.R. Donnelley in view of the stock component of the consideration being offered. The Board discussed R.R. Donnelley’s disagreement with Courier’s perspectives on valuing potential synergies, as well as Mr. Quinlan’s commentary regarding the realization of such synergies by the combined enterprise. The Board again discussed the closing risks associated with a transaction with R.R. Donnelley, including antitrust approval, and risks associated with the customer RFP process and the potential implications to Courier’s business of an increase or decrease in the volume of work awarded by such customer to Courier and/or to R.R. Donnelley. The Board considered whether Courier could achieve better value for its shareholders by remaining independent and executing its existing long-term business strategy, particularly if Courier maintained the status quo or increased its business because of the customer RFP process. The Board also considered whether it might be advisable to approach and discuss a potential strategic transaction with other third parties, including Quad, a company in the print solutions, media solutions and logistics services space. The Board, with assistance from Blackstone, viewed Quad as the other most logical potential acquirer of Courier besides R.R. Donnelley, and considered the fact that Quad might have an interest in acquiring Courier to gain business with Courier’s top customers. The Board discussed the potential risks and benefits of commencing a broader sale process in which parties would be invited to review confidential information and submit indications of interest with respect to a potential business combination involving Courier, acknowledging the potential disruptions to Courier’s business, the risk of leaks that might arise from approaching potential acquirors and the resulting impact on Courier’s business, as well as the unsuccessful 2011 process. The Board, with assistance from Blackstone, also discussed that potential strategic buyers should be able to pay a higher purchase price because of expected synergies. After this discussion the Board made the reasonable judgment that financial buyers, including private equity firms, could not compete on price, primarily because they would not be able to realize synergies. The Board concluded that it would be prudent to contact Quad to create a competitive dynamic at some point in the process, and that in the reasonable judgment of the Board considering the risks discussed by the Board, Quad was the only other likely interested buyer based on the results of the 2011 process. Following this discussion, the Board concluded that the RRD October 24 proposal was not adequate from a financial point of view without first contacting Quad and determining if Quad might have an interest in acquiring Courier. The Board authorized Courier’s senior management to convey to R.R. Donnelley that the RRD October 24 Proposal was not acceptable, but that Courier remained open to having an ongoing dialogue. After the representatives of Blackstone recused themselves from the meeting, the Board discussed and approved the terms of Courier’s engagement letter with Blackstone.

On October 24, 2014, Courier and Blackstone entered into an engagement letter to formally retain Blackstone as Courier’s exclusive financial advisor, effective as of September 23, 2014.

On October 27, 2014, Mr. Conway informed Mr. Quinlan via a telephone call that the Board still viewed the RRD October 24 proposal as financially inadequate.

On October 31, 2014, Courier’s senior management provided the Board with an update of the telephone call with R.R. Donnelley held earlier that week.

On November 10, 2014, Mr. Conway had separate telephone conversations with each of the members of the Board to update them regarding the status of the customer RFP process and other customer-related matters.

On November 11, 2014, Mr. Conway called Mr. Quinlan to inform him that a regular meeting of the Board was scheduled for November 12, 2014, and to inquire whether R.R. Donnelley had an improved proposal for the Board to consider at the meeting. On this call, Mr. Quinlan indicated that R.R. Donnelley would be willing to increase its offer price to $18.25 per share.

Later on November 11, 2014, Mr. Conway placed a call to J. Joel Quadracci, the Chairman, President and Chief Executive Officer of Quad, to inquire whether Quad might have an interest in acquiring Courier. Mr. Quadracci informed Mr. Conway that Quad was interested in this opportunity. Subsequent to Mr. Conway’s call, a representative of Blackstone also placed a call to Mr. Quadracci to provide Quad with additional details concerning the Courier opportunity.

On November 12, 2014, Courier and Quad entered into a non-disclosure agreement containing a customary “standstill” provision.

On November 12, 2014, the Board held a regular meeting to discuss Courier’s fourth quarter and year-end results of operations. The members of Courier’s senior management team and representatives of Blackstone and Goodwin Procter participated in a portion of this meeting. The Board again discussed R.R. Donnelley’s disagreement with Courier’s perspective on sharing the value of potential combination synergies. The Board again discussed the closing risks associated with a transaction between Courier and R.R. Donnelley, including antitrust approval and risks associated with the customer RFP process, including the potential implications to Courier’s business of an increase or decrease in the volume of work awarded by such customer to Courier and/or to R.R. Donnelley. The Board again considered whether Courier could achieve better value for its shareholders by remaining independent and executing its existing long-term business strategy, particularly if Courier maintained the status quo or increased its business because of the customer RFP process. The Board considered the RRD October 24 proposal, as amended to reflect an $18.25 per share price, in light of the developments in Courier’s business since October 24, 2014, including with respect to the customer RFP process and other customer-related matters. Courier’s senior management updated the Board on the developments with Quad, including that Quad had indicated an interest in making an offer to acquire Courier and that the parties had entered into a non-disclosure agreement containing a customary “standstill” provision. Senior management also advised the Board that representatives from Courier and Quad had scheduled a meeting in New York City for November 13, 2014 to further discuss a potential strategic transaction between the parties. Following this discussion, the Board concluded that the RRD October 24 proposal, as amended to reflect an $18.25 per share price, might present an alternative more favorable to Courier shareholders than remaining as an independent company. However, the Board also concluded that a decision to proceed only with R.R. Donnelley should not be made until Quad was given an opportunity to make an offer to acquire Courier and the Board was comfortable with the perceived closing risks associated with a transaction between Courier and R.R. Donnelley, including those relating to antitrust approval and customer and employee retention. The Board authorized Courier’s senior management to convey to R.R. Donnelley the Board’s general receptiveness to an $18.25 per share price, but that the Board needed to be comfortable with the closing risks associated with a transaction between the parties.

On November 12, 2014, Mr. Conway and Mr. Quinlan spoke by telephone. On this call, Mr. Conway indicated that the Board was receptive to R.R. Donnelley’s latest offer at $18.25 per share, but that the Board needed to understand the closing risks associated with a transaction between the parties, including those relating to antitrust approval. Mr. Quinlan expressed R.R. Donnelley’s confidence that the transaction would not involve meaningful closing risks to the parties.

On November 13, 2014, Courier’s senior management team met in New York City with representatives of Quad, including Mr. Quadracci, John C. Fowler (via teleconference), Quad’s Executive Vice President of Strategy and Corporate Development, and Thomas J. Frankowski, Quad’s Executive Vice President of Manufacturing & Operations, to discuss Courier’s book manufacturing and publishing businesses and the synergy opportunities that could result from a combination of the two companies.

On November 13, 2014, representatives from Goodwin Procter spoke by telephone with their counterparts at Sidley Austin LLP, which we refer to as Sidley Austin, legal counsel to R.R. Donnelley. On this call, the Goodwin Procter representatives expressed the Board’s desire to be comfortable with the closing risks associated with a transaction between Courier and R.R. Donnelley, including those relating to antitrust approval, and the Goodwin Procter and Sidley Austin representatives agreed to analyze and discuss the matter further.

On November 15, 2014, in a telephone conversation Mr. Quadracci informed Mr. Conway that Quad would submit a written indication of interest that day, and later that day Courier received a written indication of interest from Quad for the acquisition of Courier at a price of $18.00 per share, which we refer to as the Quad November 15 proposal. The Quad November 15 proposal was subject to due diligence and contemplated consideration consisting of a mix of 60% cash and 40% Quad publicly traded Class A common stock, with the stock component having a fixed exchange ratio. The proposal also requested that Courier negotiate exclusively with Quad for a period not to exceed 60 days.

On November 16, 2014, Mr. Conway had a telephone conversation, and a representative of Blackstone had multiple telephone conversations, with Mr. Quadracci. On these calls, Mr. Conway and the Blackstone representative informed Mr. Quadracci that while Quad’s initial proposal was competitive, it was not the highest proposal that Courier had received, and that, in addition to price, the Board was focused on deal certainty. During these conversations, Mr. Quadracci noted that Quad would need to talk with Courier’s two top customers prior to the announcement of a transaction and also reiterated Quad’s desire for exclusive negotiations. Mr. Quadracci also sought to better understand Courier’s prospects in the customer RFP process.

Later in the day on November 16, 2014, Courier received a written indication of interest from Quad for the acquisition of Courier at a price of $19.00 per share that was otherwise identical in all material respects to the Quad November 15 proposal, which we refer to as the Quad November 16 proposal.

Subsequent to receipt by Courier of the Quad November 16 proposal, on November 16, 2014, Mr. Quadracci telephoned Mr. Conway to provide additional insight into Quad’s perspectives on a combination of the two companies, reiterating certain of the points that Mr. Quadracci had discussed with the Blackstone representative earlier that day.

On November 18, 2014, Mr. Conway and Mr. Quadracci spoke by telephone. On this call, Mr. Quadracci reiterated Quad’s requirement that it be permitted to meet with Courier’s two largest customers prior to entering into a definitive agreement for a transaction or, alternatively, that Quad would not be obligated to consummate a transaction in the event of a material adverse change in Courier’s relationships with either such customer between the announcement and the closing of a transaction. Later that same day, Courier received a revised written indication of interest from Quad that provided for a 30-day period of exclusive negotiations that was otherwise identical in all material respects to the Quad November 16 proposal, which we refer to as the Quad November 18 proposal.

On November 18, 2014, the Board held a meeting to receive an update from Courier’s senior management team on the status of discussions with R.R. Donnelley and Quad. Representatives of Blackstone and Goodwin Procter participated in this meeting. The Board considered the fact that R.R. Donnelley’s last offer price was $18.25 per share and that the Board had sought to understand and be comfortable with the closing risk associated with a transaction between Courier and R.R. Donnelley, including antitrust approval. The Board also considered the fact that Quad had moved very quickly and presented Courier with an offer price of $19.00 per share, but was requesting pre-signing meetings with Courier’s top two customers and was seeking to negotiate exclusively with Courier for 30 days. Blackstone again reviewed the terms and conditions of the RRD October 24 proposal, as amended to reflect an $18.25 per share price, from a financial point of view, including financial considerations relevant to the proposal and to R.R. Donnelley in view of the stock component of the consideration being offered. In addition, Blackstone reviewed the terms and conditions of the Quad November 18 proposal from a financial point of view, including financial considerations relevant to the proposal and to Quad in view of the stock component of the consideration being offered. With assistance from Goodwin Procter, the Board also reviewed and discussed the closing risks, including antitrust approval, Courier shareholder approval and customer attrition, relevant to both proposals, concluding that Courier shareholders should not bear unreasonable closing risks or uncertainties relating to a transaction with either party. The Board also deliberated about Quad’s desire to engage with Courier’s top two customers prior to the announcement of a transaction or, in the alternative, Quad not being obligated to consummate a transaction in the event of a material adverse change in Courier’s relationships with either such customer between the announcement and the closing of a transaction. The Board concluded that, because of the pendency of the customer RFP process, it would not be prudent to permit Quad to meet with such customer prior to the announcement of a transaction due to the perceived risk of harming Courier’s position in the customer RFP process. The Board also concluded that Courier shareholders should not bear unreasonable risks or uncertainties between the announcement and the closing of a transaction associated with customer attrition or other adverse changes to Courier’s relationship with its customers. In view of these unresolved issues, the Board also concluded that it would not be appropriate to grant Quad a right to negotiate exclusively at this time. The Board authorized Courier’s senior management to convey the Board’s respective conclusions to R.R. Donnelley and Quad, but to also indicate to each that Courier remained open to having an ongoing dialogue.

On November 19, 2014, Mr. Conway conveyed the Board’s conclusions regarding R.R. Donnelley’s last proposal to Mr. Quinlan in a telephone conversation. On that call, Mr. Quinlan again expressed R.R. Donnelley’s confidence that the transaction would not involve meaningful antitrust risk to the parties and that R.R. Donnelley was prepared to move expeditiously to sign a definitive agreement. On that same day, Mr. Conway conveyed the Board’s conclusions regarding Quad’s last proposal to Mr. Quadracci in a telephone conversation, and a representative of Blackstone had several telephone conversations with representatives of Quad during which Blackstone conveyed a similar message.

On November 20, 2014, Mr. Conway and Mr. Quadracci spoke by telephone, but no further progress was made on the major outstanding issues between the parties.

On November 21, 2014, the Board held a meeting to receive an update from Courier’s senior management team on the status of discussions with R.R. Donnelley and Quad, as well as an update regarding developments in Courier’s business generally. Representatives of Blackstone and Goodwin Procter participated in this meeting. The Board again discussed Quad’s desire to engage with Courier’s top two customers prior to the announcement of a transaction or, in the alternative, Quad not being obligated to consummate a transaction in the event of a material adverse change in Courier’s relationships with either such customer between the announcement and the closing of a transaction. The Board again concluded that, because of the pendency of the customer RFP process, it would not be prudent to permit Quad to meet with such customer prior to the announcement of a transaction due to the perceived risk of harming Courier’s position in the customer RFP process. The Board also concluded that Courier shareholders should not bear unreasonable risks or uncertainties between the announcement and the closing of a transaction associated with customer attrition or other adverse changes to Courier’s relationship with its customers, including because of the customer RFP process. Accordingly, the Board again determined that the Quad November 18 proposal presented an unacceptable level of execution risk despite it being $0.75 per share greater than the last R.R. Donnelley proposal. The Board also considered the risks associated with R.R. Donnelley’s last proposal and the fact that the Board continued to believe that Courier shareholders should not bear unreasonable closing risks or uncertainties, including those relating to antitrust approval and potential operational risks to the ongoing business between the announcement and the closing of a transaction. Finally, the Board discussed the appropriate timing for requesting that R.R. Donnelley increase its offer price given that Quad’s offer price was higher. The Board authorized Courier’s senior management to continue a dialogue with both R.R. Donnelley and Quad, and to distribute a draft merger agreement to both parties to determine whether there might be any other material issues to consider.

Following the Board meeting, on November 21, 2014, Mr. Conway and Mr. Quadracci spoke by telephone. On this call, Mr. Conway indicated that Courier was prepared to provide Quad with a draft merger agreement because the Board was looking for additional clarity regarding the customer material adverse change issue, as well as to understand whether there would be any other material issues to consider in evaluating a potential transaction with Quad. Shortly thereafter on November 21, 2014, Mr. Conway and Mr. Quinlan spoke by telephone. On this call, Mr. Conway indicated that Courier was prepared to provide R.R. Donnelley with a draft merger agreement to understand whether there would be any material issues to consider in evaluating a potential transaction with R.R. Donnelley. Mr. Quinlan again reiterated that R.R. Donnelley was prepared to move expeditiously to sign a definitive agreement.

On November 22, 2014, Goodwin Procter sent a draft merger agreement to the respective legal counsel for R.R. Donnelley and Quad. The draft merger agreement sent to R.R. Donnelley included a covenant requiring R.R. Donnelley to take all actions necessary to obtain antitrust clearance for the transaction and an obligation of R.R. Donnelley to pay Courier a termination fee of $25 million if the transaction failed to receive necessary antitrust clearance or R.R. Donnelley breached its antitrust covenant. Both draft merger agreements excluded adverse changes to Courier’s relationships with its top three customers, including because of the customer RFP process, from the types of effects to Courier’s business between the announcement and the closing of a transaction that could give R.R. Donnelley or Quad, as applicable, the right to not consummate the transaction.

On November 24, 2014, representatives of Quad e-mailed Blackstone to provide feedback regarding the material adverse change closing condition, which we refer to as the MAC condition. The MAC condition provided Quad the right to not consummate the transaction in certain circumstances due to material and adverse changes to Courier’s business between the announcement and the closing of a transaction. In this communication, Quad stated that, subject to certain conditions, it would agree to exclude adverse changes to Courier’s relationships with its top two customers, including because of the customer RFP process, from the MAC condition. Quad reiterated, however, that such an agreement was conditioned upon it being permitted to meet with these customers prior to the announcement of a transaction, and that it was prepared to move forward on this basis upon the parties’ execution of the Quad November 18 proposal, which included a 30-day exclusive negotiation period.

On November 25, 2014, a representative of Blackstone spoke with Mr. Quadracci. The Blackstone representative and Mr. Quadracci generally discussed the same unresolved material issues and no progress was made on their resolution. Mr. Quadracci indicated that Quad was prepared to move expeditiously to sign a definitive agreement upon resolution of the outstanding issues.

On December 1, 2014, Courier granted R.R. Donnelley access to diligence materials contained in an electronic data room.

Between December 1, 2014 and January 16, 2015, representatives of R.R. Donnelley conducted due diligence on Courier, including through access to the electronic data room and telephone calls and meetings with representatives of Courier.

On December 2, 2014, Mr. Conway received an e-mail from Mr. Quadracci stating that Quad’s latest proposal would expire at 5:00 p.m. Eastern Time on December 3, 2014.

On December 3, 2014, Sidley Austin delivered an initial markup of the R.R. Donnelley draft merger agreement previously circulated by Goodwin Procter. The markup deleted the covenant that Courier had proposed that would have required R.R. Donnelley to take all actions necessary to obtain antitrust clearance for the transaction. The markup also deleted the proposed obligation of R.R. Donnelley to pay Courier a termination fee of $25 million if the transaction failed to receive necessary antitrust clearance or R.R. Donnelley breached its antitrust covenant. The markup included a representation regarding Courier’s customer relationships that would be required to be brought down to an “all material respects” standard at closing. Finally, the markup contained a limited exception to the MAC condition relating to adverse changes to Courier’s business with its largest customer.

On December 3, 2014, Courier’s senior management provided the Board with an update of the status of discussions with R.R. Donnelley and Quad, noting that Quad had formally given Courier notice that Quad’s latest proposal would expire at 5:00 p.m. Eastern Time on December 3, 2014.

On December 5, 2014, Goodwin Procter delivered a revised draft of the R.R. Donnelley draft merger agreement to Sidley Austin. Between December 5, 2014 and January 13, 2015, Goodwin Procter and Sidley Austin exchanged various drafts of a proposed R.R. Donnelley merger agreement and engaged in a number of telephone conferences to discuss unresolved issues between the parties. Issues discussed between the parties included the precise mix of stock and cash consideration, the scope of and qualifications to Courier’s representations and warranties and operating covenants between signing and closing, the parties’ respective obligations to secure all required antitrust approvals, the scope of post-closing benefits for Courier’s employees, Courier’s obligation to “bring down” its representations and warranties at closing, the scope of any dissenters rights closing condition, the scope of the MAC condition, Courier’s ability to respond to unsolicited inquiries following the announcement of a transaction and Courier’s right to terminate the merger agreement to accept a superior proposal. The parties also discussed the amount of the termination fee to be paid under such circumstances, which R.R. Donnelley initially proposed should be an amount equal to 5% of the equity value of the transaction.

On December 5, 2014, Mr. Conway and Mr. Quadracci spoke briefly by telephone. Mr. Conway stated that there had been no change in Courier’s positions since he and Mr. Quadracci last spoke.

On December 9, 2014, Mr. Conway and Mr. Quinlan spoke by telephone. On this call, Messrs. Conway and Quinlan discussed the potential timing for the announcement of a transaction and agreed to target the week of December 15, 2014 if the parties could reach satisfactory resolution of the outstanding issues by that time.

On December 9, 2014, Courier’s senior management provided the Board with an update of the status of discussions with R.R. Donnelley, including the potential timing for the announcement of a transaction.

On December 12, 2014, Mr. Conway and Mr. Quinlan spoke by telephone. On this call, Messrs. Conway and Quinlan again discussed the potential timing for the announcement of a transaction and again agreed to target the week of December 15, 2014 if the parties could reach satisfactory resolution of the outstanding issues by that time.

On December 12, 2014, Courier’s senior management provided the Board with an update of the status of discussions with R.R. Donnelley, including the potential timing for the announcement of a transaction.

On December 12, 2014, Sidley Austin delivered to Goodwin Procter a proposed draft voting agreement to be entered into in connection with the transaction by all directors and certain officers of Courier.

On December 15, 2014, the Board held a meeting to receive an update from Courier’s senior management team on the status of discussions with R.R. Donnelley. Representatives of Blackstone and Goodwin Procter participated in this meeting. Mr. Conway reported on his most recent conversations with Mr. Quinlan and Mr. Quadracci, and Goodwin Procter reported on the status of the merger agreement negotiations with Sidley Austin.

On December 16, 2014, Mr. Conway spoke with representatives of the customer conducting the customer RFP process. Based on those discussions, Mr. Conway expected that, subject to the completion and negotiation of the transaction and definitive documentation, Courier would likely be awarded an increased portion of the customer’s book manufacturing business.

On December 16, 2014, Mr. Conway and Mr. Quinlan spoke by telephone. On this call, Messrs. Conway and Quinlan discussed developments in their respective businesses and the status of R.R. Donnelley’s latest proposal.

On December 16, 2014, Mr. Conway telephoned Mr. Quadracci to discuss developments in Courier’s business, including the expected results of the customer RFP process and the general implications to Courier’s business. Messrs. Conway and Quadracci also discussed Quad’s level of interest in acquiring Courier given the expected results of the customer RFP process. On this call, Mr. Quadracci indicated that Quad remained interested and that Courier should expect to receive a renewed non-binding indication of interest later that same day. During a subsequent telephone conversation between Mr. Conway and Mr. Quadracci later that same day, Mr. Quadracci informed Mr. Conway that Quad would not at this time request that the parties enter into exclusive negotiations.

On December 16, 2014, Courier’s senior management provided the Board with an update regarding developments in Courier’s business and the status of discussions with R.R. Donnelley and Quad.

In the late afternoon on December 16, 2014, Courier received a written indication of interest from Quad for the acquisition of Courier at a price of $19.00 per share without a requirement to negotiate exclusively for any period of time that was otherwise identical in all material respects to the Quad November 18 proposal, which we refer to as the Quad December 16 proposal.

On December 17, 2014, Courier granted Quad access to diligence materials contained in an electronic data room.

Between December 17, 2014 and January 16, 2015, representatives of Quad conducted due diligence on Courier, including through access to the electronic data room and telephone calls and meetings with representatives of Courier.

On December 19, 2014, Mr. Conway and Mr. Quadracci spoke by telephone, with Mr. Quadracci providing Mr. Conway with high level thoughts on the draft Quad merger agreement.

On December 19, 2014, Mr. Conway and Mr. Quinlan spoke by telephone to discuss the general status of discussions between the parties.

On December 19, 2014, the Board held a meeting to receive an update from Courier’s senior management team on the status of discussions with R.R. Donnelley and Quad. Representatives of Blackstone and Goodwin Procter participated in this meeting. Courier’s senior management team updated the Board on developments in Courier’s business, including the expected results of the customer RFP process, noting both the favorable implications of the RFP process and the challenges to Courier’s book manufacturing business in general. Senior management noted that there were still a number of terms to be addressed in the definitive documentation, which were expected to be finalized sometime in January 2015. Mr. Conway reported on his most recent conversations with Mr. Quinlan and Mr. Quadracci, and Goodwin Procter reported on the status of the R.R. Donnelley merger agreement negotiations with Sidley Austin. The Board determined that, to provide Quad with an opportunity to catch up to R.R. Donnelley in the due diligence review, it was not yet advisable to inform R.R. Donnelley that Courier had received a competing offer. With assistance from Goodwin Procter, the Board also reviewed and discussed closing risk considerations relevant to both proposals. In particular, the Board again discussed the risks associated with R.R. Donnelley’s last proposal and the fact that the Board continued to believe that Courier shareholders should not bear unreasonable closing risks or uncertainties relating to a transaction with R.R. Donnelley, including those relating to antitrust approval and potential operational risks to the ongoing business between the announcement and the closing of a transaction. The Board also discussed Quad’s repeated requests to conduct on-site visits with Courier’s two top customers in light of the developments in the customer RFP process.

On December 20, Mr. Conway and Mr. Quadracci spoke by telephone to discuss the general status of discussions between the parties.

On December 20, 2014, Mr. Conway and Mr. Quinlan spoke by telephone to discuss the general status of discussions between the parties.

On December 23, 2014, Quad delivered an initial markup of the Quad draft merger agreement to Courier. Between December 23, 2014 and January 16, 2015, Goodwin Procter and Foley & Lardner LLP, which we refer to as Foley & Lardner, Quad’s outside legal counsel, exchanged various drafts of a proposed Quad merger agreement and engaged in a number of telephone conferences to discuss unresolved issues between the parties. Issues discussed between the parties included the precise mix of stock and cash consideration, the scope of and qualifications to Courier’s representations and warranties and operating covenants between signing and closing, the parties’ respective obligations to secure all required antitrust approvals, the scope of post-closing benefits for Courier’s employees, Courier’s obligation to “bring down” its representations and warranties at closing, the scope of any dissenters rights closing condition, the scope of the MAC condition, Courier’s ability to respond to unsolicited inquiries following the announcement of a transaction and Courier’s right to terminate the merger agreement to accept a superior proposal. The parties also discussed the amount of the termination fee to be paid under such circumstances, which Quad initially proposed should be an amount equal to 5% of the total value of the transaction.

On January 3, 2015, Mr. Conway and Mr. Quadracci spoke by telephone to discuss the general status of discussions between the parties.

On January 5, 2015, Mr. Conway and Mr. Quinlan spoke by telephone to discuss the general status of discussions between the parties.

On January 5, 2015, Mr. Conway and Mr. Quadracci, along with Mr. Frankowski, met in Boston, Massachusetts, to discuss the general status of discussions between the parties as well as visits with major customers, which occurred later in the week.

On January 6, 2015, Courier’s senior management provided the Board with an update regarding the status of discussions with R.R. Donnelley and Quad since the Board meeting on December 19, 2014, including efforts to respond to both parties’ due diligence inquiries and related requests and negotiations of their respective merger agreements. Senior management also advised the Board that it would advise R.R. Donnelley later in the week of the existence of the discussions with another party and solicit a best and final proposal from R.R. Donnelley.

On January 8, 2015, management of Courier provided Blackstone with revised projections that were prepared by Courier senior management in the normal course of its financial planning. These revised projections were prepared to reflect the expected results of the customer RFP process. See the section entitled “The Mergers—Certain Prospective Financial Information Reviewed by the Courier Board and Courier’s Financial Advisor” beginning on page [—] of this proxy statement/prospectus.

On January 9, 2015, a representative of Blackstone telephoned Mr. Quinlan and informed him that Courier was in receipt of a competing proposal from a third party and that R.R. Donnelley should present a revised proposal with a complete markup of the R.R. Donnelley draft merger agreement no later than January 11, 2015. The Blackstone representative indicated that R.R. Donnelley needed to specifically address the price being offered and Courier’s proposed changes to the R.R. Donnelley draft merger agreement, including with respect to the MAC condition and antitrust undertakings, as well as the scope and amount of the “reverse” termination fee proposed by Courier in an amount equal to $25 million in the event of any failure to obtain antitrust clearance.

On January 9, 2015, Mr. Conway and Mr. Quinlan spoke by telephone. On this call, Mr. Quinlan requested guidance on the process to provide a final proposal. Mr. Conway referred Mr. Quinlan to Blackstone and also noted that Goodwin Procter would provide perspective to Sidley Austin.

On January 9, 2015, the Board held a meeting to discuss the status of discussions with R.R. Donnelley and Quad. Representatives of Blackstone and Goodwin Procter participated in this meeting. Senior management reviewed the discussions between Courier and each of R.R. Donnelley and Quad over the last week and reported on Mr. Conway’s most recent conversation with Mr. Quinlan. Goodwin Procter reported on the status of the merger agreement negotiations with Sidley Austin and Foley & Lardner, respectively, and summarized the terms contained in each of the current draft merger agreements, noting that Courier expected Quad to agree to exclude Courier’s two top customers from the MAC condition because of the customer visits. The Board also discussed the manner in which Courier could best leverage competitive dynamic between the two bidders and concluded that Courier should first inform R.R. Donnelley that it would need to improve the terms of its proposal, including with respect to price. The Board concluded that, regardless of R.R. Donnelley’s response, Courier should then inform Quad that it would likewise need to improve the terms of its proposal.

Late in the evening on January 9, 2015, representatives of Courier and Quad spoke by telephone. On that call, the representatives of Quad stated that Quad would not agree to a fiduciary termination fee of less than $10 million, representing approximately 4% of the proposed transaction value.

On January 11, 2015, senior management of Courier and Quad engaged in various discussions regarding the terms of the Quad draft merger agreement and, in resolving several related issues, agreed that the approximate split between stock and cash consideration would be 45% Quad Class A common stock and 55% cash based on Courier’s outstanding common stock as of the announcement date of the transaction.

On January 11, 2015, Mr. Quinlan had multiple telephone conversations with Blackstone and orally delivered a revised non-binding indication of interest to acquire Courier for $21.50 per share that included certain undertakings by R.R. Donnelley with respect to its obligation to secure all required antitrust approvals, including an asset divestiture obligation up to $15 million in revenues and a “reverse” termination fee of $10 million payable to Courier in the event of any failure to obtain antitrust clearance, which we refer to as the RRD January 11 proposal. The RRD January 11 proposal was accompanied later that evening by a revised markup of the R.R. Donnelley draft merger agreement consistent with the terms of the proposal.

Later on January 11, 2015 following receipt by Courier of the RRD January 11 proposal, Blackstone contacted Mr. Quadracci to advise him that Courier had received an indication of interest from a third party containing a price significantly in excess of the price contained in the Quad December 16 proposal, and that Quad would need to improve upon the terms of the Quad December 16 proposal, including with respect to price, if Quad wanted to remain competitive.

On January 11, 2015, Foley & Lardner provided Goodwin Procter with a revised draft merger agreement. In the revised draft, Quad agreed to exclude Courier’s two top customers from the MAC condition.

On January 12, 2015, a representative of Blackstone spoke by telephone with Mr. Quadracci. On that call, Mr. Quadracci indicated that Quad was continuing to evaluate whether it would improve the Quad December 16 proposal. Later that same day, Mr. Quadracci informed Mr. Conway by telephone that Quad was willing to increase its price to $20.00 per share with a 10% dissenters rights closing condition, which we refer to as the Quad January 12 proposal.

On January 12, 2015, a representative of Blackstone spoke by telephone with Mr. Quinlan. On that call, Mr. Quinlan indicated that R.R. Donnelley was eager to receive a markup of the merger agreement, and that at some point in the near future R.R. Donnelley would ask for formal exclusivity. Furthermore, Mr. Quinlan indicated that the HSR divestiture threshold could not be so high as to negate the rationale for the deal.

Later on January 12, 2015, Mr. Conway spoke by telephone with Mr. Quinlan. On that call, Mr. Quinlan indicated that R.R. Donnelley’s best and final price was $21.50 per share.

On January 12, 2015, the Board held a meeting to discuss the status of discussions with R.R. Donnelley and Quad. Representatives of Blackstone and Goodwin Procter participated in this meeting. Mr. Conway reviewed the discussions between Courier and each of R.R. Donnelley and Quad since the last Board meeting on January 9, 2015. Blackstone reported on its various conversations with R.R. Donnelley and Quad, and Goodwin Procter reported on the status of the merger agreement negotiations with Sidley Austin and Foley & Lardner. The Board compared the RRD January 11 proposal and the Quad January 12 proposal, noting among other things the price difference between the two proposals, the fact that R.R. Donnelley was unwilling to agree to an antitrust asset divestiture obligation in excess of $15 million in revenues or a “reverse” termination fee in excess of $10 million payable to Courier in the event of any failure to obtain antitrust clearance, and Quad’s insistence on a 10% dissenters rights closing condition. The Board considered the relative value offered by each proposal, considering both price and certainty to closing. The Board directed Courier’s senior management to continue to seek an improvement in the terms of the two proposals.

On January 13, 2015, Mr. Conway spoke by telephone with Mr. Quadracci. On that call, Mr. Quadracci indicated that Quad’s best and final price was $20.50 per share and that all other terms of Quad’s proposal were identical in all material respects to the Quad January 12 proposal, which we refer to as the Quad January 13 proposal.

Late in the afternoon on January 13, 2015, a representative of Blackstone spoke with Mr. Quinlan. On that call, Mr. Quinlan indicated that R.R. Donnelley was unwilling to increase its offer price beyond $21.50 per share, was unwilling to agree to an antitrust asset divestiture obligation in excess of $15 million in revenues, but was willing to increase the “reverse” termination fee payable to Courier in the event of any failure to obtain antitrust clearance from $10 million to $12 million, which we refer to as the RRD January 13 proposal.

On January 14, 2015, the Board held a meeting to discuss the status of discussions with R.R. Donnelley and Quad. Representatives of Blackstone and Goodwin Procter participated in this meeting. Courier’s senior management reviewed the discussions between Courier and each of R.R. Donnelley and Quad since the last Board meeting on January 12, 2015. Goodwin Procter reported on the status of the merger agreement negotiations with Sidley Austin and Foley & Lardner. Blackstone reviewed the terms and conditions of the RRD January 13 proposal and the Quad January 13 proposal from a financial point of view, including financial considerations relevant to the proposals and to each of R.R. Donnelley and Quad in view of the stock component of the consideration being offered. The Board compared the RRD January 13 proposal and the Quad January 13 proposal, noting among other things the price difference between the two proposals, the fact that R.R. Donnelley was unwilling to agree to an antitrust asset divestiture obligation in excess of $15 million in revenues or a “reverse” termination fee in excess of $12 million payable to Courier in the event of any failure to obtain antitrust clearance, and Quad’s insistence on a 10% dissenters rights closing condition. The Board considered the relative value offered by each proposal, considering both price and certainty to closing. The Board concluded that the Quad January 13 proposal had the potential of delivering the most value to shareholders as between the two proposals, and that the Quad January 13 proposal involved less potential risk than the RRD January 13 proposal. The Board also considered the length of the process to date, which had begun in September 2014, and the risk that the Quad January 13 proposal might be withdrawn if the process continued for any additional time. Based on these considerations, the Board directed Courier’s senior management to try to obtain an increased price from Quad, but to nonetheless move forward exclusively with Quad for a limited period on the basis of the Quad January 13 proposal if Quad was unwilling to improve its offer price.

In the evening on January 14, 2015, Mr. Conway telephoned Mr. Quadracci to report that the Board had directed Mr. Conway to seek an improvement in the price being offered by Quad in exchange for granting Quad a limited right to exclusive negotiations.

In the morning on January 15, 2015, Mr. Quadracci telephoned Mr. Conway to inform him that Quad was unwilling to increase its offer price beyond $20.50.

In the afternoon on January 15, 2015, Courier and Quad executed an exclusivity agreement providing for exclusive negotiations until 9:30 a.m. eastern time on January 16, 2015.

On January 16, 2015, prior to the opening of the markets in the United States, the Board held a meeting to discuss the final terms of a proposed transaction with Quad based on the Quad January 13 proposal. Representatives of Blackstone and Goodwin Procter participated in this meeting. Courier’s senior management reviewed the discussions between Courier and Quad since the last Board meeting on January 14, 2015. Blackstone again reviewed the terms and conditions of the Quad January 13 proposal from a financial point of view, including financial considerations relevant to the proposals and to Quad in view of the stock component of the consideration being offered. Goodwin Procter reported on the negotiations that had taken place with Foley & Lardner since the Board meeting on January 14, 2015, and in particular, that the parties had come to an agreement on the remaining open points. Goodwin Procter reviewed a summary of the terms of the proposed merger agreement with Quad, including the deal protection provisions that would allow a third party, including R.R. Donnelley, under certain circumstances to make a competing proposal to acquire Courier between the announcement of a transaction with Quad and the meeting of Courier shareholders at which the Quad transaction would be submitted for shareholder approval. Representatives from Goodwin Procter led a discussion on the terms of the proposed merger agreement and advised the Board regarding the expected timing for execution of a definitive agreement and the public announcement of the transaction and a projected closing timetable should the

Board approve the merger. Also at this meeting, Blackstone reviewed with the Board its financial analysis of the consideration offered by the proposed merger agreement with Quad and delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion dated January 16, 2015, to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations described in its opinion, the consideration to be received by holders of Courier common stock was fair, from a financial point of view, to such holders. After discussion, the Board unanimously determined that the Quad merger agreement and the merger were advisable and in the best interests of Courier shareholders, approved the merger on the terms and subject to the conditions set forth in the Quad merger agreement, adopted the Quad merger agreement and recommended that Courier shareholders adopt and approve the Quad merger agreement.

Following the Board meeting on January 16, 2015, but prior to the opening of the markets in the United States on that same day, Courier and Quad executed the Quad merger agreement. Concurrently, Quad and certain directors and officers of Courier executed the related voting agreements. Quad and Courier then jointly announced the execution of the Quad merger agreement.

After the closing of the markets in the United States on January 26, 2015, Courier received an unsolicited, written and non-binding proposal from R.R. Donnelley to acquire by merger all of the outstanding shares of Courier common stock at a price per share of $23.00 in cash or R.R. Donnelley common stock, at the election of each Courier shareholder, subject to proration such that a total of 8 million shares of R.R. Donnelley common stock would be issued in the merger (or, approximately 51% stock and 49% cash consideration). This proposal was not subject to any financing condition, included a markup of the Quad merger agreement to conform it to the proposed terms of R.R. Donnelley’s proposal, and included the following improvements to the Quad merger agreement:

•	Eliminated the dissenters rights closing condition.

•	Reduced the termination fee payable by Courier under certain circumstances, including in the event of a termination of the merger agreement by Courier to accept a superior proposal, from $10 million to $7.5 million.

•	Reduced the “match” right time period in the deal protection provisions from four business days to three business days.

•	Provided Courier with the ability to change its recommendation of the transaction for an “intervening event” occurring between the announcement and the closing of the transaction.

•	Provided that R.R. Donnelley would agree to an antitrust asset divestiture obligation of $70 million in revenue and a “reverse” termination fee of $12 million payable to Courier in the event of any failure to obtain antitrust clearance.

In its proposal, R.R. Donnelley also agreed that it would fund the $10 million termination fee payable by Courier to Quad should Courier become obligated to pay that fee in connection with terminating the Quad merger agreement in order to accept the R.R. Donnelley proposal. This proposal by R.R. Donnelley is referred to as the RRD January 26 proposal.”

On January 26, 2015, Courier’s senior management provided the Board with an update regarding receipt of the RRD January 26 proposal.

On January 26, 2015, Courier provided notice to Quad of the receipt of the RRD January 26 proposal in accordance with the terms of the Quad merger agreement.

Prior to the opening of the markets in the United States on January 27, 2015, Courier issued a press release disclosing receipt of the RRD January 26 proposal.

On January 27, 2015, Mr. Conway and Mr. Quadracci spoke and discussed in general terms the likely process to be followed by the Board in compliance with the Quad merger agreement in response to the receipt of the RRD January 26 proposal, including with respect to Quad’s right to propose amendments to the Quad merger agreement under the “match” right provisions of the agreement.

On January 28, 2015, prior to the opening of the markets in the United States, the Board held a meeting to discuss the RRD January 26 proposal. Representatives of Blackstone and Goodwin Procter participated in this meeting. Goodwin Procter provided a summary of the RRD January 26 proposal and the deal protection provisions of the Quad merger agreement, and a comparison of the RRD January 26 proposal to the terms of the Quad merger agreement. Goodwin Procter described the specific steps that the Board was permitted to take under the Quad merger agreement in response to the RRD January 26 proposal. Blackstone reviewed the terms and conditions of the RRD January 26 proposal from a financial point of view, including financial considerations relevant to the proposal and to R.R. Donnelley in view of the stock component of the consideration being offered. The Board discussed the terms of the RRD January 26 proposal, noting among other things the price difference between the RRD January 26 proposal and the terms of the Quad merger agreement and R.R. Donnelley’s willingness to reduce closing risk to Courier by agreeing to an antitrust asset divestiture obligation of $70 million in revenue, eliminating the 10% dissenters rights closing condition contained in the Quad merger agreement and deal protection provisions more favorable to Courier than those contained in the Quad merger agreement. The Board considered the relative value offered by the RRD January 26 proposal and the terms of the Quad merger agreement, considering both price and certainty to closing, and reasonably determined in good faith, after consultation with Goodwin Procter and Blackstone, that the RRD January 26 proposal was reasonably likely to result in a “superior proposal” as defined in the Quad merger agreement.

Following the Board meeting on January 28, 2015, but prior to the opening of the markets in the United States on that same day, Courier issued a press release disclosing that the Board had reasonably determined in good faith, after consultation with its independent legal and financial advisors, that the RRD January 26 proposal was reasonably likely to result in a “superior proposal” as defined in the Quad merger agreement. In this press release, Courier further disclosed that under the Quad merger agreement, the Board’s determination allowed Courier to provide information to and conduct discussions and negotiations with R.R. Donnelley, but did not allow Courier to terminate the Quad merger agreement or enter into a merger agreement with R.R. Donnelley. The press release further disclosed that the Board had not determined that the RRD January 26 proposal in fact constituted a superior proposal under the Quad merger agreement and had not changed its recommendation in support of the merger with Quad.

Between January 28, 2015 and February 5, 2015, Goodwin Procter and Sidley Austin exchanged various drafts of a proposed R.R. Donnelley merger agreement and engaged in a number of telephone conferences to discuss unresolved issues between the parties. Similar discussions occurred between representatives of Courier and R.R. Donnelley during the same time period, including between Mr. Conway and Mr. Quinlan and between Blackstone and representatives of R.R. Donnelley’s financial advisor in connection with the merger.

On January 30, 2015, representatives of Blackstone and R.R. Donnelley’s financial advisor spoke by telephone. On that call, Blackstone requested that R.R. Donnelley improve its offer price. Later that same day, R.R. Donnelley’s financial advisor informed Blackstone that R.R. Donnelley’s offer price of $23.00 per share was its absolute best and final price.

On January 30, 2015, the Board held a meeting to discuss the status of discussions between Courier and R.R. Donnelley regarding the RRD January 26 proposal. Representatives of Blackstone and Goodwin Procter participated in this meeting. Courier’s senior management reviewed the discussions between Courier and Quad since the last Board meeting on January 28, 2015. Goodwin Procter reported on the negotiations that had taken place with Sidley Austin since the Board meeting on January 28, 2015. Goodwin Procter reviewed a summary of the terms of the proposed merger agreement with R.R. Donnelley. Representatives from Goodwin Procter led a discussion on the terms of the merger agreement and advised the Board regarding the expected timing for execution of a definitive agreement and the public announcement of the transaction and a projected closing timetable should Quad not seek to propose any changes to the terms of the Quad merger agreement and the Board approve a transaction with R.R. Donnelley. After discussion, the Board unanimously directed Courier’s senior management to provide notice to Quad of the Board’s express intention to approve, recommend and enter into a definitive agreement with R.R. Donnelley with respect to a superior proposal in accordance with the terms of the Quad merger agreement.

Following the Board meeting on January 30, 2015, Courier provided notice to Quad of the Board’s express intention to approve, recommend and enter into a definitive agreement with R.R. Donnelley with respect to a superior proposal in accordance with the terms of the Quad merger agreement.

On February 2, 2015, Mr. Conway spoke with Mr. Quadracci by telephone. On that call, Mr. Quadracci informed Mr. Conway that Quad would not be proposing any amendments to the terms of the Quad merger agreement, whether related to price or otherwise.

On February 4, 2015, Quad delivered to Courier a written waiver of Quad’s four business day “match” right under the Quad merger agreement.

On February 5, 2015, prior to the opening of the markets in the United States, the Board held a meeting to discuss the final terms of a proposed transaction with R.R. Donnelley based on the RRD January 26 proposal. Representatives of Blackstone and Goodwin Procter participated in this meeting. Courier’s senior management reviewed the discussions between Courier and each of R.R. Donnelley and Quad since the last Board meeting on January 30, 2015. Blackstone reviewed the terms and conditions of the RRD January 26 proposal, as amended to reflect the discussions with R.R. Donnelley since January 28, 2015, from a financial point of view, including financial considerations relevant to the proposal in view of the stock component of the consideration being offered. Goodwin Procter reported on the negotiations that had taken place since the Board meeting on January 30, 2015 and, in particular, that the parties had come to an agreement on the remaining open points. Representatives from Goodwin Procter led a discussion on the terms of the proposed merger agreement and advised the Board regarding a projected closing timetable should the Board approve a merger with R.R. Donnelley. Also at this meeting, Blackstone reviewed with the Board its financial analysis of the consideration offered by the proposed merger agreement with R.R. Donnelley and delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion dated February 5, 2015, to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations described in its opinion, the consideration to be received by holders of Courier common stock was fair, from a financial point of view, to such holders. After discussion, the Board unanimously made the determinations required under the provisions of the Quad merger agreement that permitted Courier to terminate the Quad merger agreement in order to approve, recommend and enter into a definitive agreement with respect to a superior proposal, authorized Courier to deliver a termination notice to Quad pursuant to Section 8.1(f) of the Quad merger agreement, and authorized Courier to pay Quad the $10 million termination fee in connection with such termination. In addition, the Board determined that the R.R. Donnelley merger agreement and the merger were advisable and in the best interests of Courier shareholders, approved the R.R. Donnelley merger on the terms and subject to the conditions set forth in the R.R. Donnelley merger agreement, adopted the R.R. Donnelley merger agreement and recommended that Courier shareholders adopt and approve the R.R. Donnelley merger agreement.

Following the Board meeting on February 5, 2015, but prior to the opening of the markets in the United States on that same day, Courier delivered a notice to Quad terminating the Quad merger agreement and paid Quad the $10 million termination fee. In addition, Courier and Quad separately announced the termination of the Quad merger agreement, Courier and R.R. Donnelley executed the R.R. Donnelley merger agreement. Concurrently, R.R. Donnelley and certain directors and officers of Courier executed the related voting agreements. R.R. Donnelley and Courier then jointly announced the execution of the R.R. Donnelley merger agreement and R.R. Donnelley reimbursed Courier for the $10 million termination fee that Courier had paid to Quad.

Recommendation of the Courier Board; Courier’s Reasons for the Merger

Following a review and discussion of relevant information regarding the merger with R.R. Donnelley, at a meeting held on February 5, 2015, the Courier board (i) determined that the merger agreement and the merger were advisable and in the best interests of Courier shareholders, (ii) approved the merger on the terms and subject to the conditions set forth in the merger agreement, (iii) adopted the merger agreement and (iv) recommended that Courier shareholders adopt and approve the merger agreement.

ACCORDINGLY, THE BOARD RECOMMENDS THAT COURIER SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND “FOR” THE PROPOSAL TO APPROVE THE ADJOURNMENT OF THE COURIER SPECIAL MEETING IF NECESSARY OR APPROPRIATE TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO ADOPT THE MERGER AGREEMENT.

The Courier board believes that the merger presents both a liquidity opportunity and a strategic opportunity to increase value for Courier shareholders through a combination with the businesses of R.R. Donnelley. In reaching its decision to approve the merger agreement and recommend the adoption and approval of the merger agreement to Courier shareholders, the Board consulted with Courier’s management, as well as its legal and financial advisors, and considered a number of factors, including, among others, the following:

•	the Courier board’s and management’s knowledge of Courier’s business, operations, financial condition, and prospects, and its and their understanding of R.R. Donnelley’s business, operations, financial condition, and prospects;

•	the fact that Courier’s business and operations complement those of R.R. Donnelley, the expected synergies to be realized by the combined company, and the opportunity of the combined company to have superior future earnings and prospects compared to Courier’s future earnings and prospects on a stand-alone basis;

•	the fact that the current financial market conditions and historical market prices, volatility and trading information with respect to Courier’s common stock and R.R. Donnelley’s common stock demonstrated the value of the merger consideration to Courier shareholders;

•	the fact that holders of Courier common stock have an opportunity to receive registered shares of R.R. Donnelley common stock pursuant to the merger, the potential that the value of the R.R. Donnelley common stock will increase after the completion of the merger, and the participation of Courier shareholders in any increase in that value;

•	the fact that holders of Courier common stock may elect to receive shares of R.R. Donnelley common stock or cash pursuant to the merger, subject to proration procedures set forth in the merger agreement;

•	the value of the consideration to be received by Courier shareholders as a result of the merger and the relationship between the current and historical market values of the Courier common stock, including the fact that the $23.00 per share to be paid as the consideration in the merger represents a premium of approximately 59% over the $14.49 closing trading price for the shares of Courier common stock on NASDAQ on January 15, 2015, the last trading day prior to announcement of the Quad merger agreement, a premium of approximately 17% over the $19.62 closing trading price for the shares of Courier common stock on NASDAQ on January 16, 2015, the first full trading day following announcement of the Quad merger agreement, and a premium of approximately 12% over the $20.50 offer price contained in the Quad merger agreement;

•

the financial presentation and the opinion of Blackstone, dated February 5, 2015, to the Board to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations described in its opinion, the consideration of either $23.00 in cash per share of Courier common stock or 1.3756 shares of R.R. Donnelley common stock per share of Courier common stock to be received by the holders of Courier common stock in the merger at each holder’s election, but subject to proration set forth in the merger agreement, was fair to such holders from a financial point of view, as more fully described under “—Opinion of Courier’s Financial Advisor”;

•	the efforts made to negotiate a merger agreement favorable to Courier and its shareholders and the terms and conditions of the merger agreement, including the termination fee and circumstances under which such fee is payable to Courier;

•	the extent of R.R. Donnelley’s commitments to obtain the required regulatory approvals for the merger under the terms of the merger agreement;

•	the ability of Courier under the terms of the merger agreement to negotiate with third parties concerning certain unsolicited competing acquisition proposals if Courier were to receive such a proposal prior to the adoption and approval of the merger agreement by the Courier shareholders, and to terminate the merger agreement to accept a superior proposal under certain circumstances;

•	the expectation that the merger will be treated as a tax-free reorganization for U.S. federal income tax purposes; and

•	the fact that, following receipt by Courier of the RRD January 26 proposal, Quad did not seek to amend the terms of the Quad merger agreement relating to the acquisition of Courier by Quad, including by offering additional value beyond the $20.50 per share offer price set forth in the Quad merger agreement.

The Board also weighed the factors described above against certain factors and potential risks associated with entering into the merger agreement, including, among others, the following:

•	the fact that the exchange ratio for the stock component of the merger consideration is fixed, which means that Courier shareholders could be adversely affected by a decrease in the trading price of R.R. Donnelley common stock during the pendency of the transaction;

•	the possibility of significant costs and delays resulting from seeking regulatory approvals necessary to complete the transactions contemplated by the merger agreement, the possibility that the transactions may not be completed if such approvals are not obtained, and the potential negative impacts on Courier, its business, and the price of Courier common stock if such approvals are not obtained;

•	the fact that the integration of Courier and R.R. Donnelley may be complex and time consuming and may require substantial resources and effort, and the risk that if Courier is not successfully integrated, the anticipated benefits of the mergers may not be realized fully or at all or may take longer to realize than expected;

•	the possibility that anticipated strategic and other benefits to the combined company following completion of the merger, including the expected synergies, will not be realized or will take longer to realize than expected;

•	the potential for diversion of management and employee attention and for increased employee attrition during the period prior to completion of the merger, and the potential effect of the merger on Courier’s business and relations with customers, partners, and suppliers;

•	the restrictions on the conduct of Courier’s business prior to completion of the mergers, requiring Courier to conduct its business only in the ordinary course, subject to specific limitations, which could delay or prevent Courier from undertaking business opportunities that may arise pending completion of the mergers and could negatively impact Courier’s relationships with its employees, customers, partners, and suppliers;

•	the fact that the merger agreement includes certain restrictions on the ability of Courier to solicit proposals for alternative transactions or engage in discussions regarding such proposals, including the requirement for Courier to pay a $7.5 million termination fee to R.R. Donnelley in certain circumstances;

•	the transaction costs to be incurred by Courier in connection with the merger; and

•	the various other applicable risks associated with Courier, R.R. Donnelley and the mergers, including the risks described in “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

In considering the recommendation of the Courier board with respect to the proposal to adopt and approve the merger agreement, you should be aware that some of Courier’s directors and executive officers may have interests in the mergers that are different from yours. The Courier board was aware of and considered these interests, among other matters, in evaluating the merger agreement and the transactions contemplated by the merger agreement, and in recommending that the merger agreement be adopted and approved by Courier shareholders. See the section entitled “Interests of Courier’s Directors and Executive Officers in the Merger” beginning on page [—] of this proxy statement/prospectus.

The foregoing discussion of the information and factors considered by the Courier board in reaching its conclusions and recommendations is not intended to be exhaustive, but includes the material factors considered by the Courier board. In view of the wide variety of factors considered in connection with its evaluation of the merger agreement and the transactions contemplated by the merger agreement, and the complexity of these matters, the Courier board did not find it practicable to, and did not attempt to, quantify, rank or assign any relative or specific weights to the various factors considered in reaching its determination and making its recommendation. In addition, individual directors may have given different weights to different factors. The Courier board considered all of the foregoing factors as a whole and based its recommendation on the totality of the information presented.

The foregoing discussion also contains forward-looking statements with respect to future events that may have an effect on Courier’s business, financial condition, or results of operations or the future financial performance of the combined company, through R.R. Donnelley. See the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page [—] of this proxy statement/prospectus and “Risk Factors” beginning on page [—] of this proxy statement/prospectus.

Opinion of Courier’s Financial Advisor

Pursuant to an engagement letter dated as of October 24, 2014, Courier requested that Blackstone render to the Courier board an opinion as to the fairness, from a financial point of view, to the holders of Courier common stock of the consideration to be received by such holders in the merger. At the meeting of the Courier board on February 5, 2015, Blackstone rendered to the Courier board its oral opinion, which was confirmed by delivery of a written opinion dated February 5, 2015, to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations described in its opinion, the consideration of either $23.00 in cash per share of Courier common stock or 1.3756 shares of R.R. Donnelley common stock per share of Courier common stock to be received by the holders of Courier common stock in the merger at each holder’s election, but subject to prorations set forth in the merger agreement, was fair to such holders from a financial point of view.

The full text of the written opinion of Blackstone, dated February 5, 2015, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Blackstone in rendering its opinion, is attached as Annex C to this proxy statement/prospectus and is incorporated by reference herein in its entirety. Courier encourages its shareholders to read the opinion carefully and in its entirety. Blackstone’s opinion was limited to the fairness, from a financial point of view, of the per share merger consideration to be received by the holders of Courier common stock in the merger at each holder’s election, but subject to prorations set forth in the merger agreement. Blackstone assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. Blackstone’s opinion was addressed to the Board and does not constitute a recommendation to any shareholder as to how such holder should vote with respect to the merger or any other matter. The summary of Blackstone’s opinion set forth in this proxy statement/prospectus is qualified by reference to the full text of the opinion, which is attached as Annex C to this proxy statement/prospectus.

In arriving at its opinion, Blackstone, among other things:

•	Reviewed certain publicly available information concerning the business, financial condition, and operations of Courier and R.R. Donnelley that Blackstone believed to be relevant to its inquiry.

•	Reviewed certain information concerning the business, financial condition, and operations of Courier and R.R. Donnelley prepared and furnished to Blackstone by the management of Courier that Blackstone believed to be relevant to its inquiry.

•	Reviewed certain internal financial analyses, estimates and forecasts relating to Courier, prepared and furnished to Blackstone by the management of Courier.

•	Reviewed the forecasts for Courier for the four year period ending September 29, 2018, prepared and furnished to Blackstone by the management of Courier.

•	Reviewed certain forecasts for R.R. Donnelley prepared based on guidance from the management of Courier based on their understanding of the industry and publicly available research reports regarding R.R. Donnelley, although internal forecasts prepared by R.R. Donnelley were not otherwise made available for Blackstone’s review.

•	Reviewed the publicly available audited financial statements of Courier for the fiscal years ending September 28, 2013 and September 27, 2014.

•	Reviewed the publicly available audited financial statements of R.R. Donnelley for the fiscal years ended December 31, 2012 and December 31, 2013.

•	Reviewed the publicly available unaudited financial statements of R.R. Donnelley for the quarters ended March 31, June 30 and September 30, 2014.

•	Held discussions with members of senior management of Courier concerning their evaluations of the merger and their businesses, operating and regulatory environments, financial conditions, prospects, and strategic objectives, as well as such other matters as Blackstone deemed necessary or appropriate for purposes of rendering its opinion.

•	Reviewed the historical market prices and trading activity for Courier common stock and R.R. Donnelley common stock.

•	Compared certain publicly available financial and stock market data for Courier with similar information for certain other publicly traded printing companies that Blackstone deemed to be generally comparable to the business of Courier.

•	Compared certain publicly available financial and stock market data for R.R. Donnelley with similar information for certain other publicly traded printing companies that Blackstone deemed to be generally comparable to the business of R.R. Donnelley.

•	Reviewed the publicly available financial terms of certain other business combinations in the publishing and printing industries and the consideration received for such companies that Blackstone believed to be generally relevant.

•	Performed a discounted cash flow analysis for Courier utilizing financial information prepared and furnished to Blackstone by the management of Courier.

•	Performed a discounted cash flow analysis for R.R. Donnelley utilizing financial information prepared based on guidance from the management of Courier based on their understanding of the industry and publicly available research reports regarding R.R. Donnelley.

•	Reviewed the draft merger agreement, dated January 29, 2015.

•	Reviewed the potential pro forma impact of the merger including the potential synergies that could be achieved based on information shared with R.R. Donnelley by Courier management.

•	Performed such other financial studies, analyses and investigations, and considered such other matters as Blackstone deemed necessary or appropriate for purposes of rendering its opinion.

In preparing its opinion, at Courier’s direction, Blackstone relied without assuming responsibility or liability for independent verification upon the accuracy and completeness of all financial and other information that is available from public sources and all projections and other information provided to Blackstone by Courier or otherwise discussed with or reviewed by or for Blackstone. Blackstone assumed with Courier’s consent that the financial and other projections prepared by Courier and the assumptions underlying those projections, including the amounts and the timing of all financial and other performance data, have been reasonably prepared in accordance with industry practice and represent Courier management’s best estimates and judgments as of the date of their preparation. Blackstone assumed at Courier’s direction no responsibility for and expressed no opinion as to such analyses or forecasts or the assumptions on which they are based. Blackstone further relied with Courier’s consent upon the assurances of the management of Courier that they are not aware of any facts that would make the information and projections provided by them inaccurate, incomplete or misleading.

Blackstone was not asked to undertake, and did not undertake, an independent verification of any information, nor was Blackstone furnished with any such verification and Blackstone does not assume any responsibility or liability for the accuracy or completeness thereof. Blackstone did not conduct a physical inspection of any of the properties or assets of Courier. Blackstone did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of Courier, nor was Blackstone furnished with any such evaluations or appraisals, nor did Blackstone evaluate the solvency of Courier or R.R. Donnelley under any state or federal laws.

Blackstone assumed with Courier’s consent that the final executed form of the merger agreement does not differ in any material respects from the draft dated January 29, 2015 and the consummation of the merger will be effected in accordance with the terms and conditions of the merger agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise) for the merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Courier and R.R. Donnelley or the contemplated benefits of the merger. In addition, at Courier’s direction, Blackstone assumed that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. Blackstone is not a legal, tax or regulatory advisor and relied upon without independent verification the assessment of Courier and its legal, tax and regulatory advisors with respect to such matters.

Blackstone’s opinion did not take into account the relative merits of the merger as compared to any other business plan, opportunity or alternative transaction that might be available to Courier or the effect of any other arrangement or alternative transaction in which Courier might engage. Blackstone’s opinion was limited to the fairness, from a financial point of view, to the holders of Courier common stock of the consideration to be paid in the merger, and Blackstone expressed no opinion as to the fairness of the merger to the holders of any other class of securities, creditors or other constituencies of Courier or as to the underlying decision by Courier to engage in the merger. Blackstone’s opinion does not address any other aspect or implication of the merger, the merger agreement, or any other agreement or understanding entered into in connection with the merger or otherwise. Blackstone also expressed no opinion as to the fairness of the amount or nature of the compensation to any of Courier’s officers, directors or employees, or any class of such persons, relative to the consideration to the public shareholders of Courier. Blackstone’s opinion was necessarily based upon economic, market, monetary, regulatory and other conditions as they exist and could be evaluated, and the information made available to Blackstone, as of the date of its opinion. Blackstone did not express any opinion as to the prices or trading ranges at which Courier common stock will trade at any time. Furthermore, Blackstone did not express any opinion as to the impact of the merger on the solvency or viability of the surviving company or the ability of the surviving company to pay its obligations when they become due or as to what value of shares of R.R. Donnelley stock will be when issued to shareholders of Courier.

Blackstone’s opinion does not constitute a recommendation to any shareholder as to how such holder should vote with respect to the merger or any other matter, and should not be relied upon by any shareholder as such. Blackstone assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. Blackstone’s opinion was approved by a fairness committee in accordance with established procedures.

The consideration payable pursuant to the merger agreement was determined through negotiations between Courier and R.R. Donnelley and was approved by the Courier board. Blackstone provided advice to the Courier board during these negotiations, but did not recommend any specific consideration to Courier or the Courier board or suggest that any specific consideration constituted the only appropriate consideration for the merger. In addition, Blackstone’s opinion and its presentation to the Courier board were one of many factors taken into consideration by the Courier board in deciding to approve the merger. Consequently, the analyses as described below should not be viewed as determinative of the opinion of the Courier board with respect to the consideration to be received by the holders of Courier common stock or of whether the Courier board would have been willing to agree to a different consideration.

Summary of Financial Analyses

In accordance with customary investment banking practice, Blackstone employed generally accepted valuation methods in reaching its financial opinion. The following is a summary of the material financial analyses presented by Blackstone to the Board on February 5, 2015 and that were utilized by Blackstone in connection with providing its opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Blackstone, nor does the order of analyses described represent relative importance or weight given to those analyses by Blackstone. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Blackstone’s financial analyses. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 4, 2015, and is not necessarily indicative of current or future market conditions.

For purposes of its analyses, Blackstone utilized Courier management’s financial projections that are described below in the section entitled “The Mergers—Certain Prospective Financial Information Reviewed by the Courier Board and Courier’s Financial Advisor” beginning on page [—] of this proxy statement/prospectus, which we refer to as the Courier forecasts, for the stand-alone analyses performed on Courier. Information regarding the net debt and the number of fully-diluted shares of common stock outstanding for Courier was contained in its most recent SEC filings or was provided by its management.

Quantitative Summary of Transaction

Based upon the approximately 11.8 million fully diluted outstanding shares of Courier common stock as of January 26, 2015 calculated using the treasury stock method (includes 11,524,463 shares and 515,721 options) implied by the per share merger consideration, Blackstone noted that the per share merger consideration to be received by the holders of Courier common stock pursuant to the merger implied an equity value of Courier of approximately $271 million. Blackstone noted that the per share merger consideration to be received by the holders of Courier common stock pursuant to the merger implied an enterprise value of Courier of approximately $296 million. Blackstone also noted that the per share merger consideration represented:

•	a premium of 58.7% over the trading price of Courier common stock of $14.49 on January 15, 2015 (one day prior to Courier/Quad transaction announcement);

•	a premium of 12.2% to the implied price per share of $20.50 in the Courier/Quad transaction;

•	a premium of 26.1% over the average price per share of Courier common stock of $18.25 during the 30-day period ending February 4, 2015; and

•	a premium of 101.6% over the 52-week low price per share of Courier common stock of $11.41 on October 9, 2014.

Selected Companies Analysis

Blackstone reviewed and compared certain financial information for Courier to corresponding financial information, ratios and public market multiples for the following publicly-traded print companies, which we refer to as the selected print companies, and publishing companies, which we refer to as the selected publishing companies (and together with the selected print companies, we refer to as the selected companies), which, in the exercise of its professional judgment, Blackstone deemed to be relevant to its analysis:

Selected Print Companies:

•	R.R. Donnelley & Sons Company

•	Deluxe Corporation

•	Quad/Graphics, Inc.

•	Transcontinental Inc.

•	Courier Corporation

•	Cenveo, Inc.

Selected Publishing Companies:

•	McGraw Hill Financial, Inc.

•	Pearson PLC

•	Wolters Kluwer N.V.

•	John Wiley & Sons, Inc.

•	Lagardere S.C.A.

•	Meredith Corporation

•	Scholastic Corporation

Blackstone obtained financial metrics and projections for the selected companies from Capital IQ. In its analysis, Blackstone derived and compared multiples for Courier and the selected companies, calculated as follows:

•	total enterprise value, which we refer to as TEV, as a multiple of estimated earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, excluding stock-based compensation, which we refer to as SBC, for calendar year 2014 in the case of the selected companies and fiscal year ended September 27, 2014 in the case of Courier, which is referred to below as TEV/2014E EBITDA;

•	TEV as a multiple of estimated EBITDA, excluding SBC, for calendar year 2015 in the case of the selected companies and fiscal year ended September 26, 2015 in the case of Courier, which is referred to below as TEV/2015E EBITDA;

TEV means market capitalization plus net debt plus liquidation preference of preferred stock and minority interest, and market capitalization means the number of fully diluted shares outstanding multiplied by the closing share price as of January 15, 2015 (one day prior to Courier/Quad transaction announcement) in the case of Courier and February 4, 2015 for each other company.

This analysis indicated the following:

Selected Print Companies

Financial Multiple	Low	High	Median (without Courier)	Median (without R.R. Donnelley)
TEV/2014E EBITDA	4.5x	9.0x	5.6x	4.8x
TEV/2015E EBITDA	4.3x	8.7x	5.7x	4.9x

Selected Publishing Companies

Financial Multiple	Low	High	Median
TEV/2014E EBITDA	6.8x	13.8x	8.8x
TEV/2015E EBITDA	6.8x	12.5x	8.6x

In reviewing this analysis, Blackstone also considered, among other things, the relative comparability of the selected companies to Courier. Based upon the foregoing and applying its professional judgment, Blackstone then selected representative ranges of TEV/2014E EBITDA and TEV/2015E EBITDA based on the selected print companies, given the high concentration of revenue in Courier print, and applied the selected ranges to the respective metrics for Courier, as provided by the management of Courier, resulting in the following ranges of approximate implied equity values per share of Courier common stock, calculated using the treasury stock method (includes 11,524,463 shares and 515,721 options as of February 4, 2015), in each case compared to the per share merger consideration to be received by the holders of Courier common stock in the merger.

Financial Multiple	Representative Range	Implied Equity Value per Share
TEV/2014E EBITDA	5.0x-6.0x	$16.31 - $19.89
TEV/2015E EBITDA	4.5x-5.5x	$15.24 - $18.97

Although Blackstone selected the selected companies reviewed in the analysis because, among other things, their businesses are reasonably similar to that of Courier, no selected company is identical to Courier. Accordingly, Blackstone’s comparison of the selected companies to Courier and analysis of the results of such comparisons were not purely quantitative, but instead necessarily involved qualitative considerations and professional judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and those of Courier. In evaluating the financial multiples for the selected companies, Blackstone made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Courier.

Selected Precedent Transactions Analysis

Blackstone performed a selected precedent transactions analysis, which is designed to imply a value for a company based on publicly available financial terms of selected transactions that share some characteristics with the merger. Blackstone reviewed the following transactions involving commercial printing companies and publishing companies. The transactions considered and the month and year when each transaction was announced were as follows:

Transactions involving commercial printing companies

Month and Date Announced	Target	Acquiror
April 2014	Brown Printing Company	Quad/Graphics
October 2013	Consolidated Graphics	R.R. Donnelley
August 2013	WorkflowOne	Standard Register
October 2012	Vertis Holdings	Quad/Graphics
August 2011	YORK Label	Multi-Color
June 2011	M&F Worldwide	MacAndrews & Forbes
December 2010	IPC Print Services	Walsworth Publishing
February 2010	Bowne	R.R. Donnelley
January 2010	World Color Press	Quad/Graphics
December 2008	Smith Investment	AO Smith
August 2007	PLM Group	Transcontinental
June 2007	ColorGraphics	Cenveo
January 2007	Von Hoffmann	R.R. Donnelley
October 2006	Banta	R.R. Donnelley

Transactions involving publishing companies

Month and Date Announced	Target	Acquiror
August 2014	Fairchild Fashion	Penske Media
July 2014	Virgo Publishing	Informa
July 2014	Forbes Media	Integrated Asset Managers
July 2014	American Media	Omega Advisors
August 2013	The Washington Post	Nash Holdings
July 2013	Tribune Publishing	Tribune Media
November 2012	McGraw-Hill Education	Apollo
November 2012	Rural Press	Penton Media
August 2012	SuperMedia	Dex Media
March 2012	Philadelphia Media Network	Lewis Katz
May 2011	PRIMEDIA	TPG Capital
March 2011	Trader Corporation	Apax Partners
January 2010	Canwest (nka Postmedia Network)	Paul Godfrey-led Investor Group
December 2009	Springer Science+Business Media	EQT Partners AB; GIC
June 2008	Oakstone Publishing	Boston Ventures
June 2008	Entrepreneur Media	Austine Ventues; Castanea
April 2008	Editis	Grupo Planeta
December 2007	Houghton Mifflin	Cengage Learning
July 2007	Reed Elsevier	Houghton Mifflin
July 2007	ALM Media	Incisive Media

Blackstone obtained financial metrics and projections for the target companies from Capital IQ, The 451 Group, Mergermarket, Wall Street research, and the target companies’ public press releases. In its analysis,

Blackstone reviewed the transaction TEV as a multiple of the target company’s EBITDA for the latest twelve months, which we refer to as LTM, immediately preceding the announcement of the transaction. Blackstone then derived the low, high, and median multiples for the selected precedent transactions, and this analysis indicated the following:

Transactions involving commercial printing companies

Financial Multiple	Low	High	Median
TEV/LTM EBITDA	3.2x	11.8x	5.4x

Transactions involving publishing companies

Financial Multiple	Low	High	Median
TEV/LTM EBITDA	2.7x	8.9x	6.9x

In reviewing this analysis, Blackstone also considered, among other things, the relative comparability of the selected precedent transactions and target companies to the merger and Courier. Based upon the foregoing and applying its professional judgment, Blackstone then selected representative ranges of TEV/LTM EBITDA, based on commercial printing companies comparables, due to the high concentration of revenue in Courier print, and applied the selected ranges to the respective LTM metrics for Courier, as provided by the management of Courier, using a reference date of September 30, 2014, resulting in the following ranges of approximate implied equity values per share of Courier common stock, calculated using the treasury stock method (includes 11,524,463 shares and 515,721 options as of February 4, 2015), implied by the per share merger consideration, in each case compared to the per share merger consideration to be received by the holders of Courier common stock in the merger.

Financial Multiple	Representative Range	Implied Equity Value per Share
TEV/LTM EBITDA	5.25x - 6.50x	$17.21 - $21.67

It should be noted that no company utilized in the selected precedent transactions analysis above is identical to Courier, and no transaction utilized in the analysis above is identical to the merger. In addition, in connection with its review, Blackstone considered the dates on which these transactions were announced and the market conditions existing at such time. Accordingly, Blackstone’s comparison of the selected transactions to the merger and analysis of the results of such comparisons were not purely quantitative, but instead necessarily involved qualitative considerations and professional judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the companies involved in such transactions and those of Courier and were based on Blackstone’s experience working with corporations on various merger and acquisition transactions. In evaluating the selected precedent transactions, Blackstone made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Courier.

Sum-of-the-Parts Analysis

Blackstone performed a sum-of-the-parts analysis for Courier based upon its estimated valuations of each of Courier’s business units as separate and independent business concerns. The business units analyzed were Courier’s print business and its publishing business, and its unallocated business.

Set forth below is a summary of the material analyses performed by Blackstone in connection with its valuation of Courier’s print business, publishing business and unallocated business.

Blackstone performed a precedent transactions analysis that attempted to provide an implied value for Courier’s print business and publishing business based on publicly available financial terms of selected transactions that share some characteristics with the merger. For purposes of this analysis, Blackstone reviewed the transactions involving commercial printing companies and publishing companies noted above in “Selected Precedent Transactions Analysis”.

In reviewing this analysis, Blackstone also considered, among other things, the relative comparability of the selected precedent transactions and target companies to the merger and Courier. Based upon the foregoing and applying its professional judgment, Blackstone then selected representative ranges of TEV/LTM EBITDA and applied the selected ranges to the respective metrics for Courier’s print business and Courier’s publishing business, also applying the representative range of TEV/LTM EBITDA for Courier’s print business to Courier’s unallocated business, given that the print business represents the majority of Courier’s business. From the results of its sum-of-the-parts analysis, Blackstone estimated the (i) implied pre-tax total enterprise value range of Courier’s print business of $209 million to $247 million, (ii) implied pre-tax total enterprise value range of Courier’s publishing business of $26.0 million to $30.0 million, and (iii) implied pre-tax total enterprise value of $5.4 million to $6.4 million of Courier’s unallocated business. Blackstone then added its implied valuation of the print business with its implied valuation of the publishing business and its implied valuation of the unallocated business. This resulted in an implied pre-tax total enterprise value for Courier ranging from $240.4 million to $283.4 million. This resulted in an implied per share equity value range of $18.17 to $21.74 per share of Courier common stock, calculated based on a range of between 11.859 and 11.890 million fully diluted outstanding shares of Courier common stock as of February 4, 2015 calculated using the treasury stock method (includes 11,524,463 shares and 515,721 options) compared to the per share merger consideration to be received by holders of Courier common stock in the merger.

It should be noted that no company utilized in the sum-of-the-parts analysis above is identical to Courier, and no transaction utilized in the analysis above is identical to the merger. In addition, in connection with its review, Blackstone considered the dates on which these transactions were announced and the market conditions existing at such time. Accordingly, Blackstone’s comparison of the selected transactions to the merger and analysis of the results of such comparisons were not purely quantitative, but instead necessarily involved qualitative considerations and professional judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the companies involved in such transactions and those of Courier and were based on Blackstone’s experience working with corporations on various merger and acquisition transactions. In evaluating the selected precedent transactions used for the sum-of-the-parts analysis, Blackstone made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Courier.

Discounted Cash Flow Analysis

Blackstone performed a discounted cash flow analysis, which we refer to as a DCF analysis, for Courier on a standalone basis. A DCF analysis is designed to estimate an implied value of a company by calculating the present value of the estimated unlevered future free cash flows as well as the terminal value of the company in order to arrive at the value of that business.

The DCF analysis performed by Blackstone for Courier was based on the financial forecasts prepared and furnished to Blackstone by Courier’s management for the fiscal years 2015 through 2018. Blackstone calculated a range of implied equity values per share of Courier common stock based on forecasts of future unlevered free cash flows for the second half of fiscal year 2014 through fiscal year 2018 provided by management of Courier. Blackstone first calculated unlevered free cash flows (calculated as earnings before interest and taxes, less taxes, plus depreciation and amortization, less the amount of any increase or plus the amount of any decrease in net working capital, and less capital expenditures and pre-publication costs) of Courier for fiscal years 2014 to 2018. The calculation of unlevered free cash flows used an assumed tax rate of 36.5% (which tax rate was provided by

Courier). Blackstone then calculated a terminal value for Courier by applying a range of terminal LTM EBITDA multiples of 5.0x to 6.0x (which range was selected based on Blackstone’s professional judgment after consideration of the trading multiples for the selected companies) to Courier management’s forecast of EBITDA for fiscal year 2018 for Courier. The unlevered free cash flows and terminal value were then discounted to present value as of December 31, 2014 using a range of discount rates from 11.81% to 12.81%, which range was selected based on Blackstone’s professional judgment and derived from an analysis of estimated weighted average cost of capital using industry comparables (consisting of the selected print companies referred to above other than Courier), resulting in ranges of implied equity values per share of Courier common stock of approximately $13.82 to approximately $17.07, calculated based on the approximately 11.63 million fully diluted outstanding shares of Courier common stock as of February 4, 2015 calculated using the treasury stock method (includes 11,524,463 shares and 515,721 options) and Courier’s net debt as of January 8, 2015 of ($26.0 million) and cash and cash equivalents as of January 8, 2015 of $1.0 million, compared to the per share merger consideration to be received by the holders of Courier common stock in the merger.

Other Factors

For reference purposes only, and not as part of its fairness determination, Blackstone also reviewed and considered other factors, including the following additional analyses.

Historical Trading Price Analysis

Blackstone reviewed the unaffected historical trading price per share of Courier common stock for the 52-week period ending on February 4, 2015, excluding price per share of Courier common stock in the period following January 15, 2015 (one day prior to Courier/Quad transaction announcement). Blackstone noted that the lowest and highest intraday sale prices per share of Courier common stock during this period were $11.41 and $16.93 compared to the per share merger consideration to be received by the holders of Courier common stock in the merger.

Equity Analyst Price Targets Analysis

Blackstone reviewed the publicly available price target for Courier common stock published by independent equity research analysts associated with Sidoti. Blackstone noted that the price target was $15.00, compared to the per share merger consideration to be received by the holders of Courier common stock in the merger.

Miscellaneous

The foregoing summary of material financial analyses does not purport to be a complete description of the analyses or data presented by Blackstone. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Blackstone believes that the foregoing summary set forth above and its analyses must be considered as a whole and that selecting portions of it, without considering all of its analyses, could create an incomplete view of the processes underlying the analyses and its opinion. No single factor or analysis was determinative of Blackstone’s fairness determination. Rather, Blackstone considered the totality of the factors and analyses performed in arriving at its opinion. Blackstone based its analyses on assumptions that it deemed reasonable, including those concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which Blackstone based its analyses have been described under the description of each analysis in the foregoing summary. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by Blackstone are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, Blackstone analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which securities may trade at the present time or at any time in the future or at which businesses actually could be bought or sold.

As part of its investment banking business, Blackstone and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Blackstone was selected as Courier’s financial advisor with respect to the merger on the basis of Blackstone’s experience and its familiarity with Courier and the industry in which Courier operates.

Pursuant to the engagement letter dated as of October 24, 2014, Courier agreed to pay Blackstone a transaction fee for its services in connection with the merger which is currently estimated to be approximately $2,900,000 million in the aggregate, of which $750,000 became payable upon delivery of Blackstone’s opinion on January 16, 2015 in connection with Courier’s entry into the Courier/Quad transaction merger agreement and of which an additional $750,000 became payable upon delivery of Blackstone’s opinion on February 5, 2015 in connection with Courier’s entry in the merger agreement, and the remainder of which is contingent upon consummation of the merger. In addition, Courier has agreed to reimburse Blackstone for out-of-pocket expenses and to indemnify Blackstone for certain liabilities arising out of the performance of such services (including the rendering of its opinion). Blackstone has performed other investment banking and financial advisory services for Courier in the past for which Blackstone received customary compensation. In the two years prior to the date of Blackstone’s opinion, Blackstone has not received any fees for investment banking or financial advisory services from R.R. Donnelley or any of its current publicly-disclosed subsidiaries. In the ordinary course of the business of Blackstone and its affiliates, Blackstone and its affiliates may actively trade or hold the securities of Courier or R.R. Donnelley or any of their affiliates for Blackstone’s or Courier’s or R.R. Donnelley’s account or for others and, accordingly, may at any time hold a long or short position in such securities.

Blackstone’s analyses were prepared solely as part of Blackstone’s analysis of the fairness, from a financial point of view, to the holders of Courier common stock of the consideration to be received by such holders pursuant to the merger agreement and were provided to the Board in that connection. The opinion of Blackstone was only one of the factors taken into consideration by the Board in making its determination to approve the merger agreement and the merger.

Certain Prospective Financial Information Reviewed by the Courier Board and Courier’s Financial Advisor

Courier’s senior management does not as a matter of course make public projections as to future performance or earnings beyond the current fiscal year and generally does not make public projections for extended periods due to the unpredictability of the underlying assumptions and estimates. However, in connection with the exploration of strategic alternatives as described in this proxy statement/prospectus, Courier’s management prepared a set of financial projections for fiscal years 2015 through 2018, and these projections were provided to the Courier board, Blackstone, R.R. Donnelley and Quad. These projections concerning Courier’s total revenue, EBITDA (excluding stock-based compensation), earnings per share, capital expenditures, pre-publication costs and unlevered free cash flow are included below.

These projections were developed from historical financial statements and did not give effect to any changes or expenses as a result of the mergers or any other effects of the mergers. The projections included below were prepared solely for internal use and were not prepared with a view toward public disclosure or compliance with published guidelines of the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, but, in the view of Courier’s management, was prepared on a reasonable basis, reflected, at the time the prospective financial information was prepared, the best currently available estimates and judgments, and presented, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Courier. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement / prospectus are cautioned not to place undue reliance on the prospective financial information. Neither Courier’s independent registered certified public accounting firm, Deloitte & Touche LLP, nor any other independent accountants have examined nor compiled this prospective financial information and, accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect to this information or its achievability, and assumes no responsibility for, and disclaim any association with, the prospective financial information.

Furthermore, while presented with numerical specificity, the projections necessarily are based on numerous assumptions, many of which are beyond Courier’s control and difficult to predict, including with respect to industry performance, competitive factors, industry consolidation, general business, economic, regulatory, market and financial conditions, as well as matters specific to our business, which assumptions may not prove to have been, or may no longer be, accurate. The projections do not take into account any circumstances or events occurring after the date they were prepared, including the February 5, 2015 announcement of the merger agreement. In addition, the projections do not take into account the effect of any failure of the mergers to occur and should not be viewed as accurate or continuing in that context or otherwise.

The projections were prepared in January 2015 in the context of the business, economic, regulatory, market and financial conditions that existed at that time, and have not been updated to reflect revised prospects for our business, changes in general business, economic, regulatory, market and financial conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the projections were prepared. The projections are not necessarily indicative of future performance, which may be significantly more favorable or less favorable than as set forth below. The projections cover multiple years, and such information by its nature becomes less reliable with each successive year. They should not be utilized as public guidance and will not be provided in the ordinary course of our business in the future.

For the foregoing and other reasons, readers of this proxy statement/prospectus are cautioned that the inclusion of the projections in this proxy statement/prospectus should not be regarded as a representation or guarantee that the targets will be achieved and that they should not rely on the projections. The projections constitute forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from the projected results. See also the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement/prospectus.

Management Financial Projections

($ in millions, except per share)

	2014 Actual	2015 Projection	2016 Projection	2017 Projection	2018 Projection
Total Revenue	$283	$317	$350	$352	$354
EBITDA(1)	$43	$45	$50	$51	$50
Earnings per share	$0.89	$0.98	$1.35	$1.51	$1.48
Capital Expenditures and Pre-Publication Costs(2)	$(14)	$(13)	$(13)	$(13)	$(13)
Unlevered Free Cash Flow(3)	$8.7	$24.3	$(38.9)	$25.5	$25.1

(1)	Defined as GAAP operating income plus depreciation, amortization and non-recurring items and is pre- stock-based compensation.
(2)	Pre-publication costs represent costs associated with creating new publishing titles.
(3)	Calculated as earnings before interest, less taxes, plus depreciation and amortization, less the amount of any increase or plus the amount of any decrease in net working capital, and less capital expenditures and pre-publication costs.

R.R. Donnelley’s Reasons for the Merger

In reaching its decision to enter into the merger agreement, the R.R. Donnelley board considered a number of factors, including, among others, the following:

•	the R.R. Donnelley board’s and management’s understanding of Courier’s business, operations, financial condition, and prospects;

•	the fact that Courier’s business and operations complement those of R.R. Donnelley and the potential synergies to be realized by the combined company;

•	historical information concerning R.R. Donnelley’s and Courier’s respective businesses, financial conditions and results of operations;

•	the terms and conditions of the merger agreement, including the conditions to the completion of the merger;

•	the circumstances under which the merger agreement could be terminated, the impact of such a termination and the potential payment by Courier of a termination fee of $7.5 million;

•	current financial market conditions;

•	the current and prospective business environment in which R.R. Donnelley and Courier operate;

•	the regulatory approvals required to consummate the merger and the belief of R.R. Donnelley’s management that the merger would be approved by the requisite authorities, without the imposition of conditions sufficiently material to preclude the merger, and would otherwise be consummated in accordance with the terms of the merger agreement; and

•	the expectation that the merger could be completed within a reasonable time frame.

The R.R. Donnelley board also considered a number of potentially negative factors in its deliberations concerning the merger agreement, including:

•	the risk that, because the per share merger consideration under the merger agreement would not be adjusted for changes in the market price of R.R. Donnelley common stock or Courier common stock, the value of the per share merger consideration to be paid to holders of shares of Courier common stock upon the consummation of the merger could be significantly more than the value of the per share merger consideration immediately prior to the announcement of the proposed merger;

•	the $10 million termination fee paid upon termination by Courier of its merger agreement with Quad/Graphics, for which Courier was reimbursed by R.R. Donnelley;

•	the risk that the merger might not receive all necessary regulatory approvals, or that any governmental authorities could attempt to condition their approval of the merger on the companies’ compliance with certain conditions, including the divestiture of assets, and the circumstances under which R.R. Donnelley would be required to pay Courier a reverse termination fee of $12.0 million;

•	the difficulties and management challenges inherent in completing the merger and integrating the businesses, operations and workforce of Courier with those of R.R. Donnelley;

•	the possibility of encountering difficulties in achieving expected growth and cost savings; and

•	the risk that Courier’s financial performance may not meet R.R. Donnelley’s expectations.

Financing of the Merger

R.R. Donnelley’s obligation to complete the merger is not contingent upon the receipt by R.R. Donnelley of any financing. R.R. Donnelley estimates that it will need approximately $245.8 million in order to pay Courier shareholders and holders of Courier stock options and restricted stock the cash amounts due to them under the merger agreement, pay related fees and expenses in connection with the merger and repay or refinance the outstanding indebtedness of Courier that will come due as a result of the merger. R.R. Donnelley anticipates that the funds needed to pay the foregoing amounts will be derived from cash on hand and through borrowings under R.R. Donnelley’s senior secured revolving credit facility.

Closing and Effective Time of the Merger

Unless the parties otherwise mutually agree, the closing of the merger will occur on the second business day after the day on which the last of the conditions to the closing of the merger is satisfied or waived (other than those conditions that by their nature must be satisfied or waived at the closing of the merger, but subject to the fulfillment or waiver of such conditions). Subject to the satisfaction or waiver of the conditions to the closing of the merger described in the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page [—] of this proxy statement/prospectus, including the receipt of the Courier shareholder approval at the special meeting, it is anticipated that the merger will be completed during the second quarter of 2015. It is possible that factors outside the control of both companies could result in the merger being completed at a different time, or not at all.

The effective time of the merger will occur as soon as practicable after the closing of the merger when the articles of merger are duly filed with the Secretary of the Commonwealth of Massachusetts or at such later time as the parties may mutually agree and specify in the articles of merger.

Regulatory Approvals

The completion of the merger is subject to the receipt of antitrust clearance in the United States. Under the HSR Act and the rules promulgated thereunder, the merger may not be completed until notification and report forms have been filed with the FTC and the DOJ and the applicable waiting period has expired or been terminated.

On February 20, 2015, Courier and R.R. Donnelley filed with the FTC and the DOJ notification and report forms under the HSR Act with respect to the proposed merger. On March 23, 2015, at 11:59 p.m. Eastern Daylight Time, the waiting period under the HSR Act expired.

At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the DOJ or the FTC, or any state, could take such action under the antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of Courier or R.R. Donnelley. Private parties also may seek to take legal action under the antitrust laws under certain circumstances.

There can be no assurance that the DOJ, the FTC or any other governmental entity or any private party will not attempt to challenge the merger on antitrust or competition grounds, and, if such a challenge were attempted, there can be no assurance as to its result. For a description of the parties’ obligations with respect to regulatory approvals related to the merger, see the section entitled “The Merger Agreement—Agreement to Use Reasonable Best Efforts” beginning on page [—] of this proxy statement/prospectus.

Federal Securities Law Consequences

Pending the effectiveness of the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, shares of R.R. Donnelley common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act or the Exchange Act, except for shares of R.R. Donnelley common stock issued to any Courier shareholder who may be deemed an “affiliate” of R.R. Donnelley after the completion of the merger. This proxy statement/prospectus does not cover resales of R.R. Donnelley common stock received by any person upon the completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale of R.R. Donnelley common stock.

Accounting Treatment

R.R. Donnelley prepares its financial statements in accordance with GAAP. The merger will be accounted for using the acquisition method of accounting. R.R. Donnelley will be treated as the acquiror for accounting purposes.

NASDAQ Market Listing

The shares of R.R. Donnelley common stock to be issued in the merger will be listed for trading on NASDAQ.

Delisting and Deregistration of Courier Common Stock

If the merger is completed, Courier common stock will be delisted from NASDAQ and deregistered under the Exchange Act, and Courier will no longer file periodic reports with the SEC.

Prior to the closing of the merger, Courier has agreed to cooperate with R.R. Donnelley to take all actions reasonably necessary, proper or advisable on its part under applicable laws and rules and regulations of NASDAQ to enable such delisting and deregistration.

Litigation Relating to the Quad/Graphics, Inc. Merger Agreement

On or about January 22, 2015, a purported shareholder of Courier, Jack Wilkinson, filed a putative class action lawsuit in the Superior Court of Massachusetts for Suffolk County against Courier, the Courier board, Quad/Graphics, Inc., which we refer to as Quad, and certain merger subsidiaries of Quad, captioned Wilkinson v. Courier Corporation, et al. The case was accepted into the Business Litigation Session of Suffolk Superior Court. The lawsuit alleges that the Courier board breached their fiduciary duties to Courier’s shareholders, and that Courier and the Quad defendants aided and abetted those breaches, by agreeing to “inadequate consideration” and by agreeing to “unreasonable deal protection devices” in connection with the sale of Courier to Quad. The lawsuit seeks, among other things, equitable relief enjoining the Courier/Quad transaction. As of the date of this disclosure, none of the defendants have been served with the complaint.

THE MERGER AGREEMENT

This section describes the material terms of the merger agreement. The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. You are encouraged to read the merger agreement carefully and in its entirety. This section is not intended to provide you with any factual information about Courier or R.R. Donnelley. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings Courier and R.R. Donnelley make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus.

Explanatory Note Regarding the Merger Agreement

The merger agreement is included to provide you with information regarding its terms. Factual disclosures about Courier and R.R. Donnelley contained in this proxy statement/prospectus or in the public reports of Courier and R.R. Donnelley filed with the SEC may supplement, update or modify the factual disclosures about Courier and R.R. Donnelley contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by Courier, R.R. Donnelley, Merger Sub and Merger LLC were qualified and subject to important limitations agreed to by Courier, R.R. Donnelley, Merger Sub and Merger LLC in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to shareholders and reports and documents filed with the SEC and in some cases were qualified by the matters contained in the disclosure schedules that Courier and R.R. Donnelley each delivered in connection with the merger agreement, which disclosures were not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the merger agreement.

Immediately prior to the execution of the merger agreement, Courier terminated its existing merger agreement with Quad, which we refer to as the Quad merger agreement. Pursuant to the merger agreement, R.R. Donnelley reimbursed Courier for the $10 million termination fee due to Quad in connection with the termination of the Quad merger agreement.

Effects of the Mergers; Directors and Officers; Organizational Documents

The merger agreement provides for the merger of Merger Sub with and into Courier. At the effective time of the merger, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the effective time of the merger will be converted into one share of common stock, par value $0.01 per share, of the surviving corporation.

The articles of organization and by-laws of Merger Sub as in effect immediately prior to the effective time of the merger shall be the articles of organization and by-laws of the surviving corporation until thereafter amended in accordance with the MBCA. The board of directors and officers of Merger Sub immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the directors and officers of the surviving company, respectively, until their respective successors have been duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the MBCA and the articles of organization and by-laws of the surviving company.

After the effective time of the merger, the merger agreement also provides for the merger of Courier with and into Merger LLC. The certificate of organization and operating agreement of Merger LLC as in effect immediately prior to the effective time of the subsequent merger shall be the certificate of organization and operating agreement of the surviving company until thereafter amended in accordance with the Massachusetts Limited Liability Company Act. The member and officers of Merger LLC immediately prior to the effective time of the subsequent merger will, from and after the effective time of the subsequent merger, be the member and officers of the surviving company, respectively.

Treatment of Courier Stock Options in the Merger

At the effective time of the merger, each Courier stock option will be automatically cancelled and converted into the right to receive an amount in cash, which we refer to as the per share stock option consideration, equal to the product of (i) the excess, if any, of $23.00 over the per share exercise price of the applicable Courier stock option immediately prior to the effective time of the merger and (ii) the aggregate number of shares of Courier common stock for which the applicable Courier stock option was exercisable immediately prior to the effective time of the merger.

If the exercise price per share of any such Courier stock option is equal to or greater than the per share merger consideration, the Courier stock option will be cancelled without any cash payment.

Treatment of Courier Restricted Stock in the Merger

At the effective time of the merger, each share of Courier restricted stock that has not yet vested will be automatically cancelled and converted into the right to receive an amount in cash equal to $23.00.

Exchange and Payment Procedures

R.R. Donnelley has retained ComputerShare to act as its exchange agent to handle the exchange of shares of Courier common stock for the per share merger consideration, as described above.

At or prior to the effective time of the merger, R.R. Donnelley will deposit with ComputerShare a number of shares of R.R. Donnelley common stock and an amount of cash sufficient to deliver the per share merger consideration to which Courier shareholders will become entitled.

R.R. Donnelley will prepare a form of election to be mailed to holders of shares of Courier common stock as soon as reasonably practicable following the date of the mailing of the proxy statement/prospectus. Each form of election will allow holders of shares of Courier common stock to elect to receive the per share merger consideration in cash or shares of R.R. Donnelley common stock, or make no such election, subject to proration so that 8,000,000 shares of R.R. Donnelley common stock are issued in the merger. Each holder of shares of Courier common stock shall make their election by delivering a properly completed form of election to ComputerShare prior to the election deadline.

As soon as reasonably practicable after the election deadline, R.R. Donnelley will cause ComputerShare to deliver a letter of transmittal to each holder of shares of Courier common stock that were converted into the right to receive the per share merger consideration. The letter of transmittal will specify that delivery will be effected, and risk of loss and title to the shares of Courier common stock will pass, only upon proper delivery of such share certificate to ComputerShare and will provide instructions for use in surrendering share certificates in exchange for payment of the per share merger consideration. After the effective time of the merger, upon surrender by a holder of shares of Courier common stock to ComputerShare of its share certificates, along with a properly completed form of election, letter of transmittal and other documents reasonably required by ComputerShare, ComputerShare will deliver to such holder of shares of Courier common stock the per share merger consideration, including any cash in lieu of fractional shares of R.R. Donnelley common stock to which such holder is entitled.

Until holders of certificates previously representing Courier common stock have surrendered their share certificates and related instruments to ComputerShare for exchange, those holders will not receive dividends or other distributions on the shares of R.R. Donnelley common stock into which those shares have been converted. Subject to applicable law, following surrender of any share certificates and related instruments, holders of certificates previously representing Courier common stock will receive, without interest, (i) the amount of dividends or other distributions with a record date after the effective time of the merger theretofore paid with respect to the whole shares of R.R. Donnelley common stock to which such holder is entitled, and (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of R.R. Donnelley common stock to which such holder is entitled with a record date after the effective time of the merger but prior to such surrender and with a payment date subsequent to such surrender.

If any portion of the per share merger consideration is to be delivered to any person other than the person registered in Courier’s stock transfer records, the applicable stock certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment must pay any taxes related to such transfer.

No Transfers Following the Effective Time of the Merger

After the effective time of the merger, there will be no further registration of transfers of shares on the stock transfer books of Courier other than to settle transfers of shares that occurred prior to the effective time of the merger. After the effective time of the merger, the holders of certificates evidencing ownership of shares of Courier common stock outstanding immediately prior to the effective time of the merger will cease to have any rights with respect to such shares of Courier common stock, except as otherwise provided in the merger agreement or by applicable law. Any share certificates presented to the surviving company after the effective time of the merger will be cancelled and exchanged as provided in the merger agreement.

Fractional Shares

No certificates or scrip representing fractional shares of R.R. Donnelley common stock will be issued upon the conversion of shares of Courier common stock pursuant to the merger agreement. Instead, each Courier shareholder who would otherwise be entitled to fractional shares of R.R. Donnelley common stock will be entitled to an amount in cash, rounded to the nearest whole cent, determined by multiplying (i) the amount of the fractional share interest in a share of R.R. Donnelley common stock to which such holder is entitled under the merger agreement and (ii) $23.00.

Termination of Exchange Fund

Any certificates representing shares of R.R. Donnelley common stock and any funds that had been made available to ComputerShare, R.R. Donnelley’s exchange agent, for the payment of per share merger consideration and have not been disbursed to Courier shareholders six months after the effective time of the merger will be delivered to R.R. Donnelley. Thereafter, holders will be entitled to look only to R.R. Donnelley with respect to the payment of any per share merger consideration, including any unpaid dividends or distributions on the shares of R.R. Donnelley common stock, as contemplated by the merger agreement. None of R.R. Donnelley, Courier, ComputerShare or any other person will be liable to any holder of a certificate for any amount delivered in good faith to any governmental body pursuant to any abandoned property, escheat or similar law.

Withholding Taxes

R.R. Donnelley, the surviving company and R.R. Donnelley’s exchange agent, ComputerShare, will be entitled to deduct and withhold any applicable taxes and pay over such withheld amount to the appropriate governmental entity. Any amount so withheld will be treated for all purposes of the merger agreement as having been paid to the holder of the share certificates or book entry shares in respect of which the deduction and withholding was made.

Lost, Stolen or Destroyed Share Certificates

If a share certificate has been lost, stolen or destroyed, then, before a Courier shareholder will be entitled to receive the per share merger consideration, including any unpaid dividends or distributions on the shares of R.R. Donnelley common stock, such shareholder will need to deliver an affidavit of that fact and, if reasonably requested by R.R. Donnelley or its exchange agent, ComputerShare, post a bond in such amount as R.R. Donnelley may determine is reasonably necessary as indemnity against any claim that may be made with respect to such share certificate.

Representations and Warranties

The merger agreement contains customary and, in many cases, reciprocal, representations and warranties by Courier and R.R. Donnelley that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, in any report, schedule, form, statement or other document filed with or furnished to the SEC from September 29, 2012, in the case of Courier, or January 1, 2012, in the case of R.R. Donnelley and, in each case, prior to February 5, 2015 or in the disclosure schedules delivered by Courier and R.R. Donnelley to each other in connection with the merger agreement, excluding, in each case, any information contained solely in any risk factors, except to the extent such information consists of factual and/or historical statements, or a forward-looking statement or cautionary, predictive or forward-looking in nature.

These representations and warranties relate to, among other things:

•	organization, good standing and qualification to do business;

•	governing documents;

•	capitalization;

•	the absence of preemptive or other outstanding rights, obligations, subscriptions, options, units, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, convertible securities, calls, commitments or similar derivative securities or agreements, arrangements or rights of any kind that obligate Courier or R.R. Donnelley to purchase or issue any shares of capital stock or other securities of Courier or R.R. Donnelley or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of Courier or R.R. Donnelley;

•	authority relating to the execution, delivery and performance of the merger agreement;

•	the absence of violations of, or conflicts with governing documents, applicable law and certain agreements;

•	delivering notices or reports, making filings or obtaining consents or waivers necessary to complete the merger;

•	legal proceedings, investigations and governmental orders;

•	filings with the SEC and compliance with the Sarbanes-Oxley Act of 2002 and listing and corporate governance rules and regulations;

•	certain business practices concerning corrupt payments;

•	the absence of a “material adverse effect” and the absence of certain other changes or events since September 30, 2014, in the case of R.R. Donnelley, or December 1, 2014, in the case of Courier;

•	compliance with applicable laws and governmental permits;

•	environmental matters;

•	broker’s and finder’s fees; and

•	tax matters.

The merger agreement also contains additional representations and warranties by Courier relating to the following:

•	title to assets;

•	certain real property and equipment matters;

•	intellectual property matters;

•	material contracts;

•	the absence of undisclosed liabilities;

•	privacy policies;

•	employee benefits and labor and employment matters;

•	insurance policies;

•	affiliate transactions;

•	the approval and declaration of the advisability of the merger agreement and the merger by the Courier board and the recommendation of the Courier board that Courier shareholders vote in favor of the approval of the merger agreement;

•	the Quad merger agreement and the termination thereof;

•	takeover statutes; and

•	receipt by the Courier board of an opinion from Blackstone as to the fairness from a financial point of view of the per share merger consideration to be received by Courier shareholders in the merger.

The merger agreement also contains additional representations and warranties of R.R. Donnelley, Merger Sub and Merger LLC relating to the following:

•	the validity of R.R. Donnelley common stock to be issued pursuant to the merger;

•	the purpose of the formation of Merger Sub and Merger LLC;

•	the availability of funds to R.R. Donnelley, Merger Sub and Merger LLC necessary for the payment to R.R. Donnelley’s exchange agent, ComputerShare, of the per share merger consideration and to satisfy all other obligations under the merger agreement; and

•	the absence of any “interested shareholder” relationship, as defined in Chapter 110F of the Massachusetts General Laws, by R.R. Donnelley, Merger Sub or Merger LLC with Courier during the three years prior to the date of the merger agreement.

Some of the representations and warranties contained in the merger agreement are qualified by a “material adverse effect” standard (that is, they will not be deemed untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect).

A material adverse effect with respect to Courier or R.R. Donnelley, as applicable, means any effect, change, event, occurrence, development, circumstance, condition or state of facts that, individually or in the aggregate, (i) has a material adverse effect on the assets, liabilities, business, condition (financial or otherwise) or results of operations of Courier and its subsidiaries, taken as a whole, or R.R. Donnelley and its subsidiaries, taken as a whole, as applicable, or (ii) prohibits or materially delays the ability of Courier or R.R. Donnelley, as applicable, to consummate the transactions contemplated by the merger agreement, excluding any effect, change, event, occurrence, development, circumstance, condition or state of facts resulting from or arising out of:

•	the announcement of the mergers;

•	with respect to Courier, certain specified customer matters;

•	with respect to Courier, the identity of R.R. Donnelley, Merger Sub or Merger LLC and, with respect to R.R. Donnelley, the identity of Courier;

•	any changes in general economic, financial market or political conditions after the date of the merger agreement, to the extent such effect does not have a materially disproportionate adverse effect on Courier and its subsidiaries or R.R. Donnelley and its subsidiaries, as applicable, compared to other participants in the industry in which Courier and its subsidiaries or R.R. Donnelley and its subsidiaries, as applicable, operate;

•	any changes in general conditions in the industry or markets in which Courier and its subsidiaries or R.R. Donnelley and its subsidiaries, as applicable, operate after the date of the merger agreement, to the extent such effect does not have a materially disproportionate adverse effect on Courier and its subsidiaries or R.R. Donnelley and its subsidiaries, as applicable, compared to other participants in the industry in which Courier and its subsidiaries or R.R. Donnelley and its subsidiaries, as applicable, operate;

•	any changes in applicable law or accounting principles (or interpretations thereof) after the date of the merger agreement, to the extent such effect does not have a materially disproportionate adverse effect on Courier and its subsidiaries or R.R. Donnelley and its subsidiaries, as applicable, compared to other participants in the industry in which Courier and its subsidiaries or R.R. Donnelley and its subsidiaries, as applicable, operate;

•	the taking of any specific action, or refraining from taking any specific action, in each case at the written direction or with the written consent of Courier or R.R. Donnelley, as applicable, or as expressly required by the merger agreement;

•	the outbreak or escalation of hostilities, any acts of war, terrorism or military actions, or any escalation or worsening of any such hostilities, acts of war, terrorism or military actions threatened or underway as of the date of the merger agreement, or any natural disaster, in each case, after the date of the merger agreement, to the extent such effect does not have a materially disproportionate adverse effect on Courier and its subsidiaries or R.R. Donnelley and its subsidiaries, as applicable, compared to other participants in the industry in which Courier and its subsidiaries or R.R. Donnelley and its subsidiaries, as applicable, operate; or

•	any failure by Courier or R.R. Donnelley, as applicable, to meet analysts’ estimates or projections, performance measures, operating statistics or revenue or, earnings or similar projections, forecasts or predictions for any period after the date of the merger agreement (in each case whether internal or external) or any decline in the price or trading volume of Courier or R.R. Donnelley shares of common stock after the date of the merger agreement.

Conduct of Businesses of Courier and its Subsidiaries Prior to Completion of the Merger

Pursuant to the terms of the merger agreement, Courier has agreed that, subject to certain exceptions or unless R.R. Donnelley approves in writing (such approval not to be unreasonably withheld, delayed or conditioned), between February 5, 2015 and the completion of the merger, it will, and will cause each of its subsidiaries to:

•	conduct its business and operations in the ordinary course of business consistent with past practice; and

•	use commercially reasonable efforts to preserve intact its business organization and material assets, retain the services of its officers and employees, maintain all governmental authorizations and maintain satisfactory relationships with customers, lenders, suppliers, licensors, licensees, distributors and others having material business relationships with Courier or its subsidiaries.

Courier also has agreed that, subject to certain exceptions or unless R.R. Donnelley approves in writing (such approval not to be unreasonably withheld, delayed or conditioned), between February 5, 2015 and the completion of the merger, it will not, nor permit any of its subsidiaries to:

•	declare, accrue, set aside or pay any dividends or make any other distributions in respect of any of its capital stock, other than dividends or distributions between or among Courier and its subsidiaries in the ordinary course of business or regular quarterly dividends not to exceed $0.21 per share payable in cash;

•	repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, other than acquisitions by Courier of shares of its common stock in satisfaction by holders of outstanding options, restricted shares or stock awards of the exercise price and/or withholding taxes or as a result of forfeiture;

•	sell, issue, grant or authorize the issuance or grant of any capital stock or other security of Courier or any of its subsidiaries, other than (i) as required pursuant to existing written employment agreements, compensation plans or equity plans and outstanding stock options issued thereunder (or as may be amended or granted or awarded not in violation of the merger agreement);

•	split, subdivide, combine or reclassify the outstanding shares of its capital stock or enter into any agreement with respect to voting of any of its capital stock or other securities;

•	except as required pursuant to the terms of the merger agreement, existing benefit plans or compensation agreements or as otherwise required by law:

•	enter into, establish, adopt, modify, materially amend or terminate any collective bargaining agreement, employee benefit plan or compensation agreement;

•	materially amend, modify or waive any of its rights under, or accelerate the vesting under, any collective bargaining agreement, employee benefit plan or compensation agreement;

•	increase the compensation of any current or former director, officer, employee, agent or consultant, except for cash compensation in the ordinary course of business and consistent with past practice to employees who are not officers which are approved in writing by the Chief Executive Officer of Courier and changes to welfare benefits which are not, in the aggregate, material;

•	hire, elect or appoint any officer;

•	issue or forgive any loans (other than routine travel advances in the ordinary course of business and the use of company credit cards) to any director, officer, employee, agent or consultant;

•	accelerate any payment or benefit payable or to become payable, or the funding of any benefit or payment, to any director, officer, employee, agent or consultant;

•	waive, release or condition any non-compete, non-solicit, non-disclosure, confidentiality or other restrictive covenant owed to any director, officer, employee, agent or consultant;

•	hire any employee or individual independent contractor whose base salary exceeds $150,000 per year;

•	terminate, other than for cause, the employment or engagement of any director, officer, employee, agent or consultant whose base salary or wages exceeds $150,000 per year; or

•	withdraw from any multiemployer plan.

•	amend, modify or waive any provision of the organizational or charter documents of Courier or its subsidiaries;

•

incur any indebtedness (including obligations (i) for borrowed money, (ii) evidenced by notes, bonds or debentures, (iii) for the deferred purchase price of property, goods or services, (iv) under capital leases, (v) in respect of letters of credits or (vi) contracts relating to interest rate or currency swaps), except for borrowings under the credit facility in the ordinary course that would not cause the aggregate amounts outstanding to exceed $45,000,000 or in respect of indebtedness among Courier and its subsidiaries up to a maximum of $60,000,000;

•	except as set forth in Courier’s 2015 budget, make any capital expenditures, except that Courier may make capital expenditures not listed on the 2015 budget so long as (i) no such capital expenditure individually exceeds $250,000 and (ii) all capital expenditures during the term of the merger agreement do not exceed the aggregate amount of capital expenditures contemplated by the 2015 budget;

•	acquire, lease or license any right or other asset, or sell or otherwise dispose of, or lease, or license, any right or other asset, in each case, other than in the ordinary course of business;

•	waive or relinquish, abandon, allow to lapse or encumber any right or other asset, in each case, other than in transactions where the amount of consideration paid or transferred would not exceed $250,000 individually or $1,000,000 in the aggregate;

•	enter into any new line of business or form any subsidiary;

•	enter into any contract that would have been a material contract had it been entered into prior to the date of the merger agreement or amend, modify or terminate any material contract, except that Courier can enter into, amend, modify or terminate customer purchase orders in the ordinary course of business;

•	materially change any of its accounting methods, policies or procedures unless required by accounting principles or applicable law or make or change any material tax election, amend any material tax return, or settle any claim or assessment relating to material taxes;

•	settle or compromise any legal proceeding other than settlements in the ordinary course of business involving payment of less than $500,000 that would not reasonably be expected to have a material on-going effect on the business;

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•	acquire or transfer any right or interest in any real property; or

•	agree or commit to take any of the foregoing actions.

Conduct of Business of R.R. Donnelley and its Subsidiaries Prior to Completion of the Merger

Pursuant to the terms of the merger agreement, R.R. Donnelley has agreed that, subject to certain exceptions or unless Courier approves in writing (such approval not to be unreasonably withheld, delayed or conditioned), between February 5, 2015 and the completion of the merger it will not, and will not permit its subsidiaries to:

•	declare, set aside, pay or make any dividends or other distributions on or in respect of any of its capital stock, other than dividends or distributions by a direct or indirect wholly owned subsidiary to R.R. Donnelley or to another of its subsidiaries or regular quarterly dividends not to exceed $0.26 per share payable in cash;

•	issue, sell, dispose of or grant, or authorize the issuance, sale, disposition or grant of, any shares of any class of its capital stock, except for fair market value or upon the vesting of restricted stock units or performance share units or the exercise of options, warrants, convertible securities or other rights of any kind to acquire any of its capital stock, except as part of normal employee compensation;

•	amend its restated certificate of incorporation or by-laws in a manner that would affect R.R. Donnelley shareholders;

•	take or omit to take any action to cause the shares of R.R. Donnelley common stock to cease to be eligible for listing on NASDAQ; or

•	agree or commit to take any of the foregoing actions.

Acquisition Proposals

No Solicitation or Negotiation

The merger agreement provides that neither Courier nor any of its subsidiaries nor any of their respective officers, directors, employees, attorneys, accountants, investment bankers, consultants, agents, advisors or other representatives will, nor will Courier publicly propose to, directly or indirectly:

•	solicit, initiate, make, knowingly facilitate or knowingly encourage any inquiries, proposals or offers that constitute, or would reasonably be expected to lead to, any acquisition proposal (as defined below);

•	engage in, continue or otherwise participate in any discussions or negotiations regarding, furnish any information or afford access to the business, properties, assets or personnel of Courier or its subsidiaries with respect to, or otherwise cooperate in any way with any third party relating to, in connection with or for the purpose of encouraging or facilitating any acquisition proposal; or

•	enter into any letter of intent, agreement or other commitment with respect to an acquisition proposal.

Under the merger agreement, an acquisition proposal means any inquiry (in writing or otherwise) offer, proposal or indication of interest relating to any transaction or series of related transactions involving (i) any acquisition or purchase by any third party of 15% or more of any class of outstanding voting or equity securities of Courier or any tender offer or exchange offer that, if consummated, would result in any third party beneficially owning 15% or more of any class of outstanding voting or equity securities of Courier, (ii) any merger, joint venture, sale of assets or securities or other similar transaction involving Courier or any of its subsidiaries, the business of which constitutes 15% or more of the net revenues, net income or assets of Courier and its subsidiaries, taken as a whole, (iii) any liquidation, dissolution or other significant corporate reorganization of Courier, the business of which constitutes 15% or more of the net revenues, net income or assets of Courier and its subsidiaries, taken as a whole, or (iv) any combination of the foregoing.

Courier agreed in the merger agreement to, and to cause its subsidiaries and their respective officers, directors, employees, attorneys, accountants, investment bankers, consultants, agents, advisors and other representatives to, immediately cease and terminate any existing solicitation, negotiation or communication with any third parties with respect to an acquisition proposal and use commercially reasonable efforts to cause any such third party in possession of confidential information to return or destroy such information.

At any time prior to the Courier shareholder approval, if the Courier board has reasonably determined in good faith after consultation with its financial advisor and outside legal counsel that an unsolicited bona fide written acquisition proposal either constitutes a superior proposal (as defined below) or is reasonably likely to result in a superior proposal, and failing to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, then Courier may:

•	furnish information and data with respect to Courier and its subsidiaries, and afford access to the business, properties, assets and personnel of Courier, to the person who has made such an acquisition proposal if Courier:

•	furnishes such information and data pursuant to an acceptable confidentiality agreement; and

•	provides to R.R. Donnelley any such information or access (to the extent not previously provided to R.R. Donnelley); or

•	enter into, maintain and participate in any discussions or negotiations with any person who has made such an acquisition proposal or otherwise cooperate with or assist with or participate in, or facilitate, any such discussions or negotiations.

Under the merger agreement, a superior proposal means a bona fide written acquisition proposal for all of the assets (on a consolidated basis) of Courier or all of the total voting power of the equity securities of Courier that the Courier board has determined in good faith, after consultation with its financial advisor and outside legal counsel and taking into account all relevant circumstances and all terms and conditions of such proposal (including R.R. Donnelley’s exercise of certain rights under the match right provision described below) (i) is more favorable to Courier shareholders from a financial point of view than the transactions contemplated by the merger agreement, (ii) is not conditioned upon conducting due diligence or obtaining financing or any regulatory approvals or consents beyond or in addition to those required in connection with the transactions contemplated by the merger agreement, and (iii) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal, and if consummated, would result in a transaction.

Adverse Change Recommendation

Subject to certain exceptions described below, Courier, the Courier board and each committee of the Courier board may not:

•	withhold, fail to include in (or remove from) the proxy statement/prospectus, withdraw, adversely qualify or modify (or resolve, determine or publicly propose to withhold, fail to include in (or remove from) the proxy statement/prospectus, withdraw, adversely qualify or modify) its recommendation to Courier shareholders that they vote in favor of the proposal to approve the merger agreement, which we refer to as the Courier board recommendation;

•	adopt, approve, recommend, submit to shareholders or declare advisable (or resolve, determine or publicly propose to adopt, approve, recommend, submit to shareholders or declare advisable) an acquisition proposal, including any superior proposal; or

•	adopt, approve or recommend (or publicly propose to adopt, approve or recommend), or allow Courier to execute any letter of intent, agreement in principle, merger or acquisition or other agreement that is intended to or would reasonably be expected to lead to an acquisition proposal, including any superior proposal.

We refer to the items in the three immediately preceding bullets as an adverse change recommendation.

However, at any time prior to the Courier shareholder approval, if the Courier board determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would reasonably likely violate the directors’ fiduciary duties under applicable law, the Courier board may:

•	effect an adverse change recommendation with respect to an intervening event (as defined below) if:

•	Courier gives R.R. Donnelley at least three business days’ notice, which we refer to as the notice period, that the Courier board intends to take such action, describing the intervening event in reasonable detail; and

•	Courier negotiates with R.R. Donnelley in good faith during the notice period with respect to any proposed revisions to the merger agreement or other proposals made by R.R. Donnelley that would obviate the need to make an adverse change recommendation, which we refer to as the match right provision;

•	the Courier board determines in good faith (after consultation with its financial advisor and outside legal counsel) after taking into account the negotiations with R.R. Donnelley and the proposals made by R.R. Donnelley, if any, that the failure to take such action would reasonably likely violate the directors’ fiduciary duties under applicable law; or

•	approve or recommend, or cause Courier to enter into an agreement providing for, a superior proposal (and, in each case, effect an adverse change recommendation in connection therewith), if:

•	Courier gives R.R. Donnelley three business days’ notice that the Courier board intends to take such action, and provides to R.R. Donnelley in writing the material terms and conditions of the subject acquisition proposal and copies of all material documents relating thereto;

•	Courier complies with the match right provision;

•	the Courier board determines in good faith (after consultation with its financial advisor and outside legal counsel) after taking into account the results of negotiations with R.R. Donnelley and the proposals made by R.R. Donnelley, if any, that such acquisition proposal remains a superior proposal and the failure to take such action would reasonably likely violate the directors’ fiduciary duties under applicable law; and

•	prior to entering into any superior proposal agreement, Courier pays R.R. Donnelley the termination fee (as described below).

Any material amendment to any acquisition proposal will be deemed to be a new acquisition proposal for purposes of the match right provision and other procedures described above and Courier must notify R.R. Donnelley in writing of such modified acquisition proposal and again comply with the match right provision and other procedures described above, except that the notice periods shall be two business days instead of three business days for each such material amendment.

Under the merger agreement, an intervening event means a material fact, event, change, development or circumstance not known, or not reasonably capable of being known, by the Courier board as of the date of the merger agreement (or if known or reasonably capable of being known as of the date of the merger agreement, the consequences of which were not known and not reasonably capable of being known as of the date of the merger agreement to the Courier board) and not relating to any acquisition proposal.

If the Courier board effects an adverse change recommendation, it will not alter the obligation of Courier to submit the merger agreement for approval of the Courier shareholders, unless the merger agreement is terminated in accordance with its terms prior to the shareholders meeting.

Notice

Courier will as promptly as practicable (and, in any event, within 24 hours) notify R.R. Donnelley of any inquiries, proposals or offers received by, any information requested from, or any discussions or negotiations sought to be initiated or continued with, it or any of its subsidiaries or representatives in connection with, or which could reasonably be expected to lead to, an acquisition proposal, indicating, in connection with such notice, the name of the person making such inquiries, proposals or offers and the material terms and conditions thereof (including, if applicable, copies of all written materials provided to Courier that describe any such terms and conditions) and thereafter will keep R.R. Donnelley reasonably informed, on a reasonably current basis, of the status of any material developments, discussions or negotiations regarding any such acquisition proposal, and the material terms and conditions thereof (including any change in price or form of consideration), including, if applicable, providing copies of all documentation relating thereto that is exchanged between the person making the acquisition proposal and Courier within 24 hours.

Shareholders’ Meeting

As soon as reasonably practicable after the registration statement on Form S-4 filed by R.R. Donnelley, of which this proxy statement/prospectus forms a part, is declared effective by the SEC, Courier is required to call, give notice of, convene and hold a special meeting of Courier shareholders to consider and vote upon the approval of the merger agreement. Courier may not postpone or adjourn such meeting except to the extent required by law. Subject to the provisions described in the section entitled “The Merger Agreement—Acquisition Proposals” beginning on page [—] of this proxy statement/prospectus, the Courier board is required to include the Courier board recommendation in this proxy statement/prospectus and to take all lawful action to solicit the approval of the proposal to approve the merger agreement by Courier shareholders.

Agreement to Use Reasonable Best Efforts

Each of R.R. Donnelley and Courier have agreed to cooperate with each other and use (and cause their respective subsidiaries to use) reasonable best efforts to take or cause to be taken all actions and do or cause to be done all things reasonably necessary, proper or advisable under the merger agreement and applicable laws to consummate the transactions contemplated by the merger agreement as soon as reasonably practicable, including preparing and filing all documentation to effect all necessary notices, reports and other filings and to obtain all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from third parties and/or governmental entities, including under antitrust laws, in order to consummate the transactions contemplated by the merger agreement.

R.R. Donnelley’s reasonable best efforts include an obligation that R.R. Donnelley (i) commit to or effect, by consent decree, hold separate orders, trust, or otherwise, the divestiture, sale, license, transfer, assignment or other disposition of assets or businesses of R.R. Donnelley or Courier or their respective subsidiaries, (ii) terminate, relinquish, modify, transfer, assign, restructure, or waive existing agreements, collaborations, relationships, ventures, contractual rights, obligations or other arrangements of R.R. Donnelley or Courier or their respective subsidiaries and (iii) create or consent to create any relationships, ventures, contractual rights, obligations, behavioral undertakings, transition service agreements, tolling agreements, or other arrangements of R.R. Donnelley or Courier or their respective subsidiaries, if any such action, any of which we refer to as a divestiture action, is required by a governmental entity to permit the consummation of the merger under applicable antitrust laws and the assets, businesses, product lines or interests therein that would be the subject of such divestiture action collectively produced, or were used in the production of or contributed to the production of, annual revenue (based on gross fiscal 2014 revenue of either or both of R.R. Donnelley and its affiliates, on the one hand, or Courier and its affiliates, on the other hand) in an amount that is less than $70,000,000 in the aggregate, which we refer to as the consent cap.

The merger agreement also restricts R.R. Donnelley, Merger Sub and Merger LLC, and their respective subsidiaries, from acquiring any rights, assets, business, person or division thereof, if such acquisition would reasonably be expected to increase the risk of not obtaining any applicable clearance, consent, approval or waiver under antitrust laws with respect to the mergers, other than capital expenditures in the ordinary course of business.

Access to Information

Subject to certain exceptions, and upon reasonable advance notice, Courier will afford R.R. Donnelley reasonable access during normal business hours to all of its and its subsidiaries’ representatives, personnel, properties, assets and to all existing books, contracts, projections, plans, records, filings, submissions, tax returns, work papers and other documents and information relating to Courier and its subsidiaries as may reasonably be requested.

Employee Benefits

The merger agreement provides that R.R. Donnelley will, and will cause the surviving company and its subsidiaries to, for a period of seven months following the effective time of the merger, provide employees of the surviving company and its subsidiaries who continue their employment after the effective time of the merger (and do not voluntarily transfer to another position or elect a reduced work schedule), which we refer to as the continuing employees, with base salary or base hourly rate, as applicable, welfare and fringe benefits and annual bonus opportunities, excluding equity-based compensation and retention and retirement benefits, that are at least substantially similar in the aggregate to those provided to such employees by Courier or its subsidiaries immediately prior to the effective time of the merger.

The merger agreement also provides that, if requested by R.R. Donnelley at least 10 business days prior to the closing date of the merger, Courier will approve resolutions terminating the Courier Profit Sharing and Savings Plan, effective no later than the business day immediately preceding the closing date of the merger. Immediately prior to such termination, Courier will make all necessary payments to fund the contributions, including those necessary or required to maintain the tax-qualified status of the plan and any elective deferrals or employer matching contributions for the period prior to termination. If R.R. Donnelley does not request that the plan be terminated, then Courier will amend the plan, prior to the closing date of the merger, to provide that cash payments made in connection with the merger be excluded from the definition of compensation under the plan. Whether or not the plan is terminated, for a period of seven months following the effective time of the merger, continuing employees will be given the opportunity to participate in a 401(k) plan that provides substantially similar benefits to the benefits provided under either the Courier Profit Sharing and Savings Plan or R.R. Donnelley’s 401(k) plan.

R.R. Donnelley also will, and will cause the surviving company and its subsidiaries to:

•	assume the liability for any accrued but unused personal, sick or vacation time of continuing employees and allow such employees to use such accrued personal, sick or vacation time in accordance with the practice and policies of Courier or its subsidiaries, as applicable;

•	ensure that all continuing employees be eligible to continue participating in the surviving company’s health and welfare benefit plans to the extent such employees were eligible to participate in such plans prior to the effective time of the merger, provided that such health and welfare benefit plans may be terminated and, if so terminated, then R.R. Donnelley will use reasonable best efforts to cause the continuing employees to be eligible to participate in R.R. Donnelley’s or its affiliate’s health and welfare benefit plans to substantially the same extent as similarly situated employees of R.R. Donnelley or its affiliate, as applicable;

•	credit all service with Courier and any of its subsidiaries, to the same extent such service was recognized prior to the merger by Courier, for purposes of eligibility, vesting and allowances (including paid time off), but not for purposes of benefit accrual, under any employee benefit plan or policy applicable to employees of the surviving company or any of its subsidiaries; and

•	honor the terms, as in effect on the date of the merger agreement, of each contract or plan included in the disclosure schedules delivered by Courier in connection with the merger agreement providing post-termination benefits to eligible employees if such employees do not become, or cease to be, continuing employees after the effective time of the merger.

Indemnification and Insurance

Courier will, and if Courier is unable to, R.R. Donnelley will cause the surviving company to, obtain “tail” insurance policies with a claims period of at least six years after the effective time of the merger, with respect to directors’ and officers’ liability insurance, provided that the terms with respect to coverage and amount are at least as favorable as Courier’s existing policies, subject to certain limitations. This obligation is subject to a cap of 300% of the annual premium amount that Courier currently pays for such insurance.

From and after the effective time of the merger, R.R. Donnelley, the surviving company and Merger LLC will indemnify, defend and hold harmless each present and former officer or director of Courier or any of its subsidiaries against any and all costs, expenses (including reasonable attorneys’ fees and disbursements), judgments, fines, penalties or liabilities sought to be imposed upon or reasonably incurred by such person in connection with or arising out of any action, suit or other proceeding, whether civil or criminal, by reason of such person having been such director or officer or an employee or agent of Courier or any other action taken or not taken at the request of Courier.

Listing of R.R. Donnelley Shares

R.R. Donnelley will use its reasonable best efforts to cause the shares of R.R. Donnelley common stock to be issued as part of the per share merger consideration to be listed on NASDAQ, subject to official notice of issuance.

Conditions to Completion of the Merger

The respective obligations of each of Courier, R.R. Donnelley, Merger Sub and Merger LLC to complete the mergers are subject to the satisfaction or waiver, at or prior to the effective time of the merger, of each of the following conditions:

•	the Courier shareholder approval must have been obtained;

•	any applicable waiting period under any antitrust laws relating to the mergers, including the HSR Act, must have expired or been terminated, and any applicable consent, clearance or waiver under any such antitrust law shall have been obtained;

•	no law must have been enacted or promulgated by any governmental body of competent jurisdiction and remain in effect that precludes, restrains, enjoins or prohibits the consummation of the mergers;

•	no governmental body or arbitrator shall have enacted, adopted or promulgated an order, injunction, judgment, decree, ruling or other similar requirement that precludes, restrains, enjoins or prohibits the consummation of the mergers;

•	the registration statement on Form S-4 filed by R.R. Donnelley in respect of the shares of R.R. Donnelley common stock to be issued in the merger, of which this proxy statement/prospectus forms a part, must have become effective under the Securities Act and must not be the subject of any pending stop order; and

•	the shares of R.R. Donnelley common stock to be issued in the merger must have been approved for listing on NASDAQ, subject to official notice of issuance.

The obligations of R.R. Donnelley, Merger Sub and Merger LLC to effect the mergers also are subject to the satisfaction or waiver by R.R. Donnelley, Merger Sub and Merger LLC at or prior to the effective time of the merger of the following additional conditions:

•	the representations and warranties of Courier with respect to its capitalization, due organization, corporate power and authority, the binding nature of the merger agreement, the Courier board and shareholder approval and the Quad merger agreement must be true and correct except for any failure to be so true and correct that is de minimis;

•	the other representations and warranties of Courier in the merger agreement (without giving effect to any references to any Courier material adverse effect or materiality qualifications and other qualifications based upon the concept of materiality or similar phrases contained therein) must be true and correct unless the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had or would not be reasonably expected to have a Courier material adverse effect;

•	Courier must have performed in all material respects its agreements and covenants under the merger agreement at or prior to the closing date of the merger;

•	there must not have been a Courier material adverse effect since the date of the merger agreement; and

•	the delivery to R.R. Donnelley of a certificate signed by the chief executive officer of Courier certifying that the above conditions with respect to the accuracy of representations and warranties, performance of agreements and covenants and the absence of a Courier material adverse effect have been satisfied.

Courier’s obligation to effect the mergers is also subject to the satisfaction or waiver by Courier at or prior to the effective time of the merger of the following additional conditions:

•	the representations and warranties of R.R. Donnelley, Merger Sub and Merger LLC in the merger agreement (without giving effect to any R.R. Donnelley material adverse effect or materiality qualifications and other qualifications based upon the concept of materiality or similar phrases contained therein) must be true and correct unless the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had or would not be reasonably expected to have an R.R. Donnelley material adverse effect;

•	R.R. Donnelley, Merger Sub and Merger LLC each must have performed in all material respects its respective agreements and covenants under the merger agreement at or prior to the closing date of the merger;

•	there must not have been an R.R. Donnelley material adverse effect since the date of the merger agreement; and

•	the delivery to Courier of a certificate signed by the chief executive officer of R.R. Donnelley certifying that the above conditions with respect to the accuracy of representations and warranties, performance of the agreements and covenants of R.R. Donnelley, Merger Sub and Merger LLC and the absence of an R.R. Donnelley material adverse effect have been satisfied.

Termination of the Merger Agreement

Termination

The merger agreement may be terminated at any time prior to the effective time of the merger:

•	by mutual written consent of R.R. Donnelley and Courier;

•	by either R.R. Donnelley or Courier if:

•	a law has been enacted or a governmental body has issued an order, injunction, judgment, decree or ruling permanently restraining, enjoining or otherwise prohibiting the merger or any of the other transactions contemplated by the merger agreement;

•	the merger has not been consummated by November 5, 2015, which we refer to as the end date, which may be extended by R.R. Donnelley or Courier to no later than February 5, 2016 if all conditions to completion of the merger other than the expiration or termination of the waiting period applicable to the merger under the HSR Act have been satisfied or waived on or prior to November 5, 2015, which we refer as an end date termination event; or

•	the Courier shareholder approval has not been obtained at a special meeting of Courier’s shareholders or any adjournment or postponement thereof, which we refer to as a shareholder approval termination event; or

•	by Courier if:

•	it enters into a superior proposal agreement, after having complied in all material respects with the applicable provisions described under the section entitled “The Merger Agreement—Acquisition Proposals” beginning on page [—] of this proxy statement/prospectus and simultaneously with such termination, Courier pays R.R. Donnelley the termination fee; or

•	R.R. Donnelley, Merger Sub or Merger LLC breach any of their representations, warranties, covenants or obligations in the merger agreement such that the related non-mutual conditions to the obligation of Courier to close the merger would not be satisfied and such breach is not curable or, if curable, is not cured within the earlier of 30 days after written notice is given by Courier and the end date, which we refer to as the R.R. Donnelley breach termination event; or

•	by R.R. Donnelley if:

•

Courier breaches any of its representations, warranties, covenants or obligations in the merger agreement, such that the related non-mutual conditions to the obligation of R.R. Donnelley, Merger Sub and Merger LLC to close the merger would not be satisfied and such breach is not curable or, if curable, is not cured within the earlier of 30 days after written notice is given by the terminating party and the end date, which we refer to as a Courier breach termination event;

•	the Courier board effects an adverse change recommendation;

•	the Courier board fails to publicly reaffirm its recommendation in support of the transactions contemplated by the merger agreement within 10 business days after a written request from R.R. Donnelley following commencement by a third party of a tender or exchange offer relating to the Courier shares or within five business days after a written request from R.R. Donnelley following commencement of an acquisition proposal other than a commenced tender or exchange offer; or

•	the Courier board or Courier has breached in any material respect its obligations under the provisions described in the section entitled “The Merger Agreement—Acquisition Proposals” beginning on page [—] of this proxy statement/prospectus.

We refer to the three immediately preceding bullets as an adverse change recommendation termination event.

Termination Fee

Courier will pay R.R. Donnelley the termination fee of $7.5 million in cash if:

•	R.R. Donnelley terminates the merger agreement pursuant to an adverse change recommendation termination event or a Courier breach termination event;

•	Courier terminates the merger agreement to enter into an agreement with respect to a superior proposal; or

•	each of the following occurs:

•	either R.R. Donnelley or Courier terminates the merger agreement pursuant to a shareholder approval termination event or R.R. Donnelley terminates the merger agreement pursuant to a Courier breach termination event;

•	an acquisition proposal is made, commenced or submitted, or any person has publicly announced an intention to make, commence or submit an acquisition proposal; and

•	within 12 months of any such termination, Courier or any of its subsidiaries enters into a definitive agreement with respect to an acquisition proposal (substituting “50%” for “20%” in the definition of acquisition proposal).

R.R. Donnelley will pay Courier the reverse termination fee of $12 million in cash if:

•	either R.R. Donnelley or Courier terminates the merger agreement as a result of any final, nonappealable order or injunction with respect to the HSR Act or other antitrust laws;

•	either R.R. Donnelley or Courier terminates the merger agreement pursuant to an end date termination event and, at the time of termination, any of the conditions relating to the HSR Act or other antitrust laws were not satisfied; or

•	Courier terminates the agreement pursuant to an R.R. Donnelley termination event due to R.R. Donnelley’s failure to take a divestiture action required by any applicable antitrust authority, subject to the terms of the merger agreement.

R.R. Donnelley and Courier have agreed that payment of the termination fee or reverse termination fee, as applicable, if such payments are payable and actually paid, shall be deemed to be liquidated damages for any and all losses suffered or incurred by R.R. Donnelley and Courier in connection with the merger agreement. Under no circumstances will the termination fee or reverse termination fee be payable more than once.

Expenses

Subject to certain exceptions, all fees and expenses incurred by any party to the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expenses, except that Courier and R.R. Donnelley shall each pay 50% of all filing fees required under the HSR Act, R.R. Donnelley shall pay the SEC filing fees associated with this Registration Statement and Courier shall pay all costs and expenses incurred in connection with the printing and mailing of the proxy statement.

Applicable Law; Jurisdiction; Specific Enforcement

The merger agreement is governed by, and is to be construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to the conflicts of law rules of such Commonwealth. All legal actions or proceedings with respect to the merger agreement are to be brought and determined in the courts of the Commonwealth of Massachusetts and of the United States of America located in the Commonwealth of Massachusetts. The parties will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement. This right is in addition to any other remedy to which such party is entitled at law or in equity. The parties further waived the defense of adequacy of a remedy at law and the requirement for posting a bond in connection with any such remedy. Each of the parties to the merger agreement has waived its right to trial by jury in any legal proceeding arising out of or relating to the merger agreement or the transactions contemplated by the merger agreement.

Amendments and Waivers

The merger agreement may be amended by the parties at any time prior to the completion of the merger. All amendments to the merger agreement must be in writing and signed by each party. At any time prior to the completion of the merger, the parties to the merger agreement may waive compliance with any of the covenants, agreements or conditions contained in the merger agreement which may legally be waived.

THE VOTING AGREEMENTS

Concurrently with the execution of the merger agreement, R.R. Donnelley and each of Courier’s directors and executive officers entered into voting agreements. As of the record date, Courier’s directors and executive officers owned in the aggregate [—] shares of Courier common stock, comprising [—] shares of Courier common stock and [—] shares subject to Courier stock options (of which [—] are vested and exercisable), which we refer to the existing shares and, together with any shares or other voting capital stock of Courier of which any Courier director or executive officer acquires beneficial ownership on or after the date of the voting agreement, the covered shares. As of the close of business on the record date, the [—] shares of Courier common stock owned by Courier’s directors and executive officers represented approximately [—]% of the shares outstanding.

This section describes the material terms of the voting agreement. The description in this section and elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the complete text of the form of voting agreement signed by R.R. Donnelley and each of Courier’s directors and executive officers, a copy of which is attached as Annex B and is incorporated by reference into this proxy statement/prospectus. The rights and obligations of the parties to each voting agreement are governed by the express terms and conditions of those voting agreements and not by this summary or any other information contained in this proxy statement/prospectus. Shareholders are urged to read the form of voting agreement carefully and in its entirety. This summary is qualified in its entirety by reference to the voting agreement.

Voting

Each Courier director and executive officer has agreed to vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the covered shares:

•	in favor of the approval of the merger agreement and any related proposal in furtherance thereof and/or in furtherance of effecting the merger and the other transactions contemplated by the merger agreement;

•	against any action or agreement submitted for the vote or written consent of Courier shareholders that would, to the knowledge of Courier’s directors and executive officers, result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of Courier under the merger agreement or that would, to the knowledge of Courier’s directors and executive officers, be in opposition to, or competitive or inconsistent with, the merger or any of the other transactions contemplated by the merger agreement;

•	against any acquisition proposal (as defined in the section entitled “The Merger Agreement—Acquisition Proposals” beginning on page [—] of this proxy statement/prospectus); and

•	to the extent reasonably requested by R.R. Donnelley, against any other action, agreement or transaction submitted for the vote or written consent of Courier shareholders that could reasonably be expected to impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the consummation of the merger and the other transactions contemplated by the merger agreement.

We refer to the foregoing matters as the voting matters.

Notwithstanding the foregoing, each Courier director and executive officer has entered into a voting agreement solely in his or her capacity as a shareholder and not in his or her capacity as a director or executive officer of Courier or any of its subsidiaries. Accordingly, the voting agreements do not restrict or limit any Courier director or executive officer from taking or omitting to take any action in his or her capacity as a director or executive officer of Courier in order to fulfill his or her fiduciary obligations under applicable law or acting in such capacity or voting in such capacity in the good faith exercise of his or her fiduciary duties under applicable law.

Prohibition on Transfers

Each Courier director and executive officer has agreed not to, subject to customary exceptions for charitable and estate planning purposes where such director or executive officer maintains exclusive voting power over such covered shares and the recipient of such covered shares executes and delivers a joinder to the relevant voting agreement whereby such recipient becomes bound by the terms of the voting agreement:

•	directly or indirectly, to sell, transfer, assign, deposit, pledge, encumber, hypothecate or similarly dispose of or to enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership or any contract, option or other arrangement or understanding with respect to the foregoing or the voting of any of the covered shares, beneficial ownership thereof or any other interest specifically therein;

•	enter into any agreement, arrangement or understanding with any person or take any other action that would prevent or disable the director or executive officer from performing his or her obligations under the voting agreement; or

•	take any action that would result in the director or executive officer not having the legal power, authority or right to comply with and perform his, her or its covenants under the voting agreement.

No Solicitation

Each Courier director and executive officer is subject to restrictions that are substantially similar to the restrictions applicable to Courier under the merger agreement, as described in the section entitled “The Merger Agreement—Acquisition Proposals” beginning on page [—] of this proxy statement/prospectus, subject to substantially similar exceptions.

Waiver of Appraisal Rights

Each Courier director and executive officer has unconditionally waived, and agreed not to exercise, assert or perfect, any rights appraisal rights that he or she may have or could potentially have or acquire in connection with the merger.

Termination

Each voting agreement will remain in effect until the earliest of (i) the effective time of the merger, (ii) the termination of the merger agreement in accordance with its terms and (iii) an amendment or modification of the merger agreement without the written consent of the Courier director or executive officer to (x) decrease the amount of the per share merger consideration or (y) change the mix of cash and stock that constitutes the per share merger consideration.

INTERESTS OF COURIER’S DIRECTORS AND

EXECUTIVE OFFICERS IN THE MERGER

In considering the recommendation of the Courier board with respect to its approval of the merger agreement, Courier shareholders should be aware that certain of Courier’s executive officers and non-employee directors have interests in the merger that are different from, or in addition to, those of the Courier shareholders generally. These interests may create potential conflicts of interest. The Courier board was aware of and considered these interests, among other matters, in reaching its decision to approve, and declare advisable, the merger agreement, the merger and other transactions contemplated by the merger agreement and making its recommendation that the Courier shareholders vote “FOR” the proposals set forth in this joint proxy statement/prospectus. See the section entitled “The Mergers—Recommendation of the Courier Board; Courier’s Reasons for the Merger.” The material interests are summarized below.

Treatment of Courier Equity Awards

Treatment of Courier Stock Options

Consistent with the terms of the pre-existing Courier stock plans and related agreements, the merger agreement provides that, at the effective time of the merger, each Courier stock option will be automatically cancelled and converted into the right to receive the per share stock option consideration. To the extent the exercise price per share of any such Courier stock option is equal to or greater than the per share merger consideration, the Courier stock option will be cancelled without any cash payment. Consistent with the terms of the pre-existing Courier stock plans and related agreements, all outstanding Courier stock options will become fully vested and exercisable immediately prior to the effective time of the Courier merger.

Treatment of Courier Restricted Stock and Tax Assistance

Consistent with the terms of the pre-existing Courier stock plans, the merger agreement provides that, at the effective time of the Courier merger, each outstanding share of Courier restricted stock that has not yet vested will be automatically cancelled and converted into the right to receive an amount in cash equal to $23.00, and all such outstanding Courier restricted stock will become fully vested immediately prior to the effective time of the Courier merger.

In connection with the acceleration of vesting of restricted stock grants, Courier is obligated to pay an amount to the taxing authorities consistent with past practices equal to 30% of the amount of taxable income created by such vesting as “tax assistance.”

Quantification of Equity Acceleration

The following table quantifies the potential estimated value of the equity acceleration that Courier’s executive officers and non-employee directors may receive in connection with the merger.

	Accelerated Stock Options		Accelerated Restricted Stock
	Aggregate Number of Stock Options Subject to Acceleration	Aggregate Value of Accelerated Stock Options ($)(1)	Aggregate Number of Restricted Stock Shares Subject to Acceleration	Aggregate Value of Accelerated Restricted Stock Shares ($)(2)(3)	Total ($)
Executive Officers
James F. Conway	11,671	$108,864	27,647	$635,881	$744,745
Peter M. Folger	6,671	$62,227	15,799	$363,377	$425,604
Rajeev Balakrishna	6,671	$62,227	20,946	$481,758	$543,985

Directors
Paul Braverman	4,071	$45,717	2,607	$59,961	$105,678
Kathleen Foley Curley	4,071	$45,717	2,607	$59,961	$105,678
Edward J. Hoff	4,071	$45,717	2,607	$59,961	$105,678
John J. Kilcullen	—	—	1,896	$43,608	$43,608
Peter K. Markell	4,071	$45,717	2,607	$59,961	$105,678
Ronald L. Skates	4,071	$45,717	2,607	$59,961	$105,678
W. Nicholas Thorndike	4,071	$45,717	2,607	$59,961	$105,678
Susan L. Wagner	4,071	$45,717	2,607	$59,961	$105,678

(1)	To estimate the potential incremental value of the accelerated Courier stock options, the aggregate number of shares of Courier common stock issuable upon exercise of the stock options subject to acceleration is multiplied by $23.00 per share less the weighted-average exercise price.
(2)	To estimate the potential value of the accelerated Courier restricted stock, the aggregate number of restricted stock shares subject to acceleration is multiplied by $23.00.
(3)	As indicated in the section entitled “—Treatment of Courier Equity Awards—Treatment of Courier Restricted Stock and Tax Assistance” above, in connection with the acceleration of vesting of restricted stock grants, Courier is obligated to pay an amount to the taxing authorities consistent with past practices equal to 30% of the amount of taxable income created by such vesting as “tax assistance.”

Treatment of Annual and Long-Term Performance Incentive Awards

The Annual Cash Incentive Award, which we refer to as the annual bonus award, is a cash award earned by executive officers of Courier based on achievement of certain earnings per share targets. The Long-Term Performance Incentive, which we refer to as LTPI, is a cash award earned by executive officers of Courier based upon the achievement of certain average return on asset targets over a three-year performance period. Consistent with the terms of the annual bonus awards and the LTPI awards, executives are entitled to receive a pro rata portion of their target annual bonus awards and LTPI awards in connection with the merger.

Executive Severance Program

Messrs. Conway, Folger, and Balakrishna, along with any Vice President of Courier, are participants in Courier’s Senior Executive Severance Program, which we refer to as the executive severance program. In accordance with the executive severance program, if one of these individuals’ employment is terminated after the merger for reasons other than death, disability, termination for cause or by the individual without “good reason” (e.g., as a result of change in title, responsibilities or salary), he shall be entitled to a severance payment equal to a multiple of the executive’s average five-year salary and bonus. The multiple for Messrs. Conway, Folger and Balakrishna is 3.0x. The executive severance program also provides for continued participation in group health plans until the end of the second calendar year following the year of termination; for example, if an executive officer’s employment is terminated in 2015, then he shall be entitled to receive health benefits through

December 31, 2017. Such severance benefits are also payable upon termination by the executive for “good reason”, which, in the case of Messrs. Conway, Folger and Balakrishna, and all Vice Presidents with ten or more years of service with Courier or its subsidiaries, includes termination by the executive for any reason during a 30-day window commencing on the first anniversary of the merger. Such severance benefits are reduced by any severance amounts payable under employees’ employment agreements, if any. No tax gross-up payment is provided under the executive severance program. Pursuant to the terms of the severance program, any severance benefits that would trigger excise taxes under Section 280G of the Code may be reduced to one dollar under the limits set forth in Section 280G of the Code if the executive would be better off on an after-tax basis with such reduction.

Directors and Officers Insurance

Under the merger agreement, the surviving corporation has agreed, for a period of six years following the effective time of the merger, to maintain in effect the existing directors’ and officers’ liability insurance policies of Courier (or a comparable replacement policy) covering claims arising from facts or events that occurred at or prior to the effective time of the Courier merger, subject to certain limitations. In lieu of the foregoing, a “tail” directors’ and officers’ liability insurance policy may be purchased covering the six-year period following the effective time of the Courier merger from a comparable carrier and on terms and conditions no less favorable than Courier’s existing directors’ and officers’ liability insurance coverage. The surviving corporation will not be required to pay in any one year an amount in excess of 300% of the current annual premium paid by Courier for its directors’ and officers’ liability insurance policies.

Courier Golden Parachute Compensation

The table below sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of Courier’s named executive officers, assuming that (i) a change of control of Courier occurred on June 30, 2015, (ii) the price per share of Courier common stock is $23.00, and (3), except as noted below, each such named executive officer’s employment was terminated (without cause or for good reason) on June 30, 2015. The amounts below are based on multiple assumptions that may not actually occur. Additionally, certain amounts will vary depending on the date the Courier merger is completed. As a result, the actual amounts, if any, received by an executive officer may differ in material respects from the amounts shown below.

Name	Cash Severance	Other Cash Payments(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)(4)	Total ($)
James F. Conway	3,308,688	628,143	744,745	59,339	190,764	4,931,679
Peter M. Folger	1,482,607	246,148	425,604	59,339	109,013	2,322,711
Rajeev Balakrishna	1,538,020	254,087	543,985	59,339	144,527	2,539,958

(1)	The listed amounts include the value of prorated annual bonus and LTPI awards. For Mr. Conway these amounts are $337,249 and $290,894, respectively. For Mr. Folger these amounts are $138,378 and $107,770, respectively. For Mr. Balakrishna these amounts are $146,317 and $107,770, respectively.
(2)	The amounts indicated include the aggregate value of stock options and restricted stock which will be accelerated. The estimated value of Mr. Conway’s accelerating stock options is $108,864, and the estimated value of his accelerating restricted stock is $635,881. The estimated value of Mr. Folger’s accelerating stock options is $62,227, and the estimated value of his accelerating restricted stock is $363,377. The estimated value of Mr. Balakrishna’s accelerating stock options is $62,227, and the estimated value of his accelerating restricted stock is $481,758. To estimate the potential incremental value of the accelerated Courier stock options, the aggregate number of shares of Courier common stock issuable upon exercise of the stock options subject to acceleration is multiplied by $23.00 per share less the weighted-average exercise price. To estimate the potential value of the accelerated Courier restricted stock, the aggregate number of restricted stock shares subject to acceleration is multiplied by $23.00.
(3)	The amounts indicate the cost of health benefit continuation coverage until December 31, 2017.
(4)	The amounts indicated include tax assistance payments equal to 30 percent of the taxable value realized upon restricted stock grant vesting, paid pursuant to the Courier long-term stock incentive awards.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain material U.S. federal income tax consequences of the merger and subsequent merger to U.S. holders (as defined below) of Courier common stock. This discussion is based on the Code, applicable Treasury regulations promulgated thereunder, administrative rulings and judicial authorities, each as in effect as of the date of this proxy statement/prospectus and all of which are subject to change at any time, possibly with retroactive effect. In addition, this discussion does not address any state, local or foreign tax consequences of the merger and subsequent merger.

This discussion addresses only U.S. holders of Courier common stock who hold their Courier common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). It does not address all aspects of U.S. federal income taxation that might be relevant to a particular U.S. holder of Courier common stock in light of such U.S. holder’s individual circumstances or to a U.S. holder of Courier common stock that is subject to special treatment under U.S. federal income tax law, including, without limitation:

•	a bank, insurance company or other financial institution;

•	a tax-exempt organization;

•	a mutual fund;

•	a U.S. expatriate;

•	an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes or an investor in such an entity;

•	a dealer in securities;

•	a person who holds Courier common stock as part of a hedge, straddle, constructive sale or conversion transaction;

•	a person who acquired its shares of Courier common stock pursuant to the exercise of employee stock options or otherwise in connection with the performance of services;

•	a person who has a functional currency other than the United States dollar;

•	a person liable for the alternative minimum tax;

•	a person who exercised dissenters’ rights; and

•	a trader in securities who elects to apply a mark-to-market method of accounting.

For purposes of this discussion a U.S. holder is a beneficial holder of Courier common stock that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust (x) the administration over which a court within the United States is able to exercise primary jurisdiction and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person under the Code.

This discussion does not address other U.S. federal tax consequences (such as gift or estate taxes or alternative minimum taxes), or consequences under state, local or foreign tax laws, nor does it address certain tax reporting requirements that may be applicable with respect to the transaction.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Courier common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership holding Courier common stock should consult its own tax advisors with respect to the consequences of the merger and subsequent merger.

U.S. holders should consult their tax advisors as to the specific tax consequences to them of the merger and subsequent merger in light of their particular circumstances, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws.

Tax Consequences of the Mergers Generally

It is the intention of R.R. Donnelley and Courier that the mergers, taken together, will constitute a reorganization within the meaning of Section 368(a) of the Code. Assuming that such treatment is proper, the material U.S. federal income tax consequences to a U.S. holder of Courier common stock whose shares are exchanged in the merger for merger consideration generally will be as follows:

•	a U.S. holder receiving solely cash in exchange for shares of Courier common stock pursuant to the merger generally will recognize gain or loss in an amount equal to the difference between the amount of cash received by the U.S. holder and the U.S. holder’s tax basis in its shares of Courier common stock;

•	a U.S. holder receiving solely shares of R.R. Donnelley common stock in exchange for shares of Courier common stock generally will not recognize gain or loss (except with respect to any cash received in lieu of a fractional share of R.R. Donnelley common stock, which is discussed below under “—Cash Received In Lieu of a Fractional Share of R.R. Donnelley Common Stock”);

•	a U.S. holder receiving shares of R.R. Donnelley common stock and cash in exchange for shares of Courier common stock generally will recognize gain (but not loss) in an amount equal to the lesser of (i) the amount of cash received by the U.S. holder (other than cash received in lieu of a fractional share of R.R. Donnelley common stock, which is discussed below under “—Cash Received In Lieu of a Fractional Share of R.R. Donnelley Common Stock”) and (ii) the amount by which the sum of the amount of such cash and the fair market value of the R.R. Donnelley common stock received by the U.S. holder exceeds the U.S. holder’s tax basis in its Courier common stock;

•	a U.S. holder will have an aggregate tax basis in the shares of R.R. Donnelley common stock received in the exchange (including fractional shares of R.R. Donnelley common stock deemed received and redeemed for cash, as described below) equal to the U.S. holder’s aggregate tax basis in its shares of Courier common stock surrendered, reduced by the amount of cash received (other than cash received in lieu of a fractional share of R.R. Donnelley common stock), and increased by the amount of any gain recognized by the U.S. holder in the exchange (other than with respect to cash received in lieu of a fractional share of R.R. Donnelley common stock); and

•	the holding period of the shares of R.R. Donnelley common stock received in the exchange (including fractional shares of R.R. Donnelley common stock deemed received and redeemed, as described below) will include the holding period of the shares of Courier common stock surrendered in exchange therefore.

If a U.S. holder of Courier common stock acquired different blocks of Courier common stock at different times or different prices, the foregoing rules generally will be applied separately with reference to each block of Courier common stock. In particular, in computing the amount of gain recognized, if any, a U.S. holder of Courier common stock may not offset a loss realized on one block of shares against the gain realized on another block of shares.

Neither R.R. Donnelley nor Courier has sought or will seek a ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger and subsequent merger. Accordingly, this discussion neither binds the Internal Revenue Service nor precludes it from adopting a contrary position and there can be no assurances that the Internal Revenue Service or a court would not disagree with or challenge any of the conclusions described herein. Moreover, because a holder of Courier common stock may receive a mix of cash and stock despite having made a cash election or stock election, it will not be possible for such holders of Courier common stock to determine the specific tax consequences of the merger to them at the time of making the election.

If the mergers do not qualify as a reorganization within the meaning of Section 368(a) of the Code, a U.S. holder of Courier common stock whose shares are exchanged in the merger for merger consideration would generally recognize capital gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of R.R. Donnelley stock received by the U.S. holder in the exchange and the U.S. holder’s tax basis in its shares of Courier common stock surrendered.

Each U.S. holder should consult with his, her or its own tax advisor regarding the tax U.S. federal income tax consequence of the mergers in light of such person’s particular circumstances.

Taxation of Capital Gain

Any gain recognized by a U.S. holder of Courier common stock in connection with the merger will be long-term capital gain if, as of the effective time, the shares of Courier common stock exchanged were held by such U.S. holder for more than one year unless the U.S. holder’s receipt of cash has the effect of a dividend distribution, as described below under “—Recharacterization of Gain as a Dividend.”

Recharacterization of Gain as a Dividend

In some cases, if a U.S. holder of Courier common stock actually or constructively owns R.R. Donnelley common stock immediately before the merger, and holds it after the merger, cash received in the merger could be treated as having the effect of the distribution of a dividend under the provisions of the Code, in which case, notwithstanding the foregoing, any gain recognized will be treated as a dividend to the extent of such U.S. holder’s ratable share of the undistributed earnings and profits of Courier. Since the possibility of dividend treatment depends primarily upon the particular circumstances of a holder of Courier common stock, including the application of certain constructive ownership rules, holders of Courier common stock should consult their tax advisors as to the possibility that all or a portion of any cash received in the exchange for their shares of Courier common stock will be treated as a dividend.

Cash Received In Lieu of a Fractional Share of R.R. Donnelley Common Stock

A U.S. holder of Courier common stock that receives cash in lieu of a fractional share of R.R. Donnelley common stock will be deemed to have received that fractional share in the merger and then to have received such cash in redemption of that fractional share. As a result, a U.S. holder who receives cash in lieu of a fractional share of R.R. Donnelley common stock generally will recognize capital gain or loss with respect to cash received in lieu of a fractional share of R.R. Donnelley common stock equal to the difference, if any, between the amount of cash received and the tax basis in the fractional share (determined as described above). Any gain or loss recognized will be long-term capital gain or loss if, as of the effective time, the shares of Courier common stock exchanged were held for more than one year.

Information Reporting and Backup Withholding

A non-corporate U.S. holder of Courier common stock may be subject to information reporting and backup withholding (currently at a rate of 28%) on any cash payment received (including any cash received in lieu of a fractional share of R.R. Donnelley common stock), unless such U.S. holder properly establishes an exemption or provides a correct taxpayer identification number, and otherwise complies with backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be allowed as a refund or credit against such U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

If the mergers qualify as a reorganization within the meaning of Section 368(a) of the Code, a U.S. holder of Courier common stock who receives R.R. Donnelley common stock as a result of the merger generally will be required to retain records pertaining to the merger, and make such records available to any authorized Internal Revenue Service officers and employees as requested. Such records should specifically include information regarding the amount, basis, and fair market value of all transferred property, and relevant facts regarding any liabilities assumed or extinguished as part of such reorganization. Additionally, each U.S. holder who receives shares of R.R. Donnelley common stock as a result of the merger and who owns 1% or more, by vote or value, of Courier common stock immediately before the merger and subsequent merger, and each holder with a basis in such stock of $1,000,000 or more will be required to file a statement setting forth certain facts relating to the merger and subsequent merger with the U.S. holder’s U.S. federal income tax return for the year in which the merger takes place. As provided in Treasury regulations Section 1.368-3(b), the statement must set forth the U.S. holder’s basis in, and the fair market value of, the shares of Courier common stock surrendered as a result of the merger, the date of the merger and the name and employer identification number of R.R. Donnelley and Courier.

COMPARISON OF SHAREHOLDERS’ RIGHTS

If the merger is completed, certain Courier shareholders will receive as part of the per share merger consideration shares of R.R. Donnelley common stock. Courier is organized under the laws of the Commonwealth of Massachusetts, and R.R. Donnelley is organized under the laws of the State of Delaware. The following is a summary of the material differences between (i) the current rights of Courier shareholders under the MBCA and Courier’s articles of organization, as amended, and amended and restated by-laws, as amended and (ii) the current rights of R.R. Donnelley shareholders under the DGCL and R.R. Donnelley’s restated certificate of incorporation, as corrected, and amended and restated by-laws, as amended.

The following summary is not a complete statement of the rights of shareholders of the two companies or a complete description of the specific provisions referred to below. This summary is qualified in its entirety by reference to the MBCA and the DGCL and Courier’s and R.R. Donnelley’s governing documents, which we urge you to read carefully and in their entirety. Copies of the respective companies’ governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see the section entitled “Where You Can Find More Information” beginning on page [—] of this proxy statement/prospectus.

R.R. Donnelley	Courier

Authorized Capital Stock

R.R. Donnelley’s restated certificate of incorporation, as corrected, authorizes it to issue up to a total of 500,000,000 shares of common stock, par value $1.25 per share and 2,000,000 shares of preferred stock, par value $1.00 per share. As of the record date, there were
[—] shares of R.R. Donnelley common stock outstanding, warrants to purchase [—] shares of R.R. Donnelley common stock outstanding and [—] shares of R.R. Donnelley’s preferred stock outstanding.	Courier’s articles of organization, as amended, authorize Courier to issue up to 18,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share. As of the record date, there were [—] shares of Courier common stock outstanding and [—] shares of Courier preferred stock outstanding.

Size of Board of Directors

R.R. Donnelley’s restated certificate of incorporation, as corrected, and amended and restated by-laws, as amended, provide that its board of directors shall consist of a number of directors to be fixed from time to time by the board of directors, which number shall not be less than nine nor more than 15. R.R. Donnelley’s board of directors currently has 10 directors.	Courier’s amended and restated by-laws, as amended, provide that its board of directors shall consist of a number of directors to be fixed from time to time by the board of directors, which number shall not be less than five nor more than 11. Courier’s board of directors currently has nine directors.

Cumulative Voting

Under the DGCL and MBCA, a corporation’s charter may permit shareholders to cumulate their votes for directors.

R.R. Donnelley shareholders are not entitled to cumulative voting rights in the election of directors, and each holder of R.R. Donnelley common stock is entitled to one vote per share.	Courier shareholders are not entitled to cumulative voting rights in the election of directors, and each holder of Courier common stock is entitled to one vote per share.

Classes of Directors

Pursuant to R.R. Donnelley’s amended and restated by-laws, as amended, R.R. Donnelley’s board of directors consists of one class of directors, each serving a one-year term expiring at the annual meeting of shareholders in each year.	Pursuant to Courier’s amended and restated by-laws, as amended, Courier’s board of directors is divided into three classes, with each class serving a three-year term. At each annual meeting of

R.R. Donnelley	Courier

shareholders, one class of directors is elected for a full term of three years to succeed that class of directors whose terms are expiring.

Removal of Directors

Pursuant to the DGCL, directors may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of R.R. Donnelley shares then entitled to vote.	Courier’s amended and restated by-laws, as amended, provide that directors may be removed at any time, with or without cause, by (i) the affirmative vote of the holders of three-fifths of the voting power of Courier common stock then entitled to vote, provided that the directors of a class elected by a particular class of shareholders may be removed only by the vote of the holders of three-fifths of the shares of such class or (ii) the affirmative vote of a majority of the directors then in office.

Filling Vacancies on the Board of Directors

R.R. Donnelley’s amended and restated by-laws, as amended, provide that vacancies on R.R. Donnelley’s board of directors may only be filled by the affirmative vote of a majority of the remaining R.R. Donnelley board of directors, whether or not a quorum exists. Each director filling a vacancy shall remain in office until the next annual election of directors.	Under Courier’s amended and restated by-laws, as amended, vacancies on Courier’s board of directors may be filled by the shareholders or by an affirmative vote of a majority of the remaining Courier board of directors. Any director elected by action of the Courier board of directors as a result of a vacancy in the board of directors shall be assigned to a class of directors designated by the board of directors.

Nomination of Director Candidates by Shareholders

R.R. Donnelley’s amended and restated by-laws, as amended, provide that any shareholder entitled to vote in the election of directors may nominate one or more directors by delivering notice to R.R. Donnelley’s corporate secretary not less than 60 days nor more than 90 days prior to the meeting of shareholders at which the directors are to be elected, provided, however, that in the event that less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice must be received not more than 10 days following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

The notice must set forth, among other things, (i) the name and address of the shareholder making the nomination, (ii) the name, age, principal occupation or employment, business address and residence address of each person to be nominated, (iii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such shareholder or any person directly or indirectly controlling, controlled by, under common control with or acting in concert with such shareholder, which we refer to as a shareholder associated person, and by each person to be nominated

Courier’s amended and restated by-laws, as amended, provide that with respect to nominations of directors at an annual meeting, any shareholder who (i) was a shareholder of record at the time of giving of notice provided for in Courier’s amended and restated by-laws, as amended, (ii) is entitled to vote at the meeting and (iii) complied with the notice procedures set forth in Courier’s amended and restated by-laws, as amended, may nominate directors for the meeting by delivering notice to Courier’s clerk not less than 90 days nor more than 120 days in advance of the first anniversary of the date of the previous year’s annual meeting of shareholders, unless the annual meeting date is more than 30 days before or more than 60 days after such anniversary date, in which case the notice must be received not less than 90 days nor more than 120 days prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Courier.

Courier’s amended and restated by-laws, as amended, provide that with respect to nominations of directors at a special meeting, any shareholder who (i) was a shareholder of record at the time of giving of notice

R.R. Donnelley	Courier

as of the record date for the meeting and of the date of such notice, (iv) whether and the extent to which any instrument, transaction, agreement, arrangement or understanding has been entered into or made, the effect or intent of which is to increase or decrease economic interest in, or manage the risk or benefit of share price changes for or to increase or decrease the voting power of the shareholder who intends to make the nomination or any shareholder associated persons with respect to, R.R. Donnelley’s stock, (v) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (vi) a description of all contracts, arrangements, understandings or relationships between (a) the shareholder making the nomination and any shareholder associated person that relate to the nomination, (b) the shareholder making the nomination and the proposed nominee and (c) the shareholder making the nomination, the proposed nominee or any shareholder associated person and any other person or persons that relate to the nomination, (vii) such other information regarding each nominee that would be required to be disclosed in a proxy statement and (viii) the consent of each nominee to serve as a director of the corporation if elected.

provided for in Courier’s amended and restated by-laws, as amended, (ii) is entitled to vote at the meeting and (iii) complied with the notice procedures set forth in Courier’s amended and restated by-laws, as amended, may nominate directors for the meeting by delivering notice to Courier’s clerk not less than 90 days nor more than 120 days in advance of the meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Courier.

In either case, the notice must set forth: (A) information regarding each nominee that would be required to be disclosed in a proxy statement (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (B) as to the shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made, among other items, (i) the name and address of such shareholder, as they appear on Courier’s books, and of such beneficial owner, (ii)(a) the class or series and number of shares of Courier which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (b) certain information, as set forth in Courier’s amended and restated by-laws, as amended, relating to any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such shareholder and/or such beneficial owner the purpose or effect of which is to give such shareholder and/or such beneficial owner economic benefit and/or risk similar to ownership of shares of any class or series of Courier, in whole or in part, which we refer to as a synthetic equity interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such shareholder and/or such beneficial owner has or shares a right to vote any shares of any class or series of Courier, (d) any agreement, arrangement, understanding or relationship (which disclosure shall identify the counterparty thereto), including any hedge, repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such shareholder and/or such beneficial owner, the purpose or effect of which is to mitigate loss to, reduce the economic risk of shares of any class or series of Courier by, manage the risk of share price changes for, or increase or decrease the voting power

R.R. Donnelley	Courier

of, such shareholder and/or such beneficial owner with respect to the shares of any class or series of Courier, or which provides, directly or indirectly, the opportunity to profit from any decrease in the value of the shares of any class or series of Courier, which we refer to as a short interest, (e) any rights to dividends or other distributions on the shares of any class or series of Courier owned beneficially by such shareholder and/or such beneficial owner that are separated or separable from the underlying shares of Courier and (f) any performance-related fees (other than an asset based fee) that such shareholder and/or such beneficial owner is entitled to based on any increase or decrease in the value of shares of any class or series of Courier, any synthetic equity interests or short interests, if any; and (iii) a description of all arrangements or understandings among such shareholder and/or such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made.

Calling Special Meetings of Shareholders

Under R.R. Donnelley’s amended and restated by-laws, as amended, a special meeting of shareholders may be called by R.R. Donnelley’s Chief Executive Officer, President, or the Chairman of the board of directors or by the corporate secretary pursuant to (i) a written request of shareholders representing at least 10% of the outstanding R.R. Donnelley shares entitled to vote or (ii) a resolution duly adopted by the affirmative vote of directors representing a majority of the total number of authorized directorships of R.R. Donnelley (irrespective of vacancies).	Under Courier’s amended and restated by-laws, as amended, a special meeting of shareholders may be called by (i) the Courier board of directors or (ii)(a) Courier’s secretary pursuant to a written request of shareholders representing two-thirds of the Courier capital stock entitled to vote at such meeting or (b) such lesser percentage, if any, (but not less than 40%) as shall be determined to be the maximum percentage which Courier is permitted by applicable law to establish for the call of such a meeting.

Quorum

The holders of a majority of the stock issued and outstanding and entitled to vote at a meeting of R.R. Donnelley shareholders, present in person or represented by proxy, constitute a quorum for such meeting of shareholders. If a quorum is not present or represented at a meeting of shareholders, the shareholders represented may adjourn the meeting until a quorum is obtained.	A majority of the outstanding shares of Courier entitled to vote, and represented in person or by proxy, constitute a quorum at any meeting of Courier shareholders, except that if two or more classes of shares are entitled to vote as separate classes upon any question, then in the case of each such class a quorum for the consideration of such question shall consist of a majority in interest of all shares of that class issued, outstanding and entitled to vote. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shareholders represented may adjourn the meeting from time to time without further notice other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned.

R.R. Donnelley	Courier

Shareholder Proposals

R.R. Donnelley’s amended and restated by-laws, as amended, provide that, for a shareholder proposal to be properly brought before a meeting, the shareholder must give written notice to the corporate secretary before the meeting. The notice must be received by the secretary not less than 60 days nor more than 90 days prior to the meeting of shareholders before which the proposal is to be brought; provided, however, that, in the event that less than 75 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

Each notice must set forth as to each matter the shareholder proposes to bring before the meeting of shareholders (i) a description of each item of business proposed to be brought before the meeting and the reasons for conducting such business at the annual meeting (ii) any material interest in such business of such shareholder and any shareholder associated person, including any anticipated benefit to the shareholder or any shareholder associated person (iii) the name and record address of the shareholder proposing to bring such item of business before the meeting, (iv) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such shareholder or any shareholder associated person as of the record date for the meeting and as of the date of such notice, (v) whether and the extent to which any derivative instrument, hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made the effect or intent of any of which is to increase or decrease economic interest in the corporation’s stock or manage the risk or benefit of share price changes for, or to increase or decrease the voting power of, such shareholder or any shareholder associated persons with respect to the corporation’s stock, (vi) a description of all contracts, arrangements, understandings or relationships between such shareholder and any shareholder associated persons or between such shareholder or any shareholder associated persons and any other person or persons that relate to the proposal of such business by such shareholder, (vii) a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the item of business proposed to be brought before the

Courier’s amended and restated by-laws, as amended, provide that with respect to proposals of other business to be considered by shareholders at an annual meeting, any shareholder who (i) was a shareholder of record at the time of giving of notice provided for in Courier’s amended and restated by-laws, as amended, (ii) is entitled to vote at the meeting and (iii) complied with the notice procedures set forth in Courier’s amended and restated by-laws, as amended, may propose business to be considered by delivering notice to Courier’s clerk not less than 90 days nor more than 120 days in advance of the first anniversary of the date of the previous year’s annual meeting of shareholders, unless the annual meeting date is more than 30 days before or more than 60 days after such anniversary date, in which case the notice must be received not less than 90 days nor more than 120 days prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Courier.

Courier’s amended and restated by-laws, as amended, provide that with respect to proposals of other business to be considered by shareholders at a special meeting, any shareholder who (i) was a shareholder of record at the time of giving of notice provided for in Courier’s amended and restated by-laws, as amended, (ii) is entitled to vote at the meeting and (iii) complied with the notice procedures set forth in Courier’s amended and restated by-laws, as amended, may propose business to be considered by delivering notice to Courier’s clerk not less than 90 days nor more than 120 days in advance of the meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Courier.

In either case, the notice must set forth: (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and the names and addresses of any other shareholders (including any beneficial owners) known by the shareholder proposing such business to support such proposal, and the class and number of shares of Courier’s capital stock beneficially owned by such other shareholders or beneficial owner; and (B) as to the shareholder giving notice and the

R.R. Donnelley	Courier

meeting and (viii) all other information which would be required to be included in a proxy statement.	beneficial owner, if any, on whose behalf the proposal is made, among other items, (i) the name and address of such shareholder, as they appear on Courier’s books, and of such beneficial owner, (ii)(a) the class or series and number of shares of Courier which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (b) certain information, as set forth in Courier’s amended and restated by-laws, as amended, relating to any synthetic equity interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such shareholder and/or such beneficial owner has or shares a right to vote any shares of any class or series of Courier, (d) any short interest, (e) any rights to dividends or other distributions on the shares of any class or series of Courier owned beneficially by such shareholder and/or such beneficial owner that are separated or separable from the underlying shares of Courier and (f) any performance-related fees (other than an asset based fee) that such shareholder and/or such beneficial owner is entitled to based on any increase or decrease in the value of shares of any class or series of Courier, any synthetic equity interests or short interests, if any; and (iii) a description of all arrangements or understandings among such shareholder and/or such beneficial owner and any other person or persons (including their names) pursuant to which the proposal is to be made.

Notice of Shareholder Meetings

R.R. Donnelley’s amended and restated by-laws, as amended, provide that R.R. Donnelley must give written notice between 10 and 60 days before any shareholders’ meeting to each shareholder entitled to vote at such a meeting. The notice shall state the place, date and hour, and, in the case of a special meeting, the purposes of the meeting.	Courier’s amended and restated by-laws, as amended, provide that Courier must give written notice at least seven days before any shareholders’ meeting to each shareholder entitled to vote at such a meeting. The notice shall state the place, date, hour and purpose of the meeting.

Anti-Takeover Provisions and Other Shareholder Protections

DGCL Section 203 prohibits a Delaware corporation from engaging in a “business combination” (as defined in the DGCL) with a person owning 15% or more of a corporation’s voting stock for three years following the time that person becomes a 15% shareholder, with certain exceptions. R.R. Donnelley has not opted out of Section 203 and is therefore governed by the default terms of this provision of the DGCL.	Chapter 110F of the Massachusetts General Laws prohibits a Massachusetts corporation from engaging in a “business combination” (as defined in Chapter 110F(3) of the Massachusetts General Laws) with a person owning 5% or more of a corporation’s voting stock for three years following the time that person becomes a 5% shareholder, with certain exceptions. Courier has not opted out of Chapter 110F of the Massachusetts General Laws and is therefore governed by the default terms of this provision.

R.R. Donnelley	Courier

Limitation of Personal Liability of Directors

Under the DGCL and MBCA, a corporation’s certificate of incorporation or articles of organization, as applicable, may, subject to certain limitations, contain a provision limiting or eliminating a director’s personal liability to the corporation or its shareholders for monetary damages for a director’s breach of fiduciary duty.

R.R. Donnelley’s restated certificate of incorporation, as corrected, provides that a director of R.R. Donnelley shall not be personally liable to R.R. Donnelley or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to R.R. Donnelley or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which a director derived any improper personal benefit.	Courier’s articles of organization, as amended, provide that a director of Courier shall not be personally liable to Courier or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Courier or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Business Corporation Law of the Commonwealth of Massachusetts or (iv) for any transaction from which a director derived any improper personal benefit.

Indemnification of Directors and Officers

R.R. Donnelley’s restated certificate of incorporation, as corrected, provides that R.R. Donnelley shall indemnify each of its directors and officers against expenses (including attorney’s fees) incurred in connection with any proceeding (other than an action by or in the right of R.R. Donnelley) involving such person by reason of having been an officer or director, to the extent such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of R.R. Donnelley and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. R.R. Donnelley’s restated certificate of incorporation, as corrected, provides that R.R. Donnelley shall indemnify each of its officers and directors against expenses (including attorney’s fees) incurred in connection with any action brought by or in the right of R.R. Donnelley, to the extent such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of R.R. Donnelley, except that if the director or officer is adjudged to be liable to R.R. Donnelley, no indemnification shall be made unless and to the extent that the court in which such action or suit was brought shall deem proper, notwithstanding the adjudication of liability.

Unless prohibited by applicable law or regulation, the determination of whether indemnification of an officer or director is proper under the circumstances (unless ordered by a court) generally shall be made (i) by the board of directors by a majority vote of a quorum

Courier’s amended and restated by-laws, as amended, provide that Courier shall indemnify each of its directors and officers for any and all costs and expenses (including attorneys’ fees), other than amounts paid to Courier itself, incurred in connection with any proceeding involving such person by reason of having been an officer or director, to the extent that such person is adjudged to have acted in good faith and in the reasonable belief that his action was in the best interests of Courier; provided that, in respect of any matter in which any settlement is effective, such indemnification shall be limited to matters covered by the settlement as to which Courier is advised by independent legal counsel that such person, in the opinion of such counsel, acted in good faith in the reasonable belief that his action was in the best interests of Courier.

Courier’s amended and restated by-laws, as amended, provide that all questions of whether indemnification for an officer or director is proper shall be determined by or in the manner designated by a vote of a majority of the directors who are not parties to such action, suit or other proceeding. Courier’s amended and restated by-laws, as amended, provide that Courier may pay the expenses incurred by a director or officer in advance, upon receipt of an undertaking that such payment will be repaid if it is ultimately determined that the director or officer is not entitled to indemnification.

R.R. Donnelley	Courier

consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the corporation) in a written opinion or (iii) by the shareholders of R.R. Donnelley. However, R.R. Donnelley must indemnify a director or officer who was successful in the defense of any suit. R.R. Donnelley’s restated certificate of incorporation, as corrected, provides that R.R. Donnelley may pay expenses incurred by a director or officer in advance, upon receipt of an undertaking that the advance will be repaid if it is ultimately determined that the director or officer is not entitled to indemnity.

R.R. Donnelley’s restated certificate of incorporation, as corrected, provides that R.R. Donnelley may purchase insurance on behalf of its directors and officers against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not R.R. Donnelley would have the power to indemnify such person against such liability under its restated certificate of incorporation, as corrected. R.R. Donnelley maintains such insurance.

Courier’s amended and restated by-laws, as amended, provide that the foregoing right of indemnification shall be in addition to any rights to which any director or officer may otherwise be entitled and shall inure to the benefit of the executors or administrators of each such director or officer.

Amendments to Certificate of Incorporation/Articles of Organization and By-laws

Under R.R. Donnelley’s amended and restated by-laws, as amended, R.R. Donnelley’s by-laws may be altered, amended or repealed by the board of directors.

Under the DGCL, a corporation’s certificate of incorporation may be amended only if the proposed amendment is approved by the board of directors and the holders of a majority of the outstanding stock entitled to vote.

Under Courier’s amended and restated by-laws, as amended, Courier’s by-laws may be amended, altered or repealed by vote of the shareholders at any annual or special meeting, or by the board of directors, subject to repeal or change by action of the shareholders. Certain by-law provisions can only be amended with the approval of shareholders representing 60% of the Courier capital stock entitled to vote.

Under the MBCA, amendments to articles of organization must be approved by the shareholders after being adopted by the board of directors; provided, however, that non-substantive amendments may be adopted by the board of directors under Sections 10.05 and 10.07 of the MBCA. Certain provisions of Courier’s articles of organization can only be amended with the approval of shareholders representing 75% of the Courier capital stock entitled to vote.

Action by Written Consent

R.R. Donnelley’s restated certificate of incorporation, as corrected, provides that any action required or permitted to be taken at a meeting of shareholders must be	Courier’s amended and restated by-laws, as amended, provide that any action required or permitted to be taken at a meeting of shareholders may be taken

R.R. Donnelley	Courier

effected at an annual or special meeting of shareholders and may not be effected by any consent in writing by such shareholders.	without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Appraisal Rights of Dissenting Shareholders

The appraisal rights of R.R. Donnelley shareholders are governed in accordance with the DGCL.	The appraisal rights of Courier shareholders are governed in accordance with the MBCA.

The DGCL provides that appraisal rights are available to dissenting shareholders in connection with certain mergers or consolidations. However, unless a corporation’s certificate of incorporation otherwise provides, the DGCL does not provide for appraisal rights if (i) the shares of the corporation are (a) listed on a national securities exchange or (b) held of record by more than 2,000 shareholders or (ii) the corporation is the surviving corporation and no vote of its shareholders is required for the merger. However, notwithstanding the foregoing, the DGCL provides that appraisal rights will be available to the shareholders of a corporation if the shareholders are required by the terms of a merger agreement to accept for such stock anything except (i) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof, (ii) shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders, (iii) cash in lieu of fractional shares or fractional depository receipts or (iv) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts as described above. The DGCL does not provide appraisal rights to shareholders with respect to the sale of all or substantially all of a corporation’s assets or an amendment to a corporation’s certificate of incorporation, although a corporation’s certificate of incorporation may so provide. The DGCL provides, among other procedural requirements for the exercise of the appraisal rights, that a shareholder’s written demand for appraisal of shares must be received before the taking of the vote on the matter giving rise to appraisal rights, when the matter is voted on at a meeting of shareholders.	Under the MBCA, appraisal rights offer shareholders of a corporation the ability to demand payment for their shares of common stock in the event they are dissatisfied with (i) the consideration that they are to receive in connection with certain mergers, consolidations, share exchanges, or sales of all or substantially all of the corporation’s assets if such action required shareholder approval under the MBCA or the corporation’s articles of organization, (ii) an amendment of the corporation’s articles of organization that materially and adversely affects the shareholders’ rights, (iii) an amendment of the articles of organization or of the by-laws or the entering into by the corporation of any agreement to which the shareholder is not a party that adds restrictions on the transfer or registration of any outstanding shares held by the shareholder or amends any pre-existing restrictions on the transfer or registration of his shares in a manner which is materially adverse to the ability of the shareholder to transfer his shares, (iv) any corporate action taken pursuant to a shareholder vote to the extent that the articles of organization, by-laws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to appraisal, (v) the consummation of a conversion of the corporation to nonprofit status pursuant to subdivision B of Part 9 of the MBCA and (vi) the consummation of a conversion of the corporation into a form of other entity pursuant to subdivision D of Part 9 of the MBCA. The MBCA provides, among other procedural requirements for the exercise of the appraisal rights, that (i) only those shares entitled to vote are eligible for appraisal, (ii) a shareholder’s written demand for appraisal of shares must be received before the taking of the vote on the matter giving rise to appraisal rights, when the matter is voted on at a meeting of shareholders and (iii) a shareholder requesting an appraisal may not vote any shares in favor of a proposal even if they are of a class not adversely affected by the proposed corporate action.

APPRAISAL RIGHTS OF COURIER SHAREHOLDERS

Under the provisions of Part 13 of the MBCA, a shareholder of a Massachusetts corporation is entitled to appraisal rights, and payment of the fair value of his, her or its shares, in the event of certain corporate actions. Section 13.02(a)(1) of the MBCA generally provides that shareholders of a Massachusetts corporation are entitled to appraisal rights in the event of a merger, subject to certain exceptions.

Any shareholder who believes that he, she or it is or may be entitled to appraisal rights and who wishes to preserve those rights should carefully review Sections 13.01 through 13.31 of Part 13 of the MBCA, a copy of which is attached as Annex D, which sets forth the procedures to be complied with in perfecting any such rights. Failure to strictly comply with the procedures specified in Part 13 of the MBCA would result in the loss of any appraisal rights to which Courier’s shareholders may be entitled. To the extent any holder of shares outstanding immediately prior to the merger seeks to assert appraisal rights but is determined by a court not to be entitled to such appraisal rights (or was entitled to exercise such appraisal rights but failed to take all necessary action to perfect them or effectively withdraws or loses them), such holder will be entitled to receive the merger consideration, without interest.

Appraisal rights offer shareholders the ability to demand payment for their shares in the event they are dissatisfied with the consideration that they are to receive in connection with the merger. Shareholders who perfect any appraisal rights that they may have and follow certain procedures in the manner prescribed by the MBCA may be entitled to have their shares converted into the right to receive from Courier such cash consideration as may be determined to be due pursuant to Part 13 of the MBCA.

Under the MBCA, shareholders who perfect their rights to appraisal in accordance with Part 13 of the MBCA and do not thereafter withdraw their demands for appraisal or otherwise lose their appraisal rights, in each case in accordance with the MBCA, will be entitled to appraisal rights and to obtain payment of the fair value of their shares, together with a fair rate of interest. Shareholders should be aware that the fair value of their shares as determined by Part 13 of the MBCA could be more than, the same as or less than the merger consideration. Shareholders who wish to exercise appraisal rights, or to preserve their right to do so, should review the following discussion and Part 13 of the MBCA carefully. Shareholders who fail to timely and properly comply with the procedures specified will lose their appraisal rights.

A shareholder intending to demand appraisal rights must deliver written notice of his, her or its intent to demand appraisal rights to Courier’s principal office at: 15 Wellman Avenue, North Chelmsford, Massachusetts 01863, Attention: Corporate Secretary and Clerk, before the vote at the special meeting is taken, and must not vote in favor of the merger. A vote in favor of the merger by a holder of Courier common stock will result in the waiver of such shareholder’s right to demand payment for his, her or its shares under the appraisal provisions of the MBCA.

No earlier than the effective time of the merger and no later than 10 days following the effective time of the merger, Courier will deliver a written appraisal notice to all shareholders who have delivered a notice of intent to demand appraisal rights. The notice must (i) supply a form that specifies the date of the first announcement to Courier shareholders of the principal terms of the merger and requires the shareholder asserting appraisal rights to certify whether or not beneficial ownership of the shares for which appraisal rights are asserted was acquired before that announcement date and that the shareholder did not vote for the merger and (ii) state: (a) where the form shall be sent and where certificates for certificated shares shall be deposited and the date by which those certificates shall be deposited, (b) a date by which Courier shall receive the form, (c) Courier’s estimate of the fair value of the shares, (d) that, if requested in writing, Courier will provide, to the shareholder so requesting, the number of shareholders who return the forms by the specified date and the total number of shares owned by them, and (e) the date by which the notice to withdraw a demand for appraisal must be received.

A record shareholder may assert appraisal rights as to fewer than all the shares registered in his, her or its name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by such beneficial shareholder and notifies Courier in writing of the name and address of the beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders. A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if the shareholder submits to Courier the record shareholder’s written consent to the assertion of such rights with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

Part 13 of the MBCA provides for certain differences in the rights of shareholders exercising appraisal rights depending on whether their shares were acquired before or after the announcement of a merger. Except with respect to shares acquired after the merger announcement date, Courier must pay in cash to those shareholders who complied with the procedural requirements, the amount Courier estimates to be the fair value of their shares, plus interest. The fair value of the shares is the value of the shares immediately before the effective time of the merger, excluding any element of value arising from the expectation or accomplishment of the merger, unless exclusion would be inequitable. Interest accrues from the effective time of the merger until the date of payment, at the average rate currently paid by Courier on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

The foregoing payment to each shareholder must be accompanied by (i) recent financial statements of Courier, (ii) a statement of Courier’s estimate of the fair value of the shares, which estimate must equal or exceed the merger consideration, and (iii) a statement that shareholders who complied with the procedural requirements have the right to demand further payment. A shareholder who has been paid and is dissatisfied with the amount of the payment must notify Courier in writing of his, her or its estimate of the fair value of the shares and demand payment of that estimate plus interest, less the payment already made. A shareholder who fails to notify Courier in writing of his, her or its demand to be paid such shareholder’s stated estimate of the fair value plus interest within 30 days after receiving Courier’s payment waives the right to demand payment and will be entitled only to the payment made by Courier based on Courier’s estimate of the fair value of the shares.

Courier may withhold payment from any shareholder who did not certify that beneficial ownership of all of such shareholder’s shares for which appraisal rights are asserted was acquired before the merger announcement date. If Courier elects to withhold payment, it must provide such shareholder notice of certain information, including Courier’s estimate of fair value and such shareholder’s right to accept Courier’s estimate of fair value, plus interest, in full satisfaction of their demands. Those shareholders who wish to accept Courier’s offer must notify Courier of their acceptance within 30 days after receiving the offer. Within 10 days after receiving a shareholder’s acceptance, Courier must pay in cash the amount it offered in full satisfaction of the accepting shareholder’s demand.

A shareholder offered payment who is dissatisfied with that offer must reject the offer and demand payment of his, her or its stated estimate of the fair value of the shares plus interest. A shareholder who fails to notify Courier in writing of his, her or its demand to be paid his, her or its stated estimate of the fair value plus interest within 30 days after receiving Courier’s offer of payment waives the right to demand payment and will be entitled only to the payment offered by Courier based on Courier’s estimate of the fair value of the shares. Those shareholders who do not reject Courier’s offer in a timely manner, or who otherwise do not satisfy the requirement outlined above for demanding appraisal, will be deemed to have accepted Courier’s offer, and Courier must pay to them in cash the amount it offered to pay within 40 days after sending the payment offer.

If a shareholder makes a demand for payment which remains unsettled, Courier must commence an equitable proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If Courier does not commence the proceeding within the 60-day period, it must pay in cash to each shareholder the amount the shareholder demanded plus interest. Courier must make all shareholders whose demands remain unsettled parties to the proceeding as an action against their shares, and all parties must be served with a copy of the petition. Each shareholder made a party to the proceeding is entitled to judgment: (i) for the amount, if any, by which the court finds the fair value of the shareholder’s shares, plus interest, exceeds the amount paid by Courier to the shareholder for such shares; or (ii) for the fair value, plus interest, of the shareholder’s shares for which Courier elected to withhold payment.

The jurisdiction of the court in which the proceeding is commenced is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it, and the shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings.

The court in an appraisal proceeding must determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court must assess any costs against Courier, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Part 13 of the MBCA.

The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

•	against Courier and in favor of any or all shareholders demanding appraisal if the court finds Courier did not substantially comply with its requirements under Part 13 of the MBCA; or

•	against either Courier or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Part 13 of the MBCA.

If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against Courier, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited. To the extent Courier fails to make a required payment pursuant to Part 13 of the MBCA, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from Courier all costs and expenses of the suit, including counsel fees.

The foregoing discussion is not a complete statement of the law pertaining to appraisal rights under the MBCA and is qualified in its entirety by the full text of Part 13 of the MBCA, which is attached as Annex D to this proxy statement/prospectus.

LEGAL MATTERS

The validity of the shares of R.R. Donnelley common stock offered hereby will be passed upon for R.R. Donnelley by Sidley Austin. Certain U.S. federal income tax consequences relating to the merger and the transactions contemplated by the merger agreement will be passed upon by Sidley Austin for R.R. Donnelley and by Goodwin Procter for Courier.

EXPERTS

The consolidated financial statements incorporated by reference into this proxy statement/prospectus and in the registration statement from R.R. Donnelley’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and the effectiveness of R.R. Donnelley’s and its subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference into this proxy statement/prospectus and the registration statement. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedule, incorporated by reference into this proxy statement/prospectus and in the registration statement from Courier’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014, and the effectiveness of Courier’s and its subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference into this proxy statement/prospectus and the registration statement. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

CERTAIN BENEFICIAL OWNERS OF COURIER’S COMMON STOCK

The following table sets forth information with respect to the beneficial ownership of Courier common stock as of March 9, 2015 by (i) the named executive officers identified in Courier’s definitive proxy statement filed with the SEC on February 17, 2015, (ii) each member of the Courier board, (ii) all current Courier directors and executive officers as a group, and (iv) each person known by Courier to own beneficially more than five percent of any class of Courier’s voting securities. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Courier common stock subject to options held by that person that are currently exercisable or that are or may become exercisable within 60 days of March 9, 2015 and shares of Courier common stock issuable upon the settlement of restricted stock units that vest within 60 days of March 9, 2015 are deemed outstanding. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. Applicable percentage ownership is based on 11,531,791 shares of Courier common stock outstanding as of March 9, 2015. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and dispositive power with respect to the shares set for opposite the shareholder’s name. Unless otherwise indicated, the address of all listed shareholders is c/o Courier, Inc., 15 Wellman Avenue, North Chelmsford, Massachusetts 01863.

Name	Number of Shares Beneficially Owned(1)(2)(3)		% of Shares Outstanding
James F. Conway III	587,123	(4)	5.1%
Paul Braverman	59,745		0.5%
Kathleen Foley Curley	57,789		0.5%
Edward J. Hoff	214,607		1.9%
John J. Kilcullen	2,844		0.0%
Peter K. Markell	55,477	(5)	0.5%
Ronald L. Skates	76,474	(6)	0.7%
W. Nicholas Thorndike	101,158	(7)	0.9%
Susan L. Wagner	53,731		0.5%
Peter M. Folger	113,551		1.0%
Rajeev Balakrishna	70,747		0.6%
All Directors and Executive Officers as a Group (11 persons)	1,393,246		11.8%
T. Rowe Price Associates, Inc.	994,677	(8)	8.6%
Dimensional Fund Advisors LP	589,868	(9)	5.1%

(1)	Based upon a Schedule 13D filed on February 17, 2015, R.R. Donnelley may be deemed to have beneficial ownership of 1,392,493 shares of Courier common stock as a result of the execution of the voting agreements described in the section entitled “Voting Agreements.” According to the Schedule 13D, R.R. Donnelley disclaims any beneficial ownership of these shares.
(2)	Includes shares subject to options exercisable within sixty days of March 9, 2015 as follows: Mr. Conway, 46,613 shares; Mr. Braverman, 24,025 shares; Prof. Curley, 24,025 shares; Mr. Hoff, 24,025 shares; Mr. Markell, 24,025 shares; Mr. Skates, 24,025 shares; Mr. Thorndike, 24,025 shares; Ms. Wagner, 24,025 shares; Mr. Folger, 26,636 shares; Mr. Balakrishna, 26,636 shares; and all Directors and executive officers as a group, 268,060 shares. For purposes of calculating the percentage of shares outstanding with respect to each individual and the group, the shares subject to such options have been treated as if they were issued and outstanding only as to such individual or group. Applicable percentage of ownership is based upon 11,531,791 shares of common stock outstanding as of March 9, 2015.
(3)	Includes shares allocated to individual accounts in the Courier Employee Stock Ownership Plan as follows: Mr. Conway, 3,575 shares; and Mr. Folger, 6,508 shares.
(4)	Includes 206,385 shares owned by the James F. Conway, Jr. Trusts of which Mr. Conway III is a trustee with shared voting and investment power as to these shares.

(5)	Includes 23,855 shares owned by the Kathleen B. Markell Revocable Trust dated 10/24/13 for the benefit of Mr. Markell’s spouse.
(6)	Includes 900 shares owned by family trusts of which Mr. Skates is a trustee with shared voting and investment power as to these shares, as to which he disclaims beneficial ownership.
(7)	Includes 3,150 shares owned by a family trust of which Mr. Thorndike is a trustee with shared voting and investment power as to these shares, as to which he disclaims beneficial ownership.
(8)	Based solely upon information provided in a Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. (“Price Associates”) on February 10, 2015. The total shares held of 994,677 are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 902,717 shares representing 7.8% of the shares outstanding), for which Price Associates serves as investment adviser with power to direct investments and/or power to vote the securities. Price Associates has sole dispositive power for the entire holding of 994,677 shares and has sole voting power for 82,760 shares. The address for Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202.
(9)	Based solely upon information provided in a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP (“Dimensional Fund”) on February 5, 2015. Pursuant to such report, Dimensional Fund beneficially owns 589,868 shares. Dimensional Fund has sole dispositive power for the entire holding of 589,868 shares and has sole voting power for 563,002 shares. The address for Dimensional Fund is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

WHERE YOU CAN FIND MORE INFORMATION

Courier and R.R. Donnelley file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents Courier and R.R. Donnelley file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings of Courier and R.R. Donnelley also are available to the public at the SEC website at www.sec.gov. In addition, you may obtain free copies of the documents Courier files with the SEC by going to Courier’s Internet website at www.courier.com/investor_relations. You may obtain free copies of the documents R.R. Donnelley files with the SEC, including the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, by going to R.R. Donnelley’s Internet website at http://investor.rrd.com/sec.cfm. The Internet website addresses of Courier and R.R. Donnelley are provided as inactive textual references only. The information provided on the Internet websites of Courier and R.R. Donnelley, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement/prospectus and, therefore, is not incorporated herein by reference.

Statements contained in this proxy statement/prospectus, or in any document incorporated by reference into this proxy statement/prospectus regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows Courier and R.R. Donnelley to “incorporate by reference” into this proxy statement/prospectus documents Courier and R.R. Donnelley file with the SEC including certain information required to be included in the registration statement on Form S-4 filed by R.R. Donnelley to register the shares of R.R. Donnelley common stock that will be issued in the merger, of which this proxy statement/prospectus forms a part. This means that Courier and R.R. Donnelley can disclose important information to you by referring you to those documents. The information incorporated by reference into this proxy statement/prospectus is considered to be a part of this proxy statement/prospectus, and later information that Courier and R.R. Donnelley file with the SEC will update and supersede that information. Courier and R.R. Donnelley incorporate by reference the documents listed below and any documents subsequently filed by Courier and R.R. Donnelley pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the date of the special meeting.

Courier:

•	Annual Report on Form 10-K for the fiscal year ended September 27, 2014 (filed with the SEC on December 1, 2014);

•	Amendment 1 to Annual Report on Form 10-K for the fiscal year ended September 27, 2014 (filed with the SEC on January 26, 2015);

•	Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2014 (filed with the SEC on February 5, 2015);

•	Current Reports on Form 8-K filed with the SEC on November 12, 2014, November 20, 2014, December 23, 2014, January 16, 2015, January 27, 2015, January 28, 2015 (two filings), February 5, 2015 and March 18, 2015; and

•	Definitive Proxy Statement for Courier’s 2015 Annual Meeting filed with the SEC on February 17, 2015.

Any person may request copies of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning Courier, without charge, by written or telephonic request directed to Courier Corporation, Attention: Corporate Secretary and Clerk, 15 Wellman Avenue, N. Chelmsford, Massachusetts 01863, Telephone (978) 251-6136; or Mackenzie, Courier’s proxy solicitor, by calling toll-free at (800) 322-2885, by calling collect at (212) 929-5500 or by e-mail at proxy@mackenziepartners.com; or from the SEC through the SEC website at the address provided above.

R.R. Donnelley:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (filed with the SEC on February 25, 2015);

•	Current Report on Form 8-K filed with the SEC on February 11, 2015;

•	Definitive Proxy Statement for R.R. Donnelley’s 2014 Annual Meeting filed with the SEC on April 15, 2014; and

•	The description of R.R. Donnelley’s common stock contained in R.R. Donnelley’s registration statement on Form 8-A (File No. 001-04694) (filed with the SEC on July 27, 1993), as amended on August 4, 2009, including any subsequent amendment or report filed for the purpose of updating such description.

You may request a copy of this proxy statement/prospectus and any of the documents incorporated by reference into this proxy statement/prospectus or other information concerning R.R. Donnelley, without charge, by written or telephonic request directed to R.R. Donnelley & Sons Company, Attention: Investor Relations, 111 South Wacker Drive, Chicago, Illinois 60606 until mid-May of 2015 and 35 West Wacker Drive, Chicago, Illinois 60601 thereafter, Telephone (800) 742-4455; or from the SEC through the SEC website at the address provided above.

Notwithstanding the foregoing, information furnished by Courier or R.R. Donnelley on any Current Report on Form 8-K, including the related exhibits, that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act will not be deemed to be incorporated by reference into this proxy statement/prospectus.

THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES OF COURIER COMMON STOCK AT THE SPECIAL MEETING. COURIER HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED [—], 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among:

COURIER CORPORATION,

a Massachusetts corporation;

R.R. DONNELLEY & SONS COMPANY,

a Delaware corporation;

RAVEN SOLUTIONS, INC.,

a Massachusetts corporation;

and

RAVEN VENTURES LLC,

a Massachusetts limited liability company

Dated as of February 5, 2015

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of February 5, 2015, by and among: R.R. DONNELLEY & SONS COMPANY, a Delaware corporation (“Parent”); RAVEN SOLUTIONS, INC., a Massachusetts corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”); RAVEN VENTURES LLC, a Massachusetts limited liability company and a direct, wholly-owned subsidiary of Parent (“Merger LLC”); and COURIER CORPORATION, a Massachusetts corporation (the “Company”). Capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A.	The Company, Quad/Graphics, Inc., Max Sub, Inc. and QGBC, LLC had entered into an Agreement and Plan of Merger, dated as of January 16, 2015 (the “Quad Merger Agreement”), but immediately prior to the execution of this Agreement the Quad Merger Agreement has been terminated in accordance with its terms.

B.	Parent, Merger Sub, Merger LLC and the Company intend to effect a merger (the “Merger”) of Merger Sub with and into the Company in accordance with this Agreement and the MBCA, with the Company being the surviving company in the Merger, which Merger will be immediately followed by a merger of the Surviving Company with and into Merger LLC (the “LLC Merger” and, together with the Merger, the “Mergers”), in accordance with the MBCA and the LLCA, with the Merger LLC being the surviving company in the LLC Merger. It is intended that the Merger be mutually interdependent with and a condition precedent to the LLC Merger and that the LLC Merger shall, through the binding commitment evidenced by Section 6.12, be effected immediately following the Effective Time without further approval, authorization or direction from or by any of the parties hereto.

C.	The Board of Directors of the Company has unanimously (i) determined that it is in the best interests of the Company and the holders of shares of Company Common Stock (“Shares”) to enter into this Agreement providing for, among other things, the Merger, (ii) approved this Agreement and the transactions contemplated hereby in accordance with the MBCA (other than the LLC Merger) and (iii) adopted a resolution recommending that this Agreement and the transactions contemplated hereby (including the Merger) be approved by the holders of Shares.

D.	(i) The Board of Directors of Parent has determined that the Merger and the LLC Merger are in the best interests of Parent and has approved and declared advisable this Agreement and the transactions contemplated hereby, including the Mergers, (ii) the Board of Directors of Merger Sub has unanimously determined that the Merger is in the best interests of Merger Sub and has approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and (iii) Parent, in its capacities as the sole stockholder of Merger Sub and as the sole member of Merger LLC, shall, immediately following the execution and delivery of this Agreement, approve this Agreement and the transactions contemplated by this Agreement, including, as applicable, the Mergers.

E.	Concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of Parent, Merger Sub and Merger LLC to enter into this Agreement, certain stockholders of the Company have entered into voting agreements in connection with the Mergers (the “Voting Agreements”).

F.	Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent, Merger Sub and Merger LLC to enter into this Agreement, the Company and Computershare Trust Company, N.A., as Rights Agent, are entering into an amendment to that certain Shareholder Rights Agreement between the Company and Computershare Trust Company, N.A., dated March 18, 2009 (the “Shareholder Rights Plan”), so as to render the Shareholder Rights Plan, including the preferred stock purchase rights issuable thereunder, inapplicable to this Agreement, the Mergers and the other transactions contemplated hereby.

G.	It is intended that the Merger and the LLC Merger, considered together as a single integrated transaction for United States federal income tax purposes, will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

Article I

MERGER TRANSACTION

Section 1.1 Merger of Merger Sub into the Company.

(a) Subject to the terms and conditions of this Agreement, at the Effective Time, (i) Merger Sub shall be merged with and into the Company in accordance with the provisions of the MBCA, and the separate existence of Merger Sub shall cease and (ii) the Company shall be the surviving entity in the Merger (the “Surviving Company”) and shall continue its existence under the MBCA. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (A) all rights, privileges and powers and all property, real, personal and mixed, and all debts due to Merger Sub and the Company, as well as all other things and causes of action belonging to Merger Sub and the Company, shall be vested in the Surviving Company and shall thereafter be the property of the Surviving Company and (B) all debts, liabilities and duties of Merger Sub and the Company shall attach to the Surviving Company and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

(b) The consummation of the Merger (the “Closing”) shall take place at the offices of Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109, at 9:00 a.m. local time on the second (2nd) business day following the day on which the last to be satisfied of the conditions set forth in Article VII (other than those conditions that by their nature must be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions) shall be satisfied or waived in accordance with this Agreement, or at such other place, time and date as Parent and the Company shall agree in writing. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

(c) At the Closing, Parent, Merger Sub and the Company shall cause the Merger to be consummated by filing all necessary documentation, including an appropriate articles of merger in form and substance reasonably acceptable to Parent (the “Articles of Merger”), with the Secretary of the Commonwealth of Massachusetts as provided in the relevant provisions of the MBCA. The Merger shall become effective at the time that the Articles of Merger are duly filed with the Secretary of the Commonwealth of Massachusetts, or such later time as is agreed upon by the parties hereto and specified in the Articles of Merger. The time when the Merger becomes effective is hereinafter referred to as the “Effective Time.”

Section 1.2 Articles of Organization and Bylaws; Directors and Officers. Unless otherwise agreed in writing by the Company and Parent prior to the Effective Time:

(a) at the Effective Time, (i) the articles of organization of Merger Sub as in effect immediately prior to the Effective Time shall be the articles of organization of the Surviving Company until thereafter amended in accordance with the MBCA, except the name of the Surviving Company shall be “Raven Solutions, Inc.” (or such other name as Parent designates), and (ii) the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Company, except the name of the Surviving Company shall be “Raven Solutions, Inc.” (or such other name as Parent designates); and

(b) from and after the Effective Time, until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with applicable Law, (i) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Company and (ii)  the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Company.

Section 1.3 Proxy Statement/Prospectus; Information Supplied; Stockholders’ Meeting.

(a) As soon as reasonably practicable following the date of this Agreement, Parent and the Company shall prepare and file with the SEC the proxy statement to be sent to the holders of Shares relating to the Stockholders’ Meeting and a Registration Statement on Form S-4 (including a prospectus) (the “S-4 Registration Statement”) in connection with the issuance of shares of Parent Common Stock in the Merger, of which such proxy statement will form a part (such proxy statement and prospectus constituting a part thereof, the “Proxy Statement/Prospectus”). Parent and the Company each shall use its commercially reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as reasonably practicable after such filing, and the Company shall use its commercially reasonable efforts to (i) clear the preliminary Proxy Statement/Prospectus with the SEC as promptly as reasonably practicable after the filing thereof and (ii) mail the definitive Proxy Statement/Prospectus to the holders of Shares as promptly as reasonably practicable after the S-4 Registration Statement has been declared effective under the Securities Act.

(b) The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the S-4 Registration Statement will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to holders of Shares and at the time of the Stockholders’ Meeting, or any adjournment or postponement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, (A) the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent, Merger Sub or Merger LLC for inclusion or incorporation by reference in the Proxy Statement/Prospectus and (B) Parent assumes no responsibility with respect to information supplied in writing by or on behalf of the Company for inclusion or incorporation by reference in the S-4 Registration Statement. The Company and Parent each agree that all documents that each is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder.

(c) The Company, Parent, Merger Sub and Merger LLC shall cooperate with each other in the preparation of the S-4 Registration Statement, including the Proxy Statement/Prospectus required thereunder. Each of Parent, Merger Sub, Merger LLC and the Company and their respective counsels shall be given a reasonable opportunity to review and comment upon the Proxy Statement/Prospectus and the S-4 Registration Statement prior to the filing thereof with the SEC, and shall provide any comments thereon as promptly as reasonably practicable. Parent shall promptly notify the Company and its counsel of the time when the S-4 Registration Statement has become effective, of the issuance of any stop order or suspension of the qualification of the shares of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction. Further, each party shall promptly notify the other parties and their counsel of the receipt of any written comments or other material communications such party or its counsel receives from time to time from the SEC or its staff with respect to the S-4 Registration Statement or the Proxy Statement/Prospectus, and shall provide the other party with copies of any written responses to and telephonic notification of any material verbal responses received from the SEC or its staff by such party or its counsel with respect to the S-4 Registration Statement or the Proxy Statement/Prospectus. If at any time prior to the time the Stockholder Approval is obtained, any party shall become aware of the occurrence of any event or other circumstance that requires an amendment or supplement to the S-4 Registration Statement or the Proxy Statement/Prospectus so that the S-4 Registration Statement or the Proxy Statement/Prospectus, as applicable, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, then such party shall notify the other party as promptly as reasonably practicable thereafter, and Parent and the Company each shall use its commercially reasonable efforts to, as promptly as reasonably practicable thereafter, (i) prepare and file with the SEC such amendment or supplement and (ii) mail such amendment or supplement to the holders of Shares to the extent legally required.

(d) As promptly as practicable after the S-4 Registration Statement is declared effective, the Company shall duly call, give notice of, convene and hold a special meeting of holders of Shares (the “Stockholders’ Meeting”) to consider and vote upon the approval of this Agreement and the transactions contemplated hereby, including the Merger. Subject to Section 5.4, the Board of Directors of the Company shall include the Company Board Recommendation in the Proxy Statement/Prospectus and shall take all lawful action to solicit approval of this Agreement by the holders of Shares. If the Board of Directors of the Company makes an Adverse Change Recommendation, it will not alter the obligation of the Company to submit this Agreement to the holders of Shares at the Stockholders’ Meeting to consider and vote upon the approval of this Agreement, unless this Agreement shall have been terminated in accordance with its terms prior to the Stockholders’ Meeting.

Article II

CONVERSION OF SHARES AND DELIVERY OF MERGER CONSIDERATION

Section 2.1 Conversion of Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the Company, Parent, Merger Sub, Merger LLC or the holder of any capital stock or other equity security of Parent, Merger Sub, Merger LLC or the Company:

(a) Each share of common stock, par value $1.25 per share, of Parent (the “Parent Common Stock”) issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

(b) Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid, nonassessable share of common stock, par value $0.01 per share, of the Surviving Company and shall constitute the only outstanding shares of capital stock of the Surviving Company.

(c) Each share of Company Common Stock that is owned directly or indirectly by the Company (other than any share of Company Common Stock held in a trust account, managed account or the like, or otherwise held in a fiduciary or agency capacity, that is beneficially owned by a third party) shall be cancelled and shall cease to exist and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

(d) Except as provided in Section 2.1(c), Section 2.1(g) and Section 6.2(c) with respect to Company Restricted Shares and subject to Section 2.2, each Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, at the election of the holder thereof as provided in Section 2.3, either (1) $23.00 in cash, without interest (the “Cash Consideration”), or (2) 1.3756 shares (the “Exchange Ratio”) of Parent Common Stock, without interest (the “Stock Consideration”). The Cash Consideration and the Stock Consideration (including cash in lieu of fractional shares of Parent Common Stock) are sometimes referred to herein collectively as the “Merger Consideration.”

(e) All Shares converted into the right to receive the Merger Consideration pursuant to this Article II shall no longer be issued or outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such Shares or any Book-Entry Share (each, a “Certificate”) shall thereafter represent only the right to receive the Merger Consideration into which the Shares represented by such Certificate have been converted pursuant to this Section 2.1 as well as any dividends to which holders of Shares become entitled in accordance with Section 2.5(c).

(f) If, between the date of this Agreement and the Effective Time, (i) subject to Section 5.2(b), the outstanding shares of Parent Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in each case, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization, or (ii) subject to Section 5.2(a), the outstanding shares of Company Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in each case, as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization, then the Merger Consideration, the Exchange Ratio and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide to Holders with the same economic effect as contemplated by this Agreement prior to such event and, as so adjusted, shall, from and after the date of such event, be the Merger Consideration, the Exchange Ratio or other dependent item, as applicable, subject to further adjustment in accordance with this provision.

(g) Notwithstanding Section 2.1(d), Shares issued and outstanding immediately prior to the Effective Time and held by a holder who (i) is entitled to appraisal, (ii) has not voted in favor of this Agreement or the Merger or consented thereto in writing and (iii) has properly exercised and not withdrawn or otherwise lost appraisal rights for such Shares in accordance with Part 13 of the MBCA (the “Dissenting Shares”) shall not be converted into a right to receive the Merger Consideration but instead shall be converted solely into the right to payment of the fair value of such Shares in accordance with Part 13 of the MBCA; provided, however, that if, after the Effective Time, such holder at any time fails to perfect, withdraws or loses such holder’s right to appraisal pursuant to Part 13 of the MBCA or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Part 13 of the MBCA, such Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.1(d), without interest thereon, upon surrender of such Certificate formerly representing such Share and related documents. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of Shares, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to Part 13 of the MBCA that relate to such demand, and Parent shall have the opportunity and right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

Section 2.2 Proration.

(a) The allocation of rights to receive the Cash Consideration and the Stock Consideration among Holders will be made as set forth in this Section 2.2(a) (with the Exchange Agent to determine, consistent with Section 2.3(c), whether fractions of Cash Election Shares, Stock Election Shares or Non-Election Shares, as applicable, shall be rounded up or down).

(i) If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration and, subject to Section 2.5(f) hereof, each holder of Stock Election Shares will be entitled to receive the Stock Consideration in respect of that number of Stock Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder’s Stock Election Shares being converted into the right to receive the Cash Consideration; and

(ii) If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the “Shortfall Number”), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and the Cash Election Shares shall be treated in the following manner:

(A) If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and, subject to Section 2.5(f) hereof, each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non-Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder’s Non-Election Shares being converted into the right to receive the Cash Consideration; or

(B) If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration and, subject to Section 2.5(f) hereof, each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares, and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder’s Cash Election Shares being converted into the right to receive the Cash Consideration.

Section 2.3 Election Procedures. Each holder of record of Shares that were converted into the right to receive the Merger Consideration pursuant to Section 2.1 (each, a “Holder”) shall have the right, subject to the limitations set forth in this Article II, to submit an election in accordance with the following procedures (an “Election”):

(a) Parent shall prepare a form reasonably acceptable to the Company (the “Form of Election”) which shall be mailed to Holders so as to permit Holders to exercise their right to make an Election prior to the Election Deadline.

(b) Parent shall use commercially reasonable efforts to cause the Form of Election to be sent to Holders as soon as reasonably practicable (and in no event later than five (5) business days) after the mailing of the Proxy Statements/Prospectus and to make available as promptly as reasonably practicable following a request therefor a Form of Election to any Holder who requests such Form of Election following the initial mailing of the Forms of Election and prior to the Election Deadline.

(c) Each Form of Election shall permit Holders (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) to (i) elect to receive the Cash Consideration for all or a portion of such holder’s shares (a “Cash Election”), (ii) elect to receive the Stock Consideration for all or a portion of such holder’s shares (a “Stock Election”), or (iii) make no election with respect to the receipt of the Cash Consideration or the Stock Consideration; provided, however, that, notwithstanding any other provision of this Agreement to the contrary, a number of Shares issued and outstanding immediately prior to the Effective Time (the “Stock Conversion Number”) shall be converted into the Stock Consideration so that 8,000,000 shares of Parent Common Stock are issued in the Merger and the remaining Shares issued and outstanding immediately prior to the Effective Time shall be converted into the Cash Consideration (the “Cash Consideration Number”). Shares as to which a Cash Election has been made and Shares that constitute Dissenting Shares as of the Election Deadline are referred to herein as “Cash Election Shares.” Shares as to which a Stock Election has been made are referred to herein as “Stock Election Shares.” Shares as to which no election has been made (or as to which a Form of Election is not properly completed and returned in a timely fashion) are referred to herein as “Non-Election Shares.” The aggregate number of Shares with respect to which a Stock Election has been made is referred to herein as the “Stock Election Number.” For the avoidance of doubt, if a Holder does not submit a properly completed Form of Election in a timely fashion, the Shares held by such Holder shall be designated Non-Election Shares.

(d) Any Election shall have been made properly only if the Person authorized to receive Elections and to act as exchange agent in connection with the transactions contemplated by this Agreement, which Person shall be selected by Parent and reasonably acceptable to the Company (the “Exchange Agent”), pursuant to an agreement reasonably acceptable to Parent and the Company entered into prior to the mailing of the Form of Election to Holders (the “Exchange Agent Agreement”), shall have received, by the Election Deadline, a Form of Election properly completed and signed and accompanied by, in the case of physical certificates representing Shares, Certificates to which such Form of Election relates or by an appropriate customary guarantee of delivery of such Certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States; provided that such Certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery. Failure to deliver physical certificates representing Shares covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election, unless otherwise determined by Parent, in its reasonable discretion. For uncertificated Shares held in book entry form (a “Book-Entry Share”), Parent shall establish Election procedures for such Shares, which procedures shall be reasonably acceptable to the Company. In the event that a Holder has provided a notice of intent to demand payment (a “Notice of Dissenter’s Intent”) pursuant to Section 13.21 of the MBCA, any Election submitted by such Holder (unless such Notice of Dissenter’s Intent shall have been withdrawn prior to the Election Deadline) shall be deemed invalid.

(e) As used herein, unless otherwise agreed in writing by Parent and the Company, “Election Deadline” means 5:00 p.m. local time (in the city in which the principal office of the Exchange Agent is located) on the date that is three (3) business days prior to, but not including, the Closing Date.

(f) Subject to the terms of the Exchange Agent Agreement, if Parent shall determine in its reasonable discretion that any Election is not properly made with respect to any Shares (neither Parent nor the Company nor the Exchange Agent being under any duty to notify any Holder of any such defect), such Election shall be deemed to be not in effect, and the Shares covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter made prior to the Election Deadline.

(g) Subject to the terms of the Exchange Agent Agreement, Parent, in the exercise of its reasonable discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing (i) the validity of the Forms of Election and compliance by any Holder with the Election procedures set forth herein, (ii) the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 2.2, (iii) the issuance and delivery of shares of Parent Common Stock into which Shares are converted in the Merger and (iv) the method of payment of cash for Shares converted into the right to receive the Cash Consideration and cash in lieu of fractional shares of Parent Common Stock.

Section 2.4 Deposit of Merger Consideration. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, (i) shares of Parent Common Stock sufficient to deliver, and Parent shall instruct the Exchange Agent to timely deliver, the aggregate Stock Consideration in accordance with this Agreement, and (ii) immediately available funds equal to the aggregate Cash Consideration (together with, to the extent then determinable, any cash payable in lieu of fractional shares of Parent Common Stock pursuant to Section 2.5(f), the “Exchange Fund”), and Parent shall instruct the Exchange Agent to timely pay the Cash Consideration, and such cash in lieu of fractional shares of Parent Common Stock, in accordance with this Agreement. The Exchange Fund shall be invested by the Exchange Agent as directed by Parent; provided, that (i) no such investment of or losses thereon shall relieve Parent from making the payments required by this Article II or Section 6.2, or affect the amount of Merger Consideration payable in respect of the Shares, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement, and (iii) such investments shall be in short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by, and backed by the full faith and credit of, the United States of America. Any and all interest or other amounts earned with respect to such funds shall be the exclusive property of Parent and shall become part of the Exchange Fund, subject in all cases to the rights of the Holders to receive the Merger Consideration, and any amounts in excess of the amounts payable under this Article II and Section 6.2 shall be promptly returned to either Parent or the Surviving Company. The Exchange Fund shall not be used for any other purpose.

Section 2.5 Delivery of Merger Consideration.

(a) As soon as reasonably practicable (and in any event within ten (10) business days) after the Election Deadline, the Exchange Agent shall mail to each Holder who did not properly complete and timely submit a Form of Election with such other documents as may be reasonably required by the Exchange Agent, (i) a letter of transmittal reasonably acceptable to the Company (which shall specify that delivery shall be effected, and risk of loss and title to Certificate(s) shall pass, only upon delivery of Certificate(s) (or affidavits of loss in lieu of such Certificate(s) to the Exchange Agent) (the “Letter of Transmittal”) and shall be substantially in such form and have such other provisions as shall be prescribed by the Exchange Agent Agreement and (ii) instructions for use in surrendering Certificate(s) in exchange for the Merger Consideration to be issued or paid in consideration therefor in accordance with this Article II upon surrender of such Certificate and any dividends or distributions to which such holder is entitled pursuant to Section 2.5(c).

(b) After the Effective Time upon surrender to the Exchange Agent of its Certificate(s), accompanied by a properly completed Form of Election or a properly completed Letter of Transmittal and such other documents as reasonably required by the Exchange Agent, a Holder will be entitled to receive, and Parent shall deliver, or cause the Exchange Agent to deliver, the Merger Consideration (elected or deemed elected by it, subject to, and in accordance with Section 2.1(c), Section 2.2 and Section 2.3), including any cash in lieu of fractional shares of Parent Common Stock, to be issued or paid in consideration therefor in respect of the Shares formerly represented by its, his or her Certificate(s). Until so surrendered, each such Certificate shall represent after the Effective Time, for all purposes, only the right to receive, without interest, the Merger Consideration to be issued or paid in consideration therefor upon surrender of such Certificate and related documents in accordance with, and any dividends or distributions to which such holder is entitled pursuant to, this Article II.

(c) No dividends or other distributions with respect to shares of Parent Common Stock shall be paid to a Holder whose Shares were converted into Stock Consideration unless and until the Holder has surrendered its, his or her Certificate and related instruments in accordance with this Article II. Subject to the effect of applicable abandoned property, escheat or similar Laws, following surrender of any such Certificate and related instruments in accordance with this Article II, such Holder shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of Parent Common Stock into which the Shares formerly represented by such Certificate were converted in accordance with this Article II and not paid and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of Parent Common Stock into which the Shares formerly represented by such Certificate were converted in accordance with this Article II with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of the Parent Common Stock issuable with respect to such Certificate.

(d) If any portion of the Merger Consideration is to be delivered to any Person other than the Person in whose name the Certificate so surrendered is registered in the stock transfer records of the Company, it shall be a condition to the delivery of such Merger Consideration that such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment or issuance shall pay any transfer or other similar Taxes (as defined herein) required by reason of the payment or issuance to a Person other than the registered holder of the Certificate or establish to the satisfaction of Parent that the Tax has been paid or is not applicable. The Exchange Agent, Parent and the Surviving Company shall be entitled to deduct and withhold from any cash portion of the Merger Consideration, cash dividends or distributions payable pursuant to Section 2.5(c) hereof and any other cash amounts otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as the Exchange Agent or Parent, as the case may be, is required to deduct and withhold under the Code, or any provision of state, local or foreign Tax Law, with respect to the making of such payment. To the extent the amounts are so withheld by the Exchange Agent, Parent or the Surviving Company, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock in respect of whom such deduction and withholding was made by the Exchange Agent, Parent or the Surviving Company, as the case may be.

(e) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of any Shares that were issued and outstanding immediately prior to the Effective Time other than to settle transfers of Shares that occurred prior to the Effective Time. If, after the Effective Time, Certificates representing Shares are presented for transfer on the stock transfer records of the Company, they shall be cancelled and exchanged for the Merger Consideration to be issued or paid in consideration therefor in accordance with Section 2.2 and the procedures set forth in this Article II.

(f) Notwithstanding anything to the contrary contained in this Agreement, no certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender of Certificates for exchange, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. In lieu of the issuance of any such fractional share, Parent shall pay to each former stockholder of the Company who otherwise would be entitled to receive such fractional share, an amount in cash (rounded to the nearest whole cent) determined by multiplying (i) the Cash Consideration by (ii) the fraction of a share (after taking into account all shares of Company Common Stock held by such holder at the Effective Time and rounded to the nearest one thousandth when expressed in decimal form) of Parent Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 2.1(d).

(g) Any portion of the Exchange Fund that remains unclaimed by Holders six (6) months after the Effective Time shall be promptly paid to Parent upon the request of Parent. Any Holders who have not theretofore complied with this Article II shall thereafter look only to Parent with respect to the Merger Consideration, including any unpaid dividends and distributions on the Parent Common Stock, deliverable in respect of each Share that such Holder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Company, the Exchange Agent or any other Person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to any Governmental Body pursuant to applicable abandoned property, escheat or similar Laws. To the fullest extent permitted by Law, immediately prior to the date any Merger Consideration would otherwise escheat to or become the property of any Governmental Body, such Merger Consideration shall become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent or the Exchange Agent, the posting by such Person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the Company SEC Documents publicly available on the SEC’s EDGAR website prior to the date of this Agreement (other than information that is (i) contained solely in the risk factors sections of such Company SEC Documents except to the extent such information consists of factual and/or historical statements and (ii) a forward-looking statement or cautionary, predictive or forward-looking in nature) or (b) as set forth in the Company Disclosure Schedule (it being agreed that no disclosure contained in the Company SEC Documents shall be deemed to qualify, modify or apply to Section 3.3, Section 3.5(b) or Section 3.22), the Company hereby represents and warrants to Parent, Merger Sub and Merger LLC as follows:

Section 3.1 Due Organization; Subsidiaries, Etc.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and authority to own, lease and operate its properties and to carry on its business as it is now conducted. The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification or licensure is necessary, except for those jurisdictions where failure to be so qualified or licensed would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Part 3.1(b) of the Company Disclosure Schedule identifies each Subsidiary of the Company and indicates its jurisdiction of organization. No Acquired Corporations own, directly or indirectly, any capital stock of, or any equity interest of, or any other security of any nature in, any other Entity, other than the Entities identified in Part 3.1(b) of the Company Disclosure Schedule. None of the Acquired Corporations has agreed, is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.

(c) Each Subsidiary of the Company is a corporation or other business entity duly incorporated or organized (as applicable), validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the corporate or other relevant organizational power and authority to own, lease and operate its properties and to carry on its business as it is now conducted. Each such Subsidiary of the Company is duly qualified or licensed to do business as a foreign Entity and is in good standing in each jurisdiction where such qualification or licensure is necessary, except for those jurisdictions where failure to be so qualified or licensed or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.2 Articles of Organization and Bylaws. The Company has made available to Parent or Parent’s Representatives in the Data Room prior to the date of this Agreement accurate and complete copies of the articles of organization, certificates of incorporation, bylaws and other charter and organizational documents of each of the Acquired Corporations, including all amendments thereto, as in effect on the date hereof. The Acquired Corporations’ articles of organization, certificates of incorporation, bylaws or other charter and organizational documents so delivered are in full force and effect.

Section 3.3 Capitalization, Etc.

(a) The authorized capital stock of the Company consists of: (i) 18,000,000 Shares (including Company Restricted Shares), of which 11,524,463 Shares were issued and outstanding and no Shares were issued and held in the treasury of the Company, in each case, as of the close of business on February 4, 2015; and (ii) 1,000,000 shares of Company Preferred Stock, of which no shares were issued and outstanding (or held in treasury) as of the close of business on February 4, 2015. Between the close of business on February 4, 2015 and the date of this Agreement, the Company has not issued shares of capital stock or other securities of the Company, other than upon the exercise of Company Options or the vesting or settlement of Company Stock Awards, in each case, outstanding as of the close of business on February 4, 2015, pursuant to the terms of such Company Options or Company Stock Award. All of the outstanding Shares have been duly authorized and validly issued, and are fully paid and nonassessable.

(b) Except as set forth in Part 3.3(b) of the Company Disclosure Schedule: (i) none of the Shares is entitled or subject to any preemptive right, antidilutive right, right of repurchase or forfeiture, right of participation, right of maintenance, conversion right, redemption right or any similar right; (ii) none of the Shares is subject to any right of first refusal in favor of the Company; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of the Acquired Corporations having a right to vote (or convertible into or exercisable for such securities having the right to vote) on any matters on which the stockholders of the Company have a right to vote; (iv) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any Shares. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding Shares or other Company securities.

(c) As of the date of this Agreement, the Company has no shares of capital stock reserved for issuance, except for (i) 515,721 Shares subject to issuance pursuant to Company Options granted and outstanding under the Company Equity Plans, and (ii) 175,000 shares of Series B Preferred Stock subject to issuance upon the exercise of rights issued pursuant to the Shareholder Rights Plan and (iii) an indeterminate number of Shares subject to issuance pursuant to the ESPP as of February 28, 2015, the end of the current offer period under the ESPP. The Company has made available to Parent or Parent’s Representatives in the Data Room prior to the date of this Agreement true and complete copies of the ESPP and all Company Equity Plans covering the Company Options and Company Restricted Shares outstanding as of the date of this Agreement, the forms of all stock award agreements evidencing such Company Options and Company Restricted Shares (and any other stock award agreements to the extent there are material variations from the form of agreement). Each outstanding Company Option was granted in compliance in all material respects with all applicable Law and all of the terms and conditions of the Company Equity Plan pursuant to which it was issued. Part 3.3(c) of the Company Disclosure Schedule contains a correct and complete list of each outstanding Company Option and Company Stock Award as of the date of this Agreement, including the holder’s name, date of grant, exercise or purchase price (if applicable), number of Shares subject thereto, number of Shares subject thereto that have vested as of such date, vesting schedule, whether any Company Option is intended to qualify as an Incentive Stock Option (within the meaning of the Code), and the Company Equity Plan under which such Company Option and Company Stock Award was granted.

(d) All of the outstanding capital stock, ownership interests in and other securities of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Part 3.3(d) of the Company Disclosure Schedule, are owned, directly or indirectly, by the Company, free and clear of any Encumbrance. Except as set forth in Part 3.3(d) of the Company Disclosure Schedule, none of the Acquired Corporations owns any capital stock, ownership interests in or other securities of any Person, except for securities in another Acquired Corporation.

(e) Except as set forth in Part 3.3(e) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant, agreement, arrangement, commitment or other right (whether or not currently exercisable) to acquire any shares of the capital stock, restricted stock unit, stock-based performance unit, shares of phantom stock, stock appreciation right, profit participation right or any other right that is linked to, or the value of which is in any way based on or derived from, the value of any shares of capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument, bond, debenture, note or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations or (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue, or register, any shares of its capital stock or any other securities. Except as set forth in Part 3.3(e) of the Company Disclosure Schedule and except for the Voting Agreements, there are no stockholder agreements, voting trusts or other agreements or understandings to which any Acquired Corporation is a party relating to the voting or disposition of any shares of the capital stock or other securities of any Acquired Corporation, or granting to any Person or group of Persons the right to elect, or to designate or nominate for election, a director to the Board of Directors (or similar governing body) of any Acquired Corporation. All dividends or distributions on securities of the Company that have been declared on or prior to the date of this Agreement have been paid in full.

Section 3.4 SEC Filings; Financial Statements.

(a) Since September 29, 2012, the Company has filed (or furnished) on a timely basis all reports, schedules, forms, statements and other documents (including exhibits, financial statements and schedules thereto, and all other information incorporated therein and amendments and supplements thereto) required to be filed with (or furnished to) the SEC by the Company (such documents and any such additional documents filed with (or furnished to) the SEC after the date of this Agreement, the “Company SEC Documents”). As of its filing (or furnishing) date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, each Company SEC Document complied, or if filed (or furnished) subsequent to the date of this Agreement, will comply, as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document. As of its filing (or furnishing) date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, no Company SEC Document contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and no Company SEC Document filed with (or furnished to) the SEC pursuant to the Exchange Act subsequent to the date of this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents (i) complied as to form, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as may be permitted under Form 10-Q of the Exchange Act), and (iii) fairly presented (except as may be indicated in the notes thereto) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods presented therein (subject to normal and recurring year-end adjustments in the case of any unaudited interim financial statements). As of the date of this Agreement, the aggregate amount of all Indebtedness owing by the Acquired Corporations (including any guarantee of Indebtedness by the Acquired Companies) does not exceed $50,000,000.

(c) The Company’s system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is reasonably sufficient in all material respects to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed in accordance with the authorization of management and (iii) that any unauthorized use, acquisition or disposition of the Company’s assets that would materially affect the Company’s financial statements would be detected or prevented in a timely manner. There were no significant deficiencies or material weaknesses identified in management’s assessment of internal controls as of and for the year ended September 27, 2014 (nor has any such deficiency or weakness been identified as of the date hereof).

(d) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) comply in all material respects with the requirements of the Exchange Act and are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports.

(e) The Company has made available through filings with the SEC on the Electronic Data Gathering, Analysis and Retrieval database (“EDGAR”) or in the Data Room, to Parent or Parent’s Representatives correct and complete copies of all comment letters received by the Company from the SEC since September 30, 2012 relating to the Company SEC Documents, together with all written responses of the Company thereto. There are no outstanding or unresolved comments in any such comment letters received by the Company from the SEC and, to the knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing review by the SEC.

(f) To the knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened in each case regarding any accounting practices of the Company or any malfeasance by any director or executive officer of the Company.

(g) No Acquired Corporation is a party to or has any obligation or other commitment to become a party to any securitization transaction, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among an Acquired Corporation, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose Entity, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)) where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, any Acquired Corporation in any Acquired Corporation’s published financial statements or other Company SEC Documents.

(h) Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act of 2002. The Company does not have, and has not arranged any, outstanding “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act of 2002.

(i) The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

Section 3.5 Absence of Changes. Except as set forth in Part 3.5 of the Company Disclosure Schedule, since the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014 through the date of this Agreement: (a) each of the Acquired Corporations has conducted its business in the ordinary course consistent with past practice; (b) there has not been any effect, change, event, occurrence, development, circumstance, condition or state of facts that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (c) no Acquired Corporation has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.2.

Section 3.6 Title to Assets. Except as set forth in Part 3.6 of the Company Disclosure Schedule, the Acquired Corporations have good and marketable title to, or valid and enforceable leasehold interests in, all assets owned or leased by them and that are material to the business of the Acquired Corporations as currently conducted, including such assets reflected on the audited consolidated balance sheet of the Company as of September 27, 2014, contained in the Annual Report on Form 10-K for the fiscal year ended September 27, 2014 (the “Balance Sheet”) filed by the Company with the SEC (except for assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the date of such Balance Sheet). All of said owned assets are owned by the applicable Acquired Corporation free and clear of all Encumbrances (other than Permitted Encumbrances and except as set forth in Part 3.6 of the Company Disclosure Schedule). All of said owned assets, together with all assets held by the Acquired Corporations under valid leases, include all material tangible and intangible assets necessary for the operation of the business of the Acquired Corporations as currently conducted, taken as a whole.

Section 3.7 Real Property; Equipment.

(a) Part 3.7(a) of the Company Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of all real property owned by any Acquired Corporation (collectively, the “Owned Real Property”) and, for each parcel of Owned Real Property, identifies the street address of such Owned Real Property. The applicable Acquired Corporation has good and indefeasible fee simple title to all Owned Real Property, in each case, free and clear of any Encumbrances (other than Permitted Encumbrances).

(b) Part 3.7(b) of the Company Disclosure Schedule sets forth (i) a true and complete list of all real property leased, subleased or otherwise occupied by any Acquired Corporation as of the date of this Agreement in respect of which the Company or any of its Subsidiaries has annual rental obligations of $100,000 or more or involving a contract term that, absent early termination by any party, would continue for more than one year after the date of this Agreement (each, a “Leased Real Property”, and together with the Owned Real Property sometimes referred to as the “Real Property”), (ii) the address for each Leased Real Property, (iii) current rent amounts payable by the applicable Acquired Corporation related to such Leased Real Property, and (iv) all of the leases, subleases and other agreements of the Leased Real Property (including any material amendment, modification, extension or renewal with respect thereto) (each, a “Lease Agreement”). Each Lease Agreement is a valid and binding obligation of the applicable Acquired Corporation and, to the knowledge of the Company, the other party thereto and is in full force and effect. Except as set forth in Part 3.7(b) of the Company Disclosure Schedule, (i) no Acquired Corporation’s leasehold interest in any of the Leased Real Property is subject to any Encumbrance (other than Permitted Encumbrances), including any leasehold mortgage, pledge, lien, encumbrance, sublease, assignment, license or other agreement granting to any Person any interest in the Company’s leasehold interests or any right to the use or occupancy of any Leased Real Property and (ii) the Real Property and the applicable Acquired Corporation’s use thereof is and has been in material compliance since September 29, 2012 with all recorded restrictions, covenants and agreement related to the Real Property. Each applicable Acquired Corporation and, to the knowledge of the Company, each other party thereto has performed all material obligations required to be performed by it under each Lease Agreement, and there are no outstanding defaults or circumstances which, upon the giving of notice or passage of time or both, would constitute a material default or breach by the any Acquired Corporation or, to the knowledge of the Company, any other party thereto under any Lease Agreement. The Company has made available to Parent or Parent’s Representatives in the Data Room prior to the date of this Agreement a complete and correct copy of each Lease Agreement.

(c) Except as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect, all items of equipment and other tangible assets owned by or leased to the Acquired Corporations (i) are in good operating condition and repair (ordinary wear and tear excepted and ongoing maintenance excepted) and (ii) are adequate for the uses to which they are being put.

Section 3.8 Intellectual Property.

(a) Part 3.8(a) of the Company Disclosure Schedule sets forth a correct and complete list of (i) the current owner, (ii) the jurisdiction of application/registration, (iii) the application or registration number, and (iv) the date of filing or issuance for each item of Registered IP owned by any Acquired Corporation or otherwise registered or the subject of any application for registration in the name of any Acquired Corporation (the Registered IP described in this Section 3.8(a) is referred to collectively as the “Company Registered IP”). No cancellation, interference, opposition, reissue, reexamination or other similar proceeding is pending or, to the knowledge of the Company, threatened, in which the validity, enforceability or ownership of any Company Registered IP is being contested or challenged (other than office actions or similar communications issued by any Governmental Body in the ordinary course of prosecution of any pending applications for registration of Company Registered IP). All registration, renewal, maintenance and other similar payments that are or have become due with respect to the Company Registered IP have been timely paid by or on behalf of the Company or another Acquired Corporation, and the Company Registered IP is subsisting and, to the knowledge of the Company, other than with respect to any pending application therefor, valid and enforceable and in full force and effect, and has not lapsed (except for any patents within the Company Registered IP having lapsed or expired at the end of their statutory term), been abandoned, been disclaimed, been cancelled or been forfeited, except, in each case, for such exceptions as have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Each Acquired Corporation owns, or holds a valid license or other valid right to use, all Intellectual Property and Intellectual Property Rights necessary for the conduct of such Acquired Corporation’s business as currently conducted, except for any exceptions which have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and provided, however, that the foregoing is not a representation of non-infringement, non-misappropriation or other non-violation of the Intellectual Property Rights of another Person, which representation is solely set forth in Section 3.8(d) below.

(c) Part 3.8(c) of the Company Disclosure Schedule identifies, as of the date of this Agreement, (i) each Company Contract pursuant to which any Intellectual Property Rights or Intellectual Property of another Person (other than a Subsidiary of the Company), in each case, that is material to the business of the Acquired Corporations taken as a whole is licensed to any Acquired Corporation (other than agreements for non-customized commercially available software) (each, an “Inbound License”), and (ii) each Company Contract pursuant to which any Intellectual Property Rights or Intellectual Property, in each case, that is material to the business of the Acquired Corporations taken as a whole and is owned by any of the Acquired Corporations is licensed to another Person (other than a Subsidiary of the Company) other than any outbound agreements entered into in the ordinary course of business consistent with past practice, including agreements relating to custom publishing platforms, content, customer store fronts and applications in on-line stores (each, an “Outbound License”).

(d) Except as set forth in Part 3.8(d) of the Company Disclosure Schedule, the operation of the business of the Acquired Corporations as currently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of another Person, except as has not resulted, or would not reasonably be expected to result, individually or in the aggregate, in a material liability to the Acquired Corporations. Except as set forth in Part 3.8(d) of the Company Disclosure Schedule, since January 1, 2012, (i) no Legal Proceeding has been asserted, is pending or, to the knowledge of the Company, is being threatened, against any of the Acquired Corporations relating to any infringement, misappropriation or violation of any Intellectual Property Rights of another Person by any of the Acquired Corporations, and (ii) none of the Acquired Corporations has received any written notice alleging any infringement, misappropriation or violation of any Intellectual Property Rights of another Person by any of the Acquired Corporations, except, in each case of clauses (i) and (ii), as has not had, or would not reasonably be expected to have, individually or in the aggregate, in Company Material Adverse Effect. None of the material Intellectual Property or Intellectual Property Rights of any of the Acquired Corporations is subject to any pending or outstanding injunction, directive, order, decree, award, settlement or judgment restricting the ownership, use, validity or enforceability of any such Intellectual Property or Intellectual Property Rights.

(e) To the knowledge of the Company, no Person is infringing, misappropriating or otherwise violating any Intellectual Property Rights of any Acquired Corporation, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(f) The Acquired Corporations have taken commercially reasonable actions to maintain the confidentiality of the material proprietary information held by any of the Acquired Corporations, or purported to be held by any of the Acquired Corporations, including material proprietary information owned by a Person other than the Acquired Corporations.

(g) To the knowledge of the Company, no funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational institution has been used to create any material Intellectual Property Rights of any of the Acquired Corporations, except for any such funding or use of facilities or personnel that has not resulted, and would not reasonably be expected to result, in such Governmental Body or institution obtaining any interest in such Intellectual Property Rights.

Section 3.9 Contracts.

(a) Except as set forth in Part 3.9 of the Company Disclosure Schedule, as of the date of this Agreement, neither the Company nor any Subsidiary of the Company is a party to or is bound by any Contract:

(i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);

(ii) pursuant to which the Acquired Corporations (taken as a whole) received revenues for the fiscal year ended September 27, 2014, or is reasonably expected to receive revenues in a future annual period, in excess of $10,000,000;

(iii) pursuant to which the Acquired Corporations (taken as a whole) made expenditures for the fiscal year ended September 27, 2014, or is reasonably expected to make expenditures in a future annual period, in excess of $2,500,000;

(iv) evidencing a capital expenditure in excess of $2,500,000;

(v) containing a covenant prohibiting or restricting any Acquired Corporation from competing in any business or geographic area, or from soliciting customers or employees, or otherwise restricting any Acquired Corporation from carrying on any business anywhere in the world;

(vi) relating to or evidencing Indebtedness, including any guarantee of Indebtedness by the Company or any Subsidiary of the Company, in excess of $5,000,000;

(vii) that is an Inbound License or Outbound License, in each case, that either (A) grants exclusive rights to or from an Acquired Corporation or (B) requires aggregate payments to or from an Acquired Corporation in excess of $250,000;

(viii) (A) imposing on, or granting to, an Acquired Corporation any future minimum take-or-pay requirements in excess of $100,000, (B) granting “most favored nation,” “most favored customer” or similar status to any Person, (C) granting any type of exclusive rights to any Person, other than sales representation, distribution, licensing and similar contracts entered into in the ordinary course of business and that relate solely to the Company’s publishing business and do not relate to the Company’s book manufacturing business, or (D) requiring an Acquired Corporation to purchase all of its requirements of a specified good or service from any Person; or

(ix) any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees or any other similar Contract.

(b) Each contract, arrangement, commitment or understanding of the type required to be described in Section 3.9(a), whether or not set forth in Part 3.9(a) of the Company Disclosure Schedule, is referred to herein as a “Material Contract.” Except for Material Contracts that expire in accordance with their terms during the Pre-Closing Period (excluding, for the avoidance of doubt, early termination), all of the Material Contracts are valid and binding on the applicable Acquired Corporation and, to the knowledge of the Company, each other party thereto, and in full force and effect, except as may be limited by bankruptcy, insolvency, moratorium and other similar applicable law affecting creditors’ rights generally and by general principles of equity. No Acquired Corporation has, and to the knowledge of the Company, none of the other parties thereto have, violated in any material respect any provision of, or committed or failed to perform any act, and no event or condition exists, which with or without notice, lapse of time or both would constitute a material default, under the provisions of any Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect, and no Acquired Corporation has received written notice of any of the foregoing. The Company has made available to Parent or Parent’s Representatives in the Data Room prior to the date of this Agreement a complete and correct copy (including any material amendment, modification, extension or renewal with respect thereto) of each Material Contract.

Section 3.10 Liabilities. Except as set forth in Part 3.10 of the Company Disclosure Schedule, the Acquired Corporations have no liabilities or obligations, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, except for: (a) liabilities and obligations reflected on the Balance Sheet (including any related notes); (b) liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet; (c) liabilities and obligations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (d) liabilities and obligations incurred in connection with the Merger and the other transactions contemplated by this Agreement.

Section 3.11 Compliance with Law.

(a) Except as set forth in Part 3.11(a) of the Company Disclosure Schedule, each Acquired Corporation (including its assets) is and, since September 29, 2012, has been, in compliance in all material respects with all applicable Law. Except as set forth in Part 3.11(a) of the Company Disclosure Schedule, none of the Acquired Corporations has received any written notice since September 29, 2012 that remains unresolved (i) of any material administrative or civil (or any criminal) investigation or material audit by any Governmental Body relating to the Company or any of its Subsidiaries or (ii) from any Governmental Body or other Person alleging that the Company or any of its Subsidiaries is not in compliance with any applicable Law in any material respect.

(b) Since September 29, 2012, none of the Acquired Corporations or, to the knowledge of the Company, any Company Associate has been convicted of, or, to the knowledge of the Company, has been charged by any Governmental Body with any material violation of any applicable Law related to fraud, theft, embezzlement, breach of fiduciary responsibility or obstruction of an investigation, in each case for a matter involving one of the Acquired Corporations.

(c) Since September 29, 2012, none of the Acquired Corporations has been a party to any Contract or bid with, and has not conducted business or participated in any transaction involving, directly or indirectly, any Prohibited Persons.

Section 3.12 Regulatory Matters.

(a) The Acquired Corporations have obtained all material permits, clearances, authorizations, licenses, registrations and other Governmental Authorizations required by any foreign or domestic Governmental Body to permit the conduct of its business as currently conducted and all such Governmental Authorizations are valid and in full force and effect, and none of such permits, clearances, authorizations, licenses, registrations and other Governmental Authorizations have been or, to the knowledge of the Company, are being cancelled, withdrawn, revoked, suspended or challenged, except where such revocation or challenge does not and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Acquired Corporation is and since September 29, 2012 has been in compliance in all material respects with the terms of all such permits, clearances, authorizations, licenses, registrations and other Governmental Authorizations.

(b) None of the Acquired Corporations has (i) made an untrue statement of a material fact or fraudulent statement to any Governmental Body or (ii) failed to disclose a material fact required to be disclosed to any Governmental Body. None of the Acquired Corporations is the subject of any pending or, to the Company’s knowledge, threatened investigation by any other Governmental Body pursuant to any similar Law.

Section 3.13 Privacy Policies. Each of the Acquired Corporations has complied and is in compliance, in all material respects, with its privacy policies and third-party obligations (imposed by applicable Law) regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Acquired Corporations of personally identifiable information.

Section 3.14 Certain Business Practices. Each of the Acquired Corporations is and has been in compliance in all material respects with the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act and any other U.S. or foreign Law concerning corrupt payments applicable to any Acquired Corporation. During the past three (3) years, none of the Acquired Corporations has, to the knowledge of the Company, been investigated by any Governmental Body with respect to, or been given notice by a Governmental Body of, any violation by any of the Acquired Corporations of the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act, or any other U.S. or foreign Law concerning corrupt payments. None of the Acquired Corporations nor, to the knowledge of the Company, any Company Associate acting for or on behalf of any Acquired Corporation has paid or given, offered or promised to pay or give, or authorized or ratified the payment or giving, directly or indirectly, of any monies or anything of value to any national, provincial, municipal or other government official or employee or any political party or candidate for political office or Governmental Body for the direct or indirect purpose of influencing any act or decision of such Person or of the Governmental Body to obtain or retain business, or direct business to any person or to secure any other benefit or advantage that has resulted in a material violation of applicable Law. For purposes of this provision, an “official or employee” includes any official or employee of any directly or indirectly government-owned or—controlled entity, and any officer or employee of a public international organization, as well as any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization.

Section 3.15 Tax Matters. Except as disclosed in Part 3.15 of the Company Disclosure Schedule:

(a) (i) For the past three (3) years, each of the material Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body on or before the Closing Date (the “Acquired Corporation Returns”) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) all amounts shown on the Acquired Corporation Returns to be due or required to be withheld on or before the Closing Date (and all other material Taxes of the Acquired Corporations due or required to be withheld on or before the Closing Date, whether or not shown as due on any Acquired Corporation Returns) have been or will be paid or withheld on or before the Closing Date.

(b) Each of the Acquired Corporations has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c) There are (i) no current examinations or audits of any Acquired Corporation Return in progress involving Taxes and (ii) no written notice of a claim or pending investigation has been received by any of the Acquired Corporations in the past three (3) years from any Governmental Body in any jurisdiction where an Acquired Corporation does not file Tax Returns or pay Taxes that such Acquired Corporation is or may be subject to Taxes in that jurisdiction or may have a duty to file Tax Returns in that jurisdiction. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been requested or granted or is currently in effect.

(d) To the knowledge of the Company, no Legal Proceeding is pending or has been threatened in writing against or with respect to the Acquired Corporations in respect of any Tax. No deficiency of material Taxes in respect of the Acquired Corporations has been asserted in writing as a result of any audit or examination by any Governmental Body that has not been resolved or paid in full.

(e) None of the Acquired Corporations has ever been a member of an affiliated combined, consolidated or unitary Tax group for purposes of filing any Tax Return other than a group of which the Company was the common parent.

(f) None of the Acquired Corporations has entered into any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4. None of the Acquired Corporations has received a Tax opinion with respect to any transaction relating to an Acquired Corporation other than a transaction in the ordinary course of business.

(g) There are no Encumbrances for Taxes upon the assets of the Acquired Corporations (other than with respect to liens for Taxes incurred in the ordinary course of business consistent with past practice that are not yet due and payable).

(h) Since January 1, 2012, none of the Acquired Corporations has requested or received a Tax ruling, advance pricing agreement, competent authority relief, or similar agreement, or has entered into a closing agreement relating to Taxes with any Governmental Body. None of the Acquired Corporations is subject to a Tax sharing, allocation, indemnification or similar Contract (except such Contracts as are solely among the Acquired Corporations and other than commercial agreements entered into in the ordinary course of business, the principal purpose of which is not related to Taxes) pursuant to which it could have an obligation to make a payment to any Person in respect of Taxes. None of the Acquired Corporations has entered into any gain recognition agreement under Section 367 of the Code.

(i) During the past three (3) years, none of the Acquired Corporations has (i) distributed shares of another Person, or has had shares of its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code, (ii) participated in an international boycott within the meaning of Section 999 of the Code, or (iii) made or revoked any election under Treasury Regulations Section 301.7701-3 regarding classification as a corporation, as a partnership, or as a disregarded entity.

(j) None of the Acquired Corporations will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a Tax period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local, or foreign Tax law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law) executed on or prior to the Closing Date; (iii) installment sale or “open transaction” disposition made on or prior to the Closing Date; (iv) prepaid amount received on or prior to the Closing Date; or (v) election under Section 108(i) of the Code.

Section 3.16 Employee Matters; Benefit Plans.

(a) Part 3.16(a) of the Company Disclosure Schedule sets forth a true and complete list of each material Employee Plan and separately identifies any such plan that is an International Employee Plan. The Company has made available to Parent or Parent’s Representatives in the Data Room prior to the date of this Agreement with respect to each material Employee Plan that is a U.S. Employee Plan (excluding a Multiemployer Plan (as defined below)), to the extent applicable: (A) current and complete plan documents and all amendments thereto, and all related trust agreements, insurance contracts or other funding documents, (B) the most recent determination or opinion letter issued by the IRS or the United States Department of Labor (“DOL”), (C) the most recent actuarial valuation or annual report (Form Series 5500 and all schedules and financial statements attached thereto), (D) the most recent summary plan descriptions and summaries of material modifications, and (E) all material correspondence to or from the IRS, the DOL, or any other Governmental Body for the last three (3) years.

(b) With respect to any U.S. Employee Plan that is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA but is not a “multiemployer plan” as defined in Section 3(37) of ERISA (a “Multiemployer Plan”), none of the following has occurred or existed, nor will any of the following occur or exist as a result of the transactions contemplated by this Agreement: (i) a failure to make on a timely basis any contribution (including, without limitation, any installment) required under Section 302 or 303 of ERISA or Section 412 of the Code; (ii) the filing of an application for a waiver described in Section 412(c) of the Code and Section 303 of ERISA; or (iii) a “reportable event” within the meaning of ERISA Section 4043. Except as set forth in Part 3.16(b) of the Company Disclosure Schedule, no such U.S. Employee Plan is in “at risk” status within the meaning of Section 303 of ERISA. None of the Acquired Corporations nor any of their ERISA Affiliates has incurred any outstanding liability under Section 4062, 4063 or 4064 of ERISA to the Pension Benefit Guaranty Corporation or to a trustee appointed under Section 4042 of ERISA.

(c) With respect to each U.S. Employee Plan that is a Multiemployer Plan, Part 3.16(c) of the Company Disclosure Schedule states the amount of estimated withdrawal liability or other termination liability that would be incurred by the Acquired Corporations or their ERISA Affiliates if there were a cessation of operations or of the obligation to contribute to such plan which constituted a complete withdrawal (as defined in Section 4203 of ERISA) from such Multiemployer Plan. During the last five years, except as set forth in Part 3.16(c) of the Company Disclosure Schedule, none of the Acquired Corporations nor any of their respective current or former ERISA Affiliates has (i) withdrawn from any Multiemployer Plan in a complete or partial withdrawal or (ii) engaged in a transaction that is subject to Section 4069 of ERISA. None of the Acquired Corporations nor any of their respective ERISA Affiliates is or has ever been a party to any multiple employer plan, as that term is defined in Section 413(c) of the Code or a multiple employer welfare arrangement as that term is defined in Section 3(40) of ERISA.

(d) Each of the U.S. Employee Plans (other than a Multiemployer Plan) that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code and to the knowledge of the Company nothing has occurred that would be reasonably expected to result in the loss of such qualification. Each of the U.S. Employee Plans (other than a Multiemployer Plan) is and has for the last three (3) years been operated in compliance with its terms and all applicable Law, including ERISA and the Code, except where the failure to operate such U.S. Employee Plans in accordance with their terms and applicable Law did not and could not, individually or in the aggregate, result in any material liability to the Acquired Corporations. There is no, nor has there been for the last three (3) years, any litigation or governmental administrative proceeding, audit or other proceeding or claim (other than routine claims for benefits) pending or, to the knowledge of the Acquired Corporations, threatened with respect to any U.S. Employee Plan (other than a Multiemployer Plan), and, to the knowledge of the Acquired Corporation, there is no reasonable basis for any such litigation, proceeding, audit or claim, except as would not individually or in the aggregate be reasonably likely to result in a Company Material Adverse Effect. All payments and/or contributions required to have been made by an Acquired Corporation with respect to all U.S. Employee Plans either have been made or have been accrued in accordance with the terms of the applicable U.S. Employee Plan and applicable Law.

(e) To the knowledge of the Company, no Acquired Corporation, any U.S. Employee Plan (other than a Multiemployer Plan) nor any trustee, administrator or other third-party fiduciary and/or party-in-interest thereof, has engaged in any breach of fiduciary responsibility or any non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) to which Section 406 of ERISA or Section 4975 of the Code applies and which would subject any Acquired Corporation or any of their ERISA Affiliates, such U.S. Employee Plan or trustee, administrator or other third-party fiduciary and/or party-in-interest thereof to a material tax or penalty on prohibited transactions imposed by Section 4975 of the Code or to any material liability under Section 502 of ERISA.

(f) Except as set forth in Part 3.16(f) of the Company Disclosure Schedule, none of the U.S. Employee Plans (other than a Multiemployer Plan) provide health care or any other non-pension benefits to any Company Associates or former employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA or similar state law) and, except as set forth in Part 3.16(f) of the Company Disclosure Schedule, the Company has never promised to provide such post-termination benefits.

(g) No Acquired Corporation has announced its intention or made any binding commitment to materially increase participation in or benefits or coverage under, or terminate, any U.S. Employee Plan or adopt any arrangement or program which, once established, would come within the definition of a U.S. Employee Plan. Except as set forth in Part 3.16(g) of the Company Disclosure Schedule, each of the Acquired Corporations has reserved, to the extent permitted by applicable Law, the right to amend, terminate or modify at any time all Employee Plans, except as limited by the terms of a collective bargaining agreement, and other than with respect to Employee Plans that are executive compensation contracts and other bi-lateral agreements or arrangements between an Acquired Corporation on the one hand and an individual on the other hand.

(h) All International Employee Plans comply in all material respects with their terms and applicable local Law. As of the date of this Agreement, there is no pending or, to the knowledge of the Company, threatened litigation relating to any International Employee Plan. With respect to each International Employee Plan, except as would not reasonably be expected to result in material liability to an Acquired Corporation: (i) to the knowledge of the Company, all employer and employee contributions to each International Employee Plan required by Law or by the terms of such International Employee Plan have been made or, if applicable, accrued in accordance with normal accounting practices; (ii) to the knowledge of the Company, all International Employee Plans have been established, registered, administered, funded and invested in accordance with their terms, including the terms of the material documents that support such International Employee Plan, any applicable labor contract or similar arrangement and all requirements of applicable Law, (iii) each International Employee Plan required to be registered has been registered and has been maintained in good standing with the appropriate Governmental Body; (iv) to the extent any International Employee Plan is intended to qualify for special tax treatment, such International Employee Plan meets all requirements for such treatment; (v) to the knowledge of the Company, no event has occurred respecting any International Employee Plan that would entitle any person (without the consent of an Acquired Corporation) to wholly wind-up or terminate any International Employee Plan; (vi) none of the International Employee Plans provide for benefit increases or the acceleration of, or an increase in, funding obligations that are contingent upon, or will be triggered by, the completion of the transactions contemplated herein (except for employment agreements or other executive compensation contracts and other bilateral arrangements between an Acquired Corporation on the one hand and an individual on the other hand); (vii) there are no unfunded liabilities in respect of any International Employee Plan, including going concern unfunded liabilities, solvency deficiencies or wind-up deficiencies where applicable; (viii) none of the International Employee Plans provide benefits beyond retirement or other termination of service to employees or former employees or to the beneficiaries or dependents of such employees; and (ix) there is no proceeding, action, suit or claim (other than routine claims for payments of benefits) pending or to the knowledge of the Company, threatened involving any International Employee Plan or its assets.

(i) With respect to each U.S. Employee Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(l) of the Code), (i) such plan has been operated in all material respects since January 1, 2005 in good faith compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder to the extent such plan is subject to Section 409A of the Code and so as to avoid any Tax, interest or penalty thereunder and (ii) the document or documents that evidence each such plan have complied with the provisions of Section 409A of the Code and the final regulations under Section 409A of the Code in all material respects since January 1, 2009. No payments on account of the transactions contemplated by this Agreement would cause any material liability to an Acquired Corporation or any participant in such a plan under Section 409A of the Code.

(j) Except as set forth in Part 3.16(j) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement, the Stockholder Approval of this Agreement, nor the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event) (i) result in, or cause the accelerated vesting payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any current or former employee, officer, director or other service provider of any Acquired Corporation; (ii) limit the right of any Acquired Corporation to amend, merge or terminate any U.S. Employee Plan or related trust; (iii) result in a requirement to pay any tax “gross-up” or similar “make-whole” payments to any current or former employee, director or consultant of any Acquired Corporation; or (iv) result in a requirement to make any payments that will not be deductible because of Section 280G of the Code. Except as set forth in Part 3.16(j) of the Company Disclosure Schedule, (A) during the past three (3) years, none of the Acquired Corporations has made any payments that were not or will not be deductible because of Section 162(m) of the Code and (B) none of the Acquired Corporations is, or at any time during the past three (3) years has been, party to a Contract or an Employee Plan (including this Agreement) that would obligate it to make payments (either before or after the Closing) that will not be deductible because of Section 162(m) of the Code.

Section 3.17 Labor Matters.

(a) Except as set forth in Part 3.17(a) of the Company Disclosure Schedule and to the extent employees of Subsidiaries of the Company organized under the laws of Brazil are not deemed employees at will under applicable Law, the employment of each of the Acquired Corporation’s employees is terminable by the applicable Acquired Corporation at will.

(b) Except as set forth in Part 3.17(b) of the Company Disclosure Schedule, (i) none of the Acquired Corporations is a party to, or has a duty to bargain for or is currently negotiating in connection with entering into, any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees and there are no labor organizations or works councils representing, purporting to represent or, to the knowledge of the Company, seeking to represent any employees of any of the Acquired Corporations; (ii) no collective agreements or other Contract with a labor organization or works council applicable to any Acquired Corporation exist at any of the Acquired Corporations; (iii) there has not been any strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question concerning representation, union organizing activity, or any threat thereof, or any similar activity or dispute, affecting any of the Acquired

Corporations or any of their employees in the last three (3) years; (iv) there is not now pending, and, to the knowledge of the Company, no Person has threatened to commence, any such strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question concerning representation or union organizing activity or any similar activity or dispute; (v) there is no claim, grievance or complaint pending or, to the knowledge of the Company, threatened relating to any U.S. Employee Plan or International Employee Plan, wages and hours, leave of absence, plant closing notification, employment statute or regulation, privacy right, labor dispute, workers’ compensation policy or long-term disability policy, safety, retaliation, immigration or discrimination matters involving any current or former employee that involves a material liability or material potential liability, including charges of unfair labor practices (including equal employment opportunity laws), or material complaints concerning terms and conditions of employment, occupational safety and health, affirmative action, employee privacy or harassment; (vi) the Acquired Corporations are and have been in material compliance with any affirmative action plans and requirements; and (vii) the Acquired Corporations are and have been in material compliance with all applicable Law respecting labor, employment, fair employment practices (including equal employment opportunity laws), terms and conditions of employment, workers’ compensation, occupational safety and health, affirmative action, employee privacy, notice and other requirements under the Worker Adjustment and Retraining Notification Act of 1988 (“WARN”) and any other similar applicable foreign, state, or local statutes or regulations of any jurisdiction relating to any plant closing or mass layoff (or similar triggering event), and wages and hours.

(c) Except as set forth in Part 3.17(c) of the Company Disclosure Schedule, none of the Acquired Corporations is delinquent in any material respect in payments to any current or former employee for any wages, salaries, commissions, bonuses or other compensation for any services performed for it or amounts required to be reimbursed to such employee. Except as set forth in Part 3.17(c) of the Company Disclosure Schedule, none of the Acquired Corporations is liable for any material payment to any trust or other fund or to any Governmental Body, with respect to unemployment compensation benefits, social security or other benefits or obligations for current or former employee (other than routine payments to be made in the ordinary course of business consistent with past practice) and freelancer/independent contractors.

(d) Except as set forth in Part 3.17(d) of the Company Disclosure Schedule, within the last three (3) years, none of the Acquired Corporations has misclassified any employee as an independent contractor. There has not been in the last three (3) years, and there is not pending or, to the knowledge of the Company, threatened any Legal Proceeding that has been asserted or instituted against any Acquired Corporation by any Governmental Body relating to the legal status or classification of an individual classified by any Acquired Corporation as a non-employee (such as an independent contractor, a leased employee, a consultant or special consultant). Part 3.17(d) of the Company Disclosure Schedule lists any filings made by any Acquired Corporation under the IRS’ Voluntary Classification Settlement Program.

Section 3.18 Environmental Matters. Except as would not reasonably be expected to result, individually or in the aggregate, in a material liability to the Acquired Corporations and except as disclosed in Part 3.18 of the Company Disclosure Schedule:

(a) No notice, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no Legal Proceeding is pending and, to the knowledge of the Company, is threatened by any Governmental Body or other Person relating to or arising out of any failure of the Company or any of its Subsidiaries to comply with any Environmental Law.

(b) The Company and its Subsidiaries are and have been in compliance with all Environmental Laws and all Environmental Permits of the Company and any of its Subsidiaries.

(c) There has been no release by the Company or any of its Subsidiaries, or for which the Company or any of its Subsidiaries would reasonably be expected to be liable by Company Contract or by operation of Law, of any Hazardous Substance at, under, from or to any facility or real property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries.

(d) There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance.

Section 3.19 Insurance. Part 3.19 of the Company Disclosure Schedule (a) lists all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers or directors of the Acquired Corporations in effect as of the date hereof (collectively, the “Insurance Policies”), and (b) describes any material self- insurance arrangements in effect as of the date hereof with respect to the Acquired Corporations. The Company has heretofore made available to Parent or Parent’s Representatives in the Data Room prior to the date of this Agreement correct and complete copies of all Insurance Policies. All Insurance Policies are in full force and effect. No Acquired Corporation has received any written notice that coverage has been denied or disputed by the underwriters of such Insurance Policies. All premiums due and payable under all such Insurance Policies have been paid when due, and the Company and its Subsidiaries are otherwise in material compliance with the terms of such Insurance Policies. To the knowledge of the Company, there is no termination of any Insurance Policy threatened.

Section 3.20 Transactions with Affiliates. Between the date the Company’s last proxy statement was filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K, except as disclosed in the Company SEC Documents prior to the date of this Agreement.

Section 3.21 Legal Proceedings; Orders. Except as set forth in Part 3.21 of the Company Disclosure Schedule, (a) there is no Legal Proceeding pending or, to the knowledge of the Company, threatened against any Acquired Corporation, any assets of any Acquired Corporation or any stockholder, director or officer of any Acquired Corporation (in such capacity) and (b) neither the Company nor any of its Subsidiaries is subject to any outstanding Order, which, in either case of (a) or (b), (i) has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (ii) challenges the validity or propriety of, or seeks to prevent, materially impair or materially delay consummation of, the transactions contemplated by this Agreement.

Section 3.22 Authority; Binding Nature of Agreement.

(a) The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and, subject to the Stockholder Approval, to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement and, except for obtaining the Stockholder Approval, the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of two-thirds of the outstanding Shares entitled to vote to approve this Agreement (the “Stockholder Approval”) is the only vote of the holders of any of the Company’s capital stock necessary to approve this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement.

(b) The Board of Directors of the Company (at a meeting duly called and held) has unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of the Company and its stockholders, (ii) adopted, approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement in accordance with the requirements of the MBCA and other applicable Law, (iii) recommended that the stockholders of the Company approve this Agreement and directed such matter be submitted to the consideration and vote of the stockholders of the Company at the Stockholders’ Meeting and (iv) to the extent necessary, adopted a resolution having the effect of causing this Agreement, the Voting Agreements and the transactions contemplated by this Agreement and the Voting Agreements not to be subject to any Takeover Law or similar Law that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement or the Voting Agreements (the “Company Board Recommendation”). None of the aforesaid actions by the Board of Directors of the Company has been amended, rescinded or modified.

(c) The Company has provided Parent with a true and complete copy of the Quad Merger Agreement, including all schedules and exhibits thereto (other than schedules that qualify the representations and warranties of Quad/Graphics, Inc.). The Company has complied in all material respects with its obligations under the Quad Merger Agreement. The Quad Merger Agreement has been validly terminated pursuant to Section 8.1(f) thereof and the Company has paid the Termination Fee (as defined in the Quad Merger Agreement) required to be paid thereunder (the “Quad Termination Fee”).

(d) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company and, assuming due authorization, execution and delivery by Parent, Merger Sub and Merger LLC, is enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 3.23 Chapter 110F, Etc. Not Applicable. As of the date hereof and as of the Effective Time and assuming the accuracy of each of Parent’s, Merger Sub’s and Merger LLC’s representation and warranty set forth in Section 4.7, the Board of Directors of the Company has taken and will take all actions so that the restrictions (whether procedural, voting, approval, fairness or otherwise) applicable to business combinations contained in Chapter 110F of the Massachusetts General Laws are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the timely consummation of Merger and any other transaction contemplated by this Agreement and will not restrict, impair or delay the ability of Parent, Merger Sub or Merger LLC to vote or otherwise exercise all rights as a stockholder of the Company. No (a) “fair price,” “moratorium,” “control share acquisition” or other Takeover Law, (b) anti-takeover provision in the Company Charter Documents, or (c) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities is, or at the Effective Time will be, applicable to the Shares, the Mergers, the Voting Agreements or the other transactions contemplated by this Agreement or the Voting Agreements.

Section 3.24 Non-Contravention; Consents.

(a) Except as disclosed in Part 3.24(a) of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement will not: (i) result in a breach or violation of, or default under, any of the provisions of the Company Charter Documents or the comparable governing instruments of any of the other Acquired Corporations; (ii) with or without notice or lapse of time or both, result in a breach or violation of, a termination (or right of termination) or default under, any change in or acceleration or creation of any rights or obligations under or any creation of any Encumbrance (other than Permitted Encumbrances) on any assets of any Acquired Corporation or loss of rights pursuant to any Material Contract; or (iii) result in a breach or violation of any Law applicable to any Acquired Corporation, except, in the case of this clause (iii), as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and assuming, in the case of this clause (iii), compliance with the applicable provisions of the MBCA and the LLCA, Chapter 110C of the Massachusetts General Laws, the Antitrust Laws and the listing requirements of NASDAQ, the filing of the S-4 Registration Statement (including the Proxy Statement/Prospectus) and obtaining Stockholder Approval.

(b) Except for filings required by the Exchange Act, the MBCA, the LLCA, Chapter 110C of the Massachusetts General Laws, the Antitrust Laws and the rules and regulations of NASDAQ or except as disclosed in Part 3.24(b) of the Company Disclosure Schedule, and assuming the filing of the Proxy Statement/Prospectus and obtaining the Stockholder Approval, neither the Company nor any of its Affiliates is required to give notice to, deliver any report to, make any filing with, or obtain any consent or waiver from any Person in connection with the execution, delivery and performance of this Agreement, including the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, except those filings that the failure to make or obtain would not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

Section 3.25 Fairness Opinion. The Company’s Board of Directors has received the written opinion of Blackstone Advisory Partners L.P. as financial advisor to the Company (the “Company Financial Advisor”), dated the date of this Agreement, to the effect that, as of the date of such opinion, and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders of Company Common Stock is fair to such holders from a financial point of view. The Company will make available to Parent a signed copy of the fairness opinion as soon as practicable following the execution of this Agreement.

Section 3.26 Financial Advisor. None of the Acquired Corporations nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder’s fees in connection with the Merger or the other transactions contemplated by this Agreement, except that the Company has employed the Company Financial Advisor, and the Company has made available to Parent on or prior to the date of this Agreement a true and complete copy of all agreements between the Company and the Company Financial Advisor pursuant to which such firm would be entitled to any payment relating to the Merger and the other transactions contemplated hereby.

Article IV

REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB

AND MERGER LLC

Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date of this Agreement, other than information that is (i) contained solely in the risk factors sections of such Parent SEC Documents except to the extent such information consists of factual and/or historical statements and (ii) a forward-looking statement or cautionary, predictive or forward-looking in nature (it being agreed that no disclosure contained in the Parent SEC Documents shall be deemed to qualify, modify or apply to Section 4.2, Section 4.3 or Section 4.10), Parent, Merger Sub and Merger LLC hereby represent and warrant to the Company as follows:

Section 4.1 Due Organization. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers required to own or lease all of its properties or assets and to carry on its business as now conducted. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Merger LLC is a Massachusetts limited liability company duly formed, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Each of Merger Sub and Merger LLC was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement or as required to comply with applicable Law. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. Parent is the sole stockholder and owns all of the outstanding capital stock of Merger Sub. Parent is the sole member and owns all of the interests of Merger LLC. Each of Parent, Merger Sub and Merger LLC is duly licensed or qualified to do business as a foreign Entity and is in good standing in each jurisdiction where such licensure or qualification is necessary, except for those jurisdictions where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect. Parent has delivered or made available to the Company or the Company’s Representatives prior to the date of this Agreement accurate and complete copies of the certificate of incorporation, articles of organization, bylaws, certificate of organization and operating agreement, as applicable, and all other charter and organizational documents of Parent, Merger Sub and Merger LLC, including all amendments thereto, as in effect on the date hereof. Parent’s, Merger Sub’s and Merger LLC’s certificate of incorporation, articles of organization, bylaws, certificate of organization, operating agreement and other charter and organizational documents so delivered are in full force and effect.

Section 4.2 Capitalization. The authorized common stock of Parent consists of 500 million shares, with a par value of $1.25 per share (collectively, the “Parent Shares”). As of December 31, 2014, (x) 259.0 million were issued and outstanding, and (y) 59.2 million were held in Parent’s treasury. Other than 6.9 million shares reserved for issuance under the Parent Equity Plans, Parent has no shares reserved for issuance. All of the issued and outstanding Parent Shares have been, and all of the Parent Shares to be issued pursuant to the Merger will be when issued, duly authorized and validly issued, fully paid and nonassessable, and not issued in violation of any preemptive rights or rights of first refusal created by Law, Parent’s organizational documents or any Contract to which Parent or any of its Subsidiaries is a party or by which it or its assets are bound. Except as set forth above and securities outstanding under the Parent Equity Plans that are convertible, exchangeable or exercisable into up to 6.9 million Parent Shares, there are no outstanding preemptive or other outstanding rights, obligations, subscriptions, options, units, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, convertible securities, calls, commitments or similar derivative securities or agreements, arrangements or rights of any kind that obligate Parent to purchase or issue any shares of capital stock or other securities of Parent or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Parent, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Upon issuance of any Parent Shares in accordance with the terms of the Parent Equity Plans, such Parent Shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Encumbrances created by Parent.

Section 4.3 Authority; Binding Nature of Agreement. Parent, Merger Sub and Merger LLC have, as applicable, the requisite corporate and limited liability company power and authority to enter into this Agreement and to consummate the Mergers and the other transactions contemplated hereby. The execution, delivery and performance by Parent, Merger Sub and Merger LLC of this Agreement and the consummation by the Parent, Merger Sub and Merger LLC of the Mergers and the other transactions contemplated hereby have been duly authorized by all necessary corporate and limited liability company action on the part of Parent, Merger Sub and Merger LLC. This Agreement constitutes a valid and binding agreement of Parent, Merger Sub and Merger LLC and, assuming due authorization, execution and delivery by the Company, is enforceable against Parent, Merger Sub and Merger LLC in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 4.4 Non-Contravention; Consents.

(a) The execution, delivery and performance of this Agreement by Parent, Merger Sub and Merger LLC and the consummation by Parent, Merger Sub and Merger LLC of the transactions contemplated by this Agreement will not: (i) result in a breach or violation of, or default under, any of the provisions of the certificate of incorporation, articles of organization, bylaws, certificate of organization or operating agreement of Parent, Merger Sub or Merger LLC, as applicable; (ii) with or without notice or lapse of time or both, result in a breach or violation of, a termination (or right of termination) or default under, any change in or acceleration or creation of any rights or obligations under or any creation of any Encumbrance (other than Permitted Encumbrances) on any assets of any of Parent, Merger Sub or Merger LLC or loss of rights pursuant to, any Contract to which Parent, Merger Sub or Merger LLC is bound, except as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect; or (iii) result in a breach or violation of any Law or Order applicable to any of Parent, Merger Sub or Merger LLC, except, in the case of this clause (iii), as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect and assuming, in the case of this clause (iii), compliance with the applicable provisions of the MBCA and the LLCA, the Antitrust Laws and the listing requirements of NASDAQ, the filing of the S-4 Registration Statement (including the Proxy Statement/Prospectus) and obtaining Stockholder Approval.

(b) Except for filings required by the Exchange Act, the MBCA, the LLCA, the Antitrust Laws and the rules and regulations of NASDAQ, and assuming the filing of the S-4 Registration Statement (including the Proxy Statement/Prospectus) and obtaining the Stockholder Approval, neither Parent nor any of its Affiliates is required to give notice to, deliver any report to, make any filing with, or obtain any consent or waiver from any

Person in connection with the execution, delivery and performance of this Agreement, including the consummation by Parent, Merger Sub or Merger LLC of the Merger and the other transactions contemplated by this Agreement, except those filings that the failure to make or obtain would not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

Section 4.5 Absence of Litigation. There is no Legal Proceeding pending against or, to the knowledge of Parent, threatened in writing against Parent, Merger Sub or Merger LLC, that would be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. None of Parent, Merger Sub or Merger LLC is subject to any continuing Order, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of Parent, continuing investigation by, any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body, in each case, that would be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.6 Funds.

(a) Parent, Merger Sub and Merger LLC currently have available to them, and will at the Effective Time have available to them, the funds necessary to consummate the Mergers and the other transactions contemplated by this Agreement, including payment in cash of the cash portion of the aggregate Merger Consideration and those payments contemplated in Section 6.2, in each case on the Closing Date, and all other amounts contemplated in this Agreement for which Parent, Merger Sub or Merger LLC is responsible.

(b) Without limiting Section 9.5, in no event shall the receipt or availability of any funds or financing by or to Parent, Merger Sub or Merger LLC or any of their respective Affiliates or any other financing transaction be a condition to any of the obligations of Parent, Merger Sub or Merger LLC hereunder.

Section 4.7 Ownership of Company Common Stock. None of Parent, Merger Sub or Merger LLC is, or at any time for the past three (3) years has been, an “interested shareholder” of the Company as defined in Chapter 110F of the Massachusetts General Laws. Neither Parent nor any of Parent’s Affiliates directly or indirectly owns, and at all times for the past three (3) years, neither Parent nor any of Parent’s Affiliates has owned, beneficially or otherwise, any Shares or any securities, contracts or obligations convertible into or exercisable or exchangeable for Shares.

Section 4.8 SEC Filings; Financial Statements.

(a) Since January 1, 2012, Parent has filed (or furnished) on a timely basis all reports, schedules, forms, statements and other documents (including exhibits, financial statements and schedules thereto and all other information incorporated therein and amendments and supplements thereto) required to be filed with (or furnished to) the SEC by Parent (such documents and any such additional documents filed with (or furnished to) the SEC after the date of this Agreement, the “Parent SEC Documents”). As of its filing (or furnishing) date or, if amended prior to the date of this Agreement, as of the date of the last amendment, each Parent SEC Document complied, or if filed (or furnished) subsequent to the date of this Agreement, will comply, as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Document. As of its filing (or furnishing) date or, if amended prior to the date of this Agreement, as of the date of such latest amendment, no Parent SEC Document contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and no Parent SEC Document filed with (or furnished to) the SEC pursuant to the Exchange Act subsequent to the date of this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included in the Parent SEC Documents (i) complied as to form, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as may be permitted under Form 10-Q of the Exchange Act), and (iii) fairly presented (except as may be indicated in the notes thereto) in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods presented therein (subject to normal and recurring year-end adjustments in the case of any unaudited interim financial statements).

(c) Parent’s system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is reasonably sufficient in all material respects to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed in accordance with the authorization of management and (iii) that any unauthorized use, acquisition or disposition of Parent’s assets that would materially affect Parent’s financial statements would be detected or prevented in a timely manner. There were no significant deficiencies or material weaknesses identified in management’s assessment of internal controls as of and for the year ended December 31, 2013 (nor has any such deficiency or weakness been identified as of the date hereof).

(d) Parent’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) comply in all material respects with the requirements of the Exchange Act and are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Parent required under the Exchange Act with respect to such reports.

(e) Parent has delivered, or otherwise made available through filings with the SEC on EDGAR, to the Company or the Company’s Representative’s correct and complete copies of all comment letters received by Parent from the SEC since January 1, 2012 relating to the Parent SEC Documents, together with all written responses of Parent thereto. There are no outstanding or unresolved comments in any such comment letters received by Parent from the SEC, and to the knowledge of Parent, none of the Parent SEC Documents is the subject of any ongoing review by the SEC.

(f) To the knowledge of Parent, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened in each case regarding any accounting practices of Parent or any malfeasance by any director or executive officer of Parent.

(g) None of Parent or its Subsidiaries is a party to or has any obligation or other commitment to become a party to any securitization transaction, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among Parent or its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose Entity, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)) where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, any of Parent or its Subsidiaries in any of Parent’s or its Subsidiaries’ published financial statements or other Parent SEC Documents.

(h) Each of the principal executive officer of Parent and the principal financial officer of Parent (or each former principal executive officer of Parent and each former principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to Parent SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act of 2002. Parent does not have, and has not arranged any, outstanding “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act of 2002.

(i) Parent is and has been in compliance in all material respects with the applicable listing and governance rules and regulations of NASDAQ.

Section 4.9 Certain Business Practices. Each of Parent and its Subsidiaries is in compliance in all material respects with the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act and any other U.S. or foreign Law concerning corrupt payments applicable to any of Parent or its Subsidiaries. During the past three (3) years, none of Parent or any of its Subsidiaries has, to the knowledge of Parent, been investigated by any Governmental Body with respect to, or been given notice by a Governmental Body of, any violation by any of Parent or its Subsidiaries of the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act, or any other U.S. or foreign Law concerning corrupt payments. None of Parent or its Subsidiaries or, to the knowledge of Parent, any Parent Associate acting for or on behalf of Parent or any of its Subsidiaries has paid or given, offered or promised to pay or give, or authorized or ratified the payment or giving, directly or indirectly, of any monies or anything of value to any national, provincial, municipal or other government official or employee or any political party or candidate for political office or Governmental Body for the direct or indirect purpose of influencing any act or decision of such Person or of the Governmental Body to obtain or retain business, or direct business to any person or to secure any other benefit or advantage that has resulted in a material violation of applicable Law. For purposes of this provision, an “official or employee” includes any official or employee of any directly or indirectly government-owned or—controlled entity, and any officer or employee of a public international organization, as well as any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization.

Section 4.10 Absence of Changes. Since September 30, 2014 through the date of this Agreement, (a) Parent has conducted its business in the ordinary course consistent with past practice and (b) there has not been any event, development or circumstance that has had, or would reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.11 Compliance with Laws; Licenses. Except as would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect, the businesses of Parent and its Subsidiaries have not been, and are not being, conducted in violation of any Law applicable to Parent or any of its Subsidiaries. No investigation or review by any Governmental Body with respect to Parent or any of its Subsidiaries is pending or, to Parent’s knowledge, threatened, nor, to Parent’s knowledge, has any Governmental Body indicated in writing an intention to conduct the same, except for such other investigations or reviews the outcome of which would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect. To Parent’s knowledge, none of Parent or any of its Subsidiaries has received any written notice or communication of any noncompliance with any such Laws that has not been cured that would reasonably be expected to have a Parent Material Adverse Effect. Except as would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect, Parent and its Subsidiaries each has obtained, is in compliance with and holds all material permits, clearances, authorizations, licenses, registrations and other Governmental Authorizations required by any foreign or domestic Governmental Body to permit the conduct of their respective businesses as presently conducted.

Section 4.12 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect:

(a) No notice, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no Legal Proceeding is pending and, to the knowledge of the Parent, is threatened in writing by any Governmental Body or other Person relating to or arising out of any failure of Parent or any of its Subsidiaries to comply with any Environmental Law.

(b) Parent and its Subsidiaries are and have been in compliance with all Environmental Laws and all Environmental Permits of Parent.

(c) There has been no release by Parent or any of its Subsidiaries, or for which Parent or any of its Subsidiaries would reasonably be expected to be liable by any Contract or by operation of Law, of any Hazardous Substance at, under, from or to any facility or real property currently or formerly owned, leased or operated by the Parent or any of its Subsidiaries.

(d) There are no liabilities of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance.

Section 4.13 Brokers. Other than Centerview Partners, no agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Mergers based upon arrangements made by or on behalf of Parent, Merger Sub or Merger LLC for which the Company could have any liability in a circumstance where the Merger is not consummated.

Section 4.14 Tax Status. At all times prior to the LLC Merger, Merger LLC has been a disregarded entity within the meaning of Section 1.368-2(b)(1)(i)(A) of the Treasury Regulations. None of Parent, Merger Sub or Merger LLC has any present intention to cause Merger LLC to be other than a disregarded entity for United States federal income tax purposes. Merger LLC is a wholly-owned subsidiary of Parent.

Article V

CERTAIN COVENANTS OF THE PARTIES

Section 5.1 Access and Investigation.

(a) During the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement (the “Pre-Closing Period”), upon reasonable advance notice to the Company, the Company shall, and shall cause its Subsidiaries and the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent’s Representatives with reasonable access during normal business hours of the Company to the Acquired Corporations’ Representatives, personnel, properties, assets and to all existing books, Contracts, projections, plans, records, filings, submissions, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (b) furnish promptly to Parent and Parent’s Representatives such copies of the existing books, Contracts, projections, plans, records, filings, submissions, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations’ business, properties, prospects and personnel, as Parent may reasonably request; provided, however, that any such access shall be conducted at Parent’s expense, under the supervision of appropriate personnel of the Company, and in such a manner as to not to interfere unreasonably with the normal operation of the business of the Company. All requests for information made pursuant to this Section 5.1(a) shall be directed to the executive officer or other Person designated by the Company. In addition, during the Pre-Closing Period, the Company shall, and shall cause the other Acquired Corporations to, (i) furnish, as promptly as reasonably practicable, to Parent a copy of all monthly and other interim financial statements as the same become available, (ii) cause one or more of its designated Representatives to confer on a reasonable basis with designated Representatives of Parent to report operational matters of materiality and the general status of ongoing operations, including the status of customer relations, order backlog and future plans to service customer needs, and (iii) cooperate with Parent as it reasonably requests to assist Parent in planning to implement Parent’s plans for conducting the combined operations of Parent and its Subsidiaries, together with the Acquired Corporations, after the Effective Time; provided, however, that in no event shall any action described in clauses (i), (ii) and (iii) interfere unreasonably with the normal operation of the business of the Company. With respect to the information disclosed pursuant to this Section 5.1, Parent shall comply with, and shall instruct the applicable Representatives of Parent to comply with, all of its confidentiality and non-use obligations under the Confidentiality Agreement dated September 24, 2014, between the Company and Parent (the “Confidentiality Agreement”). Notwithstanding anything herein to the contrary, Parent, Merger Sub or Merger LLC shall not, and shall cause their respective Representatives not to, contact any customer or vendor of the Company in connection with the Mergers or any of the other transactions contemplated by this Agreement without the Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and Parent, Merger Sub and Merger LLC acknowledge and agree that any such contact shall be arranged and supervised by Representatives of the Company.

(b) Nothing in Section 5.1(a) shall require the Company to disclose any information to Parent (or to take any actions otherwise required to be taken by it under clause (ii) and clause (iii) of Section 5.1(a)) if such disclosure or action would, in the Company’s reasonable discretion based on the advice of counsel, (i) jeopardize any attorney client or other legal privilege (provided, that the Company will nonetheless provide Parent and the applicable Representatives of Parent with appropriate information regarding the factual basis underlying any circumstances that resulted in the preparation of such privileged analyses so long as such privilege will not be jeopardized thereby) or (ii) contravene any applicable Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement, including any confidentiality agreement to which the Company or its Affiliates is a party (provided, that the Company shall use its commercially reasonable efforts to obtain the consent of any such agreement’s counterparty to such inspection or disclosure). The Company and Parent will each use its commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure under circumstances in which the restrictions of the preceding sentence apply.

Section 5.2 Conduct of the Parties.

(a) Operation of the Company’s Business. During the Pre-Closing Period, except (w) as expressly required under this Agreement, (x) with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), (y) as required by applicable Law or (z) as expressly set forth in Schedule 5.2(a) as of the date of this Agreement, the Company shall conduct, and shall ensure that each of the other Acquired Corporations conducts, its business and operations only in the ordinary course consistent with past practice and shall use commercially reasonable efforts to (A) preserve intact the business organization and material assets of the Acquired Corporations, (B) keep available the services of the officers and employees of the Acquired Corporations, (C) maintain in effect all of the Governmental Authorizations of the Acquired Corporations and (D) maintain satisfactory relationships with customers, lenders, suppliers, licensors, licensees, distributors and others having material business relationships with the Acquired Corporations. Without limiting the generality of the foregoing, during the Pre-Closing Period, except (1) as expressly required under this Agreement, (2) with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), (3) as required by applicable Law or (4) as set expressly forth in Schedule 5.2(a) as of the date of this Agreement, the Company shall not and shall not permit any of the other Acquired Corporations to:

(i) declare, accrue, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or otherwise) in respect of any shares of capital stock or other securities, other than dividends or distributions between or among any of the Acquired Corporations to the extent in the ordinary course of business consistent with past practices and the Company’s regular quarterly dividends, not to exceed $0.21 per share per quarter, payable in cash and declared and paid consistent with past practice;

(ii) directly or indirectly repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, including any option, call, warrant, share of phantom stock or phantom stock right, stock purchase or stock appreciation right, restricted stock unit, performance stock unit or right to acquire any capital stock or other security, other than acquisitions by the Company of Shares in satisfaction by holders of Company Options, Company Restricted Shares or Company Stock Awards of the exercise price and/or withholding taxes or as a result of forfeiture, as applicable;

(iii) sell, issue, grant or authorize the issuance or grant of any capital stock or other security of any Acquired Corporation, including (A) any option, call, warrant, share of phantom stock or phantom stock right, stock purchase or stock appreciation right, restricted stock unit, performance stock unit or right to acquire any capital stock or other security of Acquired Corporation and (B) any instrument convertible into or exchangeable for any capital stock or other security of Acquired Corporation, in each case, other than (x) the issuance of Shares upon the exercise of Company Options pursuant to the terms of Company Stock Awards that are outstanding on the date of this Agreement or in accordance with the terms of the ESPP as in effect on the date of this Agreement, in each case, in accordance with the applicable equity award’s terms as in effect on the date of this Agreement (or as may be amended or granted or awarded not in violation of this Agreement) and (y) grants or awards of Shares (including Company Restricted Shares) or Company Options required to be made under the ESPP as in effect on the date of this Agreement or pursuant to the express terms of any existing written employment or other compensation Contract in effect as of the date of this Agreement (or as may be amended or entered into not in violation of this Agreement);

(iv) split, subdivide, combine or reclassify the outstanding shares of capital stock of the Company or enter into any agreement with respect to voting of any of the capital stock or other securities of any of the Acquired Corporations or any securities convertible into or exchangeable for any of the capital stock or other securities of any of the Acquired Corporations;

(v) except as contemplated by Section 6.2 or Section 6.3, to the extent required by applicable Law or as required pursuant to an Employee Plan in effect prior to the date of this Agreement and set forth in Part 3.16(a) of the Company Disclosure Schedule (or as may be implemented or amended not in violation of this Agreement), (A) enter into, establish, adopt, modify, materially amend or terminate any collective bargaining agreement, any Employee Plan or any other compensation or benefit plan with, for or in respect of any stockholder, director, officer, other current or former employee or consultant that would constitute an Employee Plan had it been in effect as of the date of this Agreement, (B) take any action to materially amend, modify or waive any of its rights under, or accelerate the vesting criteria or vesting requirements of payment of any compensation or benefit under, any collective bargaining agreement or any Employee Plan (except as expressly required by the terms of such Employee Plans as of the date of this Agreement), (C) increase in any manner the compensation of any current or former Company Associate (except for (i) increases required to be made pursuant to the express terms of an Employee Plan in effect prior to the date of this Agreement and set forth in Part 3.16(a) of the Company Disclosure Schedule (or as may be implemented or amended not in violation of this Agreement), (ii) increases in cash compensation made or bonuses determined and paid in the ordinary course of business and consistent with past practice to employees who are not officers which are approved in writing by the Chief Executive Officer of the Company, (iii) changes to welfare benefits which are not, in the aggregate, material and (iv) increases required under any applicable Law), (D) hire, elect or appoint any officer, (E) issue or forgive any loans (other than routine travel advances or similar business expense advances issued in the ordinary course of business and consistent with past practice, and the use of Acquired Corporation credit cards in accordance with the express terms of the Acquired Corporation’s written policy with respect thereto in effect prior to the date of this Agreement) to Company Associates, (F) except as expressly required by the terms of an Employee Plan, accelerate any payment or benefit payable or to become payable, or the funding of any benefit or payment, to any Company Associate, (G) waive, release or condition any non-compete, non-solicit, non-disclosure, confidentiality or other restrictive covenant owed to any Acquired Corporation, (H) hire any employee or individual independent contractor whose base salary exceeds $150,000 per year; (I) terminate, other than for cause, the employment or engagement of any Company Associate whose base salary or wages exceeds $150,000 per year; or (J) withdraw from any Multiemployer Plan;

(vi) amend, modify or waive any provision of, or permit the adoption of any amendment to, the Company Charter Documents or any of the organizational or charter documents of any Acquired Corporation;

(vii) incur or assume any Indebtedness except (x) for borrowings under the Credit Facility in the ordinary course of business consistent with past practice in amounts that would not cause the aggregate amounts outstanding under the Credit Facility to exceed $45,000,000 or (y) in respect of Indebtedness owing by any wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company up to a maximum of $60,000,000;

(viii) except as set forth in the fiscal year 2015 budget on Schedule 5.2(a), make any capital expenditures, except that the Company may make capital expenditures not listed on the fiscal year 2015 budget on Schedule 5.2(a) so long as (A) no such capital expenditure individually exceeds $250,000 and (B) all capital expenditures of the Company (whether or not set forth on the budget) during the term of this Agreement do not exceed the aggregate amount of capital expenditures contemplated by the fiscal year 2015 budget set forth on Schedule 5.2(a);

(ix) (A) acquire, lease, license or sublicense any right or other asset, including Intellectual Property Rights, from any other Person or sell or otherwise dispose of, or lease, license or sublicense, any right or other asset, including Intellectual Property Rights, to any other Person (in each case, other than in the ordinary course of business and consistent with past practices), (B) waive or relinquish, abandon, allow to lapse or encumber (except for any Permitted Encumbrance) any right or other asset, including Intellectual Property Rights, (C) enter into any new line of business or (D) form any Subsidiary, other than, in the case of clauses (A) and (B), pursuant to transactions where the amount of consideration paid or transferred in connection with such transaction would not exceed $250,000 individually or $1,000,000 in the aggregate;

(x) (A) enter into any Contract that would have been a Material Contract had it been entered into prior to the date of this Agreement, (B) amend or modify any Material Contract in a manner that is materially adverse to the Company and its Subsidiaries or (C) terminate any Material Contract; provided, however, that nothing in this Section 5.2(a)(x) shall prohibit or restrict in any way the Company or its Subsidiaries from accepting or entering into, performing under or fulfilling, or amending, modifying or terminating, any customer purchase orders in the ordinary course of business; provided, further, that any contracts with both (1) a term of longer than one (1) year and (2) a “requirements” clause, minimum sales provision or requiring the Company to purchase all or a specified amount of any good or service from any Person or requiring the Company or any of its Subsidiaries to provide any rebates or volume discounts on goods sold or services provided shall be considered a “Material Contract” for purposes of this Section 5.2(a)(x), regardless of whether such contract is material to the Company and the Subsidiaries of the Company taken as a whole;

(xi) materially change any of its accounting methods, policies or procedures unless required by GAAP or applicable Law or make any material Tax election or change any material Tax election already made, adopt or change any material Tax accounting method, amend any material Tax Return, enter into any material closing agreement or settle any claim or assessment relating to material Taxes or consent to any claim or assessment relating to material Taxes or any waiver of the statute of limitations for any such claim or assessment;

(xii) settle or compromise any Legal Proceedings other than settlements in the ordinary course of business consistent with past practice involving the payment of an amount less than $500,000 in the aggregate and that would not reasonably be expected to have a material on-going effect on the business or operations of any Acquired Corporation;

(xiii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any Acquired Corporation (other than the Mergers);

(xiv) acquire or transfer any right or interest in any real property; or

(xv) agree or commit to take any of the foregoing actions described in clauses (i) through (xiv) of this Section 5.2(a).

(b) Operations of Parent’s Business. During the Pre-Closing Period, except as (x) set forth in Schedule 5.2(b), (y) expressly contemplated or permitted by this Agreement, or (z) required by Law, Parent shall not, and shall not permit any of its wholly owned Subsidiaries, including Merger Sub and Merger LLC, to, without the prior written consent of the Company (such consent not to be unreasonably withheld, delayed or conditioned):

(i) declare, set aside, pay or make any dividends or other distributions (whether in cash, stock, property or otherwise) on or in respect of any of its capital stock, other than (x) dividends or distributions by a direct or indirect wholly owned Subsidiary of Parent to Parent or to another direct or indirect wholly owned Subsidiary of Parent or (y) regular quarterly dividends not to exceed $0.26 per share per quarter payable in cash, declared and paid consistent with prior timing;

(ii) issue, sell, dispose of or grant, or authorize the issuance, sale, disposition or grant of, any shares of any class of its capital stock, except (x) for fair market value or (y) upon the vesting of restricted stock units or performance share units or the exercise of options, warrants, convertible securities or other rights of any kind to acquire any of its capital stock; provided, however, that the foregoing shall not prohibit issuances of capital stock, restricted stock units, performance share units, options, warrants, convertible securities or other rights of any kind to acquire any of its capital stock (A) as part of Parent Associate compensation in the ordinary course of business or (B) pursuant to the terms of any employee benefit plan or arrangement or any employment or other compensation Contract in effect as of the date of this Agreement (or established or entered into in the ordinary course of business following the date of this Agreement);

(iii) amend Parent’s certificate of incorporation or bylaws (whether by merger, consolidation or otherwise) in a manner that would adversely affect the holders of Shares;

(iv) take or omit to take any action that causes the Parent Common Stock to cease to be eligible for listing on NASDAQ; or

(v) agree or commit to take any of the foregoing actions described in clauses (i) through (iv) of this Section 5.2(b).

Section 5.3 No Solicitation.

(a) Until the earlier to occur of the Effective Time or the termination of this Agreement pursuant to Section 8.1:

(i) the Company shall not, nor shall the Company permit any of its Subsidiaries to, nor shall the Company authorize or permit any of its Representatives or any of its Subsidiary’s Representatives to, and the Company shall not publicly propose to, directly or indirectly (other than with respect to Parent, Merger Sub and Merger LLC), (A) solicit, initiate, make, knowingly facilitate or knowingly encourage any inquiries, proposals or offers that constitute, or that would reasonably be expected to lead to, an Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations with any Third Party regarding, furnish to any Third Party information or provide to any Third Party access to the businesses, properties, assets or personnel of the Company or any of its Subsidiaries, or otherwise cooperate in any way with any Third Party, relating to, in connection with or for the purpose of encouraging or facilitating, an Acquisition Proposal, or (C) enter into any letter of intent, agreement, Contract, commitment or agreement in principle with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement to the extent permitted by Section 5.3(b)) or enter into any letter of intent, agreement, Contract, commitment or agreement in principle requiring or that would require the Company to modify, delay, abandon, terminate or fail to consummate the transactions contemplated by this Agreement; and

(ii) the Company shall, and shall cause its Subsidiaries and the Company’s and its Subsidiaries’ Representatives to, (A) immediately cease and terminate any existing solicitation, encouragement, discussion, negotiation or communication with any Third Party theretofore conducted by the Company, its Subsidiaries or their respective Representatives with respect to an Acquisition Proposal and (B) use commercially reasonable efforts to cause any such Third Party (and its Representatives) in possession of confidential information about any Acquired Corporation to return or destroy all such information. Any violation of this Section 5.3 by any of the Company’s Subsidiaries or any Representatives of the Company or any of its Subsidiaries shall be deemed to be a breach of this Agreement by the Company.

(b) Notwithstanding the provisions of Section 5.3(a), if, at any time prior to the time the Stockholder Approval is obtained, (i) the Company receives a bona fide written Acquisition Proposal, (ii) such Acquisition Proposal did not result from a breach of Section 5.3(a), (iii) the Board of Directors of the Company reasonably determines in good faith, after consultation with the Company Financial Advisor and outside legal counsel, that such Acquisition Proposal constitutes, or is reasonably likely to result in, a Superior Proposal and (iv) the Board of Directors of the Company reasonably determines in good faith, after consultation with the Company Financial Advisor and outside legal counsel, that failing to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, then the Company may, prior to obtaining the Stockholder Approval, (A) furnish information and data with respect to the Company and the Company Subsidiaries to the

Third Party making such Acquisition Proposal and afford such Third Party access to the businesses, properties, assets and personnel of the Company and its Subsidiaries, and (B) enter into, maintain and participate in discussions or negotiations with the Third Party making such Acquisition Proposal regarding such Acquisition Proposal or otherwise cooperate with or assist or participate in, or facilitate, any such discussions or negotiations; provided, however, that the Company (1) shall not, and shall cause its Subsidiaries and the Company’s and its Subsidiaries’ Representatives not to, furnish any information or data concerning the Company or the Company Subsidiaries to such Third Party except pursuant to an Acceptable Confidentiality Agreement, and (2) shall, and shall cause its Subsidiaries and the Company’s and its Subsidiaries’ Representatives to, concurrently with the time such information or data is provided or made accessible to such Third Party, provide to Parent any information or data concerning the Company or the Company Subsidiaries or access provided to such Third Party which was not previously provided to Parent.

(c) From and after the date of this Agreement, the Company shall as promptly as practicable (and in any event within twenty-four (24) hours) orally and in writing notify Parent of any inquiries, proposals or offers received by, any information requested from, or any negotiations or discussions sought to be initiated or continued with, the Company, any of its Subsidiaries or any Representatives of the Company or any of its Subsidiaries, in each case, in connection with, or which could reasonably be expected to lead to, an Acquisition Proposal, which notification shall identify the name of the Third Party making such inquiry, proposal or request or seeking such negotiations or discussions and the material terms and conditions of such inquiry, proposal or request and include copies of all written materials provided to the Company, its Subsidiaries or any Representatives of the Company or its Subsidiaries that describe any terms and conditions of any inquiry, proposal or request (and any subsequent changes to such terms and conditions). The Company shall thereafter keep Parent reasonably informed on a reasonably current basis of the status of any material developments, discussions or negotiations regarding any such Acquisition Proposal, and the material terms and conditions thereof (including any change in price or form of consideration), including by providing a copy of documentation relating thereto that is exchanged between the Third Party (or its Representatives) making such Acquisition Proposal and the Company (or its Subsidiaries or Representatives of the Company or its Subsidiaries) within twenty-four (24) hours after the receipt thereof.

(d) The Company agrees not to release or permit the release of any Third Party from, or to permit any Third Party to benefit from any waiver or termination of any provision of, any confidentiality, “standstill” or similar agreement to which any of the Company or any Company Subsidiary is a party (a “Standstill Release/Waiver”); provided, that the Company may provide a Standstill Release/Waiver to the limited extent necessary to permit a Third Party to make a confidential proposal to the Company or the Company’s Board of Directors for a transaction involving an Acquisition Proposal to the extent the Board of Directors of the Company determines in good faith, after consultation with the Company Financial Advisor and outside legal counsel, that failure to provide such a Standstill Release/Waiver would be inconsistent with the directors’ fiduciary duties under applicable Law.

(e) Nothing contained in this Section 5.3 or Section 5.4 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing a position contemplated by Rule 14d-9 and/or Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company’s stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside legal counsel, the failure to do so would be reasonably likely to cause the Board of Directors of the Company to violate its fiduciary duties to the stockholders of the Company under applicable Law; provided, however, that any such disclosure (other than issuance by the Company of a “stop, look and listen communication” or similar communication of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act) that addresses or relates to the approval, recommendation or declaration of advisability by the Board of Directors of the Company with respect to this Agreement or an Acquisition Proposal shall be deemed to be an Adverse Change Recommendation unless the Board of Directors of the Company, in connection with such communication, publicly states that its recommendation with respect to this Agreement has not changed or refers to the prior recommendation of the Company’s Board of Directors with respect to this Agreement, without disclosing any Adverse Change Recommendation.

Section 5.4 Company Recommendation.

(a) None of the Company, the Board of Directors of the Company or any committee thereof shall (i) withhold, fail to include in (or remove from) the Proxy Statement/Prospectus, withdraw, adversely qualify or modify (or resolve, determine or propose publicly to withhold, fail to include in (or remove from) the Proxy Statement/Prospectus, withdraw, adversely qualify or modify) the Company Board Recommendation, (ii) adopt, approve, recommend, submit to stockholders or declare advisable (or resolve, determine or propose publicly to adopt, approve, recommend, submit to stockholders or declare advisable) any Acquisition Proposal, including any Superior Proposal, or (iii) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, or allow the Company or any other Acquired Corporation to execute or enter into, any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding contemplating or otherwise in connection with, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal, including any Superior Proposal (other than an Acceptable Confidentiality Agreement to the extent permitted by Section 5.3(a)) (any action described in clauses (i), (ii) and (iii) being referred to as an “Adverse Change Recommendation”), except as expressly permitted by Section 5.4(b).

(b) Notwithstanding the provisions of Section 5.3 and Section 5.4(a), at any time prior to the time the Stockholder Approval is obtained, the Board of Directors of the Company may approve or recommend, or cause the Company to enter into a definitive agreement providing for, a Superior Proposal (and, in each case, make an Adverse Change Recommendation in connection therewith) if and only if:

(i) the Superior Proposal did not result from a breach of Section 5.3(a) and the Company did not otherwise breach any of its obligations under Section 5.3 or Section 5.4(a) in any material respect;

(ii) the Board of Directors of the Company shall have determined in good faith, after consultation with the Company Financial Advisor and the Company’s outside legal counsel, that the failure to approve or recommend or enter into a definitive agreement with respect to the Superior Proposal would reasonably likely violate the fiduciary duties of the Board of Directors of the Company under applicable Law;

(iii) Parent shall have received from the Company prior written notice of the Company’s express intention to approve or recommend or enter into a definitive agreement with respect to the Superior Proposal at least three (3) business days prior to the date of such approval, recommendation or entry; and

(iv) (A) prior to giving effect to clauses (B) through (E) below, the Board of Directors of the Company shall have reasonably determined in good faith, after consultation with the Company Financial Advisor and the Company’s outside legal counsel, that the subject Acquisition Proposal constitutes a Superior Proposal; (B) the Company shall have provided to Parent in writing the material terms and conditions of the subject Acquisition Proposal and copies of all material documents relating to the subject Acquisition Proposal in accordance with Section 5.3(c); (C) the Company shall have negotiated in good faith with Parent (and caused its Representatives to negotiate in good faith with Parent) during the three (3) business day period provided in the foregoing clause (iii) of this Section 5.4(b) with respect to any proposed revisions to this Agreement or other proposals made by Parent, if any, so that the subject Acquisition Proposal would no longer constitute a Superior Proposal; (D) after considering the results of negotiations with Parent and taking into account the proposals made by Parent, if any, after consultation with its outside legal counsel and the Company Financial Advisor, the Board of Directors of the Company shall have reasonably determined in good faith that the subject Acquisition Proposal remains a Superior Proposal and that the failure to approve or recommend or enter into a definitive agreement with respect to the Superior Proposal would reasonably likely violate the fiduciary duties of the Board of Directors of the Company under applicable Law; and (E) not later than earlier of the approval or recommendation of, or the execution and delivery of a definitive agreement with respect to, the Superior Proposal, the Company shall have complied with Section 8.1(f) and Section 8.3.

Notwithstanding the foregoing, the provisions of this Section 5.4(b) shall also apply to any material amendment to any Acquisition Proposal (except that any reference to three (3) business days shall instead be two (2) business days).

(c) Notwithstanding anything to the contrary herein, at any time prior to the time the Stockholder Approval is obtained, the Board of Directors of the Company may make an Adverse Change Recommendation with respect to an Intervening Event, if and only if:

(i) the Board of Directors of the Company shall have determined in good faith, after consultation with the Company Financial Advisor and the Company’s outside legal counsel, that the failure to make the Adverse Change Recommendation would reasonably likely violate the fiduciary duties of the Board of Directors of the Company under applicable Law;

(ii) Parent shall have received from the Company prior written notice of the Company’s express intention to make the Adverse Change Recommendation at least three (3) business days prior to making any Adverse Change Recommendation, describing the Intervening Event in reasonable detail;

(iii) during the three (3) business day period provided in the foregoing clause (ii), the Company shall have negotiated in good faith with Parent (and caused its Representatives to negotiate with Parent) with respect to any proposed revisions to this Agreement or other proposals made by Parent, if any, that would obviate the need to make an Adverse Change Recommendation; and

(iv) after considering the results of negotiations with Parent and taking into account the proposals made by Parent, if any, after consultation with its outside legal counsel and the Company Financial Advisor, the Board of Directors of the Company shall have reasonably determined in good faith that the failure to make the Adverse Change Recommendation would reasonably likely violate the fiduciary duties of the Board of Directors of the Company under applicable Law.

The provisions of this Section 5.4(c) shall also apply to any material change to the facts and circumstances relating to an Intervening Event (except that any reference to three (3) business days shall instead be two (2) business days).

Article VI

ADDITIONAL COVENANTS OF THE PARTIES

Section 6.1 Filings and Approvals.

(a) The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable Law to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Body, including under the Antitrust Laws, in order to consummate the Mergers and the other transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of the foregoing, each of the Company and Parent (and their respective Affiliates, if applicable) shall: (i) promptly, but in no event later than the date that is 10 business days after the date of this Agreement, file any and all notices, reports and other documents required to be filed by such party under the HSR Act with respect to the Mergers and the other transactions contemplated by this Agreement; (ii) use reasonable best efforts promptly to cause the expiration or termination of any applicable waiting periods under the HSR Act; (iii) promptly make all filings, and use reasonable best efforts to timely obtain all consents, permits, authorizations, waivers, clearances and approvals, and to cause the expiration or termination of any applicable waiting periods, as may be required under any other applicable Antitrust Laws (to the extent required); (iv) as promptly as reasonably practicable provide such information as may reasonably be requested by the DOJ or the FTC under the HSR Act or by any other Governmental Body under any other applicable Antitrust Laws in connection with the Mergers and the other transactions contemplated by this Agreement as well as any information required to be submitted to comply with a request for additional information in order to commence or end a statutory waiting period; (v) use reasonable best efforts to cause to be taken, on a timely basis, all other actions necessary or appropriate for the purpose of consummating and effectuating the Mergers and the other transactions contemplated by this Agreement; and (vi) promptly take, and cause its Affiliates to take, all reasonable actions and steps requested or required by any Governmental Body as a condition to granting any consent, permit, authorization, waiver, clearance or approval, and to cause the prompt expiration or termination of any applicable waiting period and to resolve such objections, if any, as the FTC and the DOJ, or other Governmental Bodies of any other jurisdiction for which consents, permits, authorizations, waivers, clearances, approvals and expirations or terminations of waiting periods are required with respect to the Mergers and the other transactions contemplated by this Agreement; provided that the Company and its Subsidiaries will only be required to take or commit to take any such action, or agree to any such condition or restriction, if such action, commitment, agreement, condition or restriction is binding on the Company or its Subsidiaries only in the event the Closing occurs; provided, further, that, subject to the obligations of Parent set forth in Sections 6.1(d) and 6.1(e), the Company and its Subsidiaries shall only be permitted to take or commit to take any such action, or agree to any such condition or restriction, with the prior written consent of Parent.

(c) Without limiting the generality of anything contained in this Section 6.1, each party hereto shall (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or Legal Proceeding by or before any Governmental Body with respect to the Mergers and the other transactions contemplated by this Agreement, (ii) keep the other parties reasonably informed as to the status of any such request, inquiry, investigation, action or Legal Proceeding, (iii) promptly inform the other parties of any communication to or from the FTC, DOJ or any other Governmental Body to the extent regarding the Mergers and the other transactions contemplated by this Agreement, or regarding any such request, inquiry, investigation, action or Legal Proceeding, and provide a copy of all written communications with respect thereto and (iv) pull and re-file any notice under the HSR Act only if the other parties agree. Subject to applicable Law, in advance and to the extent practicable, each of Parent or the Company, as the case may be, will consult the other on all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries that appear in any filing made with, or written materials submitted to, any Governmental Body in connection with the Mergers and the other transactions contemplated by this Agreement and shall incorporate all comments reasonably proposed by Parent or the Company, as the case may be; provided, however, that if review of any information would be material in connection with any second request (or similar process) such information shall be provided solely to those individuals acting as outside antitrust counsel for the other parties provided that such counsel shall not disclose such information to such other parties and shall enter into a joint defense agreement with the providing party. In addition, except as may be prohibited by any Governmental Body or by any applicable Law, in connection with any such request, inquiry, investigation, action or Legal Proceeding in respect of the Mergers and the other transactions contemplated by this Agreement, each party hereto will permit authorized Representatives of the other party to be present at each meeting or conference relating to such request, inquiry, investigation, action or Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with such request, inquiry, investigation, action or Legal Proceeding.

(d) In furtherance and not in limitation of the foregoing, Parent agrees to use its reasonable best efforts to avoid, eliminate or resolve each and every impediment and obtain all clearances, consents, approvals and waivers under Antitrust Laws that may be required by any Governmental Body, so as to enable the parties to consummate the Mergers and the other transactions contemplated by this Agreement as soon as reasonably practicable (and in any event no later than three (3) business days prior to the End Date), including without limitation (i) committing to or effecting, by consent decree, hold separate orders, trust, or otherwise, the divestiture, sale, license, transfer, assignment or other disposition of assets or businesses of Parent or Company or their respective Subsidiaries, (ii) terminating, relinquishing, modifying, transferring, assigning, restructuring, or waiving existing agreements, collaborations, relationships, ventures, contractual rights, obligations or other arrangements of Parent or Company or their respective Subsidiaries and (iii) creating or consenting to create any relationships, ventures, contractual rights, obligations, behavioral undertakings, transition service agreements, tolling agreements, or other arrangements of Parent or Company or their respective Subsidiaries (and, in each case, to enter, or offer to enter, into agreements and stipulate to the entry of an order or decree or file appropriate applications with any Governmental Body in connection with any of the foregoing and in the case of actions by or with respect to the Company or its Subsidiaries or its or their businesses or assets, by consenting to such action by the Company) (provided, however that any such action may, at the discretion of the Company, be conditioned upon consummation of the Mergers and the other transactions contemplated by this Agreement). Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any clearance, consent, approval or waiver hereunder from any Governmental Body, neither Parent nor any of its Affiliates shall be obligated to, and neither the Company nor any of its Affiliates shall without the prior written consent of Parent, take or consent to any actions described in clauses (i) through (iii) of the first sentence of this Section 6.1(d), except that Parent acknowledges that its reasonable best efforts under Section 6.1(b) include an obligation that Parent take actions described in clauses (i) through (iii) of the first sentence of this Section 6.1(d) (a “Divestiture Action”) so long as (A) the assets, businesses, product lines or interests therein that would be the subject of such Divestiture Action collectively produced, or were used in the production of or contributed to the production of, annual revenue (based on gross fiscal 2014 revenue of either or both of Parent and its Affiliates, on the one hand, or the Company and its Affiliates, on the other hand) in an amount that is less than $70,000,000 in the aggregate (the “Consent Cap”) and (B) such Divestiture Action is required or imposed by a Governmental Body to permit the consummation of the Mergers and the other transactions contemplated by this Agreement under applicable Antitrust Laws. Parent shall, subject to the Consent Cap, propose, negotiate, offer to commit to and effect (and if such offer is accepted, commit to and effect), such Divestiture Action so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than three (3) business days prior to the End Date). Parent shall have the sole and exclusive right to propose, negotiate, offer to commit and effect, by consent decree, hold separate order or otherwise, any and all Divestiture Actions or otherwise offer to take or offer to commit (and if such offer is accepted, commit to and effect) to take any Divestiture Action as may be required to resolve any Governmental Body’s objections to the Mergers or the other transactions contemplated by this Agreement; provided, however, that Parent shall consider in good faith the views of the Company and its counsel in connection therewith.

(e) In the event that any litigation or other administrative or judicial action or Legal Proceeding is commenced by any Governmental Body challenging the Mergers and the other transactions contemplated by this Agreement as being in violation of any Antitrust Law and such litigation, action or proceeding seeks, or would reasonably be expected to seek, to prevent consummation of the Mergers and the other transactions contemplated by this Agreement, subject to the restrictions and limitations in Section 6.1(d), Parent, Merger Sub and Merger LLC shall use their reasonable best efforts to resolve any such litigation, action or proceeding and each of the Company, Parent, Merger Sub and Merger LLC shall cooperate with each other and use its respective reasonable best efforts to contest any such litigation, action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Mergers and the other transactions contemplated by this Agreement.

(f) None of Parent, Merger Sub or Merger LLC shall, nor shall they permit their respective Subsidiaries to, acquire or agree to acquire any rights, assets, business, Person or division thereof (through acquisition, license, joint venture, collaboration or otherwise), if such acquisition would reasonably be expected to increase the risk of not obtaining any applicable clearance, consent, approval or waiver under Antitrust Laws with respect to the Mergers and the other transactions contemplated by this Agreement; provided, that nothing in this Section 6.1(f) shall prevent Parent or its Subsidiaries from making capital expenditures in the ordinary course of business.

Section 6.2 Company Options, ESPP and Company Stock Awards.

(a) Company Options. At the Effective Time, each then-outstanding Company Option, whether vested or unvested or exercisable or unexercisable under the Company Equity Plans, shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into only the right to receive (without interest), an amount in cash (less applicable Tax withholdings), payable in a lump sum through the Company’s payroll or accounts payable system as soon as reasonably practicable (but no later than the second payroll period) after the Effective Time, equal to the product of (A) the excess, if any, of (1) the Cash Consideration over (2) the exercise price per share of such Company Option, and (B) the number of Shares underlying such Company Option. For the avoidance of doubt, to the extent the Cash Consideration is equal to or less than the exercise price per share of a Company Option, such Company Option shall be cancelled automatically at the Effective Time without payment or other consideration therefor. Any payment made pursuant to this Section 6.2(a) to the holder of any Company Option shall be reduced by any income or employment Tax withholding, or other deductions, required under (A) the Code, (B) any applicable state, local or foreign Tax Laws or (C) any other applicable Laws, including pursuant to the terms of any wage garnishment order.

(b) ESPP. As soon as administratively practicable following the date of this Agreement, but not later than the day immediately prior to the date on which the first (1st) offering period that is regularly scheduled to commence under the ESPP after the date of this Agreement is scheduled to commence, the Company (or, if appropriate, the applicable committee administering the ESPP) shall take all actions necessary or required under the ESPP (including, if appropriate, amending the terms of the ESPP) and applicable Law to (i) suspend the ESPP so that (x) no further offering periods shall commence after the date of this Agreement, (y) no individual participating in any offering period in progress as of the date of this Agreement shall be permitted to increase the amount of his or her rate of payroll contributions thereunder from the rate in effect when the last offering period commenced, or to make separate non-payroll contributions to the ESPP on or following the date of this Agreement; and (z) no individual who is not participating in the ESPP as of the date of this Agreement may commence participation in the ESPP following the date of this Agreement, (ii) end the last offering period that commenced prior to the date of this Agreement on the earlier to occur of its regularly scheduled end date under the terms of the ESPP or three (3) calendar days prior to the Effective Time, and (iii) cause the ESPP to terminate as of the Effective Time such that no further rights shall be granted or exercised under the ESPP thereafter. With respect to the offering period that is in effect on the date of this Agreement, each ESPP participant may apply his or her accumulated payroll deductions to purchase shares of the Company Common Stock under the ESPP in accordance with its terms on the regularly scheduled purchase date for such offering period; provided, that, if the Closing Date occurs prior to the purchase date for the offering period, then each ESPP participant’s accumulated payroll deductions under the ESPP shall be used to purchase Shares in accordance with the terms of the ESPP no later than three (3) business days prior to the Effective Time; provided, further, that the applicable purchase price per Share as set forth in the ESPP shall not be decreased below levels set forth in the ESPP as of the date hereof. All Shares of Company Common Stock purchased under the ESPP shall be considered outstanding Shares for all purposes of this Agreement, including, without limitation, for purposes of the right to receive the Forms of Election and to make elections and receive the Merger Consideration with respect thereto.

(c) Other Stock-Based Awards. At the Effective Time, each award of any kind consisting of Shares (including any Shares subject to vesting restrictions and/or forfeiture or repurchase by the Company (“Company Restricted Shares”)), granted under any of the Company Equity Plans that is outstanding immediately prior to the Effective Time (other than the Company Options and rights under the ESPP) (each, a “Company Stock Award”) shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into only the right to receive (without interest), an amount in cash payable in a lump sum through the Company’s payroll or accounts payable system as soon as reasonably practicable (but no later than the second payroll period) after the Effective Time, equal to (i) the product of (A) the Cash Consideration and (B) the number of Shares underlying such Company Stock Award, plus (ii) the amount set forth in Part 6.2(c) of the Company Disclosure Schedule. Any payment made pursuant to this Section 6.2(c) shall be reduced by any income or employment Tax withholding, or other deductions, required under (A) the Code, (B) any applicable state, local or foreign Tax Laws or (C) any other applicable Laws, including pursuant to the terms of any wage garnishment order.

(d) Actions Necessary. At or prior to the Effective Time, the Acquired Corporations, the Board of Directors of the Company and/or the compensation committee of the Board of Directors of the Company, as applicable, shall adopt any resolutions and take any actions that are necessary to (x) effectuate the provisions of this Section 6.2 and (y) ensure that, from and after the Effective Time, neither Parent nor the Surviving Company will be required to deliver Shares or other capital stock of Parent or the Surviving Company to any Person pursuant to or in settlement of Company Options, any Company Stock Award or under the ESPP after the Effective Time.

Section 6.3 Employee Benefits . For a period commencing upon the Effective Time and continuing for a period of seven (7) months after the Effective Time, Parent shall provide or cause to be provided to each Company Associate who is employed at the Effective Time and continues to be employed by Parent or an Affiliate of Parent following the Effective Time (the “Continuing Employees”) base salary or base hourly rate, as applicable, welfare and fringe benefits and annual bonus opportunities (the “Continuing Benefits”), excluding equity-based compensation and retention and retirement benefits, that are at least substantially similar in the aggregate to the compensation and benefits provided to such Continuing Employees immediately prior to the Effective Time; provided that such obligation shall not apply to any Continuing Employees who voluntarily transfers to another position of employment with Parent or an Affiliate after the Effective Time or who voluntarily elects a reduced work schedule if, as a result of such change in status, the Continuing Employee’s base salary will be modified or the Continuing Employee does not meet the eligibility requirements under which such Continuing Benefits are provided. Without limiting the foregoing:

(a) At the Effective Time, with respect to any accrued but unused personal, sick or vacation time to which any Continuing Employee is entitled pursuant to the personal, sick or vacation policies applicable to such Continuing Employee immediately prior to the Effective Time, Parent shall, or shall cause the Surviving Company to and instruct its Subsidiaries to, as applicable, assume the liability for such accrued personal, sick or vacation time and allow such Continuing Employee to use such accrued personal, sick or vacation time in accordance with the practice and policies of the applicable Acquired Corporation.

(b) If requested by Parent at least ten (10) business days prior to the Effective Time, the Acquired Corporations shall terminate any and all U.S. Employee Plans intended to qualify under Section 401(k) of the Code (the “401(k) Plan(s)”), effective not later than the business day immediately preceding the Effective Time. In the event that Parent requests that such 401(k) Plan(s) be terminated, the Acquired Corporations shall provide Parent with evidence that such 401(k) Plan(s) have been terminated pursuant to resolution of the Company’s Board of Directors not later than two (2) business days immediately preceding the Effective Time. The form and substance of such resolutions shall be subject to the reasonable approval of Parent. The Company shall use its commercially reasonable efforts to take such other actions in furtherance of terminating any such 401(k) Plan(s) as Parent may reasonably request. Immediately prior to such termination, the Company will make (or cause to be made) all necessary payments to fund the contributions (i) necessary or required to maintain the tax-qualified status of any such 401(k) Plan, (ii) for elective deferrals made pursuant to any such 401(k) Plan for the period prior to termination, and (iii) for employer matching contributions (if any) for the period prior to termination. If the Parent does not request that the 401(k) Plans be terminated prior to the Effective Time, then the Acquired Corporations shall amend such plans, prior to the Effective Time, to provide that the cash payments made in connection with the transactions contemplated hereby, including but not limited to, the payments made pursuant to Section 6.2 hereof, be excluded from the definition of compensation under such plans. Whether or not the Parent requests that the 401(k) Plans be terminated, the Continuing Employees shall be provided, for a period commencing upon the Effective Time and continuing for a period of seven (7) months after the Effective Time, a 401(k) plan that provides substantially similar benefits to either the benefits provided under the 401(k) Plans or the benefits that are provided under the Parent’s 401(k) Plan to its eligible employees (subject to the requirements of subsection (c) below).

(c) Parent agrees that, after the Effective Time, all Continuing Employees shall be eligible to continue to participate in the Surviving Company’s health and welfare benefit plans to the extent that they were eligible to participate in such plans prior to the Closing; provided, however, that (i) nothing in this Section 6.3 or elsewhere in this Agreement shall limit the right of Parent or the Surviving Company to amend or terminate any such health or welfare benefit plan at any time, and (ii) if Parent or the Surviving Company terminates any such health or welfare benefit plan, then (upon expiration of any appropriate transition period) Parent shall use reasonable best efforts to cause the Continuing Employees to be eligible to participate in Parent’s or an Affiliate’s health and welfare benefit plans, to substantially the same extent as similarly situated employees of Parent or its Affiliate (taking into account job location). To the extent that service is relevant for eligibility, vesting or allowances (including paid time off) under any benefit plan of Parent and/or the Surviving Company, Parent shall use reasonable efforts to cause such benefit plan to (to the extent that it would not result in any duplication of benefits), for purposes of eligibility, vesting and allowances (including paid time off) but not for purposes of benefit accrual, credit Continuing Employees for service prior to the Effective Time with the Acquired Corporations to the same extent that such service was recognized prior to the Effective Time under the corresponding benefit plan of the Company.

(d) With respect to all employees, the Acquired Corporations shall be responsible for providing any notices required to be given and otherwise complying with the WARN or similar statutes or regulations of any jurisdiction relating to any plant closing or mass layoff (or similar triggering event) caused by the Acquired Corporations prior to the Effective Time. If Parent determines that an event would trigger WARN obligations (or obligations arising under similar statutes or regulations) after the Effective Time, Parent shall be responsible for providing notices to all employees as are required to be provided notice under WARN (or any similar statute or regulation), in a form that is compliant with applicable regulations.

(e) Except as otherwise expressly required by any collective bargaining agreement to which an Acquired Corporation is a party as of the date of this Agreement, nothing in this Section 6.3 or elsewhere in this Agreement is intended nor shall be construed to (i) be treated as an amendment to any particular Employee Plan, (ii) prevent Parent from modifying, amending or terminating any of its benefit plans or, after the Effective Time, any Employee Plan, (iii) create a right in any Person to employment with Parent, the Surviving Company or any Subsidiary of the Surviving Company, it being understood that the employment of each Continuing Employee shall be “at will” employment, or (iv) create any third-party beneficiary rights in any Person, including, without limitation, any employee of the Acquired Corporations or the Surviving Company, any beneficiary or dependent thereof, or any collective bargaining representative thereof.

(f) Continuing Employees shall be eligible for severance benefits as set forth in Schedule 6.3(f) and (ii) after the Effective Time, Parent agrees to cause the Surviving Company to honor the terms, as in effect on the date of this Agreement, of each Contract set forth on Schedule 6.3(f), including by causing the Surviving Company to pay and provide all post-termination benefits required to be paid or provided to any individual pursuant to the express terms, as in effect on the date of this Agreement, of the applicable Contract in the event that such individual does not become (or ceases to be) a Continuing Employee after the Effective Time.

Section 6.4 Plan of Reorganization. The parties intend the Merger and the LLC Merger, considered together as a single integrated transaction for United States federal income tax purposes, to be a reorganization as defined in Section 368(a)(1) of the Code. The parties will file all Tax Returns consistently with such intention, and no party will take a position that is inconsistent with that intention (whether in audits, Tax Returns or otherwise). This Agreement is intended to constitute a “plan of reorganization” within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Mergers to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act would prevent the Mergers from qualifying, as a reorganization within the meaning of Section 368(a) of the Code. Following the Effective Time, none of Parent, the Surviving Company, Merger LLC or any of their respective Subsidiaries shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act would cause the Mergers to fail to qualify as reorganization within the meaning of Section 368(a) of the Code.

Section 6.5 Indemnification of Officers and Directors.

(a) For six (6) years after the Effective Time, the Surviving Company or Merger LLC shall (and Parent shall cause the Surviving Company or Merger LLC to) maintain officers’ and directors’ liability insurance in respect of acts or omissions occurring at or prior to the Effective Time covering each such person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that in satisfying its obligation under this Section 6.5(a), none of Parent, Merger LLC or the Surviving Company shall be obligated to pay annual premiums in excess of 300% of the amount per policy period the Company paid in its last full fiscal year prior to the date of this Agreement (the “Current Premium”) and if such premiums for such insurance would at any time exceed 300% of the Current Premium, then the Surviving Company or Merger LLC shall cause to be maintained policies of insurance that, in the Surviving Company’s or Merger LLC’s, as the case may be, good faith judgment, provide the maximum coverage available at an annual premium equal to 300% of the Current Premium. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained by the Company prior to the Effective Time, which policies provide such directors and officers with coverage for an aggregate period of six (6) years with respect to claims arising from acts or omissions that occurred at or before the Effective Time, including in respect of the transactions contemplated by this Agreement; provided, however, that the amount paid for such prepaid policies does not exceed 300% of the Current Premium. If such prepaid policies have been obtained prior to the Effective Time, the Surviving Company or Merger LLC shall (and Parent shall cause the Surviving Company or Merger LLC to) maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

(b) From and after the Effective Time, the Surviving Company or Merger LLC shall (and Parent shall cause the Surviving Company or Merger LLC to): (i) indemnify, defend and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of a Subsidiary of the Company (each, an “Indemnified Party”) from and against any and all costs, expenses (including fees and expenses of legal counsel, which shall be advanced as they are incurred, provided that the Indemnified Party shall have made an undertaking to repay such expenses if it is ultimately determined that such Indemnified Party was not entitled to indemnification under this Section 6.5(b)), judgments, fines, penalties or liabilities (including amounts paid in settlements or compromises) to the extent sought to be imposed upon or reasonably incurred by such Indemnified Party in connection with or arising out of any action, suit or other proceeding (whether civil or criminal, and including any proceeding before any administrative or legislative body or agency) in which such Indemnified Party is involved or with which he or she is threatened (regardless of whether as a named party or as a participant other than as a named party, including as a witness) (a “Proceeding”) (A) by reason of such Indemnified Party’s having been such director or officer or an employee or agent of the Company or otherwise in connection with any action taken or not taken at the request of the Company or (B) arising out of such Indemnified Party’s service in connection with any other corporation or organization for which he or she has served as director or officer at the request of the Company or any Subsidiary of the Company, in each of clause (A) or (B), at, or at any time prior to, the Effective Time (including any Proceeding relating in whole or in part to the transactions contemplated by this Agreement and including any Proceeding relating to the enforcement of this Section 6.5(b) by an Indemnified Party), whether or not the Indemnified Party continues in such position at the time such Proceeding is brought or threatened, to the fullest extent permitted under applicable Law; and (ii) fulfill and honor in all respects the obligations of the Company and its Subsidiaries pursuant to: (x) each indemnification agreement in effect between the Company or any of its Subsidiaries and any Indemnified Party as of the date of this Agreement, to the extent such agreement is disclosed in Part 3.16(a) of the Company Disclosure Schedule; and (y) any indemnification provision (including advancement of expenses) and any exculpation provision set forth in the articles of organization or bylaws of the Company as in effect on the date of this Agreement. Parent’s, Merger LLC’s and the Surviving Company’s obligations under the foregoing clauses (i) and (ii) shall continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification, exculpation and advancement of expenses in respect of any claim asserted or made in good faith by an Indemnified Party within such period shall continue until the final disposition of such claim.

(c) If Parent, Merger LLC, the Surviving Company or any of its respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent, Merger LLC or the Surviving Company, as the case may be, shall assume the applicable obligations set forth in this Section 6.5.

(d) The provisions of this Section 6.5 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her successors or assigns who by operation of Law, including without limitation, any estate or probate Law, succeed to the liabilities of such Indemnified Party, and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Indemnified Party may have under any articles of organization or bylaws, by contract or otherwise. After the Effective Time, the obligations of Parent, Merger LLC and the Surviving Company under this Section 6.5 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party to whom this Section 6.5 applies unless the affected Indemnified Party shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnified Parties to whom this Section 6.5 applies shall be third party beneficiaries of this Section 6.5).

Section 6.6 Stockholder Litigation. Prior to the Effective Time, the Company shall as promptly as reasonably practicable (and in any event within two (2) business days) notify Parent in writing of, and shall give Parent the opportunity to participate (at its own expense) in the defense and settlement of, any Stockholder Litigation; provided, however, that neither the Company nor any Subsidiary of the Company shall settle or offer to settle any such Stockholder Litigation without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed (other than settlements that are solely for the payment of cash in an amount that, collectively with all other settlements or compromises of any Legal Proceedings (whether or not such Legal Proceedings constitutes Stockholder Litigation) occurring after the date of this Agreement, do not exceed $500,000 in the aggregate).

Section 6.7 Disclosure. Prior to the Effective Time, Parent and the Company shall consult with each other before issuing any press release or making any other public statement, or scheduling a press conference or conference call with investors or analysts, with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such other public statement without the consent of the other party, which shall not be unreasonably withheld, conditioned or delayed, except as such release or announcement may be required by applicable Law or the rules of a national securities exchange or trading market, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance, and the party will consider such comments in good faith; provided, however, that notwithstanding the foregoing, the Company shall not be required to consult with Parent before issuing any press release or making any other public statement with respect to an Adverse Change Recommendation effected in accordance with Section 5.4(b).

Section 6.8 Takeover Laws; Advice of Changes.

(a) If any Takeover Law becomes or is deemed to be applicable to the Company, the Merger or any other transaction contemplated by this Agreement or the Voting Agreements, then each of the Company and the Board of Directors of the Company shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such Takeover Law inapplicable to the foregoing.

(b) Each of the Company and Parent will give prompt notice to the other (and will subsequently keep the other informed on a current basis of any material developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (i) has, (x) with respect to the Company, had or would reasonably be expected to result in any Company Material Adverse Effect and (y) with respect to Parent, Merger Sub or Merger LLC, had or would reasonably be expected to have a Parent Material Adverse Effect or (ii) is reasonably likely to result in any of the conditions set forth in Article VII not being able to be satisfied prior to the End Date.

Section 6.9 Section 16 Matters. Promptly after the date hereof and prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Shares resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

Section 6.10 Stock Exchange Delisting; Deregistration. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and rules and policies of NASDAQ to enable the delisting by the Surviving Company of the Shares from NASDAQ and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the Closing Date.

Section 6.11 Listing of Parent Shares. Parent shall use reasonable best efforts to cause the shares of Parent Common Stock to be issued as part of the Merger Consideration to be listed on NASDAQ, subject to official notice of issuance.

Section 6.12 LLC Merger. Immediately after the Effective Time, the Surviving Company shall merge with and into Merger LLC. From and after the effectiveness of the LLC Merger (the “Second Effective Time”), the separate corporate existence of the Surviving Company shall cease and Merger LLC shall continue as the surviving entity in the LLC Merger (the “Surviving LLC”). The LLC Merger shall have the effects set forth in the applicable provisions of the MBCA and the LLCA. The (a) certificate of organization of Merger LLC as in effect immediately prior to the Second Effective Time shall be the certificate of organization of the Surviving LLC until thereafter amended in accordance with the LLCA, except the name of the Surviving LLC shall be “Raven Ventures LLC” (or such other name as Parent designates), and (b) operating agreement of Merger LLC as in effect immediately prior to the Second Effective Time shall be the operating agreement of the Surviving LLC until thereafter amended in accordance with the LLCA, except the name of the Surviving LLC shall be “Raven Ventures LLC” (or such other name as Parent designates). From and after the Second Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable Law, (i) the member of Merger LLC immediately prior to the Second Effective Time shall be the member of the Surviving LLC and (ii) the officers of Surviving Company immediately prior to the Second Effective Time shall be the officers of the Surviving LLC. Parent and Merger LLC shall take all steps and actions as shall be required to cause the Surviving Company and Merger LLC to consummate the LLC Merger as set forth in this Section 6.12.

Section 6.13 Payoff of Credit Facility. The Company shall obtain prior to the Closing a payoff letter (the “Payoff Letter”) for the Credit Facility, which will provide the dollar amount of all Indebtedness required to be paid under the Credit Facility in order to fully pay off the Credit Facility as of the Closing and to release all Encumbrances thereunder upon such payment, in form and substance reasonably acceptable to Parent. Parent shall pay in full at Closing such amount set forth in the Payoff Letter.

Section 6.14 Reimbursement of Quad Termination Fee. Concurrently with the execution of this Agreement, Parent has reimbursed the Company for the payment of the Quad Termination Fee.

Article VII

CONDITIONS PRECEDENT TO THE MERGERS

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Mergers shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (which may be waived in whole or in part by such party):

(a) Stockholder Approval. The Stockholder Approval shall have been obtained.

(b) Regulatory Consents. Any applicable waiting period under any Antitrust Law relating to the Mergers, including under the HSR Act, shall have expired or been terminated, and any applicable consent, clearance or waiver under any such Antitrust Law shall have been obtained.

(c) Statutes. No Law shall have been enacted or promulgated by any Governmental Body of competent jurisdiction and remain in effect that precludes, restrains, enjoins or prohibits the consummation of the Mergers.

(d) Injunctions. There shall be no Order (whether temporary, preliminary or permanent) in effect precluding, restraining, enjoining or prohibiting consummation of the Mergers.

(e) S-4 Registration Statement. The S-4 Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and remain pending.

(f) Listing of Parent Shares. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on NASDAQ, subject to official notice of issuance.

Section 7.2 Additional Conditions to Obligation of Parent, Merger Sub and Merger LLC to Effect the Mergers in Certain Cases. The obligations of Parent, Merger Sub and Merger LLC to effect the Mergers shall also be subject to the satisfaction at or prior to the Closing of each of the following conditions (which may be waived in whole or in part by Parent):

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in this Agreement (without giving effect to any references to any Company Material Adverse Effect or materiality qualifications and other qualifications based upon the concept of materiality or similar phrases contained therein), other than the representations and warranties set forth in the first sentence of Section 3.1(a) and of Section 3.1(c) (Due Organization; Subsidiaries, Etc.), Section 3.3 (Capitalization, Etc.) and Section 3.22 (Authority; Binding Nature of Agreement), shall be true and correct as of the date of this Agreement and as of the Closing Date on though made at and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date), unless the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had, or would not reasonably be expected to have, a Company Material Adverse Effect; and (ii) the representations and warranties of the Company set forth in Section 3.3 (Capitalization, Etc.), the first sentence of Section 3.1(a) and of Section 3.1(c) (Due Organization; Subsidiaries, Etc.) and Section 3.22 (Authority; Binding Nature of Agreement) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (other than de minimis failures to be true and correct in all respects).

(b) Performance of Obligations of the Company. The Company shall have performed or complied with in all material respects the agreements and covenants contained in this Agreement to be performed or complied with by the Company at or prior to the Closing pursuant to the terms of this Agreement.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any effect, change, event, occurrence, development, circumstance, condition or state of facts (including any effect, change, event, occurrence, development, circumstance, condition or state of facts that reflects an adverse change in the matters disclosed in the Company Disclosure Schedule) that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect. For the avoidance of doubt, with respect to any effect, change, event, occurrence, development, circumstance, condition or state of facts that reflects an adverse change in the matters disclosed in the Company Disclosure Schedule, only the incremental impact of such adverse changes may be taken into account in connection with any determination as to whether the condition set forth in this Section 7.2(c) has been satisfied.

(d) Closing Certificate. Parent shall have received a certificate signed by the chief executive officer of the Company, dated the Closing Date, to the effect that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.

Section 7.3 Additional Conditions to Obligation of the Company to Effect the Merger in Certain Cases. The obligation of the Company to effect the Merger shall be further subject to the satisfaction at or prior to the Closing of each of the following conditions (which may be waived in whole or in part by the Company):

(a) Representations and Warranties. The representations and warranties of Parent, Merger Sub and Merger LLC set forth in this Agreement (without giving effect to any references to any Parent Material Adverse Effect or materiality qualifications and other qualifications based upon the concept of materiality or similar phrases contained therein) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date), unless the failure of such representations and warranties of Parent, Merger Sub and Merger LLC to be so true and correct, individually or in the aggregate, have not resulted in a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent. Parent, Merger Sub and Merger LLC each shall have performed and complied with in all material respects the agreements and covenants contained in this Agreement to be performed or complied with by Parent, Merger Sub and Merger LLC, respectively, at or prior to the Closing pursuant to the terms of this Agreement.

(c) No Parent Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any effect, change, event, occurrence, development, circumstance, condition or state of facts that, individually or in the aggregate, has had, or would reasonably be expected to have, a Parent Material Adverse Effect.

(d) Closing Certificate. The Company shall have received a certificate signed by the chief executive officer of Parent, dated the Closing Date, to the effect that the conditions set forth in Section 7.3(a), Section 7.3(b) and Section 7.3(c) have been satisfied.

Article VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the Mergers and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company by written notice to the other if, at any time whether before or after the Stockholder Approval has been obtained, a Law shall have been enacted or promulgated, or/and an Order or other action of a Governmental Body shall be in effect, in each case, permanently restraining, enjoining or otherwise prohibiting the Merger or any of the other transactions contemplated by this Agreement; provided, however, that that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement or entry of any such Order or other action;

(c) by Parent by written notice to the Company if, prior to the time Stockholder Approval is obtained, (i) the Board of Directors of the Company shall have effected an Adverse Change Recommendation, including any final determination that any Acquisition Proposal constitutes a Superior Proposal pursuant to Section 5.4(b)(iv), (ii) the Board of Directors of the Company shall have failed to publicly reaffirm the Company Board Recommendation (A) within ten (10) business days of a written request by Parent to provide such reaffirmation following commencement by a Third Party of a tender or exchange offer relating to the Shares or (B) within five (5) business days of a written request by Parent to provide such reaffirmation following the public announcement of an Acquisition Proposal other than a commenced tender or exchange offer, or (iii) the Company shall have materially breached any of its obligations under Section 5.3 or Section 5.4;

(d) by either Parent or the Company by written notice to the other if the Stockholder Approval shall not have been obtained at the Stockholders’ Meeting (or any adjournment or postponement thereof); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Stockholder Approval to be obtained;

(e) by either the Company or Parent by written notice to the other if the Closing Date shall not have occurred by the End Date; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Closing Date to have occurred on or before the End Date;

(f) by the Company by written notice to Parent at any time prior to the time the Stockholder Approval is obtained in order to accept a Superior Proposal and enter into a definitive agreement relating to such Superior Proposal, if (i) such Superior Proposal shall not have resulted from any breach of Section 5.3 and the Company shall not have otherwise breached any of its obligations under Section 5.3 and Section 5.4 in any material respect, (ii) the Board of Directors of the Company, after complying with all of the applicable requirements set forth in Section 5.4(b), shall have authorized and directed the Company to enter into such definitive agreement and (iii) the Company enters into such definitive agreement and pays the Termination Fee as provided in Section 8.3(b) concurrently with the termination of this Agreement;

(g) by Parent by written notice to the Company in the event of a breach by the Company of any representation or warranty or failure to perform or comply with any covenant or obligation contained in this Agreement that would result in any condition set forth in Section 7.2 not being satisfied (assuming for this purpose that the date of such determination is the Closing Date); provided, however, that, for purposes of this Section 8.1(g), if such a breach or failure is curable by the Company within the earlier of the End Date and thirty (30) days of the date Parent gives the Company notice of such breach or failure and the Company is continuing to use its reasonable best efforts to cure such breach or failure, then Parent may not terminate this Agreement under this Section 8.1(g) on account of such breach or failure unless such breach or failure shall remain uncured upon the earlier of the End Date and the expiration of such thirty (30) day period; provided further, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 8.1(g) if any of Parent, Merger Sub or Merger LLC is in breach of its obligations under this Agreement such that the Company would be entitled to terminate this Agreement pursuant to Section 8.1(h); or

(h) by the Company by written notice to Parent in the event of a breach by Parent, Merger Sub or Merger LLC of any representation or warranty or failure to perform or comply with any covenant or obligation contained in this Agreement that would result in any condition set forth in Section 7.3 not being satisfied (assuming for this purpose that the date of such determination is the Closing Date); provided, however, that, for purposes of this Section 8.1(h), if such a breach or failure is curable by Parent, Merger Sub or Merger LLC within the earlier of the End Date and thirty (30) days of the date the Company gives Parent notice of such breach or failure and Parent, Merger Sub or Merger LLC is continuing to use its reasonable best efforts to cure such breach or failure, then the Company may not terminate this Agreement under this Section 8.1(h) on account of such breach or failure unless such breach or failure shall remain uncured upon the earlier of the End Date and the expiration of such thirty (30) day period; provided further, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.1(h) if the Company is in breach of its obligations under this Agreement such that Parent would be entitled to terminate this Agreement pursuant to Section 8.1(g).

Section 8.2 Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall be of no further force or effect without liability of any party (or any Representative of such party) to each other party hereto; provided, however, that the provisions of this Section 8.2, the penultimate sentence of Section 5.1(a), Section 8.3, Article IX and the applicable definitions in Exhibit A or elsewhere in this Agreement shall survive any termination hereof pursuant to Section 8.1. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, none of Parent, Merger Sub, Merger LLC or the Company shall be relieved or released from any liabilities or damages arising out of its intentional breach of any provision of this Agreement or any fraud; provided, however, that the failure of any party hereto to consummate the Merger or the LLC Merger on the date specified in Section 1.1(b) shall constitute an intentional material breach by such party, and such party shall be liable to the other parties for such breach as provided herein notwithstanding any termination of this Agreement. The Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms.

Section 8.3 Termination Fee.

(a) Except as otherwise set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement, the Mergers and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated. Notwithstanding the foregoing, (i) Parent and the Company each shall pay 50% of all filing fees payable pursuant to the HSR Act or any additional Antitrust Laws, (ii) Parent shall pay the SEC filing fees associated with the S-4 Registration Statement and (iii) the Company shall pay all costs and expenses incurred in connection with the printing and mailing of the Proxy Statement/Prospectus.

(b) In the event that:

(i) this Agreement is terminated pursuant to Section 8.1(c);

(ii) this Agreement is terminated pursuant to Section 8.1(f); or

(iii) (A) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d) or Section 8.1(g), (B) after the date of this Agreement and at or prior to the time of the termination of this Agreement, a Third Party shall have made, commenced or submitted, or publicly announced its intention to make, commence or submit, an Acquisition Proposal, and (C) the Company or any Subsidiary of the Company consummates an Acquisition Proposal within twelve (12) months after such termination or the Company or any Subsidiary of the Company enters into a definitive agreement within twelve (12) months after such termination to effect an Acquisition Proposal (provided that, for purposes of this Section 8.3(b)(iii), all percentages in the definition of Acquisition Proposal shall be replaced with 50%), then the Company shall pay to Parent a fee in an amount equal to $7,500,000 (the “Termination Fee”) by wire transfer of immediately available federal funds, free of costs and charges, to an account designated in writing by Parent (x) in the case of Section 8.3(b)(i), within two (2) business days after such termination, (y) in the case of Section 8.3(b)(ii), concurrently with termination of this Agreement, and (z) in the case of Section 8.3(b)(iii), upon the earlier of the entry into a definitive agreement with respect to an Acquisition Proposal or the consummation of an Acquisition Proposal. For the avoidance of doubt, any payment made by the Company under this Section 8.3(b) shall be payable only once with respect to this Section 8.3(b) and not in duplication even though such payment may be payable under one or more provisions hereof. In the event that Parent shall receive full payment pursuant to this Section 8.3(b), the receipt of the Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, Merger LLC, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, Merger LLC, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company or any of its Affiliates for damages or any equitable relief arising out of or in connection with this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination.

(c) In the event that this Agreement is terminated by, (A) either Parent or the Company pursuant to Section 8.1(b) as a result of any final and nonappealable Order with respect to the HSR Act or any other applicable Antitrust Laws, (B) either Parent or the Company pursuant to Section 8.1(e) and at the time of such termination, any of the conditions set forth in Section 7.1(b), Section 7.1(c) or Section 7.1(d) in connection with any injunction, order, decree, ruling or other action related to the HSR Act or any other applicable Antitrust Laws shall not have been satisfied, or (C) the Company pursuant to Section 8.1(h) due to a breach by Parent of its obligation to take a Divestiture Action under, and subject to the terms and conditions of, Section 6.1, then Parent shall pay to the Company a fee equal to $12,000,000 (the “Parent Termination Fee”) by wire transfer of same-day funds on the second (2nd) business day following such termination. In the event that the Company shall receive full payment pursuant to this Section 8.3(c), the receipt of the Parent Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Acquired Corporations or their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of the Acquired Corporations or any of their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against Parent, Merger Sub, Merger LLC or any of their respective Affiliates for damages or any equitable relief arising out of or in connection with this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination. For the avoidance of doubt, any payment made by Parent under this Section 8.3(c) shall be payable only once with respect to this Section 8.3(c) and not in duplication even though such payment may be payable under one or more provisions hereof

(d) The Company and Parent acknowledge and agree that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Company, the Parent, Merger Sub and Merger LLC would not enter into this Agreement. If the Company or Parent, as the case may be, shall fail to pay the Termination Fee or Parent Termination Fee when due, such fee shall also be deemed to include the costs and expenses incurred by the Company, Parent, Merger Sub and Merger LLC (including fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.3, together with interest on such unpaid fee, commencing on the date that such fee became due, at a rate equal to the rate of interest published in the “Money Rates” section of The Wall Street Journal in effect on the date such fee became due.

Article IX

MISCELLANEOUS PROVISIONS

Section 9.1 Amendment. Prior to the Effective Time, subject to Section 6.5, this Agreement may be amended with the mutual agreement of the Company and Parent in any time. This Agreement may not be amended except by an instrument in writing signed by the Company and Parent.

Section 9.2 Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 9.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate or schedule delivered pursuant to this Agreement shall survive the Effective Time.

Section 9.4 Entire Agreement; No Reliance; Counterparts.

(a) This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement and the Voting Agreements shall not be superseded and shall remain in full force and effect.

(b) Each party hereto agrees that, except for the representations and warranties contained in Article III (including the Company Disclosure Schedule) and Article IV of this Agreement, none of the Company, Parent, Merger Sub or Merger LLC makes any representations or warranties, and each hereby disclaims any other representations or warranties made by itself, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to any other party or any other party’s Representatives of any document or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, except for the representations and warranties contained in Article III (including the Company Disclosure Schedule) and Article IV of this Agreement, each party agrees that none of the other parties makes or has made any representation or warranty with respect to any financial projections, forecasts, estimates, plans or budgets of such other party or any of its Subsidiaries heretofore delivered to or made available to the other parties.

(c) This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or PDF shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 9.5 Applicable Law; Jurisdiction; Specific Performance; Remedies; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflicts of law rules of such Commonwealth. The parties hereto agree that any Legal Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the courts of the Commonwealth of Massachusetts and of the United States of America located in the Commonwealth of Massachusetts (the “Massachusetts Courts”). Each party hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each party agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 9.8 or in any other manner permitted by Law.

(b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Massachusetts Courts and, in any action for specific performance, each party waives the defense of adequacy of a remedy at law and waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity (subject to the limitations set forth in this Agreement).

The parties hereto further agree that (i) by seeking the remedies provided for in this Section 9.5(b), a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) for breach of any of the provisions of this Agreement, and (ii) nothing set forth in this Section 9.5(b) shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 9.5(b) prior or as a condition to exercising any termination right under Article VIII (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 9.5(b) or anything set forth in this Section 9.5(b) restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available at any time.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.6 Assignability. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void.

Section 9.7 Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto and their permitted successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as provided in Section 6.5.

Section 9.8 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (b) on the date of receipt if delivered by registered or certified mail (return receipt requested, postage prepaid), (c) on the date of receipt if delivered by national overnight courier (providing proof of delivery) or (d) on the date delivered if sent by e-mail (provided confirmation of email receipt is obtained), in each case, as follows:

if to Parent, Merger Sub or Merger LLC:

R. R. Donnelley & Sons Company

111 South Wacker Drive

Chicago, Illinois 60606

Attention: General Counsel

Facsimile: (312) 326-7620

with a copy to (which shall not constitute notice):

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

Attention: Scott R. Williams

Email: swilliams@sidley.com

Facsimile: (312) 853-7036

if to the Company:

Courier Corporation

15 Wellman Avenue

North Chelmsford, Massachusetts 01863

Attention: Rajeev Balakrishna

Email: rbalakrishna@Courier.com

Facsimile: (978) 251-0976

with a copy to (which shall not constitute notice):

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109

Attention: Robert P. Whalen, Jr.,

James A. Matarese

Email: RWhalen@goodwinprocter.com

JMatarese@goodwinprocter.com

Facsimile: (617)  523-1231

Section 9.9 Cooperation. The Company agrees to reasonably cooperate with Parent, Merger Sub and Merger LLC and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent, Merger Sub and Merger LLC to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement, in each case, to the extent not inconsistent with any other provision of this Agreement.

Section 9.10 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated by this Agreement are fulfilled to the extent possible.

Section 9.11 Obligation of Parent. Parent shall cause Merger Sub, Surviving Company and Merger LLC to comply in all respects with each of the representations, warranties, covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub, Surviving Company and Merger LLC in accordance with the terms of this Agreement, the Mergers, and the other transactions contemplated by this Agreement.

Section 9.12 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes or Schedules to this Agreement.

(e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

COURIER CORPORATION

By:	/s/ James F. Conway III
Name:	James F. Conway III
Title:	President and Chief Executive Officer

R.R. DONNELLEY & SONS COMPANY

By:	/s/ Daniel N. Leib
Name:	Daniel N. Leib
Title:	Executive Vice President and Chief Financial Officer

RAVEN SOLUTIONS, INC.

By:	/s/ Dave Gardella
Name:	Dave Gardella
Title:	Chairman, President and Treasurer

RAVEN VENTURES LLC

By:	/s/ Daniel N. Leib
Name:	Daniel N. Leib
Title:	Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“401(k) Plan(s)” is defined in Section 6.3(b) of the Agreement.

“Acceptable Confidentiality Agreement” means a confidentiality agreement having confidentiality and other provisions that are substantially similar to the comparable provisions of the Confidentiality Agreement and are not less restrictive to the Third Party thereto than the provisions of the Confidentiality Agreement are to Parent, provided, however, that such confidentiality agreement shall not prohibit the Company from complying with any provisions of the Agreement, including Section 5.3, and the Company shall provide Parent with a correct and complete copy of any confidentiality agreement purporting to be an Acceptable Confidentiality Agreement as promptly as reasonably practicable after its execution.

“Acquired Corporation Returns” is defined in Section 3.15(a)(i) of the Agreement.

“Acquired Corporations” shall mean the Company and each of its Subsidiaries.

“Acquisition Proposal” shall mean any inquiry (in writing or otherwise) offer, proposal or indication of interest received from any Third Party by the Company after the date of this Agreement relating to any transaction or series of related transactions involving (i) any acquisition or purchase by any Third Party or group of related Third Parties, directly or indirectly, of 15% or more of any class of outstanding voting or equity securities of the Company, or any tender offer (including a self-tender) or exchange offer that, if consummated, would result in any Third Party or group of related Third Parties beneficially owning 15% or more of any class of outstanding voting or equity securities of the Company, (ii) any merger, amalgamation, consolidation, share exchange, business combination, joint venture, sale of assets or securities or other similar transaction involving the Company or any of its Subsidiaries, the business of which constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iii) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company, the business of which constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or (iv) any combination of the foregoing.

“Adverse Change Recommendation” is defined in Section 5.4(a) of the Agreement.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Agreement” shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

“Antitrust Laws” shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable foreign antitrust laws and all other applicable Laws and Orders issued by a Governmental Body that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Articles of Merger” is defined in Section 1.1(c) of the Agreement.

“Balance Sheet” is defined in Section 3.6 of the Agreement.

“Book-Entry Share” is defined in Section 2.3(d) of the Agreement.

“business day” shall have the meaning assigned to such term in Rule 14d-1(g)(3) under the Exchange Act.

“Cash Consideration” is defined in Section 2.1(d) of the Agreement.

“Cash Consideration Number” is defined in Section 2.3(c) of the Agreement.

“Cash Election” is defined in Section 2.3(c) of the Agreement.

“Cash Election Shares” is defined in Section 2.3(c) of the Agreement.

“Certificate” is defined in Section 2.1(e) of the Agreement.

“Closing” is defined in Section 1.1(b) of the Agreement.

“Closing Date” is defined in Section 1.1(b) of the Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” is defined in the preamble to the Agreement.

“Company Associate” shall mean any current officer, employee, agent or consultant, and any other individual who is a director, in each case, of the Company or any of its Subsidiaries and any such individual hired, employed or otherwise engaged and providing services to the Company or its Subsidiaries after the date of the Agreement not in violation of the Agreement.

“Company Board Recommendation” is defined in Section 3.22(b) of the Agreement.

“Company Charter Documents” shall mean the Company’s articles of organization and bylaws, each as amended and as in effect on the date of the Agreement.

“Company Common Stock” shall mean the common stock, $1.00 par value per share, of the Company.

“Company Contract” shall mean any Contract to which any of the Acquired Corporations is a party or bound.

“Company Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of the Agreement and that has been delivered by the Company to Parent immediately prior to or concurrently with the execution of the Agreement.

“Company Employee Agreement” shall mean each management, employment, severance, termination pay, stay-bonus, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between: (i) any of the Acquired Corporations and (ii) any Company Associate, other than any such Contract that is terminable “at will” without any contractual obligation on the part of any Acquired Corporation to make any severance, termination, change in control or similar payment or to provide any benefit (including accelerated vesting of any award under an Employee Plan).

“Company Equity Plans” shall mean the Company’s 2011 Stock Option and Incentive Plan, the Company’s 2010 Stock Equity Plan for Non-Employee Directors, the Company’s 2005 Stock Equity Plan for Non-Employee Directors and the Company’s Amended and Restated 1993 Stock Incentive Plan, in each case as amended and as in effect on the date of the Agreement.

“Company Financial Advisor” is defined in Section 3.25 of the Agreement.

“Company Material Adverse Effect” means any effect, change, event, occurrence, development, circumstance, condition or state of facts that, individually or in the aggregate, (i) has a material adverse effect on the assets, liabilities, business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) prohibits or materially delays the ability of the Company to consummate the transactions contemplated by the Agreement, excluding in each case any such effect, change, event, occurrence, development, circumstance, condition or state of facts resulting from or arising out of: (A) the announcement of the Mergers; (B) the matters set forth on Schedule A, (C) the identity of Parent, Merger Sub or Merger LLC; (D) any changes in general economic, financial market or political conditions after the date of this Agreement; (E) any changes in general conditions in the industry or markets in which the Company and its Subsidiaries operate after the date of this Agreement; (F) any changes in applicable Law or GAAP (or interpretations thereof) after the date of this Agreement; (G) the taking of any specific action, or refraining from taking any specific action, in each case at the written direction or with the written consent of Parent or as expressly required by this Agreement; (H) the outbreak or escalation of hostilities, any acts of war, terrorism or military actions, or any escalation or worsening of any such hostilities, acts of war, terrorism or military actions threatened or underway as of the date of this Agreement, or any natural disaster, in each case, after the date of this Agreement; or (I) in and of itself, any failure by the Company to meet analysts’ estimates or projections, performance measures, operating statistics or revenue or, earnings or similar projections, forecasts or predictions for any period after the date of this Agreement (in each case whether internal or external) or, in and of itself, any decline in the price or trading volume of Shares after the date of this Agreement (provided, however, that, except as otherwise provided in this definition, the underlying causes of such failure or decline may be taken into account in determining whether a Company Material Adverse Effect has occurred); provided, further, in the case of clauses (D), (E), (F) and (H) such effect may be taken into account in determining whether or not there has been a Company Material Adverse Effect to the extent such effect has a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate, in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether or not there has been a Company Material Adverse Effect.

“Company Options” shall mean all options to purchase shares of Company Common Stock (whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

“Company Preferred Stock” shall mean the preferred stock, $1.00 par value per share, of the Company.

“Company Registered IP” is defined in Section 3.8(a) of the Agreement.

“Company Restricted Shares” is defined in Section 6.2(c) of the Agreement.

“Company SEC Documents” is defined in Section 3.4(a) of the Agreement.

“Company Stock Award” is defined in Section 6.2(c) of the Agreement.

“Confidentiality Agreement” is defined in Section 5.1(a) of the Agreement.

“Consent Cap” is defined in Section 6.1(d) of the Agreement.

“Continuing Benefits” is defined in Section 6.3 of the Agreement.

“Continuing Employees” is defined in Section 6.3 of the Agreement.

“Contract” means any legally binding written or oral contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease (or sublease), license, sales or purchase order, warranty, commitment, or other instrument, obligation, arrangement or understanding of any kind, including all amendments, supplements or modifications thereto.

“Credit Facility” means that certain Third Amended and Restated Revolving Credit Agreement, dated December 19, 2014, between the Company; Citizens Bank, National Association; KeyBank National Association; JPMorgan Chase Bank, N.A.; and TD Bank, N.A., including all outstanding letters of credit, as such may be amended from time to time.

“Current Premium” is defined in Section 6.5(a) of the Agreement.

“Data Room” shall mean the electronic documentation site established on behalf of the Company at https://services.intralinks.com, as it exists on the date immediately preceding the date of this Agreement (an electronic copy of which the Company has supplied to Parent).

“Dissenting Shares” is defined in Section 2.1(g) of the Agreement.

“Divestiture Action” is defined in Section 6.1(d) of the Agreement.

“DOJ” shall mean the U.S. Department of Justice.

“DOL” is defined in Section 3.16(a) of the Agreement.

“EDGAR” is defined in Section 3.4(e) of the Agreement.

“Effective Time” is defined in Section 1.1(c) of the Agreement.

“Election” is defined in Section 2.3 of the Agreement.

“Election Deadline” is defined in Section 2.3(e) of the Agreement.

“Employee Plan” shall mean any employment, consulting, salary, change in control, bonus, commission, retention, deferred compensation, incentive compensation, stock purchase, stock option, stock-based, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, fringe benefit, supplemental unemployment benefits, vacation or paid-time off, fringe benefit, profit-sharing, pension or retirement plan, policy, program, agreement or arrangement (including any Company Employee Agreement) and each other employee benefit plan, program, policy or arrangement, in each case whether written or unwritten, including any material “employee benefit plan” within the meaning of Section 3(3) of the ERISA, that is sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations or with respect to which any potential liability is borne by any Acquired Corporation, for the benefit of any Company Associate, former employee, current or former non-employee director, current or former non-employee consultant, or any current or former dependent or beneficiary thereof.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“End Date” shall mean November 5, 2015 or if on such date any of the conditions set forth in Section 7.1(b), Section 7.1(c) or Section 7.1(d) in connection with any injunction, order, decree, ruling or other action related to the HSR Act or any other applicable Antitrust Laws shall not have been satisfied or waived, but all other conditions set forth in Article VII have been satisfied or waived (other than those conditions that by their nature must be satisfied or waived at the Closing), then either of the Company or the Parent may extend the End Date to February 5, 2016 by providing written notice of such extension to the other party prior to the End Date (which date shall then be the End Date).

“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental Law” means any applicable Law or any agreement with any Governmental Body or other Person, relating to human health and safety (as such relates to exposure to Hazardous Substances), the environment or any Hazardous Substance.

“Environmental Permits” means, with respect to any Person, all Governmental Authorizations relating to or required by Environmental Law and affecting, or relating in any way to, the business of such Person or any of its Subsidiaries.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any employers, whether or not incorporated, that would be treated together with any Acquired Corporation as a single employer within the meaning of Section 414 of the Code.

“ESPP” means the Company’s 1999 Employee Stock Purchase Plan, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” is defined in Section 2.3(d) of the Agreement.

“Exchange Agent Agreement” is defined in Section 2.3(d) of the Agreement.

“Exchange Fund” is defined in Section 2.4 of the Agreement.

“Exchange Ratio” is defined in Section 2.1(d) of the Agreement.

“Form of Election” is defined in Section 2.3(a) of the Agreement.

“FTC” shall mean the U.S. Federal Trade Commission.

“GAAP” is defined in Section 3.4(b) of the Agreement.

“Governmental Authorization” means, with respect to any Person, all licenses, permits, certificates, waivers, consents, franchises (including similar authorizations or permits), exemptions, variances, expirations and terminations of any waiting period requirements and other authorizations and approvals issued to such Person by or obtained by such Person from any Governmental Authority, or of which such Person has the benefit under any applicable Law.

“Governmental Body” means (i) any government or political subdivision thereof, (ii) any administrative, regulatory or other governmental or quasi-governmental body, agency, authority (including any central bank, taxing authority or transgovernmental or supranational entity or authority), minister or instrumentality (including any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Hazardous Substance” means (i) any pollutant, contaminant, waste or chemical, (ii) any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, and (iii) any substance, waste or material regulated under any Environmental Law.

“Holder” is defined in Section 2.3 of the Agreement.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Inbound License” is defined in Section 3.8(c) of the Agreement.

“Indebtedness” means, with respect to any Person, all obligations (including all obligations in respect of principal, accrued interest, penalties, fees and premiums) of such person: (i) for borrowed money (including obligations in respect of drawings under overdraft facilities), (ii) evidenced by notes, bonds, debentures or similar contracts or agreements, (iii) for the deferred purchase price of property, goods or services (other than trade payables or accruals incurred in the ordinary course of business consistent with past practices), (iv) under capital leases (in accordance with GAAP), (v) in respect of outstanding letters of credit and bankers’ acceptances or (vi) for contracts or agreements relating to interest rate or currency rate protection, swap agreements, collar agreements and similar hedging agreements.

“Indemnified Party” is defined in Section 6.5(b) of the Agreement.

“Insurance Policies” is defined in Section 3.19 of the Agreement.

“Intellectual Property” shall mean United States, foreign and international patents, patent applications, including provisional applications, statutory invention registrations, invention disclosures, inventions, trademarks, service marks, trade names, domain names, URLs, trade dress, logos and other source identifiers, copyrights, software, formulae, trade secrets, know-how, methods, processes, protocols, specifications, techniques, and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such samples, studies and summaries) and other intellectual property, whether patentable or not.

“Intellectual Property Rights” shall mean and includes all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (i) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, and mask works; (ii) trademark and trade name rights and similar rights; (iii) trade secret rights; (iv) patents and industrial property rights; (v) other proprietary rights in Intellectual Property of every kind and nature; and (vi) all registrations, renewals, extensions, combinations, divisions, or reissues of, and applications for, any of the rights referred to in clauses (i) through (v) above.

“International Employee Plan” shall mean any Employee Plan that is maintained primarily outside of the United States.

“Intervening Event” shall mean any material fact, event, change, development or circumstances not known, or not reasonably capable of being known, by the Board of Directors of the Company as of the date of this Agreement (or if known or reasonably capable of being known as of the date of this Agreement, the consequences of which were not known and not reasonably capable of being known as of the date of this Agreement to the Board of Directors of the Company) and not relating to any Acquisition Proposal; provided that in no event shall the receipt, existence of or terms of an Acquisition Proposal, or any inquiry, indication of interest, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, or the consequences thereof constitute an Intervening Event.

“IRS” shall mean the Internal Revenue Service.

“knowledge” means (i) when used in the phrases “to the knowledge of the Company” or “the Company has no knowledge” or similar phrases, the knowledge, after reasonable inquiry and investigation, of each of the individuals identified in Schedule 1.1(a), and (ii) when used in the phrases “to the knowledge of Parent” or “Parent has no knowledge” or similar phrases, the knowledge, after reasonable inquiry and investigation, of each of the individuals identified in Schedule 1.1(b).

“Law” means, with respect to any Person, any international, supranational, national, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation or other similar requirement enacted, adopted, promulgated, implemented, applied or enforced by a Governmental Body that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Lease Agreement” is defined in Section 3.7(b) of the Agreement.

“Leased Real Property” is defined in Section 3.7(b) of the Agreement.

“Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Letter of Transmittal” is defined in Section 2.5(a) of the Agreement.

“LLCA” shall mean the Massachusetts Limited Liability Company Act, as amended.

“LLC Merger” is defined in Recital B of the Agreement.

“Massachusetts Courts” is defined in Section 9.5(a) of the Agreement.

“Material Contract” is defined in Section 3.9(b) of the Agreement.

“MBCA” shall mean the Massachusetts Business Corporation Act, as amended.

“Merger” is defined in Recital B of the Agreement.

“Mergers” is defined in Recital B of the Agreement.

“Merger Consideration” is defined in Section 2.1(d) of the Agreement.

“Merger LLC” is defined in the preamble to the Agreement.

“Merger Sub” is defined in the preamble to the Agreement.

“Multiemployer Plan” is defined in Section 3.16(b) of the Agreement.

“NASDAQ” shall mean The NASDAQ Global Select Market, or any successor thereto.

“Non-Election Shares” is defined in Section 2.3(c) of the Agreement.

“Notice of Dissenter’s Intent” is defined in Section 2.3(d) of the Agreement.

“OFAC” shall mean the Office of Foreign Assets Control, within the U.S. Department of Treasury, or any successor body.

“Order” means, with respect to any Person, any order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Body or arbitrator that is binding upon or applicable to such Person or its property.

“Outbound License” is defined in Section 3.8(c) of the Agreement.

“Owned Real Property” is defined in Section 3.7(a) of the Agreement.

“Parent” is defined in the preamble to the Agreement.

“Parent Associate” means any current officer, employee, agent or consultant and any other individual who is a director, in each case, of any of Parent or any of its wholly-owned Subsidiaries and any such individual hired, employed or otherwise engaged and providing services to Parent or its Subsidiaries after the date of the Agreement not in violation of the Agreement.

“Parent Common Stock” is defined in Section 2.1(a) of the Agreement.

“Parent Equity Plans” means the stock option, equity award, incentive compensation and similar plans of Parent.

“Parent Material Adverse Effect” any effect, change, event, occurrence, development, circumstance, condition or state of facts that, individually or in the aggregate, (i) has a material adverse effect on the assets, liabilities, business, condition (financial or otherwise) or results of operations of Parent and its Subsidiaries, taken as a whole, or (ii) prohibits or materially delays the ability of Parent to consummate the transactions contemplated by the Agreement, excluding in each case any such effect, change, event, occurrence, development, circumstance, condition or state of facts resulting from or arising out of: (A) the announcement of the Mergers; (B) the identity of the Company; (C) any changes in general economic, financial market or political conditions after the date of this Agreement; (D) any changes in general conditions in the industry or markets in which Parent and its Subsidiaries operate after the date of this Agreement; (E) any changes in applicable Law or GAAP (or interpretations thereof) after the date of this Agreement; (F) the taking of any specific action, or refraining from taking any specific action, in each case at the written direction of the Company or as expressly required by this Agreement; (G) the outbreak or escalation of hostilities, any acts of war, terrorism or military actions, or any escalation or worsening of any such hostilities, acts of war, terrorism or military actions threatened or underway as of the date of this Agreement, or any natural disaster, in each case, after the date of this Agreement; or (H) in and of itself, any failure by Parent to meet analysts’ estimates or projections, performance measures, operating statistics or revenue or, earnings or similar projections, forecasts or predictions for any period after the date of this Agreement (in each case whether internal or external) or, in and of itself, any decline in the price or trading volume of Parent Common Stock after the date of this Agreement (provided, however, that, except as otherwise provided in this definition, the underlying causes of such failure or decline may be taken into account in determining whether a Company Material Adverse Effect has occurred); provided, further, in the case of clauses (C), (D), (E) and (G) such effect may be taken into account in determining whether or not there has been a Company Material Adverse Effect to the extent such effect has a materially disproportionate adverse effect on Parent and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which Parent and its Subsidiaries operate, in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether or not there has been a Company Material Adverse Effect.

“Parent SEC Documents” is defined in Section 4.8(a) of the Agreement.

“Parent Shares” is defined in Section 4.2 of the Agreement.

“Parent Termination Fee” is defined in Section 8.3(c) of the Agreement.

“Payoff Letter” is defined in Section 6.13 of the Agreement.

“Permitted Encumbrance” shall mean (a) Encumbrances that arise out of Taxes not in default and payable without penalty or interest or the validity of which is being contested in good faith by appropriate proceedings, (b) any carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or similar Encumbrances arising out of work performed, services provided or materials delivered not reflected in the public records that arise in the ordinary course of business for amounts which are not yet due and payable or being contested in good faith by appropriate proceedings, (c) in the case of any written Contract, restrictions against the transfer or assignment thereof that are included in the express terms of such Contract, (d) Encumbrances created by municipal and zoning ordinances that have jurisdiction over the Owned Real Property, (e) Encumbrances that are non-monetary recorded restrictions on Owned Real Property that would not, individually or in the aggregate, materially affect the value or use of such Owned Real Property and (f) matters shown on a current survey.

“Person” shall mean any individual, Entity or Governmental Body.

“Pre-Closing Period” is defined in Section 5.1(a) of the Agreement.

“Proceeding” is defined in Section 6.5(b) of the Agreement.

“Prohibited Person” shall mean (i) any Person identified on OFAC’s list of Specially Designated Nationals and Blocked Persons or targeted by an OFAC Sanctions Program; (ii) the government, including any political subdivision, agency, instrumentality, or national thereof, of any country with respect to which the United States or any jurisdiction in which any Acquired Corporation is operating, located or incorporated or organized administers or imposes economic or trade sanctions or embargoes; (iii) any Person acting, directly or indirectly, on behalf of, or an entity that is owned or controlled by, a Specially Designated National and Blocked Person or by a government or Person identified in clause (ii) above, or (iv) a Person on any other similar export control, terrorism, money laundering or drug trafficking related list administered by any Governmental Body either within or outside the U.S. the conduct of business with whom it is prohibited pursuant to applicable Law.

“Proxy Statement/Prospectus” is defined in Section 1.3(a) of the Agreement.

“Quad Merger Agreement” is defined in Recital A of the Agreement.

“Quad Termination Fee” is defined in Section 3.22(c) of the Agreement.

“Real Property” is defined in Section 3.7(b) of the Agreement.

“Registered IP” shall mean all Intellectual Property and Intellectual Property Rights that are registered, issued, filed or applied for under the authority of any Governmental Body.

“Representatives” shall mean officers, directors, employees, attorneys, accountants, investment bankers, consultants, agents, advisors and representatives.

“S-4 Registration Statement” is defined in Section 1.3(a) of the Agreement.

“SEC” shall mean the United States Securities and Exchange Commission.

“Second Effective Time” is defined in Section 6.12 of the Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shareholder Rights Plan” is defined in Recital F of the Agreement.

“Shares” is defined in Recital C of the Agreement.

“Shortfall Number” is defined in Section 2.2(a)(ii) of the Agreement.

“Standstill Release/Waiver” is defined in Section 5.3(d) of the Agreement.

“Stock Consideration” is defined in Section 2.1(d) of the Agreement.

“Stock Conversion Number” is defined in Section 2.3(c) of the Agreement.

“Stock Election” is defined in Section 2.3(c) of the Agreement.

“Stock Election Number” is defined in Section 2.3(c) of the Agreement.

“Stock Election Shares” is defined in Section 2.3(c) of the Agreement.

“Stockholder Approval” is defined in Section 3.22(a) of the Agreement.

“Stockholder Litigation” means any claim or Legal Proceeding (including any class action or derivative litigation) asserted or commenced by, on behalf of or in the name of, against or otherwise involving the Company, the Board of Directors of the Company, any committee thereof and/or any of the Company’s directors or officers relating directly or indirectly to the Agreement, the Mergers or any related transaction (including any such claim or Legal Proceeding based on allegations that the Company’s entry into the Agreement or the terms and conditions of the Agreement or any related transaction constituted a breach of the fiduciary duties of any member of the Board of Directors of the Company, any member of the Board of Directors of any of the Company’s Subsidiaries or any officer of the Company or any of its Subsidiaries).

“Stockholders’ Meeting” is defined in Section 1.3(d) of the Agreement.

“Subsidiary” An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s Board of Directors or other governing body, or (b) at least 50% of the outstanding equity or economic interests of such Entity.

“Superior Proposal” means any bona fide written Acquisition Proposal that the Board of Directors of the Company determines in good faith, after consultation with the Company Financial Advisor and outside legal counsel, and in light of all relevant circumstances and all terms and conditions of such offer or proposal and the Agreement (and, if applicable, any proposal by Parent to amend the terms of the Agreement pursuant to Section 5.4(b) thereof or otherwise), (i) is more favorable to the stockholders of the Company than the transactions contemplated by the Agreement, (ii) is not conditioned upon conducting due diligence or obtaining financing or any regulatory approvals or consents beyond or in addition to those required in connection with the transactions contemplated by this Agreement, and (iii) is reasonably likely to be consummated on the terms so proposed, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the Third Party making the Acquisition Proposal; provided, however, that, for purposes of this definition of “Superior Proposal,” references in the term “Acquisition Proposal” to “15% or more” shall be deemed to be references to “100%”.

“Surviving Company” is defined in Section 1.1(a) of the Agreement.

“Surviving LLC” is defined in Section 6.12 of the Agreement.

“Takeover Laws” shall mean (a) any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover laws and regulations and (b) Chapters 110C, 110D and 110F of the Massachusetts General Laws.

“Tax” shall mean supranational, national, state, provincial, municipal, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, single business, unincorporated business, value added, capital stock, production, business and occupation, disability, FICA, employment, payroll, license, estimated, stamp, custom duties, environmental, severance or withholding taxes, or any other tax, governmental fee or other like assessment or charge of any kind whatsoever, imposed by any Governmental Body, including any interest and penalties (civil or criminal) on or additions to any such taxes, whether disputed or not, and shall include any transferee liability in respect of taxes, any liability in respect of taxes imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement.

“Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

“Termination Fee” is defined in Section 8.3(b) of the Agreement.

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent or any of its Subsidiaries or Representatives (in their capacity as such).

“U.S. Employee Plan” means any Employee Plan that is maintained primarily in the United States.

“Voting Agreements” is defined in Recital E of the Agreement.

“WARN” is defined in Section 3.17(b) of the Agreement.

Annex B

VOTING AGREEMENT

by and among

R.R. DONNELLEY & SONS COMPANY

and

[SHAREHOLDER]

Dated as of February 5, 2015

B-i

VOTING AGREEMENT

VOTING AGREEMENT, dated as of February 5, 2015 (this “Agreement”), by and between R.R. Donnelley & Sons Company, a Delaware corporation (“Parent”), [•] (the “Shareholder”), a shareholder of the Courier Corporation, a Massachusetts corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, the Company, Quad/Graphics, Inc., Max Sub, Inc. and QGBC, LLC had entered into an Agreement and Plan of Merger, dated as of January 16, 2015 (the “Quad Merger Agreement”), and as a material condition and inducement to the willingness of Quad/Graphics, Inc. and Max Sub, Inc. to enter into the Quad Merger Agreement, Quad/Graphics, Inc. required that the Shareholder agree, and the Shareholder, in order to induce Quad/Graphics, Inc. and Max Sub, Inc. to enter into the Quad Merger Agreement, agreed, to enter into a voting agreement (the “Quad Voting Agreement”) with respect to the Covered Shares (as hereinafter defined), but immediately prior to the execution of this Agreement, the Quad Merger Agreement and the Quad Voting Agreement have each been terminated in accordance with their terms.

WHEREAS, concurrently with the execution of this Agreement, Parent, Raven Solutions, Inc., a Massachusetts corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub”), Raven Ventures LLC, a Massachusetts limited liability company and a direct, wholly owned subsidiary of Parent (“Merger LLC”) and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, on the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into the Company, with the Company being the surviving company in the merger (the “Merger”), which merger will be immediately followed by a merger of such surviving company with and into Merger LLC, and each outstanding Share will be converted into the right to receive the Merger Consideration;

WHEREAS, as of the date hereof, the Shareholder is the Beneficial Owner (as hereinafter defined) of, and has sole investment authority over, in the aggregate, [•] issued and outstanding Shares;

WHEREAS, the Shareholder has been provided with the execution copy of the Merger Agreement and acknowledges that such Shareholder will benefit directly and substantially from the consummation of the transactions contemplated thereby; and

WHEREAS, as a material condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent has required that the Shareholder agree, and the Shareholder, in order to induce Parent and Merger Sub to enter into the Merger Agreement and in consideration of the substantial expenses incurred and to be incurred by Parent and Merger Sub in connection therewith, has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to the Covered Shares (as hereinafter defined) and certain other matters as set forth herein.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

General

1.1. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

“Beneficial Owner” shall be interpreted in accordance with the term “beneficial owner” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficial Ownership,” “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

“Covered Shares” means, with respect to the Shareholder, the Shareholder’s Existing Shares, together with any Shares or other voting capital stock of the Company issued and outstanding of which the Shareholder acquires Beneficial Ownership on or after the date hereof.

“Existing Shares” means, with respect to the Shareholder, the number of issued and outstanding Shares Beneficially Owned and/or owned of record by the Shareholder, as set forth in the recitals.

“Transfer” means, directly or indirectly, to sell, transfer, assign, deposit, pledge, encumber (including creating or incurring any Encumbrance upon), hypothecate or similarly dispose of (including by gift, merger, consolidation by operation of Law or otherwise (including by conversion into securities or other consideration), either voluntarily or involuntarily, or by tendering into any tender or exchange offer), or to enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership or any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, deposit, pledge, encumbrance (including the creation or incurrence of any Encumbrance upon), hypothecation or similar disposition of (including by gift, merger, consolidation by operation of Law or otherwise (including by conversion into securities or other consideration), either voluntarily or involuntarily, or by tendering into any tender or exchange offer); provided that, from and after the time the Shareholder Approval is obtained, the term “Transfer” shall not be deemed to include or prohibit any hedging transactions (including puts and options) that the Shareholder may enter into with respect to any Covered Shares in compliance with applicable Laws to the extent the Shareholder maintains exclusive Beneficial Ownership of the Covered Shares that are the subject of such hedging transactions.

ARTICLE II

Voting

2.1. Agreement to Vote. Subject to the terms of this Agreement, the Shareholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Shareholders’ Meeting and at any other meeting of the holders of Shares, however called, including any adjournment or postponement thereof, and in connection with any written consent of the holders of Shares, or in any other circumstance upon which a vote, consent or other approval of the holders of Shares is sought, the Shareholder shall, in each case, to the fullest extent that such matters are submitted for the vote, written consent or approval of the Shareholder and that the Covered Shares are entitled to vote thereon or consent thereto:

(a) appear at any such meeting or otherwise cause, to the extent possible in such Shareholder’s capacity as a shareholder of the Company, the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Shares (A) in favor of the approval of the Merger Agreement and any related proposal in furtherance thereof and/or in furtherance of effecting the Merger and the other transactions contemplated by the Merger Agreement; (B) against any action or agreement submitted for the vote or written consent of the holders of Shares that would to the knowledge of Shareholder result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or that would to the knowledge of Shareholder otherwise be in opposition to, or inconsistent with, the Merger or any of the other transactions contemplated by the Merger Agreement; (C) against any Acquisition Proposal (as defined in the Merger Agreement, other than the Merger) and (D) to the extent reasonably requested by Parent, against any other action, agreement or transaction submitted for the vote or written consent of the holders of Shares that would reasonably be expected to impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the consummation of the Merger and the other transactions contemplated by the Merger Agreement (including the economic benefits to Parent and Merger Sub of the Merger and the other transactions contemplated by the Merger Agreement) (the matters set forth in clauses (A)-(D) of this Section 2.1(b), the “Section 2.1(b) Matters”).

Any such vote shall be cast (or consent shall be given) by the Shareholder in accordance with such procedures relating thereto as will ensure that the Covered Shares are duly counted, including for purposes of determining whether a quorum is present. This Section 2.1 shall not require the Shareholder to exercise any warrants or options (if any) to acquire Shares or other capital stock of the Company. The Shareholder shall provide Parent with at least five (5) business days prior written notice prior to signing any action proposed to be taken by written consent with respect to any Covered Shares. The obligations of the Shareholder under this Agreement, including this Article II, shall apply unless this Agreement has been terminated.

2.2. No Inconsistent Agreements. The Shareholder hereby covenants and agrees that, other than this Agreement, such Shareholder (a) has not entered into (except for the Quad Voting Agreement, which agreement has been validly terminated and is no longer in effect), and shall not enter into at any time while this Agreement is in effect, any voting arrangement, whether by proxy, consent, power of attorney, voting agreement, voting trust or otherwise, with respect to the Covered Shares with respect to any Section 2.1(b) Matters, (b) has not granted, and shall not grant at any time while this Agreement is in effect, a proxy, consent or power of attorney with respect to the Covered Shares with respect to any of the Section 2.1(b) Matters and (c) has not taken and shall not take any action that would have the effect of preventing or disabling the Shareholder from performing any of his, her or its obligations under this Agreement.

2.3. Other Matters. This Agreement shall not restrict the Shareholder in any way from voting in favor of, voting against or abstaining from voting with respect to any matter presented to the holders of Shares, in each case except with respect to Section 2.1(b) Matters.

ARTICLE III

Representations and Warranties

3.1. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Parent as follows:

(a) Due Authority; Validity of Agreement. The Shareholder has all requisite legal right, power, authority and capacity to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement has been duly executed and delivered by the Shareholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against him in accordance with its terms, subject to (x) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (y) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b) Ownership. The Shareholder’s Existing Shares are, and from the date hereof through and at Closing will be, owned of record and/or Beneficially Owned by the Shareholder. Any Covered Shares acquired by the Shareholder after the date hereof and prior to the Closing will be owned of record and/or Beneficially Owned by the Shareholder from the date of such acquisition through and at Closing. As of the date hereof, the Shareholder’s Existing Shares constitute all of the issued and outstanding Shares owned of record and/or Beneficially Owned by the Shareholder. The Shareholder has and will have at all times through the Effective Time the sole right and power (i) over the voting and disposition of the Covered Shares and (ii) to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Covered Shares, with no limitations, qualifications or restrictions on such rights or powers. The Shareholder has good and valid legal title to the Existing Shares free and clear of any Encumbrances whatsoever with respect to the ownership, Transfer or voting of the Existing Shares, except for any such Encumbrances and restrictions arising hereunder and except for Transfer restrictions of general applicability under the Securities Act of 1933, as amended, state “blue sky” Laws or any equity or similar stock plan maintained by the Company.

(c) Non-Contravention. The execution, delivery and performance of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated by this Agreement do not and will not (i) with or without notice or lapse of time or both, require any consent or approval under, violate, result in any breach of or any loss of any benefit under, or result in termination or give to others any right of termination, or cancellation of any Contract to which the Shareholder is a party, or by which such Shareholder or any of his, her or its properties or assets may be bound or affected or any Governmental Authorization affecting, or relating in any way to, the property, assets or business of the Shareholder; (ii) result in a violation or breach of any Law or Order applicable to Shareholder or any of his, her or its properties or assets; or (iii) result in the creation or imposition of any Encumbrance (other than Permitted Encumbrances) on any asset of the Shareholder (including the Covered Shares), except for any of the foregoing as would not, individually or in the aggregate, impair the ability of the Shareholder to consummate the transactions contemplated hereby.

(d) Consents. The Shareholder is not required to give notice to, deliver any report to, make any filing with, or obtain any consent or waiver from any Person in connection with the execution, delivery and performance of this Agreement, or the consummation by Shareholder of the transactions contemplated by this Agreement, except where the failure to give such notice, deliver such report, make such filing, or obtain such consent or waiver would not, individually or in the aggregate, impair the ability of the Shareholder to consummate the transactions contemplated hereby.

(e) Legal Proceedings; Orders. There is no Legal Proceeding pending against or, to the knowledge of the Shareholder, threatened, against the Shareholder and the Shareholder is not subject to any continuing Order, settlement agreement or similar written agreement with, or, to the knowledge of the Shareholder, continuing investigation by, any Governmental Body, that would, individually or in the aggregate, impair the ability of the Shareholder to consummate the transactions contemplated hereby.

(f) Reliance by Parent and Merger Sub. The Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement and the representations and warranties, covenants and other agreements of the Shareholder contained herein.

3.2. Representations and Warranties of Parent.

(a) Due Authority; Validity of Agreement. Parent has all requisite legal right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Parent and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms, subject to (x) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (y) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b) No Beneficial Ownership. Parent hereby represents and warrants to the Shareholder that nothing contained in this Agreement has caused or shall cause Parent to acquire Beneficial Ownership of the Covered Shares.

ARTICLE IV

Other Covenants

4.1. Prohibition on Transfers, Other Actions. The Shareholder hereby agrees not to (a) Transfer any of the Covered Shares, Beneficial Ownership thereof or any other interest specifically therein (including by tendering into any tender or exchange offer by any Person other than Parent or any of its Subsidiaries), (b) enter into any agreement, arrangement or understanding with any Person (other than Parent or Merger Sub), or take any other action that would prevent or disable the Shareholder from performing his, her or its obligations under this Agreement or (c) take any action that would result in the Shareholder not having the legal power, authority or right to comply with and perform his, her or its covenants under this Agreement; provided that the Shareholder may Transfer Covered Shares (i) in the form of a gift to a charitable organization for philanthropic purposes or (ii) to trusts or other entities for estate planning purposes so long as, in each such case, the Shareholder maintains exclusive voting power over such Covered Shares and the recipient of such Covered Shares executes and delivers a joinder to this Agreement whereby such recipient becomes bound by the terms of this Agreement. Any purported Transfer of the Covered Shares in violation of this Section 4.1 shall be null and void ab initio.

4.2. Additional Shares. In the event of a stock split, stock dividend or distribution, or any change in the Shares by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of Shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such Shares as well as all such stock splits, dividends and distributions and any securities into which or for which any or all of such Shares may be changed or exchanged or which are received in such transaction.

4.3. No Solicitation. The Shareholder hereby agrees that during the term of this Agreement and except as otherwise permitted under the terms of the Merger Agreement, such Shareholder shall not, nor shall he, she or it authorize or permit any of his, her or its controlled Affiliates and Representatives to: (i) entertain, solicit, initiate, knowingly facilitate or knowingly encourage any inquiries, proposals or offers that constitute, or that could reasonably be expected to lead to, an Acquisition Proposal, (ii) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any Shares in connection with any vote or other action on any of the Section 2.1(b) Matters, other than to recommend that the holders of Shares vote in favor of the approval of the Merger Agreement, (iii) furnish any information regarding any of the Acquired Companies to any Person (other than Parent and Parent’s or the Company’s Representatives acting in their capacity as such) in connection with or in response to an Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal, (iv) engage in, continue or otherwise participate in any discussions or negotiations with any Third Party regarding, or furnish to any Third Party information or provide to any Third Party access to the businesses, properties, assets or personnel of the Company or any of its Subsidiaries in connection with or for the purpose of encouraging or facilitating, an Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, (v) approve, endorse or recommend any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal, (vi) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal, (vii) enter into any letter of intent, agreement, contract, commitment or agreement in principle with respect to an Acquisition Proposal or enter into any agreement, contract or commitment requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by this Agreement or (viii) otherwise facilitate knowingly any effort or attempt to make an Acquisition Proposal, in each case except to the extent that at such time the Company is permitted to take such action pursuant to the Merger Agreement (but subject to the same restrictions applicable to the Company with respect to the taking of such action under the Merger Agreement). Immediately following the execution hereof, the Shareholder shall, and shall cause his, her or its controlled Affiliates and Representatives to, immediately cease and terminate any existing solicitation, encouragement, discussion or negotiation with any Third Party theretofore conducted by the Shareholder, his, her or its controlled Affiliates or their respective Representatives with respect to an Acquisition Proposal, or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal.

4.4. Notice of Acquisitions. The Shareholder hereby agrees to notify Parent in writing as promptly as practicable (and in any event within one business day following such acquisition by the Shareholder) of the number of any additional Shares or other securities of the Company of which the Shareholder acquires Beneficial Ownership on or after the date hereof.

4.5. Waiver of Appraisal Rights. The Shareholder hereby unconditionally waives, and agrees not to exercise, assert or perfect, any rights of appraisal or any dissenters’ rights that the Shareholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Merger.

4.6. Public Announcement. So long as the Merger Agreement is in effect, the Shareholder hereby agrees, in his capacity as a shareholder of the Company only, not to issue any press release or make any other public statement regarding the Merger Agreement or this Agreement or the transactions contemplated thereby and hereby, without the prior written consent of Parent and the Company, except as required by applicable Law. The Shareholder hereby authorizes Parent and the Company to disclose in any reports required to be filed under the Securities Act or the Exchange Act, including any report on Form 8-K or any Schedule 13D, if applicable, and any other applicable Laws, this Agreement and the information contained herein.

ARTICLE V

Miscellaneous

5.1. Termination. This Agreement shall remain in effect until the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the amendment or modification of the Merger Agreement without the prior written consent of the Shareholder to (x) decrease the amount of the Merger Consideration (it being understood that any changes in the value of Parent Shares shall not constitute a decrease in the Merger Consideration) or (y) change the mix of cash and stock that constitutes the Merger Consideration. Upon the occurrence of any such event, this Agreement (other than Section 5.8(b)) shall automatically terminate without any notice or further action from the parties hereto and be of no further force or effect.

5.2. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares, except as otherwise provided herein. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholder, and Parent shall have no authority to direct the Shareholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

5.3. Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the fifth (5th) business day after dispatch by registered or certified mail, (iii) on the next business day if transmitted by national overnight courier or (iv) on the date delivered if sent by e-mail (provided confirmation of email receipt is obtained), in each case as follows:

(i)	if to Parent, to:

if to Parent:

Facsimile No.
Email:

with a copy to (which shall not constitute notice):

Facsimile No.

(ii)	if to the Shareholder, to:

c/o Courier Corporation

15 Wellman Avenue

North Chelmsford, MA

01863

Facsimile No. (978) 251-0976

5.4. Interpretation.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” are intended to refer to Sections of this Agreement.

(e) The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

5.5. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or PDF shall be sufficient to bind the parties to the terms and conditions of this Agreement.

5.6. Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and there are no representations, understandings or agreements relating to the subject matter hereof that are not fully expressed in this Agreement and the documents and instruments executed and delivered in connection herewith and (ii) are not intended to confer upon any Person other than the parties hereto any rights or remedies whatsoever.

5.7. Governing Law; Submission to Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflicts of law rules of such Commonwealth. The parties hereto agree that any Legal Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the courts of the Commonwealth of Massachusetts and of the United States of America located in the Commonwealth of Massachusetts (the “Massachusetts Courts”). Each party hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each party agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 5.3 or in any other manner permitted by Law.

(b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, except as expressly provided in the following sentence. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Massachusetts Courts and, in any action for specific performance, each party waives the defense of adequacy of a remedy at law and waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity (subject to the limitations set forth in this Agreement). The parties hereto further agree that (i) by seeking the remedies provided for in this Section 5.7(b), a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 5.7(b) are not available or otherwise are not granted, and (ii) the commencement of any Legal Proceeding pursuant to this Section 5.7(b) or anything set forth in this Section 5.7(b) shall not restrict or limit any party’s right to pursue any other remedies under this Agreement that may be available at any time.

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.8. Amendment; Waiver; Expenses.

(a) This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. Each party hereto may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties hereto.

(b) The Shareholder shall be responsible for all of his, her or its expenses in connection with this Agreement and the transactions contemplated hereby, and shall not seek reimbursement from the Company with respect thereto.

5.9. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated by this Agreement are fulfilled to the extent possible.

5.10. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any purported assignment in violation of the provisions of this Agreement shall be null and void ab initio.

5.11. Shareholder Capacity. The Shareholder is entering into this Agreement solely in his or her capacity as the Beneficial Owner of Shares, and, if applicable, not the Shareholder’s capacity as a director or officer of the Company or any of the Company’s Subsidiaries. Accordingly, notwithstanding anything to the contrary contained in this Agreement, nothing herein shall in any way (a) restrict or limit the Shareholder from taking (or omitting to take) any action in his or her capacity as a director or officer of the Company taken in order to fulfill his or her fiduciary obligations under applicable Law or (b) restrict or limit (or require the Shareholder to attempt to restrict or limit) the Shareholder from acting in such capacity or voting in such capacity in the good faith exercise of his or her fiduciary duties under applicable Law. Notwithstanding the foregoing, the parties hereto acknowledge that the directors and officers of the Company are restricted in the manner set forth in the Merger Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

R.R. DONNELLEY & SONS COMPANY

By:
Name: Daniel N. Leib
Title: Executive Vice President and Chief
Financial Officer

Signature Page to Voting Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

[SHAREHOLDER]

Signature Page to Voting Agreement

Annex C

Blackstone Advisory Partners L.P.

February 5, 2015

Board of Directors

Courier Corporation

15 Wellman Avenue

North Chelmsford, MA 01863

Members of the Board:

We understand that Courier Corporation (“Courier”), RR Donnelley & Sons Co. (“RRD”), Raven Solutions, Inc., a wholly-owned subsidiary of RRD (“Merger Sub”) and Raven Ventures LLC, a wholly-owned subsidiary of RRD (“Merger LLC”) plan to enter into an Agreement and Plan of Merger (the “Merger Agreement”), which provides for, among other things, the acquisition of Courier by RRD (the “Merger”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into Courier with Courier being the surviving corporation (the “Surviving Corporation”) of such merger, with such merger immediately followed by a merger of the Surviving Corporation with and into Merger LLC with Merger LLC being the surviving company (the “Surviving Company”) in such merger and each issued and outstanding share of common stock, par value $1.00 per share, of Courier (“Courier Common Stock”), other than those shares of Courier Common Stock which are not being converted into the right to receive the merger consideration under the Merger Agreement, will be converted into the right to receive either $23.00 in cash, without interest (the “Cash Consideration”), or 1.3756 shares of RRD common stock, without interest (the “Stock Consideration”), subject to proration to result in 8 million shares of RRD common stock being issued to Courier shareholders. The Cash Consideration and the Stock Consideration (including cash in lieu of fractional shares of RRD common stock) are referred to herein collectively as the “Consideration.” The terms and conditions of the Merger are fully set forth in the Merger Agreement.

You have asked us whether, in our opinion, as investment bankers, the Consideration is fair to the holders of Courier Common Stock from a financial point of view.

In arriving at the opinion set forth below, we have, among other things:

•	Reviewed certain publicly available information concerning the business, financial condition, and operations of Courier and RRD that we believe to be relevant to our inquiry.

•	Reviewed certain information concerning the business, financial condition, and operations of Courier and RRD prepared and furnished to us by the management of Courier that we believe to be relevant to our inquiry.

•	Reviewed certain internal financial analyses, estimates and forecasts relating to Courier, prepared and furnished to us by the management of Courier.

•	Reviewed the forecast for Courier for the four year period ending September 29, 2018, prepared and furnished to us by the management of Courier.

•	Reviewed certain forecasts for RRD prepared based on guidance from the management of Courier based on their understanding of the industry and publicly available research reports regarding RRD, although internal forecasts prepared by RRD were not otherwise made available for our review.

•	Reviewed the publicly available audited financial statements of Courier for the fiscal years ending September 28, 2013 and September 27, 2014.

•	Reviewed the publicly available audited financial statements of RRD for the fiscal years ended December 31, 2012 and December 31, 2013.

•	Reviewed the publicly available unaudited financial statements of RRD for the quarters ended March 31, June 30 and September 30, 2014.

•	Held discussions with members of senior management of Courier concerning their evaluations of the Merger and their businesses, operating and regulatory environments, financial conditions, prospects, and strategic objectives, as well as such other matters as we deemed necessary or appropriate for purposes of rendering this opinion.

•	Reviewed the historical market prices and trading activity for Courier Common Stock and common stock.

•	Compared certain publicly available financial and stock market data for Courier with similar information for certain other publicly traded printing companies that we deem to be generally comparable to the business of Courier.

•	Compared certain publicly available financial and stock market data for RRD with similar information for certain other publicly traded printing companies that we deem to be generally comparable to the business of RRD.

•	Reviewed the publicly available financial terms of certain other business combinations in the publishing and printing industries and the consideration received for such companies that we believe to be generally relevant.

•	Performed a discounted cash flow analysis for Courier utilizing financial information prepared and furnished to us by the management of Courier.

•	Performed a discounted cash flow analysis for RRD utilizing financial information prepared based on guidance from the management of Courier based on their understanding of the industry and publicly available research reports regarding RRD.

•	Reviewed the draft Merger Agreement, dated January 29, 2015.

•	Reviewed the potential pro forma impact of the Merger including the potential synergies that could be achieved based on information shared with RRD by Courier management.

•	Performed such other financial studies, analyses and investigations, and considered such other matters as we deemed necessary or appropriate for purposes of rendering this opinion.

In preparing this opinion, at your direction, we have relied without assuming responsibility or liability for independent verification upon the accuracy and completeness of all financial and other information that is available from public sources and all projections and other information provided to us by Courier or otherwise discussed with or reviewed by or for us. We have assumed with your consent that the financial and other projections prepared by Courier and the assumptions underlying those projections, including the amounts and the timing of all financial and other performance data, have been reasonably prepared in accordance with industry practice and represent management’s best estimates and judgments as of the date of their preparation. We assume at your direction no responsibility for and express no opinion as to such analyses or forecasts or the assumptions on which they are based. We have further relied with your consent upon the assurances of the management of Courier that they are not aware of any facts that would make the information and projections provided by them inaccurate, incomplete or misleading.

We have not been asked to undertake, and have not undertaken, an independent verification of any information, nor have we been furnished with any such verification and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not conduct a physical inspection of any of the properties or assets of Courier. We did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of Courier, nor have we been furnished with any such evaluations or appraisals, nor have we evaluated the solvency of Courier or RRD under any state or federal laws.

We also have assumed with your consent that the final executed form of the Merger Agreement does not differ in any material respects from the draft dated January 29, 2015 and the consummation of the Merger will be effected in accordance with the terms and conditions of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise) for the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Courier and RRD or the contemplated benefits of the Merger. In addition, at your direction, we have assumed that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. We are not legal, tax or regulatory advisors and have relied upon without independent verification the assessment of Courier and its legal, tax and regulatory advisors with respect to such matters.

Our opinion does not take into account the relative merits of the Merger as compared to any other business plan, opportunity or alternative transaction that might be available to Courier or the effect of any other arrangement or alternative transaction in which Courier might engage. Our opinion is limited to the fairness, from a financial point of view, to the holders of Courier Common Stock of the Consideration to be paid in the Merger, and we express no opinion as to the fairness of the Merger to the holders of any other class of securities, creditors or other constituencies of Courier or as to the underlying decision by Courier to engage in the Merger. Our opinion does not address any other aspect or implication of the Merger, the Merger Agreement, or any other agreement or understanding entered into in connection with the Merger or otherwise. We also express no opinion as to the fairness of the amount or nature of the compensation to any of Courier’s officers, directors or employees, or any class of such persons, relative to the compensation to the public shareholders of Courier. Our opinion is necessarily based upon economic, market, monetary, regulatory and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. We express no opinion as to the prices or trading ranges at which Courier Common Stock will trade at any time Furthermore, we are not expressing any opinion as to the impact of the Merger on the solvency or viability of the Surviving Company or the ability of the Surviving Company to pay its obligations when they become due or as to what value of shares of RRD stock will be when issued to shareholders of Courier.

This opinion does not constitute a recommendation to any shareholder as to how such holder should vote with respect to the Merger or any other matter, and should not be relied upon by any shareholder as such. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. This opinion has been approved by a fairness committee in accordance with established procedures.

This letter is provided to the Board of Directors of Courier in connection with and for the purposes of its evaluation of the Merger only and, without our prior written consent, is not to be quoted, summarized, paraphrased or excerpted, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other report, document, release or other written or oral communication prepared, issued or transmitted by the Board of Directors, including any committee thereof, or Courier. However, a copy of this opinion may be included in its entirety as an exhibit to the disclosure documents Courier is required to make with the Securities and Exchange Commission in connection with the Merger. Any summary or description of this opinion in such documents shall require our prior written approval, which shall not be unreasonably withheld.

We have acted as financial advisor to Courier with respect to the Merger and will receive a fee from Courier for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, Courier has agreed to reimburse us for out-of-pocket expenses and to indemnify us for certain liabilities arising out of the performance of such services (including the rendering of this opinion). In addition, we have performed other investment banking and financial advisory services for Courier in the past for which we have received customary compensation. In the ordinary course of our and our affiliates’ businesses, we and our affiliates may actively trade or hold the securities of Courier or RRD or any of their affiliates for our or their own account or for others and, accordingly, may at any time hold a long or short position in such securities.

Based on the foregoing and subject to the foregoing, we are of the opinion, as investment bankers, that, as of the date hereof, the Consideration to be paid to the holders of Courier Common Stock is fair to such holders from a financial point of view.

Very truly yours,
/s/ Blackstone Advisory Partners L.P.

Annex D

Massachusetts Business Corporation Act

Chapter 156D

PART 13

Section 13.01. DEFINITIONS

In this PART the following words shall have the following meanings unless the context requires otherwise:

“Affiliate”, any person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control of or with another person.

“Beneficial shareholder”, the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

“Corporation”, the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in sections 13.22 to 13.31, inclusive, includes the surviving entity in a merger.

“Fair value”, with respect to shares being appraised, the value of the shares immediately before the effective date of the corporate action to which the shareholder demanding appraisal objects, excluding any element of value arising from the expectation or accomplishment of the proposed corporate action unless exclusion would be inequitable.

“Interest”, interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

“Marketable securities”, securities held of record by, or by financial intermediaries or depositories on behalf of, at least 1,000 persons and which were

(a) listed on a national securities exchange,

(b) designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or

(c) listed on a regional securities exchange or traded in an interdealer quotation system or other trading system and had at least 250,000 outstanding shares, exclusive of shares held by officers, directors and affiliates, which have a market value of at least $5,000,000.

“Officer”, the chief executive officer, president, chief operating officer, chief financial officer, and any vice president in charge of a principal business unit or function of the issuer.

“Person”, any individual, corporation, partnership, unincorporated association or other entity.

“Record shareholder”, the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

“Shareholder”, the record shareholder or the beneficial shareholder.

Section 13.02. RIGHT TO APPRAISAL

(a) A shareholder is entitled to appraisal rights, and obtain payment of the fair value of his shares in the event of, any of the following corporate or other actions:

(1) consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by section 11.04 or the articles of organization or if the corporation is a subsidiary that is merged with its parent under section 11.05, unless, in either case, (A) all shareholders are to receive only cash for their shares in amounts equal to what they would receive upon a dissolution of the corporation or, in the case of shareholders already holding marketable securities in the merging corporation, only marketable securities of the surviving corporation and/or cash and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the merger other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the merging or the surviving corporation or of any affiliate of the surviving corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

(2) consummation of a plan of share exchange in which his shares are included unless: (A) both his existing shares and the shares, obligations or other securities to be acquired are marketable securities; and (B) no director, officer or controlling shareholder has a direct or indirect material financial interest in the share exchange other than in his capacity as (i) a shareholder of the corporation whose shares are to be exchanged, (ii) a director, officer, employee or consultant of either the corporation whose shares are to be exchanged or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation whose shares are to be exchanged in the aggregate;

(3) consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the sale or exchange is subject to section 12.02, or a sale or exchange of all, or substantially all, of the property of a corporation in dissolution, unless:

(i) his shares are then redeemable by the corporation at a price not greater than the cash to be received in exchange for his shares; or

(ii) the sale or exchange is pursuant to court order; or

(iii) in the case of a sale or exchange of all or substantially all the property of the corporation subject to section 12.02, approval of shareholders for the sale or exchange is conditioned upon the dissolution of the corporation and the distribution in cash or, if his shares are marketable securities, in marketable securities and/or cash, of substantially all of its net assets, in excess of a reasonable amount reserved to meet unknown claims under section 14.07, to the shareholders in accordance with their respective interests within one year after the sale or exchange and no director, officer or controlling shareholder has a direct or indirect material financial interest in the sale or exchange other than in his capacity as (i) a shareholder of the corporation, (ii) a director, officer, employee or consultant of either the corporation or the acquiring corporation or of any affiliate of the acquiring corporation if his financial interest is pursuant to bona fide arrangements with either corporation or any such affiliate, or (iii) in any other capacity so long as the shareholder owns not more than five percent of the voting shares of all classes and series of the corporation in the aggregate;

(4) an amendment of the articles of organization that materially and adversely affects rights in respect of a shareholder’s shares because it:

(i) creates, alters or abolishes the stated rights or preferences of the shares with respect to distributions or to dissolution, including making non-cumulative in whole or in part a dividend theretofore stated as cumulative;

(ii) creates, alters or abolishes a stated right in respect of conversion or redemption, including any provision relating to any sinking fund or purchase, of the shares;

(iii) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(iv) excludes or limits the right of the holder of the shares to vote on any matter, or to cumulate votes, except as such right may be limited by voting rights given to new shares then being authorized of an existing or new class; or

(v) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 6.04;

(5) an amendment of the articles of organization or of the bylaws or the entering into by the corporation of any agreement to which the shareholder is not a party that adds restrictions on the transfer or registration or any outstanding shares held by the shareholder or amends any pre-existing restrictions on the transfer or registration of his shares in a manner which is materially adverse to the ability of the shareholder to transfer his shares;

(6) any corporate action taken pursuant to a shareholder vote to the extent the articles of organization, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to appraisal;

(7) consummation of a conversion of the corporation to nonprofit status pursuant to subdivision B of PART 9; or

(8) consummation of a conversion of the corporation into a form of other entity pursuant to subdivision D of PART 9.

(b) Except as otherwise provided in subsection (a) of section 13.03, in the event of corporate action specified in clauses (1), (2), (3), (7) or (8) of subsection (a), a shareholder may assert appraisal rights only if he seeks them with respect to all of his shares of whatever class or series.

(c) Except as otherwise provided in subsection (a) of section 13.03, in the event of an amendment to the articles of organization specified in clause (4) of subsection (a) or in the event of an amendment of the articles of organization or the bylaws or an agreement to which the shareholder is not a party specified in clause (5) of subsection (a), a shareholder may assert appraisal rights with respect to those shares adversely affected by the amendment or agreement only if he seeks them as to all of such shares and, in the case of an amendment to the articles of organization or the bylaws, has not voted any of his shares of any class or series in favor of the proposed amendment.

(d) The shareholder’s right to obtain payment of the fair value of his shares shall terminate upon the occurrence of any of the following events:

(i) the proposed action is abandoned or rescinded; or

(ii) a court having jurisdiction permanently enjoins or sets aside the action; or

(iii) the shareholder’s demand for payment is withdrawn with the written consent of the corporation.

(e) A shareholder entitled to appraisal rights under this chapter may not challenge the action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Section 13.03. ASSERTION OF RIGHTS BY NOMINEES AND BENEFICIAL OWNERS

(a) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(b) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(1) submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in subclause (ii) of clause (2) of subsection (b) of section 13.22; and

(2) does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

Section 13.20. NOTICE OF APPRAISAL RIGHTS

(a) If proposed corporate action described in subsection (a) of section 13.02 is to be submitted to a vote at a shareholders’ meeting or through the solicitation of written consents, the meeting notice or solicitation of consents shall state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under this Part and refer to the necessity of the shareholder delivering, before the vote is taken, written notice of his intent to demand payment and to the requirement that he not vote his shares in favor of the proposed action. If the corporation concludes that appraisal rights are or may be available, a copy of this Part shall accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(b) In a merger pursuant to section 11.05, the parent corporation shall notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice shall be sent within 10 days after the corporate action became effective and include the materials described in section 13.22.

Section 13.21. NOTICE OF INTENT TO DEMAND PAYMENT

(a) If proposed corporate action requiring appraisal rights under section 13.02 is submitted to vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(1) shall deliver to the corporation before the vote is taken written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and

(2) shall not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment under this chapter.

Section 13.22. APPRAISAL NOTICE AND FORM

(a) If proposed corporate action requiring appraisal rights under subsection (a) of section 13.02 becomes effective, the corporation shall deliver a written appraisal notice and form required by clause (1) of subsection (b) to all shareholders who satisfied the requirements of section 13.21 or, if the action was taken by written consent, did not consent. In the case of a merger under section 11.05, the parent shall deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(b) The appraisal notice shall be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(1) supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify (A) whether or not beneficial ownership of those shares for which appraisal rights are asserted was acquired before that date and (B) that the shareholder did not vote for the transaction;

(2) state:

(i) where the form shall be sent and where certificates for certificated shares shall be deposited and the date by which those certificates shall be deposited, which date may not be earlier than the date for receiving the required form under subclause (ii);

(ii) a date by which the corporation shall receive the form which date may not be fewer than 40 nor more than 60 days after the date the subsection (a) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

(iii) the corporation’s estimate of the fair value of the shares;

(iv) that, if requested in writing, the corporation will provide, to the shareholder so requesting, within 10 days after the date specified in clause (ii) the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

(v) the date by which the notice to withdraw under section 13.23 shall be received, which date shall be within 20 days after the date specified in subclause (ii) of this subsection; and

(3) be accompanied by a copy of this chapter.

Section 13.23. PERFECTION OF RIGHTS; RIGHT TO WITHDRAW

(a) A shareholder who receives notice pursuant to section 13.22 and who wishes to exercise appraisal rights shall certify on the form sent by the corporation whether the beneficial owner of the shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to clause (1) of subsection (b) of section 13.22. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder’s shares as after-acquired shares under section 13.25. In addition, a shareholder who wishes to exercise appraisal rights shall execute and return the form and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subclause (ii) of clause (2) of subsection (b) of section 13.22. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to said subsection (b).

(b) A shareholder who has complied with subsection (a) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subclause (v) of clause (2) of subsection (b) of section 13.22. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(c) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates where required, each by the date set forth in the notice described in subsection (b) of section 13.22, shall not be entitled to payment under this chapter.

Section 13.24. PAYMENT

(a) Except as provided in section 13.25, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, the corporation shall pay in cash to those shareholders who complied with subsection (a) of section 13.23 the amount the corporation estimates to be the fair value of their shares, plus interest.

(b) The payment to each shareholder pursuant to subsection (a) shall be accompanied by:

(1) financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2) a statement of the corporation’s estimate of the fair value of the shares, which estimate shall equal or exceed the corporation’s estimate given pursuant to subclause (iii) of clause (2) of subsection (b) of section 13.22; and

(3) a statement that shareholders described in subsection (a) have the right to demand further payment under section 13.26 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted the payment in full satisfaction of the corporation’s obligations under this chapter.

Section 13.25. AFTER-ACQUIRED SHARES

(a) A corporation may elect to withhold payment required by section 13.24 from any shareholder who did not certify that beneficial ownership of all of the shareholder’s shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to clause (1) of subsection (b) of section 13.22.

(b) If the corporation elected to withhold payment under subsection (a), it must, within 30 days after the form required by subclause (ii) of clause (2) of subsection (b) of section 13.22 is due, notify all shareholders who are described in subsection (a):

(1) of the information required by clause (1) of subsection (b) of section 13.24;

(2) of the corporation’s estimate of fair value pursuant to clause (2) of subsection (b) of said section 13.24;

(3) that they may accept the corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under section 13.26;

(4) that those shareholders who wish to accept the offer shall so notify the corporation of their acceptance of the corporation’s offer within 30 days after receiving the offer; and

(5) that those shareholders who do not satisfy the requirements for demanding appraisal under section 13.26 shall be deemed to have accepted the corporation’s offer.

(c) Within 10 days after receiving the shareholder’s acceptance pursuant to subsection(b), the corporation shall pay in cash the amount it offered under clause (2) of subsection (b) to each shareholder who agreed to accept the corporation’s offer in full satisfaction of the shareholder’s demand.

(d) Within 40 days after sending the notice described in subsection (b), the corporation must pay in cash the amount if offered to pay under clause (2) of subsection (b) to each shareholder deserved in clause (5) of subsection (b).

Section 13.26. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

(a) A shareholder paid pursuant to section 13.24 who is dissatisfied with the amount of the payment shall notify the corporation in writing of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus interest, less any payment under section 13.24. A shareholder offered payment under section 13.25 who is dissatisfied with that offer shall reject the offer and demand payment of the shareholder’s stated estimate of the fair value of the shares plus interest.

(b) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus interest under subsection (a) within 30 days after receiving the corporation’s payment or offer of payment under section 13.24 or section 13.25, respectively, waives the right to demand payment under this section and shall be entitled only to the payment made or offered pursuant to those respective sections.

Section 13.30. COURT ACTION

(a) If a shareholder makes demand for payment under section 13.26 which remains unsettled, the corporation shall commence an equitable proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 13.26 plus interest.

(b) The corporation shall commence the proceeding in the appropriate court of the county where the corporation’s principal office, or, if none, its registered office, in the commonwealth is located. If the corporation is a foreign corporation without a registered office in the commonwealth, it shall commence the proceeding in the county in the commonwealth where the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(c) The corporation shall make all shareholders, whether or not residents of the commonwealth, whose demands remain unsettled parties to the proceeding as an action against their shares, and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law or otherwise as ordered by the court.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint 1 or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings.

(e) Each shareholder made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of the shareholder’ s shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares or (ii) for the fair value, plus interest, of the shareholder’s shares for which the corporation elected to withhold payment under section 13.25.

Section 13.31. COURT COSTS AND COUNSEL FEES

(a) The court in an appraisal proceeding commenced under section 13.30 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess cost against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(b) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1) against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of sections 13.20, 13.22, 13.24 or 13.25; or

(2) against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(d) To the extent the corporation fails to make a required payment pursuant to sections 13.24, 13.25, or 13.26, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Section 145 of the DGCL, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

R.R. Donnelley’s restated certificate of incorporation contains provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, the DGCL.

As permitted by Section 102(b)(7) of the DGCL, R.R. Donnelley’s restated certificate of incorporation contains a provision eliminating the personal liability of a director to R.R. Donnelley or its shareholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

R.R. Donnelley maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

R.R. Donnelley also entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with future directors. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that R.R. Donnelley will pay certain amounts incurred by its directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any reasonable expense, including attorney’s fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

Courier will, and if Courier is unable to, R.R. Donnelley will cause the surviving company or Merger LLC to, obtain “tail” insurance policies with a claims period of at least six years after the effective time of the merger, with respect to directors’ and officers’ liability insurance, provided that the terms with respect to coverage and amount are at least as favorable as Courier’s existing policies, subject to certain limitations. This obligation is subject to a cap of 300% of the annual premium amount that Courier currently pays for such insurance.

R.R. Donnelley has agreed that, from and after the effective time of the merger, it will, or will cause the surviving company in the mergers or Merger LLC to, indemnify, defend and hold harmless each present of former director or officer of Courier or any of its subsidiaries from and against any and all costs, expenses (including fees and expenses of legal counsel), judgments, fines, penalties or liabilities to the extent sought to be imposed upon or reasonably incurred by such person in connection with or arising out of any action, suit or other proceeding in which such person is involved or with which he or she is threatened by reason of such person having been such director or officer or an employee or agent of Courier or otherwise in connection with any action taken or not taken at the request of Courier or (B) arising out of such person’s service in connection with any other corporation or organization for which he or she has served as director or officer at the request of Courier or any of its subsidiaries, to the fullest extent permitted under applicable law. R.R. Donnelley has also agreed that, from and after the effective time of the merger, it will, or will cause the surviving company in the mergers or Merger LLC to fulfill and honor in all respects the obligations of Courier and its subsidiaries pursuant to each indemnification agreement in effect between the Courier or any of its subsidiaries and any director or officer as of the date of the merger agreement and any indemnification provision (including advancement of expenses) and any exculpation provision set forth in Courier’s organizational documents.

Item 21.	Exhibits and Financial Statement Schedules

Exhibit No.	Description

2.1†	Agreement and Plan of Merger by and among Courier Corporation, R.R. Donnelley & Sons Company, Raven Solutions, Inc. and Raven Ventures LLC, dated as of February 5, 2015 (attached as Annex A to the proxy statement/prospectus which forms part of this registration statement).

3.1	Restated Certificate of Incorporation of R.R. Donnelley & Sons Company (incorporated by reference to Exhibit A to the Company’s Current Report on Form 8-K dated September 26, 2014, filed on September 26, 2014).

3.2	By-Laws of R.R. Donnelley & Sons Company, as amended as of February 20, 2014 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on February 26, 2014).

5.1	Opinion of Sidley Austin LLP regarding validity of the securities being registered.*

8.1	Opinion of Sidley Austin LLP regarding certain tax matters.*

8.2	Opinion of Goodwin Procter LLP regarding certain tax matters.*

10.1	Form of Voting Agreement, dated as of February 5, 2015, by and between R.R. Donnelley and the directors and executive officers of Courier (attached as Annex B to the proxy statement/prospectus which forms part of this registration statement).

21.1	Subsidiaries of R.R. Donnelley & Sons Company (incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on February 25, 2015).

23.1	Consent of Sidley Austin LLP (included as part of its opinion filed as Exhibit 5.1).*

23.2	Consent of Sidley Austin LLP (included as part of its opinion filed as Exhibit 8.1).*

23.3	Consent of Goodwin Procter LLP (included as part of its opinion filed as Exhibit 8.2).*

23.4	Consent of Deloitte & Touche LLP relating to R.R. Donnelley’s financial statements.

23.5	Consent of Deloitte & Touche LLP relating to Courier’s financial statements.

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

99.1	Form of Courier Proxy Card.

99.2	Consent of Blackstone Advisory Partners L.P.

99.3	Election Form and Letter of Transmittal.*

*	To be filed by amendment.
†	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.

Item 22.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

•	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

•	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(d)	The registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on March 24, 2015.

Signature	Capacity

/s/ Thomas J. Quinlan, III Thomas J. Quinlan, III	President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ Daniel N. Leib Daniel N. Leib	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Andrew B. Coxhead Andrew B. Coxhead	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Susan M. Cameron	Director

* Richard L. Crandall	Director

* Susan M. Gianinno	Director

* Judith H. Hamilton	Director

* Jeffrey G. Katz	Director

* Richard K. Palmer	Director

* John C. Pope	Chairman of the Board, Director

* Michael T. Riordan	Director

* Oliver R. Sockwell	Director

/s/ Suzanne S. Bettman Suzanne S. Bettman As Attorney-in-Fact

*	By Suzanne S. Bettman as Attorney-in-Fact pursuant to Powers of Attorney executed by the directors listed above, which Powers of Attorney have been filed with the Securities and Exchange Commission

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS THAT each person whose signature appears below constitutes and appoints Suzanne S. Bettman and Daniel N. Leib, and each of them with full power to act without the other, his or her true and lawful attorney-in-fact, with power and authority, for purposes of executing, in the name and on behalf of the undersigned as a director of R.R. Donnelley & Sons Company, a Delaware corporation, a Registration Statement on Form S-4 to be filed in connection with the Agreement and Plan of Merger by and among Courier Corporation, R.R. Donnelley & Sons Company, Raven Solutions, Inc. and Raven Ventures LLC, dated as of February 5, 2015, for the registration under the Securities Act of 1933, as amended, of R.R. Donnelley & Sons Company’s common stock, par value $1.25 per share and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Dated: March 20, 2015

/s/ Susan M. Cameron	/s/ Richard K. Palmer

Susan M. Cameron	Richard K. Palmer

/s/ Richard L. Crandall	/s/ John C. Pope

Richard L. Crandall	John C. Pope

/s/ Susan M. Gianinno	/s/ Michael T. Riordan

Susan M. Gianinno	Michael T. Riordan

/s/ Judith H. Hamilton	/s/ Oliver R. Sockwell

Judith H. Hamilton	Oliver R. Sockwell

/s/ Jeffrey G. Katz

Jeffrey G. Katz

EXHIBIT INDEX

Exhibit No.	Description

2.1†	Agreement and Plan of Merger by and among Courier Corporation, R.R. Donnelley & Sons Company, Raven Solutions, Inc. and Raven Ventures LLC, dated as of February 5, 2015 (attached as Annex A to the proxy statement/prospectus which forms part of this registration statement).

3.1	Restated Certificate of Incorporation of R.R. Donnelley & Sons Company (incorporated by reference to Exhibit A to the Company’s Current Report on Form 8-K dated September 26, 2014, filed on September 26, 2014).

3.2	By-Laws of R.R. Donnelley & Sons Company, as amended as of February 20, 2014 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on February 26, 2014).

5.1	Opinion of Sidley Austin LLP regarding validity of the securities being registered.*

8.1	Opinion of Sidley Austin LLP regarding certain tax matters.*

8.2	Opinion of Goodwin Procter LLP regarding certain tax matters.*

10.1	Form of Voting Agreement, dated as of February 5, 2015, by and between R.R. Donnelley and the directors and executive officers of Courier (attached as Annex B to the proxy statement/prospectus which forms part of this registration statement).

21.1	Subsidiaries of R.R. Donnelley & Sons Company (incorporated by reference to Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on February 25, 2015).

23.1	Consent of Sidley Austin LLP (included as part of its opinion filed as Exhibit 5.1).*

23.2	Consent of Sidley Austin LLP (included as part of its opinion filed as Exhibit 8.1).*

23.3	Consent of Goodwin Procter LLP (included as part of its opinion filed as Exhibit 8.2).*

23.4	Consent of Deloitte & Touche LLP relating to R.R. Donnelley’s financial statements.

23.5	Consent of Deloitte & Touche LLP relating to Courier’s financial statements.

24.1	Powers of Attorney (included on the signature page of this Registration Statement).

99.1	Form of Courier Proxy Card.

99.2	Consent of Blackstone Advisory Partners L.P.

99.3	Election Form and Letter of Transmittal.*

*	To be filed by amendment.
†	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant agrees to furnish a supplemental copy of any omitted schedule to the Securities and Exchange Commission upon request.